UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO
SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FEDERAL SERVICES ACQUISITION CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
Capital stock of Advanced Technology Systems, Inc.
	(2)	Aggregate number of securities to which transaction applies:
All of the issued and outstanding shares of capital stock of Advanced Technology Systems, Inc.
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
Up to $124,000,000 will be paid for all of the issued and outstanding shares of capital stock of Advanced Technology Systems, Inc.
	(4)	Proposed maximum aggregate value of transaction:
$124,000,000
	(5)	Total fee paid:
$13,268
☒	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

FEDERAL SERVICES ACQUISITION CORPORATION

900 Third Avenue, 33rd Floor
New York, New York 10022-4775

Dear Stockholder:

You are cordially invited to attend a special meeting of the stockholders of Federal Services Acquisition Corporation, relating to the proposed acquisition of Advanced Technology Systems, Inc. and its subsidiaries, which will be held at 10:00 a.m., Eastern Time, on December __, 2006, at the corporate headquarters of Advanced Technology Systems, Inc., or ATS, located at 7915 Jones Branch Drive, McLean, Virginia 22102.

At this special meeting, you will be asked to consider and vote on the following proposals:

1.      To approve the acquisition of ATS and its subsidiaries (referred to as the “acquisition”) substantially on the terms set forth in the Stock Purchase Agreement dated April 19, 2006, as amended (referred to as the “stock purchase agreement”), by and among Federal Services Acquisition Corporation, Advanced Technology Systems, Inc., the shareholders of ATS and Claude Rumsey, as the shareholders’ representative;

2.      To amend and restate our Amended and Restated Certificate of Incorporation to change our name from “Federal Services Acquisition Corporation” to “ATS Corporation” and to remove certain provisions only applicable to us prior to our completion of a business combination (referred to as the “amendment”);

3.      To approve the 2006 Omnibus Incentive Compensation Plan (referred to as the “incentive compensation plan”);

4.      To elect one director for a three-year term expiring in 2009 (referred to as the “nomination”); and

5.      To approve any adjournments or postponements of the special meeting for the purpose of soliciting additional proxies.

As provided in our Amended and Restated Certificate of Incorporation, we will proceed with the acquisition only if (i) a majority of the votes cast, in person or by proxy, in respect of shares of common stock owned by our public stockholders (those stockholders who purchased their shares as part of our initial public offering or in the aftermarket) are voted in favor of the acquisition and (ii) public stockholders owning 20% or more of the shares sold in our initial public offering (4,200,000 or more of such shares) do not exercise their conversion rights (as discussed in the following paragraph). The incentive compensation plan and the adjournment must be approved by the affirmative vote of the majority of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on such matters. The amendment must be approved by the affirmative vote of the majority of the shares of our common stock outstanding on the record date. To be elected as a director, a nominee must receive the affirmative vote of a plurality of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the election of directors.

As provided in our Amended and Restated Certificate of Incorporation, public stockholders voting against the acquisition are entitled to demand that their shares of common stock be converted into cash. If the acquisition is consummated, a demanding public stockholder that voted against the acquisition will receive cash equal to such pubic stockholder’s pro rata portion of the proceeds of our initial public offering that were placed into our trust account, including a pro rata portion of any interest earned on such funds through the date that is two business days prior to the closing of the acquisition (net of taxes payable). Based on the amount of cash held in the trust account at October 31, 2006, we estimate that you will be entitled to convert each share that you hold into approximately $5.72.

In connection with the vote required to approve the acquisition, our directors, officers and those stockholders who owned shares of our common stock prior to our initial public offering have agreed to vote all of their shares, including shares that were acquired by them in our public offering or in the aftermarket (as of October 31, 2006 our current directors and officers and their affiliates and associates collectively owned 5,281,000 shares of common stock, or 20.1% of our outstanding shares of common stock), in accordance with the vote of the majority of the shares of common stock voted by the public stockholders.

After careful consideration, our board of directors unanimously approved the acquisition, the stock purchase agreement and the other transactions contemplated by the stock purchase agreement, and determined that the acquisition is in our best interest and in the best interest of our stockholders. Our board of directors has also determined that the fair market value (as defined in our Amended and Restated Certificate of Incorporation) of ATS and its subsidiaries will exceed 80% of our net assets at the time of the acquisition. After approving the transaction, the board of directors received a written opinion that, as of the date therein, and based upon and subject to the assumptions, factors, qualifications and limitations set forth therein, the consideration to be paid by us in the proposed acquisition is fair to us from a financial point of view. Our board of directors also unanimously approved the amendment and the incentive compensation plan, subject to stockholder approval of the acquisition. Finally, our board of directors has approved the nomination of Dr. Edward H. Bersoff as a member of the board of directors. If the acquisition is not approved, the amendment and the incentive compensation plan will not be presented for approval at the special meeting.

Our board of directors unanimously recommends that holders of our common stock vote “FOR” the approval of the acquisition, the stock purchase agreement and the other transactions contemplated by the stock purchase agreement, “FOR” the amendment, “FOR” the incentive compensation plan, “FOR” the nomination and “FOR” any adjournments or postponements of the special meeting for the purpose of soliciting additional proxies.

Enclosed is a notice of special meeting and proxy statement containing detailed information concerning the acquisition, the stock purchase agreement and the transactions contemplated by the stock purchase agreement, the amendment, the incentive compensation plan and the nomination.

Your vote is important. Whether or not you plan to attend the special meeting, we urge you to read this material carefully, complete the enclosed proxy card and return it as promptly as possible.

Under our Amended and Restated Certificate of Incorporation, the acquisition must be approved by a majority of the votes cast at the special meeting, in person or by proxy, in respect of shares of our common stock issued in our initial public offering. If you do not appear at the special meeting in person or by proxy, or if you abstain by appearing in person and not voting or by returning a proxy and not instructing how your shares should be voted by proxy on the acquisition, or if your shares are held in street name and you do not instruct your broker or bank how to vote, your shares will not be counted as being voted either “for” or “against” approval of the acquisition, and you will not have the right to convert your shares into a pro rata portion of the trust account (net of taxes payable). Further, such a failure to vote or to instruct your broker or bank how to vote your shares will have the same effect as voting against the amendment.

See the section titled “Risk Factors” beginning on page 25 of this proxy statement for a discussion of various factors that you should consider in connection with the acquisition since, upon completion of the acquisition, the operations and assets of FSAC will largely be those of ATS.

This proxy statement is dated November __, 2006, and is first being mailed, along with the attached proxy card, to stockholders on or about November __, 2006.

Sincerely,
Joel R. Jacks
Chairman and Chief Executive Officer

FEDERAL SERVICES ACQUISITION CORPORATION

900 Third Avenue, 33rd Floor
New York, New York 10022-4775

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER __, 2006

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Federal Services Acquisition Corporation, or FSAC, a Delaware corporation, will be held at 10:00 a.m., Eastern Time, on                     , 2006, at the corporate headquarters of Advanced Technology Systems, Inc. located at 7915 Jones Branch Drive, McLean, Virginia 22102 for the purposes of considering and voting upon the following proposals:

1.      To approve the acquisition (referred to as the “acquisition”) of Advanced Technology Systems, Inc., or ATS, and its subsidiaries substantially on the terms set forth in the Stock Purchase Agreement dated April 19, 2006, as amended, by and among FSAC, ATS, the shareholders of ATS, and Claude Rumsey, as the shareholders’ representative (referred to as the “stock purchase agreement”), and the other transactions contemplated by the stock purchase agreement, as more fully described in the enclosed proxy statement;

2.      To amend and restate our Amended and Restated Certificate of Incorporation to change our name from “Federal Services Acquisition Corporation” to “ATS Corporation” and to remove certain provisions only applicable to us prior to our completion of a business combination (referred to as the “amendment”);

3.      To approve the 2006 Omnibus Incentive Compensation Plan (referred to as the “incentive compensation plan”);

4.      To elect one director for a three-year term expiring in 2009 (referred to as the “nomination”); and

5.      To approve any adjournments or postponements of the special meeting for the purpose of soliciting additional proxies.

The record date for determining stockholders entitled to notice of, and to vote at, the special meeting or any postponements or adjournments of the special meeting is the close of business on November __, 2006. Only holders of record of shares of our common stock on the record date are entitled to vote at the special meeting or any postponements or adjournments of the special meeting. If we have not received sufficient proxies to constitute a quorum or sufficient votes for approval of the acquisition, the stock purchase agreement and the other transactions contemplated by the stock purchase agreement, the amendment, the incentive compensation plan and/or the nomination at the special meeting, the special meeting may be adjourned for the purpose of soliciting additional proxies.

A complete list of our stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at FSAC’s principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the special meeting.

All FSAC stockholders are cordially invited to attend the special meeting and cast their vote in person. However, to ensure your representation at the special meeting, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. Regardless of the number of shares you own, your vote is important.

If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares.

If you do not appear at the special meeting in person or by proxy, or if you abstain by appearing in person and not voting or by returning a proxy and not instructing how your shares should be voted by proxy on the acquisition, or if your shares are held in street name and you do not instruct your broker or bank how to vote, your shares will not be counted as being voted either “for” or “against” approval of the acquisition, and you will not have the right to convert your shares into a pro rata portion of the trust account (net of taxes payable). Further, such a failure to vote or to instruct your broker or bank how to vote your shares will have the same effect as voting against the amendment.

After careful consideration, our board of directors unanimously approved the acquisition, the stock purchase agreement and the other transactions contemplated by the stock purchase agreement, and determined that the acquisition is in our best interest and in the best interest of our stockholders. After approving the transaction, the board of directors received a written opinion that, as of the date therein, and based upon and subject to the assumptions, factors, qualifications and limitations set forth therein, the consideration to be paid by FSAC in the proposed acquisition is fair to FSAC from a financial point of view. Our board of directors also unanimously approved the amendment and the incentive compensation plan, subject to stockholder approval. Our board of directors has approved the nomination of Dr. Edward H. Bersoff as a member of our board of directors. Our board of directors unanimously recommends that holders of our common stock vote “FOR” the approval of the acquisition, the stock purchase agreement and the other transactions contemplated by the stock purchase agreement, “FOR” the amendment, “FOR” the incentive compensation plan, “FOR” the nomination and “FOR” any adjournments or postponements of the special meeting for the purpose of soliciting additional proxies.

We encourage your to read this entire proxy statement carefully as well as the additional documents to which it refers.

By Order of the Board of Directors,
Joel R. Jacks
Chairman and Chief Executive Officer
November , 2006

TABLES OF CONTENTS

i

ANNEXES

A                 Stock Purchase Agreement

A-1  First Amendment to Stock Purchase Agreement

A-2  Second Amendment to Stock Purchase Agreement

B                  Escrow Agreements

C                  Registration Rights Agreement

D                 Second Amended and Restated Certificate of Incorporation

E                  2006 Omnibus Incentive Compensation Plan

F                   Fairness Opinion

G                Audit Committee Charter

SUMMARY OF MATTERS TO BE VOTED UPON

This summary briefly outlines the matters to be voted upon at the special meeting, including principally approval of our acquisition of Advanced Technology Systems, Inc. and its subsidiaries.

Summary of Material Terms of the Acquisition

This summary presents material information relating to our acquisition (referred to in this proxy statement as the “acquisition”) of Advanced Technology Systems, Inc. and its subsidiaries (referred to in this proxy statement as “ATS”) pursuant to the Stock Purchase Agreement dated as of April 19, 2006, as amended (referred to in this proxy statement as the “stock purchase agreement”), by and among Federal Services Acquisition Corporation (referred to in this proxy as “FSAC”, we, us and our, unless the context requires otherwise), ATS, the shareholders of ATS and Claude Rumsey, as the shareholders’ representative. This summary may not contain all of the information that is important to you. Please carefully read this entire proxy statement as well as the additional documents to which it refers.

Business of ATS:   ATS provides systems integration and application development, information technology infrastructure management, and strategic information technology consulting services primarily to U.S. federal government agencies. As part of its complete life-cycle approach, ATS offers clients integrated full-service information technology infrastructure outsourcing solutions that allow its customers to focus on their core mission, while reducing costs and maintaining system uptime.

General description of the acquisition:   The stock purchase agreement provides for our acquisition of all of the issued and outstanding shares of common stock of ATS from its shareholders, and the termination of all options to purchase shares of ATS capital stock, for $84.0 million in cash and 173,913 shares of our common stock at closing. Additional amounts will be payable in the event certain earn out thresholds and other conditions are satisfied. These earn out opportunities have two components that are each dependent on ATS achieving certain levels of trailing 12 month adjusted EBITDA (as defined in the stock purchase agreement). One component of the earn out, up to an aggregate of $15.0 million, is dependent on ATS achieving certain levels of adjusted EBITDA during the trailing 12 month periods ending October 31, 2006 and April 30, 2007. The second component of the earn out, up to an aggregate of $24.0 million, is dependent first on the award of a large U.S. Air Force contract currently under bid by ATS and, if that contract is awarded, ATS achieving targeted adjusted EBITDA levels during the trailing 12 month periods ending April 30, 2007 and 2008. FSAC may elect to pay up to 25% of the second component of the earn out in the form of a two-year interest-bearing promissory note.

The cash portion of the purchase price payable at closing is subject to a post-closing adjustment based on ATS’ net working capital as of the closing of the acquisition. Additionally, at closing we will repay out of the cash portion of the purchase price any outstanding indebtedness of ATS and its subsidiaries. For a more detailed discussion of the structure of the acquisition, please see “The Stock Purchase Agreement” on page 67.

Escrow of a portion of the purchase price:   Portions of the cash otherwise payable at closing are being deposited into escrow accounts with an escrow agent as follows:

•       $5.0 million to secure ATS shareholder indemnification obligations;

•       $500,000 to secure post-closing adjustments to the purchase price in our favor;

•       $3.3 million to fund the payment of certain taxes in respect of periods prior to the closing date that are payable after the closing date; and

•       $150,000 to fund expenses incurred by the ATS shareholders’ representative.

Please see “Escrow Agreements” on page 77.

Directors and Executive Officers Following the Acquisition:   At the effective time of the acquisition, Joel R. Jacks, who has served as our Chairman and Chief Executive Officer, and Peter M. Schulte, who has served as our President and Secretary, in each case since inception, will resign from those offices but remain as members of the board of directors. At that time, Dr. Edward H. Bersoff will become our Chairman, President and Chief Executive Officer and will hold similar positions with ATS. Stuart R. Lloyd will become our Executive Vice President and Chief Financial Officer. Leon C. Perry, who serves as Senior Vice President and Chief Operating Officer of ATS, will remain in that position.

Additional Proposals to be Voted Upon

In addition to voting on the acquisition, our stockholders will vote on proposals to amend and restate our Amended and Restated Certificate of Incorporation, to approve an incentive compensation plan, to elect one (1) director to our board of directors and to approve any adjournments or postponements of the special meeting for the purpose of soliciting additional proxies. Please see “Approval of the Proposal to Amend and Restate Our Amended and Restated Certificate of Incorporation” on page 87, “Approval of the 2006 Omnibus Incentive Compensation Plan” on page 88, “Approval of the Election of a Nominee to Our Board of Directors” on page 92 and “Approval of Proposal to Adjourn the Special Meeting” on page 93.

QUESTIONS AND ANSWERS ABOUT THE ACQUISITION

Q.              What is being voted on?

A.              There are five proposals that you are asked to vote on:

•       The first proposal is to approve the acquisition of ATS and the other transactions contemplated in the stock purchase agreement.

•       The second proposal is to approve the amendment and restatement of our Amended and Restated Certificate of Incorporation to effect the name change of FSAC to ATS Corporation and eliminate certain provisions that are applicable to us only prior to our completion of a business combination.

•       The third proposal is to approve our 2006 Omnibus Incentive Compensation Plan.

•       The fourth proposal is to elect Dr. Edward H. Bersoff to our board of directors.

•       The fifth proposal allows the adjournment or postponement of the special meeting to a later date if necessary to permit further solicitation of proxies.

Q.              Why is FSAC proposing the acquisition of ATS?

A.              We were organized to effect a business combination with an operating business in the federal services and defense industries. Under the terms of our Amended and Restated Certificate of Incorporation, prior to completing a business combination, we must submit the transaction to our stockholders for approval. Having negotiated the terms of a business combination with ATS, we are now submitting the transaction to stockholders for their approval.

ATS is active primarily in the growing U.S. government information technology services market. ATS designs, develops and integrates enterprise-wide information technology solutions, including custom software applications that address the U.S. government’s need to improve system efficiency, track human and financial capital, and reduce system downtime. Our board of directors believes that:

•       ATS provides a strong federal services platform from which we can grow;

•       ATS has strong core competencies that we can build upon;

•       ATS should provide opportunities to create additional stockholder value;

•       ATS’ management has substantial experience; and

•       The purchase price for ATS is reasonable.

Q.              What will be FSAC’s strategy after the acquisition is completed?

A.              We plan to pursue a balanced but aggressive strategy of organic growth and complementary acquisitions. We believe ATS’ current client base has enjoyed excellent service from ATS, and that ATS is well positioned to continue to expand its current contractual assignments. We plan for ATS to embark on a program of “edging out,” whereby it will endeavor to expand the scope of its relationships with existing customers and develop new customer relationships in areas where ATS technology can easily be applied. Over the past several years, ATS has demonstrated the ability to effectively engage in this edging out strategy. At the same time, we intend to accelerate this growth plan by finding and acquiring businesses with complementary skills and customer relationships. In this way, we believe we will be able to improve our revenue growth and achieve economies of scale that will further enhance our profitability.

Q.              Who will manage the acquired company?

A.              Following the acquisition, ATS will be managed by Dr. Edward Bersoff, who will become our Chairman, President and Chief Executive Officer, and Stuart R. Lloyd, who will become our Executive Vice President and Chief Financial Officer. Several members of the existing management of ATS, including Leon C. Perry, who will continue as the Senior Vice President and Chief Operating Officer of ATS, will remain with ATS. Dr. Bersoff, who has served as a member of our board of directors since formation but has not been an officer or employee, has experience with companies in the federal services industry, including serving as the chairman, president and chief executive officer of BTG, Inc., an information technology firm he founded in 1982. Under Dr. Bersoff’s leadership, BTG, Inc. completed six acquisitions in the federal services industry. In November 2001 BTG, Inc. was acquired by The Titan Corporation, a NYSE listed company. Dr. Bersoff served on the board of Titan until it was sold to L-3 Corporation. Mr. Lloyd served as Senior Vice President and Chief Financial Officer, and a member of the board, of PEC Solutions, Inc., a professional services firm providing secure, interoperable technology solutions for clients in homeland security, law enforcement, intelligence, defense and civilian agencies within the federal, state and local government, through its acquisition by Nortel Networks, Inc. Discussions between Mr. Lloyd and FSAC began in March 2006, and in May 2006 he agreed to become our Executive Vice President and Chief Financial Officer upon the closing of the acquisition. Mr. Lloyd is not currently an employee of FSAC. However, an entity owned and controlled by Mr. Lloyd is consulting with us on financial and accounting matters, including evaluation of ATS’ operations, reviewing monthly financial information, commenting on filings to be made with the Securities and Exchange Commission, and assisting in the preparation for, and participation in, investor presentations and similar activities, and will receive a payment of $100,000 plus $5,000 per week from October 1, 2006 through the closing date if the acquisition closes. This entity is also being reimbursed for out-of-pocket costs. Mr. Perry joined ATS in 1986, and has served in several positions since then, including as a Senior Vice President and Chief Operating Officer since 2004. See “Directors and Executive Officers of Federal Services Acquisition Corporation Following the Acquisition—Anticipated Employment Arrangements for Certain Executive Officers.”

Q.              What is FSAC paying for ATS?

A.              We have agreed to purchase all of the issued and outstanding capital stock of ATS, and the termination of all options to purchase shares of ATS capital stock, for:

•       $84.0 million in cash, which will be paid to ATS’ shareholders at closing, subject to escrowed holdbacks described below; and

•       173,913 shares of our common stock to be issued to ATS’ shareholders Delmar Lewis and Claude Rumsey (Messrs. Lewis and Rumsey are sometimes referred to in this proxy statement as “ATS’ founders”).

The cash consideration payable at closing is subject to a working capital purchase price adjustment. Moreover, portions of the cash otherwise payable at closing will be used to repay any outstanding indebtedness of ATS and its subsidiaries and will be deposited into escrow accounts with an escrow agent as follows:

•       $5.0 million to secure ATS shareholder indemnification obligations;

•       $500,000 to secure post-closing adjustments to the purchase price in our favor based upon ATS’ net working capital as of the date of closing;

•       $3.3 million to fund the payment of certain taxes in respect of periods prior to the closing date that are payable after the closing date; and

•       $150,000 to fund expenses incurred by the ATS shareholders’ representative.

Additional amounts will be payable in the event certain earn out thresholds and other conditions are satisfied. These earn out opportunities have two components that are each dependent on ATS achieving certain levels of trailing 12 month adjusted EBITDA (as defined in the stock purchase agreement). The “Base Earn Out” referred to below is dependent on ATS achieving certain levels of adjusted EBITDA during the trailing 12 month periods ending October 31, 2006 and April 30, 2007. The “Conditional Earn Out” referred to below is dependent first on the award of a large contract currently under bid by ATS (see notes (b) and (c), below) and, if that contract is awarded, achieving the adjusted EBITDA levels referred to below during the trailing 12 month periods ending April 30, 2007 and 2008:

	For the 12 Month Period Ending	Adjusted Latest 12 Month EBITDA Required	Maximum Earn Out Payment(a)		Cumulative Earn Out Payments		Total Purchase Price(d)
	(in thousands)
At Closing	—	—	—		—		$85,000
Base Earn Out	October 31, 2006	$10,500	$5,000		$5,000		$90,000
	April 30, 2007	$13,700	$10,000		$15,000		$100,000
Conditional Earn Out(b)	April 30, 2007	$15,700	$12,000	(c)	$27,000	(c)	$112,000	(c)
	April 30, 2008	$18,000	$12,000	(c)	$39,000	(c)	$124,000	(c)

(a)           Represents the maximum earn out payable in any given period, subject to the rollover of the 2007 Conditional Earn Out (see notes (b) and (c) below). The actual earn out payment is dependent on ATS achieving certain trailing 12 month EBITDA targets, and, in the case of the Conditional Earn Out, the award of a large contract currently under bid by ATS (see notes (b) and (c) below). The Base Earn Out (i) for the period ending October 31, 2006 is payable at the rate of $3.3333 for each dollar by which adjusted EBITDA for the period exceeds $9.0 million, up to a maximum of $5.0 million of earn out payments, and (ii) for the period ending April 30, 2007 is payable at the rate of $4.00 for each dollar by which adjusted EBITDA for the period exceeds $9.0 million up to $10.5 million, and equals $6.0 million plus $1.25 for each dollar by which adjusted EBITDA for the period exceeds $10.5 million, up to a maximum of $10.0 million of earn out payments.

(b)          The Conditional Earn Out is payable only if ATS is awarded a large contract currently under bid (the “USAF ETS Contract”) with the U.S. Air Force prior to April 30, 2008. See “The Stock Purchase Agreement—Purchase Price—Payment.” The Conditional Earn Out is incremental to the Base Earn Out. FSAC may elect to pay up to 25% of the Conditional Earn Outs in the form of two-year interest-bearing promissory notes. The Conditional Earn Out (i) for the period ending April 30, 2007 is payable at the rate of $6.00 for each dollar by which adjusted EBITDA for the period exceeds $13.7 million, up to a maximum of $12.0 million of earn out payments, and (ii) for the period ending April 30, 2008 is payable at the rate of $3.00 for each dollar by which adjusted EBITDA for the period exceeds $14.0 million, up to a maximum of $24.0 million of earn out payments. None of the ATS shareholders has any continuing job responsibilities with regard to obtaining or maintaining the USAF ETS Contract, and we do not anticipate waiving any of the conditions associated with the earn-out applicable in the event that the USAF ETS Contract is awarded to ATS. Also see note (c) below.

(c)           If the USAF ETS Contract is awarded after October 31, 2006, but prior to April 30, 2008, then the $12.0 million earn out potential that would have been payable in April 2007 is, in effect, rolled over into and payable as part of the April 2008 earn out target, based on the latest 12 month performance as of April 2008, for a total potential earn out payment at April 2008 of up to, but not to exceed, $24.0 million.

(d)          ATS’ founders elected to receive $1.0 million of the purchase price in shares of our common stock. Pursuant to the stock purchase agreement, at closing ATS’ founders will receive an aggregate of

173,913 shares of our common stock. The number of shares of our common stock ATS’ founders will receive was determined by dividing $1.0 million by the average closing price of our common stock in the ten consecutive day period ending on and including the day that was three trading days prior to the public announcement of the acquisition. These shares are not registered, but will be the subject of a registration rights agreement entered into at the closing of the acquisition. See “Registration Rights Agreement.” The purchase price is subject to a working capital purchase price adjustment. See “The Stock Purchase Agreement—Working Capital-Purchase Price Adjustment”.

Q.              Why does the board of directors believe the purchase price is reasonable?

A.        In deciding to proceed with the acquisition, our board of directors, at that time comprised of Dr. Bersoff, Arthur L. Money, and Messrs. Jacks and Schulte, determined that the purchase price, including the contingent earn out payments, is reasonable. In general terms, this determination was based upon the board members’ views of standards generally accepted by the financial community, such as actual and potential sales, earnings, and cash flow and book value, as reflected in our due diligence investigation of ATS. Members of our board of directors have substantial experience in operating, acquiring and selling federal information technology services and similar businesses. In making its determination, the board of directors considered the factors described in this proxy statement that make ATS an attractive acquisition candidate. See the discussion below under “Approval of the Acquisition and other Transactions Contemplated by the Stock Purchase Agreement—Factors Considered by our Board of Directors in Approving the Acquisition.” The purchase price for ATS is reasonable.

At the time our board of directors initially concluded that the purchase price is reasonable we did not have a fairness or valuation opinion from a third party. However, for the reasons described under the heading “Approval of the Acquisition and the Other Transactions Contemplated by the Stock Purchase Agreement—Satisfaction of Fair Market Value Requirement,” the board of directors’ subsequently obtained a written opinion delivered by Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“HLHZ”) on May 18, 2006, that as of that date, and based upon and subject to the assumptions, factors, qualifications and limitations set forth therein, the consideration to be paid by FSAC in the proposed acquisition is fair to FSAC from a financial point of view. See “Approval of the Acquisition and the Other Transactions Contemplated by the Stock Purchase Agreement—Fairness Opinion.”

Q.              What vote is required in order to approve the acquisition?

A.              The acquisition does not require stockholder approval under Delaware law. As to transactions (such as mergers and sales of all or substantially all of a company’s assets) that do require stockholder approval under Delaware law, absent different requirements under the company’s certificate of incorporation, Delaware law requires that the transaction be approved by the holders of a majority of the outstanding stock entitled to vote on the transaction. However, under our Amended and Restated Certificate of Incorporation, instead of requiring the approval of a majority of the outstanding stock entitled to vote on the transaction, the acquisition must be approved by a majority of the votes actually cast at the special meeting, in person or by proxy, in respect of shares of our common stock issued in our initial public offering or purchased in the aftermarket. Thus, votes in respect of shares issued other than in the public offering are not counted for the purpose of determining if the acquisition has been approved in accordance with our Amended and Restated Certificate of Incorporation. The holders of our stock issued prior to the public offering, including our officers and directors, have agreed to vote all of their shares, whenever acquired and including shares purchased in the public offering or in the aftermarket, in accordance with the majority of the votes cast by other holders of shares issued in the public offering. As of October 31, 2006 our current directors and officers and their affiliates and associates collectively owned 5,281,000 shares of common stock, or 20.1% of our outstanding shares of common stock.

Q.              What will happen if I fail to vote or abstain from voting?

A.              Approval of the acquisition requires a majority of the votes actually cast by the holders of shares of our common stock issued in our initial public offering or purchased in the aftermarket (referred to in this proxy statement as “public stockholders”). Therefore, if you do not appear at the special meeting in person or by proxy, or if you abstain by appearing in person and not voting or by returning a proxy and not instructing how your shares should be voted by proxy on the acquisition, or if your shares are held in street name and you do not instruct your broker or bank how to vote, your shares will not be counted as being voted either “for” or “against” approval of the acquisition, and you will not have the right to convert your shares into a pro rata portion of the trust account (net of taxes payable). To exercise your conversion rights, you must have voted against the acquisition and affirmatively elect to convert your shares by checking the appropriate box, or directing your broker to check the appropriate box, on the proxy card and ensure that the proxy card is delivered prior to our special meeting. Additionally, you can convert your shares by voting against the acquisition at the special meeting and demanding that we convert your shares to cash.

Q.              Do I have the right to convert my shares into cash?

A.              If you hold shares of common stock issued in our initial public offering (including such shares purchased in the aftermarket), then you have the right to vote against the acquisition proposal and demand that we convert your shares of common stock into cash (conversion rights). If the acquisition is consummated, a demanding public stockholder that voted against the acquisition will receive cash equal to such pubic stockholder’s pro rata portion of the proceeds of our initial public offering that were placed into our trust account, including a pro rata portion of any interest earned on such funds through the date that is two business days prior to the closing of the acquisition (net of taxes payable). However, we will not proceed with the acquisition if public stockholders owning 20% or more of the shares sold in our initial public offering (4,200,000 or more of such shares) exercise such conversion rights.

Q.              If I have conversion rights, how do I exercise them?

A.              If you wish to exercise your conversion rights, you must vote against the acquisition and at the same time demand that we convert your shares into cash. If, notwithstanding your vote, the acquisition is consummated, then you will be entitled to receive your pro rata portion of the proceeds of our initial public offering that were placed into our trust account, including a pro rata portion of any interest earned on such funds through the date that is two business days prior to the closing of the acquisition (net of taxes payable). Based on the amount of cash held in the trust account at October 31, 2006, we estimate that you will be entitled to convert each share that you hold into approximately $5.72. If you exercise your conversion rights, then you will be exchanging your shares for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you continue to hold these shares through the closing date of the acquisition and then tender your stock certificate to us. If the acquisition is not completed, then your shares will not be converted to cash at this time.

Prior to exercising conversion rights, public stockholders should verify the market price of our common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights. Our shares of common stock are listed on the Over the Counter Bulletin Board, or OTCBB, under the symbol FDSA.

Q.              What will I receive in the acquisition?

A.              If the acquisition is completed and you vote your shares for the acquisition, you will continue to hold the FSAC securities you currently own. If the acquisition is completed but you have voted your shares against the acquisition and have elected to exercise your conversion rights, your FSAC shares will be cancelled and you will be entitled to receive your pro rata portion of the proceeds of our initial public offering that were placed into our trust account, including a pro rata portion of any interest earned on such funds through the date that is two business days prior to the closing of the acquisition (net of taxes payable).

Q.              What happens to the funds deposited in the trust account after consummation of the acquisition?

A.              Upon consummation of the acquisition, any funds remaining in the trust account after payment of amounts, if any, to public stockholders exercising their conversion rights, will no longer be subject to the trust account and will be used to fund the acquisition, provide working capital, and fund future acquisitions, if any.

Q.              What will the structure of the company be after the acquisition?

A.              We will own all of the issued and outstanding capital stock of ATS after closing of the acquisition. ATS, as our wholly owned subsidiary, will continue to own all of the issued and outstanding shares of capital stock and ownership interests of its wholly owned subsidiaries.

Q.              What happens if the acquisition is not consummated?

A.              If the acquisition is not consummated, we will continue to search for an operating company to acquire. However, our trust account in which a substantial portion of the net proceeds of our initial public offering are held will be liquidated if we do not consummate a business combination by April 25, 2007, or by October 25, 2007 if a letter of intent, agreement in principle or definitive agreement is executed but not consummated by April 25, 2007. In any liquidation, the net proceeds of our initial public offering held in the trust account, plus any interest earned thereon, will be distributed pro rata to our public stockholders.

Q.              When do you expect the acquisition to be completed?

A.              It is currently anticipated that the acquisition will be completed, or closed, promptly following our special meeting on December __, 2006.

Q.              Why is FSAC proposing to amend and restate its Amended and Restated Certificate of Incorporation?

A.              Article Fifth of our Amended and Restated Certificate of Incorporation is only applicable to us prior to our completion of a business combination. In the event that the acquisition is approved at the special meeting, Article Fifth will no longer be applicable to us. Therefore, we are proposing to eliminate Article Fifth and make certain other corrections and minor revisions to our Amended and Restated Certificate of Incorporation. In addition, we are changing our name to ATS Corporation.

Q.              What vote is required to adopt the amendment?

A.              The amendment must be approved by the affirmative vote of a majority of the shares of our common stock outstanding on the record date. The officers and directors of FSAC intend to vote all of their shares of common stock in favor of this proposal. If the acquisition is not approved, then the amendment will not be presented for approval.

Q.              Why is FSAC proposing to adopt the 2006 Omnibus Incentive Compensation Plan?

A.              We are proposing the incentive compensation plan to:

•       create incentives designed to motivate our employees and employees of our subsidiaries to significantly contribute toward our growth and profitability;

•       provide our executives, directors and other employees and persons who, by their position, ability and diligence are able to make important contributions to our growth and profitability, with an incentive to assist us in achieving our long-term corporate objectives; and

•       attract and retain qualified executives and other employees, and to provide such persons with an opportunity to acquire an equity interest in us.

Q:             Why is FSAC proposing the adjournment proposal?

A.              If, prior to the special meeting, we do not receive sufficient votes to approve the acquisition, the amendment, the incentive compensation plan and/or the nomination, approval of the adjournment proposed will permit to adjourn the special meeting to solicit additional proxies.

Q:             What vote is required to adopt the incentive compensation plan proposal and the adjournment proposal?

A.              The incentive compensation plan proposal and the adjournment proposal must be approved by the affirmative vote of the majority of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on such matters. The officers and directors of FSAC intend to vote all their shares of common stock in favor of these proposals. If the acquisition is not approved, then the incentive compensation plan proposal will not be presented for approval.

Q.              What vote is required to elect Dr. Bersoff to the board of directors?

A.              To be elected, a nominee must receive the affirmative vote of a plurality of the shares of our common stock present or represented by proxy at the special meeting and entitled to vote on the election of directors. The officers and directors of FSAC intend to vote all of their shares of common stock in favor of Dr. Bersoff’s election to FSAC’s board of directors.

Q.              If I am not going to attend the special meeting in person, should I return my proxy card instead?

A.              Yes. After carefully reading and considering the information contained in this document, please fill out and sign your proxy card. Then return the enclosed proxy card in the return envelope as soon as possible, so that your shares may be represented at the special meeting.

Q.              What do I do if I want to change my vote?

A.              Send a later-dated, signed proxy card to our Secretary prior to the date of the special meeting or attend the special meeting in person, revoke your proxy and vote.

Q.              If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A.              No. Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares, following the directions provided by your broker. To exercise your conversion rights, you must affirmatively elect to convert your shares by directing your broker to vote against the acquisition and check the appropriate box on the proxy card with respect to conversion and ensure that the proxy card is delivered prior to our special meeting.

Q.              What are the federal income tax consequences to the acquisition?

A.              Our common stockholders who do not exercise their conversion rights will continue to hold their common stock and as a result will not recognize any gain or loss from the acquisition. Common stockholders who exercise their conversion rights will recognize gain or loss to the extent that the amount received by such common stockholders upon conversion is greater than or less than, respectively, such stockholder’s tax basis in their shares. A stockholder’s tax basis in the shares generally will equal the cost of the shares. A stockholder that purchased our units will have to allocate the cost between the shares and the warrants of the units based on their relative fair market values at the time of the purchase. Assuming the shares are held as a capital asset, the gain or loss will be capital gain or loss and will be long-term capital gain or capital loss if such stockholder’s holding period in the shares is longer than one year.

Q.              Will FSAC securities still be traded on the OTCBB after the acquisition is completed?

A.              Yes. We intend to apply to have our common stock approved for listing on Nasdaq under the symbol “ATSC” as soon as practicable after completion of the acquisition.

Q.              Who will pay for this proxy solicitation?

A.              We have retained Morrow & Co., Inc. to aid in the solicitation of proxies. Morrow will receive a fee of approximately $5,500, as well as reimbursement for certain costs and out-of-pocket expenses incurred by them in connection with their services, all of which will be paid by us. In addition, officers and directors may solicit proxies by mail, personal contact, letter, telephone, facsimile and other electronic means, for which no additional compensation will be paid, though they may be reimbursed for their out-of-pocket expenses. We will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this proxy statement and other material that may be sent to stockholders in connection with this solicitation. We may reimburse brokerage firms and other nominee holders for their reasonable expenses in sending proxies and proxy material to the beneficial owners of our shares of common stock.

Q.              Who can help answer my questions?

A.              If you have questions about the solicitation of proxies, you may contact Morrow & Co., Inc. at (800) 753-4412.

SUMMARY OF THE PROXY STATEMENT

This summary presents material information contained in this proxy statement relating to:

•       our acquisition of ATS and its subsidiaries;

•       amending and restating our Amended and Restated Certificate of Incorporation;

•       adopting the 2006 Omnibus Incentive Compensation Plan; and

•       electing one (1) director for a three-year term expiring in 2009.

This summary may not contain all of the information that is important to you. For a more complete description of the transactions contemplated by the stock purchase agreement, you should carefully read this entire proxy statement as well as the additional documents to which it refers. A copy of the stock purchase agreement and the first and second amendments thereto are attached to this proxy statement as Annex A, Annex A-1 and Annex A-2. For a more complete description of the amendment, the incentive compensation plan and the nomination, you should carefully read this entire proxy statement as well as the additional documents to which it refers. A copy of the Second Amended and Restated Certificate of Incorporation is attached to this proxy statement as Annex D. A copy of the 2006 Omnibus Incentive Compensation Plan is attached to this proxy statement as Annex E. We have included page references to pages in this proxy statement to direct you to a more complete description of the topics presented in this summary.

Special Meeting of Stockholders—See Page 42.

This proxy statement is being furnished to holders of our common stock for use at the special meeting, and at any adjournments or postponements of that meeting, in connection with the approval of the acquisition, the stock purchase agreement and the other transactions contemplated in the stock purchase agreement, the amendment, the incentive compensation plan and the nomination, as more fully described in this proxy statement. The special meeting will be held at 10:00 a.m., Eastern Time, on December __, 2006, at the corporate headquarters of Advanced Technology Systems, Inc. located at 7915 Jones Branch Drive, McLean, Virginia 22102.

Voting Power; Record Date—See Page 42.

You will be entitled to vote or direct votes to be cast at the special meeting if you owned shares of our common stock at the close of business on November __, 2006, which is the record date for the special meeting. You will have one vote for each share of our common stock you owned at the close of business on the record date. Our warrants do not have voting rights.

Voting Requirement for the Acquisition—See Page 44.

The acquisition does not require stockholder approval under Delaware law. However, under our Amended and Restated Certificate of Incorporation, the acquisition must be approved by a majority of the votes cast at the special meeting, in person or by proxy, in respect of shares of our common stock issued in our initial public offering or purchased in the aftermarket. Thus, votes in respect of shares issued other than in the public offering will not be counted for the purpose of determining if the acquisition has been approved in accordance with our Amended and Restated Certificate of Incorporation. The holders of our stock issued prior to the public offering, including our officers and directors, have agreed to vote all of their shares, whenever acquired and including shares purchased in the public offering or in the aftermarket, in accordance with the majority of the votes cast by other holders of shares issued in the public offering. As of October 31, 2006 our current directors and officers and their affiliates and associates collectively owned 5,281,000 shares of common stock, or 20.1% of our outstanding shares of common stock.

Even if the acquisition is approved by the required stockholder vote, we will not proceed with the acquisition if public stockholders owning 20% or more of the shares sold in our initial public offering (4,200,000 or more of such shares) exercise their conversion rights.

Conversion Rights—See Page 44.

As provided in our Amended and Restated Certificate of Incorporation, public stockholders have the right to vote against the acquisition and demand that we convert their shares of common stock into cash (referred to in this proxy statements as “conversion rights”). If the acquisition is consummated, a demanding public stockholder that voted against the acquisition will receive cash equal to such public stockholder’s pro rata portion of the trust account in which the net proceeds of our initial public offering are held, including a pro rata portion of any interest earned on such funds through the date that is two business days prior to the closing of the acquisition (net of taxes payable). However, we will not proceed with the acquisition if public stockholders owning 20% or more of the shares of common stock sold in our initial public offering (4,200,000 or more of such shares) exercise  such conversion rights. Based on the amount of cash held in the trust account at October 31, 2006, we estimate that you will be entitled to convert each share of common stock that you hold into approximately $5.72. If you exercise your conversion rights, then you will be exchanging your shares of our common stock for cash and will no longer own those shares. You will only be entitled to receive cash for these shares if you continue to hold these shares through the closing date of the acquisition and then tender your stock certificate to us. If the acquisition is not completed, then these shares will not be converted into cash. A stockholder who exercises conversion rights will continue to own any warrants to acquire our common stock owned by such stockholder, as such warrants will remain outstanding and unaffected by the exercise of conversion rights.

No Appraisal or Dissenters Rights

No appraisal or dissenters rights are available under the Delaware General Corporation Law for our stockholders in connection with the acquisition.

Amendment Proposal—See Page 87.

We are proposing to amend and restate our Amended and Restated Certificate of Incorporation, upon consummation of the acquisition, to change our name from “Federal Services Acquisition Corporation” to “ATS Corporation” and to eliminate certain provisions that are only applicable to us prior to our completion of a business combination. As a result of the amendment, after the completion of the acquisition, our name will be “ATS Corporation” and Article Fifth of our Amended and Restated Certificate of Incorporation will be deleted. The Amended and Restated Certificate of Incorporation is attached to this proxy statement as Annex D. If the acquisition is not approved, then the amendment proposal will not be presented for approval.

Voting Requirement for the Amendment Proposal—See Page 45.

The amendment must be approved by the affirmative vote of the majority of shares of our common stock outstanding on the record date.

Incentive Compensation Plan Proposal—See Page 88.

The incentive compensation plan reserves 1,500,000 shares of our common stock for issuance in accordance with the plan’s terms. The purpose of the plan is:

•       to create incentives designed to motivate our employees, and employees of our subsidiaries, to significantly contribute toward our growth and profitability;

•       to provide our executives, directors and other employees and persons who, by their position, ability and diligence are able to make important contributions to our growth and profitability, with an incentive to assist us in achieving our long-term corporate objectives; and

•       to attract and retain qualified executives and other employees, and to provide such persons with an opportunity to acquire an equity interest in us.

The plan is attached to this proxy statement as Annex E. If the acquisition is not approved, then the incentive compensation plan proposal will not be presented for approval.

Voting Requirement for the Incentive Compensation Plan Proposal—See Page 45.

The incentive compensation plan must be approved by the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on such matter.

Nomination Proposal—See Page 92.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. The term of office of the first class of directors, consisting solely of Dr. Bersoff, is expiring at the special meeting. Our board of directors has unanimously approved the nomination of Dr. Bersoff as a member of our board of directors to serve a three-year term expiring in 2009.

Voting Requirement for the Nomination Proposal—See Page 45.

To be elected as a director, a nominee must receive the affirmative vote of a plurality of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the election of directors.

Adjournment Proposal—See Page 93.

In the event there are not sufficient votes at the time of the special meeting to approve the acquisition proposal, the amendment proposal, the incentive compensation plan proposal or the nomination proposal, our board of directors may submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies.

Vote Requirement for the Adjournment Proposal—See Page 45.

The adjournment proposal must be approved by the affirmative vote of a majority of shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on such matter.

Our Board of Directors’ Recommendation—See Page 65.

After careful consideration, our board of directors has unanimously approved the acquisition, the stock purchase agreement and the other transactions contemplated by the stock purchase agreement, and has determined that the acquisition is in our best interest and in the best interests of our stockholders. Our board of directors has also unanimously approved the amendment and the incentive compensation plan, and has approved the nomination of Dr. Bersoff as a member of our board of directors. Our board of directors unanimously recommends that you vote or give instruction to vote “FOR” the approval of the acquisition, the stock purchase agreement and the other transactions contemplated by the stock purchase agreement, the amendment, the incentive compensation plan, and the nomination.

General Description of the Acquisition—See Page 47.

At the special meeting, our stockholders will be asked to approve our acquisition of ATS pursuant to the stock purchase agreement. The stock purchase agreement provides for our acquisition of all of the issued and outstanding shares of common stock of ATS from its shareholders for up to $124.0 million, comprised of $84.0 million in cash from the proceeds of our initial public offering, 173,913 shares of our common stock and up to $39.0 million in aggregate additional cash payments, based on ATS’ achievement of specified thresholds for adjusted EBITDA and satisfaction of other conditions following the closing. The purchase price is also subject to a post-closing adjustment based on ATS’ net working capital as of the closing of the acquisition. See “The Stock Purchase Agreement—Working Capital—Purchase Price Adjustment”.

The approximately $120,079,692 held in the trust account as of September 30, 2006, with any additional interest earned thereon (net of applicable taxes) as of the closing date, will be used, and the purchase price paid, as follows:

•    $2.3 million will be paid to FSAC’s underwriters in deferred underwriting discounts and commissions payable in connection with FSAC’s initial public offering;

•       up to approximately $24.0 million will be paid to our public stockholders that exercise their conversion rights;

•       $84.0 million in cash will be paid to ATS’ shareholders at closing, subject to escrowed holdbacks described below; and

•       173,913 shares of our common stock will be issued to ATS’ founders at closing.

The cash consideration payable at closing is subject to a working capital purchase price adjustment. See “The Stock Purchase Agreement—Working Capital—Purchase Price Adjustment.” Moreover, portions of the cash otherwise payable at closing will be used to repay any outstanding indebtedness of ATS and its subsidiaries and will be deposited into escrow accounts with an escrow agent as follows:

•       $5.0 million to secure ATS shareholder indemnification obligations;

•       $500,000 to secure post-closing adjustments to the purchase price in our favor based upon ATS’ net working capital as of the date of closing;

•       $3.3 million to fund the payment of certain taxes in respect of periods prior to the closing date that are payable after the closing date; and

•       $150,000 to fund expenses incurred by the ATS shareholders’ representative.

Additional amounts will be payable in the event certain earn out thresholds and other conditions are satisfied. These earn out opportunities have two components that are each dependent on ATS achieving certain levels of trailing 12 month adjusted EBITDA (as defined in the stock purchase agreement). The “Base Earn Out” referred to below is dependent on ATS achieving certain levels of adjusted EBITDA during the 12 month periods ending October 31, 2006 and April 30, 2007. The “Conditional Earn Out” referred to below is dependent first on the award of a large contract currently under bid by ATS (see notes (b) and (c), below) and, if that contract is awarded, achieving the adjusted EBITDA levels referred to below during the trailing 12 month periods ending April 30, 2007 and 2008:

		Adjusted
		Latest
	For the	12 Month	Maximum	Cumulative	Total
	12 Month	EBITDA	Earn Out	Earn Out	Purchase
	Period Ending	Required	Payment(a)	Payments	Price(d)
	(in thousands)
At Closing	—	—	—	—	$85,000
Base Earn Out	October 31, 2006	$10,500	$5,000	$5,000	$90,000
	April 30, 2007	$13,700	$10,000	$15,000	$100,000
Conditional Earn Out(b)	April 30, 2007	$15,700	$12,000 (c)	$27,000 (c)	$112,000 (c)
	April 30, 2008	$18,000	$12,000 (c)	$39,000 (c)	$124,000 (c)

        (a) Represents the maximum earn out payable in any given period, subject to the rollover of the 2007 Conditional Earn Out (see notes (b) and (c) below). The actual earn out payment is dependent on

ATS achieving certain trailing 12 month EBITDA targets, and, in the case of the Conditional Earn Out, the award of a large contract currently under bid by ATS (see notes (b) and (c) below). The Base Earn Out (i) for the period ending October 31, 2006 is payable at the rate of $3.3333 for each dollar by which adjusted EBITDA for the period exceeds $9.0 million, up to a maximum of $5.0 million of earn out payments, and (ii) for the period ending April 30, 2007 is payable at the rate of $4.00 for each dollar by which adjusted EBITDA for the period exceeds $9.0 million up to $10.5 million, and equals $6.0 million plus $1.25 for each dollar by which adjusted EBITDA for the period exceeds $10.5 million, up to a maximum of $10.0 million of earn out payments.

       (b) The Conditional Earn Out is payable only if ATS is awarded a large contract currently under bid (the “USAF ETS Contract”) with the U.S. Air Force prior to April 30, 2008. See “The Stock Purchase Agreement—Purchase Price—Payment.” The Conditional Earn Out is incremental to the Base Earn Out. FSAC may elect to pay up to 25% of the Conditional Earn Outs in the form of two-year interest-bearing promissory notes. The Conditional Earn Out (i) for the period ending April 30, 2007 is payable at the rate of $6.00 for each dollar by which adjusted EBITDA for the period exceeds $13.7 million, up to a maximum of $12.0 million of earn out payments, and (ii) for the period ending April 30, 2008 is payable at the rate of $3.00 for each dollar by which adjusted EBITDA for the period exceeds $14.0 million, up to a maximum of $24.0 million of earn out payments. None of the ATS shareholders has any continuing job responsibilities with regard to obtaining or maintaining the USAF ETS Contract, and we do not anticipate waiving any of the conditions associated with the earn-out applicable in the event that the USAF ETS Contract is awarded to ATS. Also see note (c) below.

        (c) If the USAF ETS Contract is awarded after October 31, 2006, but prior to April 30, 2008, then the $12.0 million earn out potential that would have been payable in April 2007 is, in effect, rolled over into and payable as part of the April 2008 earn out target, based on the latest 12 month performance as of April 2008, for a total potential earn out payment at April 2008 of up to, but not to exceed, $24.0 million.

       (d) ATS’ founders elected to receive $1.0 million of the purchase price in shares of our common stock. Pursuant to the stock purchase agreement, at closing ATS’ founders will receive an aggregate of 173,913 shares of our common stock. The number of shares of our common stock ATS’ founders will receive was determined by dividing $1.0 million by the average closing price of our common stock in the ten consecutive day period ending on and including the day that was three trading days prior to the public announcement of the acquisition.

The purchase price is subject to a working capital purchase price adjustment. See “The Stock Purchase Agreement—Working Capital—Purchase Price Adjustment”.

As described in note (d) above, pursuant to the terms of the stock purchase agreement, ATS’ founders will receive an aggregate of 173,913 shares of our common stock on the closing date. These shares are not registered, but will be the subject of a registration rights agreement entered into at the closing of the acquisition. See “Registration Rights Agreement.”

The balance of the trust account will be used for working capital and in connection with possible future acquisitions.

Conditions to the Completion of the Acquisition—See Page 74.

Our obligations and those of ATS and its shareholders are subject to certain customary closing conditions, including the following:

•       no order or injunction enjoining the acquisition;

•       no statute, rule, order or decree shall have been enacted or promulgated which would prohibit the acquisition or limit the ownership of ATS;

•       receipt of certain consents;

•       entering into the escrow agreements; and

•       no litigation regarding the acquisition shall be pending or threatened.

Termination—See Page 75.

The stock purchase agreement may be terminated prior to the closing of the acquisition, as follows:

•       at any time, by mutual written agreement;

•       at any time after November 30, 2006, by either ATS’ shareholders or us if the closing shall not have occurred for any reason other than a breach of the stock purchase agreement by the terminating party;

•       by us, if there is a material breach of any agreement, representation or warranty by ATS’ shareholders under the stock purchase agreement that renders the satisfaction of any condition to our obligations impossible and such breach is not waived by us;

•       by ATS’ shareholders, if there is a material breach by us of any agreement, representation or warranty under the stock purchase agreement that renders the satisfaction of any condition to the obligations of ATS’ shareholders impossible and such breach is not waived by ATS’ shareholders; and

•       by either us or ATS’ shareholders if a court of competent jurisdiction permanently restrains or prohibits the acquisition.

Interests of Our Directors and Officers in the Acquisition—See Page 65.

When you consider the recommendation of our board of directors that you vote to approve the acquisition, you should keep in mind that certain of our executive officers and members of our board of directors, and certain of their affiliates and associates, have interests in the acquisition that are different from, or in addition to, your interest as a stockholder. See “Certain Relationships and Related Transactions.” These interests include, among others:

•       If the acquisition is not approved and we fail to consummate an alternative transaction within the time allotted pursuant to our Amended and Restated Certificate of Incorporation and we are therefore required to liquidate, the shares of common stock beneficially owned by our initial executive officers and directors and their affiliates and associates that were acquired prior to our initial public offering may be worthless because no portion of the net proceeds of our initial public offering that may be distributed upon our liquidation will be allocated to such shares. These 5,250,000 shares, which collectively have a market value of $28,612,500 based on our share price of $5.45 as of October 31, 2006, are held in escrow and cannot be sold prior to October 19, 2008, during which time the value of the shares may increase or decrease. Similarly, the warrants to purchase our common stock held by our current executive officers and directors and their affiliates and associates, with an aggregate market value of $1,127,858 as of October 31, 2006, may become worthless if the acquisition is not approved and we fail to consummate an alternative transaction within the time allotted pursuant to our Amended and Restated Certificate of Incorporation.

•       Messrs. Jacks and Schulte have agreed, pursuant to an agreement with us and CRT, the underwriter of our initial public offering, that, if we liquidate prior to the consummation of a business combination, they may be personally liable to ensure that the proceeds of the trust account are not reduced by the claims of vendors or other entities that are owed money by us for services rendered or products sold to us or the claims of prospective target businesses.

•       After the completion of the acquisition, it is expected that our directors will continue to serve on our board of directors and Dr. Edward H. Bersoff will serve as Chairman, President and Chief Executive Officer. Dr. Bersoff, as our Chairman, President and Chief Executive Officer, and each of our directors, will, following the acquisition, be compensated in such manner, and in such amounts, as our board of directors may determine to be appropriate. See “Directors and Executive Officers of Federal Services Acquisition Corporation Following the Acquisition—Anticipated Employment Arrangements for Certain Executive Officers.”

U.S. Federal Income Tax Consequences of the Acquisition—See Page 64.

Our common stockholders who do not exercise their conversion rights will continue to hold their common stock and as a result will not recognize any gain or loss from the acquisition.

Common stockholders who exercise their conversion rights will recognize gain or loss to the extent that the amount received by such common stockholders upon conversion is greater than or less than, respectively, such stockholder’s tax basis in their shares. A stockholder’s tax basis in the shares generally will equal the cost of the shares. A stockholder that purchased our units will have to allocate the cost between the shares and the warrants of the units based on their relative fair market values at the time of the purchase. Assuming the shares are held as a capital asset, the gain or loss will be capital gain or loss and will be long-term capital gain or loss if such stockholder’s holding period in the shares is longer than one year.

Regulatory Matters—See Page 64.

The acquisition and the transactions contemplated by the stock purchase agreement are not subject to any federal, state or provincial regulatory requirement or approval.

SELECTED HISTORICAL AND PRO FORMA COMBINED FINANCIAL INFORMATION

We are providing the following selected financial information to assist in your analysis of the financial aspects of the acquisition. ATS’ consolidated balance sheets as of October 31, 2001, 2002, 2003, 2004 and 2005, and the consolidated statement of operations for the years then ended, are derived from ATS’ consolidated financial statements audited by Grant Thornton, LLP, an independent registered public accounting firm. ATS’ audited consolidated financial statements for the years ended October 31, 2003, 2004, and 2005 and unaudited consolidated financial information for the nine-month periods ended July 31, 2005 and 2006 are included elsewhere in this proxy statement.

The FSAC historical financial data as of December 31, 2005 and for the period from April 12, 2005 (date of inception) through December 31, 2005 are derived from the FSAC financial statements audited by Eisner LLP, independent registered public accountants, included elsewhere in this proxy statement, and from the unaudited financial statements as of and for the nine-month period ended September 30, 2006.

The selected financial information of ATS and FSAC is only a summary and should be read in conjunction with each company’s historical consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere herein. The historical results included below and elsewhere in this proxy statement may not be indicative of the future performance of ATS, FSAC or the combined company resulting from the acquisition.

ATS’ Selected Historical Consolidated Financial Data
(in thousands)

	Years Ended October 31,					Nine Months Ended July 31,
	2005	2004	2003	2002	2001	2006	2005
						(unaudited)
Consolidated Statements of Operations Data:
Contract revenue	$105,355	$106,363	$104,673	$107,318	$99,737	$86,232	$77,234
Direct costs	64,236	65,879	64,532	61,873	57,162	54,138	47,599
Gross margin	41,119	40,484	40,141	45,445	42,575	32,094	29,635
Operating costs	38,390	36,963	36,466	42,286	39,728	28,464	29,564
Operating income	2,729	3,521	3,675	3,159	2,847	3,630	71
Interest expense, net	(244)	(48)	(21)	75	143	(277)	(200)
Other income	101	58	43	20	73	47	71
Income (loss) before provision for income tax	2,586	3,531	3,697	3,254	3,063	3,400	(58)
Income tax expense (benefit)	776	1,523	1,445	1,237	1,330	1,564	(23)
Income (loss) from continuing operations	1,810	2,008	2,252	2,017	1,733	1,836	(35)
Loss from discontinued operations	2,852	2,310	1,204	1,934	1,173	1,195	941
Net income (loss)	$(1,042)	$(302)	$1,048	$83	$559	$641	$(976)
Earning (loss) from continuing operations per share—basic	$.10	$.11	$.12	$.11	$.09	$.10	$.00
Earning (loss) from continuing operations per share—diluted	$.09	$.10	$.12	$.10	$.09	$.09	$.00
Loss from discontinued operations per share—basic	(.15)	(.12)	(.06)	(.10)	(.06)	(.06)	(.05)
Loss from discontinued operations per share—diluted	(.15)	(.12)	(.06)	(.10)	(.06)	(.06)	(.05)
Net earnings (loss) per share—basic	(.05)	(.01)	.06	.01	.03	.04	(.05)
Net earnings (loss) per share—diluted	(.06)	(.02)	.06	.00	.03	.03	(.05)
Weighted—average number of shares—basic	19,016,950	19,015,150	19,018,900	19,012,600	19,006,300	19,022,500	19,016,950
Weighted—average number of shares—diluted	19,382,115	19,484,693	19,464,930	19,357,892	19,351,592	19,387,665	19,016,950

	As of October 31,					As of July 31,
	2005	2004	2003	2002	2001	2006
						(unaudited)
Consolidated Balance Sheet Data:
Cash	$1,367	$866	$1,383	$528	$261	$—
Accounts receivable	23,939	24,456	24,393	22,103	23,071	26,348
Current assets	28,943	31,983	28,903	24,390	26,808	27,616
Total assets	$33,890	$37,650	$32,586	$26,656	$29,248	$32,250
Current liabilities	22,922	27,465	23,268	18,499	22,571	22,837
Total long-term debt and capital lease obligations, net of current maturities	13	15	64	78	115	8
Stockholders’ equity	$6,273	$7,312	$7,615	$6,567	$6,562	$6,909
Book value per share
—Basic	$.32	$.38	$.40	$.34	$.34	$.36
—Diluted	$.32	$.38	$.39	$.33	$.33	$.36

FSAC's Selected Historical Financial Information
(in thousands, except per share data)

	For the Period From April 12, 2005 (inception) to December 31, 2005	Nine Months Ended September 30, 2006	For the Period From April 12, 2005 (inception) to September 30, 2006
		(unaudited)	(unaudited)
Revenue	$—	$—	$—
Interest Income	819	4,033	4,852
Gain (loss) on warrant liabilities	(5,460)	5,040	(420)
Net (loss) income	(5,088)	6,704	1,616
Accretion of Trust Fund related to common stock subject to possible conversion	98	439	537
Net (loss) income attributable to common stockholders not subject to possible conversion	$(5,186)	$6,265	$1,079
Net (loss) income per share—basic	$(0.48)	$0.26
Weighted average shares outstanding—basic	10,599,810	26,250,000
Net (loss) income	$(5,088)	$6,704
Gain on derivative liabilities attributed to warrants	—	5,040
Adjusted net income—for diluted earnings	(5,088)	1,664
Weighted average shares outstanding—basic	10,599,810	26,250,000
Shares from assumed conversion of warrants	—	3,818,182
Weighted average number of shares outstanding—diluted	10,599,810	30,068,182
Net income per share—diluted	$(0.48)	$0.06
Weighted average shares outstanding exclusive of shares subject to possible conversion
—basic	9,530,382	22,052,100
—diluted	9,530,382	25,870,282
Net (loss) income per share not subject to possible conversion
—basic	$(0.54)	$0.28
—diluted	$(0.54)	$0.05

	As of December 31, 2005	As of September 30, 2006
		(unaudited)
Total Assets (including U.S. Government securities deposited in trust fund)	$119,953	$122,716
Common stock subject to possible conversion	$23,522	$23,961
Stockholders' equity	$76,284	$82,549
Book value per share - basic without conversion	$3.80	$4.06
Book value per share - diluted without conversion	$4.13	$4.06
Book value per share - basic with conversion	$3.46	$3.74
Book value per share - diluted with conversion	$3.88	$3.79

Selected Unaudited Pro Forma Combined Financial Information of ATS and FSAC

The following selected unaudited pro forma condensed combined balance sheets combine our historical balance sheet and that of ATS (unaudited) as of September 30, 2006 and July 31, 2006, respectively, giving effect to the transactions described in the stock purchase agreement as if they had occurred on September 30, 2006. The unaudited pro forma condensed combined statements of operations combine (i) our historical statement of operations from April 12, 2005 (inception) through December 31, 2005 and the historical statement of operations of ATS for the year ended October 31, 2005 and (ii) our historical unaudited statement of operations for the nine month period ended September 30, 2006, and the historical unaudited statement of operations of ATS for its nine months ended July 31, 2006 giving effect to the acquisition as if it had occurred as of the beginning of the fiscal years and interim periods.

The unaudited pro forma condensed balance sheets have been prepared using two different levels of approval of the transaction by the FSAC stockholders, as follows:

•  Assuming No Conversions: This presentation assumes 100% of FSAC stockholders approve the acquisition; and

•  Assuming Maximum Conversions: This presentation assumes that only 80.01% of FSAC stockholders approve the acquisition and holders of 19.99% of our common stock opt to convert their shares of common stock into cash.

We are providing this information to aid you in your analysis of the financial aspects of the acquisition. The unaudited pro forma condensed combined financial statements described above should be read in conjunction with our historical financial statements and those of ATS and the related notes thereto. The pro forma adjustments are preliminary, and the unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the acquisition taken place on the dates noted, or our future financial position or operating results.

Pro Forma Condensed Combined Balance Sheet (unaudited)
(in thousands)

	At September 30, 2006
	Assuming No Conversions(1)	Assuming Maximum Conversions(2)
Current assets	$61,369	$37,408
Non-current assets	87,208	87,208
Current liabilities	32,125	32,125
Non-current liabilities	8,941	8,941
Stockholders’ equity	107,511	83,550

Pro Forma Condensed Combined Statement of Operations (unaudited)

	Assuming No Conversions(1)		Assuming Maximum Conversions(2)
	Fiscal 2005	Fiscal 2006 Period	Fiscal 2005	Fiscal 2006 Period
Contract revenue	$105,355	$86,232	$105,355	$86,232
Direct costs	64,236	54,139	64,236	54,139
Gross margin	41,119	32,093	41,119	32,093
Operating expenses	(41,911)	(32,000)	(41,911)	(32,000)
Interest income (expense), net and other income	932	4,087	770	3,287
Gain (loss) on warrant liabilities	(5,460)	5,040	(5,460)	5,040
Income (loss) from continuing operations before income tax	(5,320)	9,220	(5,482)	8,420
Income tax	(100)	2,079	(164)	1,718
Income (loss) from continuing operations	$(5,220)	$7,141	$(5,318)	$6,702
Earnings Per Share
—Basic	(0.48)	0.27	(0.55)	0.30
—Diluted	(0.48)	0.07	(0.55)	0.06

(1)   Assumes that no FSAC stockholder seeks conversion of FSAC stock into a pro rata share of the trust account.

(2)   Assumes that 4,197,900 shares of FSAC common stock were converted into a pro rata share of the trust account.

PER SHARE DATA

The following table sets forth our selected historical per share information and unaudited pro forma combined information as of September 30, 2006 and for the nine months then ended and that of ATS as of July 31, 2006, and for the nine months then ended giving effect to the acquisition as if it had occurred on September 30, 2006. We are providing this information to aid you in your analysis of the financial aspects of the acquisition. The unaudited pro forma combined share information should be read in conjunction with our historical financial statements and those of ATS and the related notes thereto included elsewhere in this proxy statement.

The unaudited pro forma combined per share information does not purport to represent what the actual results of operations of FSAC and ATS would have been had the acquisition taken place on the dates noted or to project FSAC’s or ATS’ results of operations that may be achieved after the acquisition.

	In thousands, except per share data
			Pro Forma Combined
	ATS	FSAC	Company
Weighted average shares of common stock outstanding:
Assuming no conversions
Basic	19,023	26,250	26,424
Diluted	19,388	30,068	30,242
Assuming maximum conversions
Basic	—	22,052	22,226
Diluted	—	25,870	26,044
Book value—assuming no conversion	$6,909	$106,510	$107,511
Book value—assuming maximum conversion	—	82,549	83,550
Book value per share—assuming no conversions
Basic	$0.36	$4.06	$4.07
Diluted	0.36	4.06	4.07
Book value per share—assuming maximum conversions
Basic	—	$3.74	$3.76
Diluted	—	3.79	3.80
Earnings from continuing operations per share—assuming no conversions
Basic	$0.10	0.26	$0.27
Diluted	0.09	0.06	0.07
Earnings from continuing operations per share—assuming maximum conversions
Basic	—	$0.28	$0.30
Diluted	—	0.05	0.06

Diluted earnings per share and diluted book value per share reflect the potential dilution assuming common shares were issued upon the exercise of outstanding in-the-money warrants and the proceeds thereof were used to purchase common shares at the average market price during the period ended, and at the closing market price on, September 30, 2006, respectively.

MARKET PRICE INFORMATION FOR FSAC

The shares of our common stock, warrants and units are currently quoted on the Over-the-Counter Bulletin Board, or OTCBB, under the symbols “FDSA,” “FDSAW” and “FDSAU,” respectively. On April 19, 2006, the last day for which information was available prior to the date of the public announcement of the signing of the stock purchase agreement, the last quoted sale prices of FDSA, FDSAW and FDSAU were $5.750, $0.785 and $7.275, respectively. Each of our units consists of one share of our common stock and two redeemable common stock purchase warrants.

There is no established public trading market for the shares of common stock of ATS.

The following table sets forth, for the calendar quarter indicated, the quarterly high and low bid information of our common stock, warrants and units as reported on the OTCBB. The quotations listed below reflect interdealer prices, without retail markup, markdown or commission and may not necessarily represent actual transactions:

	Common Stock (FDSA)		Warrants (FDSAW)		Units (FDSAU)
Quarter Ended	High	Low	High	Low	High	Low
December 31, 2005	$5.34	$5.25	$0.47	$0.32	$6.28	$5.90
March 31, 2006	$5.77	$5.73	$0.75	$0.73	$7.25	$7.20
June 30, 2006	$5.38	$5.38	$0.45	$0.44	$6.40	$6.40
September 29, 2006	$5.47	$5.35	$0.44	$0.28	$6.40	$6.01

FORWARD-LOOKING STATEMENTS

This proxy statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “may,” “will” or “should,” or, in each case, their negative or other variations or comparable terminology. Such statements include, but are not limited to, any statements relating to our ability to consummate the acquisition or other business combination and any other statements that are not historical facts. These statements are based on management’s current expectations, but actual results may differ materially due to various factors, including, but not limited to:

•       our being a development stage company with no operating history;

•       our dependence on key personnel, some of whom may or may not remain with us following a business combination;

•       risks that the acquisition of ATS or another business combination may not be completed due to failure of the conditions to Closing of the acquisition being satisfied or other factors;

•       our personnel allocating their time to other businesses and potentially having conflicts of interest with our business;

•       our potentially being unable to obtain additional financing to complete a business combination;

•       the ownership of our securities being concentrated;

•       risks associated with the federal services industry in general, and the defense and homeland security sectors in particular; and

•       those other risks and uncertainties detailed under the heading “Risk Factors” beginning on page 25.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this proxy statement. In addition, even if our results of operations, financial condition and liquidity, and developments in the industry in which we operate, are consistent with the forward-looking statements contained in this proxy statement, those results or developments may not be indicative of results or developments in subsequent periods.

These forward-looking statements are subject to numerous risks, uncertainties and assumptions about us. The forward-looking events we discuss in this proxy statement speak only as of the date of the proxy statement and might not occur in light of these risks, uncertainties and assumptions.

RISK FACTORS

You should carefully consider the following risk factors, together with all of the other information included in this document, before you decide whether to vote or instruct your vote to be cast to approve the acquisition. As our operations will be those of ATS upon completion of the acquisition, the risk factors that relate to the business and operations of ATS also apply to us as the successor to ATS’ business.

Risks Associated with the Acquisition of ATS

We may not be able to consummate the acquisition, or another business combination, within the required time frame, in which case, we would be forced to liquidate.

We must complete a business combination with a fair market value of at least 80% of our net assets at the time of acquisition by April 25, 2007 (or by October 25, 2007 if a letter of intent, agreement in principle or a definitive agreement has been executed by April 25, 2007 and the business combination relative thereto has not been consummated by such date). If we fail to consummate the acquisition within the required time frame, we will be forced to liquidate.

If we are forced to liquidate before a business combination, our public stockholders will receive less than $6.00 per share upon distribution of the trust account, and our warrants will expire worthless.

If we are unable to complete the acquisition or another business combination and are forced to liquidate our assets, the per share liquidation value will be less than $6.00 because of the expenses related to our initial public offering, our operating expenses and the costs of performing due diligence for the acquisition, negotiating the stock purchase agreement and otherwise seeking a business combination. Furthermore, the warrants will expire worthless if we liquidate before the completion of a business combination.

Certain of our key personnel may join us following the acquisition and may be unfamiliar with the requirements of operating a public company, which may adversely affect our operations, including significantly reducing our revenues and net income, if any.

Our ability to successfully effect the acquisition of ATS will be completely dependent upon the efforts of our key personnel. Upon the completion of the acquisition, our current Chairman and Chief Executive Officer, Joel R. Jacks, and our current President, Treasurer and Secretary, Peter M. Schulte, will resign as officers but will remain members of our board of directors. Dr. Edward H. Bersoff will become our Chairman, President and Chief Executive Officer, Stuart R. Lloyd will become our Executive Vice President and Chief Financial Officer, and Leon C. Perry, the Senior Vice President and Chief Operating Officer of ATS will continue in that role. Dr. Bersoff and Mr. Lloyd each have significant public company experience. The members of the management of ATS who will remain with us following the closing of the acquisition do not have such experience and are unfamiliar with the requirements of operating a public company under U.S. securities laws, which could cause us to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues that may adversely affect our operations, including significantly reducing our revenues and net income, if any.

We expect to incur significant costs associated with the acquisition, whether or not the acquisition is completed, which costs will significantly reduce the amount of cash available to be used to consummate a business combination.

We expect to incur significant costs associated with the acquisition, whether or not the acquisition is completed. By incurring these costs, we will significantly reduce the amount of cash available to be used for consummating a business combination.

As a result of the acquisition, our stockholders will be solely dependent on a single business.

As a result of the acquisition, our stockholders will be solely dependent upon the performance of ATS and its business. ATS will remain subject to a number of risks that relate generally to the federal services industry and other risks. See “Risks Related to our Business and Operations Following the Acquisition.”

If the acquisition’s benefits do not meet the expectations of financial or industry analysts, the market price of our common stock may decline.

The market price of our common stock may decline as a result of the acquisition if:

•       we do not achieve the perceived benefits of the acquisition as rapidly as, or to the extent anticipated by, financial or industry analysts; or

•       the effect of the acquisition on our financial results is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of a decreasing stock price.

In its evaluation of the acquisition, our board of directors considered, among many factors, the purchase price as a function of adjusted EBITDA, as defined in the stock purchase agreement. EBITDA is not a recognized term under generally accepted accounting principles, and adjusted EBITDA is not directly comparable to EBITDA as reflected in other transaction multiples.

EBITDA (earnings before interest, taxes, deprecation and amortization) is not a recognized term under generally accepted accounting principles and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.  In evaluating the acquisition, our board of directors considered, among many factors, the purchase price as a multiple of adjusted EBITDA, as defined in the stock purchase agreement. The definition of adjusted EBITDA used in the stock purchase agreement does not reflect all operating costs that we will incur following the closing and will be different from the definition of EBITDA likely to be used in our future debt agreements.  Moreover, adjusted EBITDA, as defined in the stock purchase agreement and used in the analysis of the acquisition by our board of directors, is not directly comparable to EBITDA as reflected in other transaction multiples.

Our directors may have certain conflicts in determining to recommend the acquisition of ATS since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a stockholder.

Members of our board of directors have interests in and arising from the acquisition of ATS that are different from, or in addition to, your interests as a stockholder which could result in a real or perceived conflict of interest. These interests include the fact that certain of the shares of common stock owned by them, or their affiliates and associates, would become worthless if the acquisition is not approved and we otherwise fail to consummate a business combination prior to our liquidation date. As of October 31, 2006, the 5,281,000 shares owned by our current directors and officers and their affiliates and associates had an aggregate market value of approximately $28,781,450 . Similarly, the warrants owned by such directors, affiliates and associates to purchase 3,759,528 shares of common stock, with an aggregate market value of approximately $1,127,858 as of October 31, 2006, would expire worthless. If the acquisition is approved, Messrs. Jacks and Schulte will continue to serve as members of our board of directors after the acquisition, and will be compensated for such services. Furthermore, Dr. Bersoff, who currently serves as our Vice Chairman, will become our Chairman, President and Chief Executive Officer, and be compensated in such capacity.

Members of our board of directors may have conflicts of interest that could hinder our ability to make acquisitions.

One of our growth strategies following completion of the acquisition of ATS will be to make selective acquisitions of complementary businesses. Two of our directors, Messrs. Jacks and Schulte, are principals of CM Equity Partners, a sponsor of private equity funds. Some of these funds are focused on investments in, among other things, businesses in the federal services sector. Messrs. Jacks and Schulte also serve on the boards of a number of CM Equity portfolio companies and, with Dr. Bersoff, are members of the board of directors of ICF International, Inc., a diversified federal services business that plans to grow in part through acquisitions. It is possible that CM Equity Partners and related funds and portfolio companies and ICF International, Inc. could be interested in acquiring businesses that we would also be interested in, and that these relationships could hinder our ability to carry out our acquisition strategy. None of CM Equity Partners, Mr. Jacks, Mr. Schulte nor ICF International, Inc. is an investor or potential investor in ATS (except, in the case of Messrs. Jacks and Schulte, through direct or indirect ownership of FSAC stock and warrants).

We plan to issue shares of our common stock to complete the acquisition of ATS, which will reduce the equity interest of our stockholders.

Our Amended and Restated Certificate of Incorporation authorizes the issuance of up to 100.0 million shares of common stock, par value $0.0001 per share, and 1.0 million shares of preferred stock, par value $0.0001 per share. We currently have 31,750,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants) and all of the 1.0 million shares of preferred stock available for issuance. As set forth in the stock purchase agreement, certain ATS shareholders have elected to receive a portion of the purchase price for the acquisition in shares of our common stock. Such shareholders will receive an aggregate of 173,913 shares of our common stock on the closing date. The issuance of such shares will reduce the equity interest of our stockholders on a pro rata basis.

If third parties bring claims against us or if ATS has breached any of its representations, warranties or covenants set forth in the stock purchase agreement, we may not be adequately indemnified for any losses arising therefrom.

Although the stock purchase agreement provides that the ATS shareholders will indemnify us for losses arising from a breach of the representations, warranties and  covenants by ATS set forth in the stock purchase agreement, such indemnification is limited, in general terms, to an aggregate amount of $11.5 million (with a deductible of $375,000). In addition, with some exceptions, the survival period for claims under the stock purchase agreement is limited to the period ending April 30, 2008. We will be prevented from seeking indemnification for most claims above the aggregate threshold or arising after the applicable survival period.

Risks Related to Our Business and Operations Following the Acquisition

The loss or impairment of ATS’ relationship with the U.S. government and its agencies could adversely affect ATS business.

ATS derived approximately 90% of its total revenue in fiscal 2005 from contracts with the U.S. government and government-sponsored enterprises. ATS expects that U.S. government contracts will continue to be a significant source of revenue for the foreseeable future. If ATS or any of its partners was suspended or prohibited from contracting with the U.S. government generally or any agency or related entity, if ATS’ reputation or relationship with government agencies was impaired, or if the U.S. government or any agency or related entity ceased doing business with them or significantly decreased the amount of business it does with them, ATS’ business, prospects, financial condition and operating results could be significantly impaired.

Changes by the U.S. government in its spending priorities may cause a reduction in the demand for the products or services that we may ultimately offer, which could adversely affect our business.

Changes in the U.S. government budgetary priorities could directly affect ATS’ financial performance. Government expenditures tend to fluctuate based on a variety of political, economic and social factors. A significant decline in government expenditures, or a shift of expenditures away from programs ATS supports, or a change in U.S. government contracting policies causing its agencies to reduce their expenditures under contracts, to exercise their right to terminate contracts at any time without penalty, not to exercise options to renew contracts or to delay or not enter into new contracts, could adversely affect ATS’ business, prospects, financial condition or operating results.

ATS is required to comply with complex procurement laws and regulations, and the cost of compliance with these laws and regulations and penalties and sanctions for any non-compliance could adversely affect ATS’ business.

ATS is required to comply with laws and regulations relating to the administration and performance of U.S. government contracts, which affect how ATS does business with its customers and imposes added costs on its business. If a government review or investigation uncovers improper or illegal activities, ATS may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or debarment from doing business with U.S. government agencies, any of which could materially adversely affect ATS’ business, prospects, financial condition or operating results.

The U.S. government may reform its procurement or other practices in a manner adverse to ATS.

Because ATS derives a significant portion of its revenues from contracts with the U.S. government or its agencies, we believe that the success and development of ATS’ business will depend on its continued successful participation in federal contracting programs. The U.S. government may reform its procurement practices or adopt new contracting rules and regulations, including cost-accounting standards, that could be costly to satisfy or that could impair ATS’ ability to obtain new contracts. It also could adopt new contracting methods to General Services Administration, or GSA, or other government-wide contracts, or adopt new standards for contract awards intended to achieve certain socio-economic or other policy objectives, such as establishing new set-aside programs for small or minority-owned businesses. In addition, the U.S. government may face restrictions from new legislation or regulations, as well as pressure from government employees and their unions, on the nature and amount of services the U.S. government may obtain from private contractors. These changes could impair ATS’ ability to obtain new contracts. Any new contracting methods could be costly or administratively difficult for ATS to implement and, as a result, could harm its operating results.

Government contracts are usually awarded through a competitive bidding process that entails risks not present in other circumstances.

A significant portion of ATS’ contracts and task orders with the U.S. government are awarded through a competitive bidding process. ATS expects that much of the business it will seek in the foreseeable future will continue to be awarded through competitive bidding. Budgetary pressures and changes in the procurement process have caused many government clients to increasingly purchase goods and services through indefinite delivery/indefinite quantity, or ID/IQ, contracts, GSA schedule contracts and other government-wide acquisition contracts, or GWACs. These contracts, some of which are awarded to multiple contractors, have increased competition and pricing pressure, requiring ATS to make sustained post-award efforts to realize revenue under each such contract. Competitive bidding presents a number of risks, including without limitation:

•       the need to bid on programs in advance of the completion of their design, which may result in unforeseen technological difficulties and cost overruns;

•       the substantial cost and managerial time and effort that ATS may spend to prepare bids and proposals for contracts that may not be awarded to ATS;

•       the need to accurately estimate the resources and cost structure that will be required to service any contract ATS is awarded; and

•       the expense and delay that may arise if ATS’ or its partners’ competitors protest or challenge contract awards made to ATS or its partners pursuant to competitive bidding, and the risk that any such protest or challenge could result in the resubmission of bids on modified specifications, or in termination, reduction or modification of the awarded contract.

If ATS is unable to consistently win new contract awards over any extended period, ATS’ business and prospects will be adversely affected and that could cause ATS’ actual results to be adversely affected. In addition, upon the expiration of a contract, if the client requires further services of the type provided by the contract, there is frequently a competitive rebidding process. There can be no assurance that we will win any particular bid, or that we will be able to replace business lost upon expiration or completion of a contract, and the termination or non-renewal of any of our significant contracts could cause our actual results could be adversely affected.

Restrictions on or other changes to the U.S. government’s use of service contracts may harm ATS’ operating results.

ATS derives a significant amount of its revenue from service contracts with the U.S. government. The U.S. government may face restrictions from new legislation, regulations or government union pressures, on the nature and amount of services the government may obtain from private contractors. Any reduction in the government’s use of private contractors to provide federal services would adversely impact ATS’ business.

ATS’ contracts with the U.S. government and its agencies are subject to audits and cost adjustments.

U.S. government agencies, including the Defense Contract Audit Agency, or the DCAA, routinely audit and investigate government contracts and government contractors’ incurred costs, administrative processes and systems. These agencies review ATS’ performance on contracts, pricing practices, cost structure and compliance with applicable laws, regulations and standards. They also review ATS’ compliance with government regulations and policies and the adequacy of ATS’ internal control systems and policies, including ATS’ purchasing, property, estimating, compensation and management information systems. Any costs found to be improperly allocated to a specific contract will not be reimbursed, and any such costs already reimbursed must be refunded. Moreover, if any of the administrative processes and systems is found not to comply with requirements, ATS may be subjected to increased government scrutiny and approval that could delay or otherwise adversely affect ATS’ ability to compete for or perform contracts. Therefore, an unfavorable outcome to an audit by the DCAA or another government agency could cause actual results to be adversely affected and differ materially from those anticipated. If a government investigation uncovers improper or illegal activities, ATS may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeitures of profits, suspension of payments, fines and suspension or debarment from doing business with the U.S. government. In addition, ATS could suffer serious reputational harm if allegations of impropriety were made against ATS. Each of these results could cause actual results being adversely affected.

A portion of ATS’ business depends upon obtaining and maintaining required security clearances, and its failure to do so could result in termination of certain of its contracts or cause it to be unable to bid or rebid on certain contracts.

Some U.S. government contracts require ATS’ employees to maintain various levels of security clearances, and ATS may be required to maintain certain facility security clearances complying with U.S. government requirements.

Obtaining and maintaining security clearances for employees involves a lengthy process, and it is difficult to identify, recruit and retain employees who already hold security clearances. If ATS’ employees are unable to obtain or retain security clearances or if such employees who hold security clearances terminate their employment with ATS, the customer whose work requires cleared employees could terminate the contract or decide not to renew it upon its expiration. To the extent ATS is not able to engage employees with the required security clearances for a particular contract, ATS may not be able to bid on or win new contracts, or effectively re-bid on expiring contracts, which could adversely affect ATS’ business.

In addition, ATS expects that some of the contracts on which it will bid will require it to demonstrate its ability to obtain facility security clearances and perform work with employees who hold specified types of security clearances. A facility security clearance is an administrative determination that a particular facility is eligible for access to classified information or an award of a classified contract. A contractor or prospective contractor must meet certain eligibility requirements before it can be processed for facility security clearance. Contracts may be awarded prior to the issuance of a facility security clearance, and in such cases the contractor is processed for facility security clearance at the appropriate level and must meet the eligibility requirements for access to classified information. ATS’ ability to obtain and maintain facility security clearances has a direct impact on its ability to compete for and perform U.S. government contracts the performance of which require access to classified information. We do not expect potential acquisitions to endanger ATS’ facility clearances. However, to the extent that any acquisition or merger contemplated by ATS might adversely impact its eligibility for facility security clearance, the U.S. government could revoke ATS’ facility security clearance if ATS was unable to adequately address concerns regarding potential unauthorized access to classified information.

ATS may not receive the full amounts authorized under the contracts included in its backlog, which could reduce its revenue in future periods.

ATS’ backlog consists of funded backlog, which is based on amounts actually obligated by a client for payment of goods and services, and unfunded backlog, which is based upon management’s estimate of the future potential of our existing contracts and task orders, including options, to generate revenue. ATS’ unfunded backlog may not result in actual revenue in any particular period, or at all, which could cause ATS’ actual results to differ materially from those anticipated.

Without additional Congressional appropriations, some of the contracts included in ATS’ backlog will remain unfunded which could significantly harm ATS’ prospects.

Although many of ATS’ U.S. government contracts require performance over a period of years, Congress often appropriates funds for these contracts for only one year at a time. As a result, ATS’ contracts typically are only partially funded at any point during their term, and all or some of the work intended to be performed under the contracts will remain unfunded pending subsequent Congressional appropriations and the obligation of additional funds to the contract by the procuring agency. Nevertheless, ATS estimates its share of the contract values, including values based on the assumed exercise of options relating to these contracts, in calculating the amount of its backlog. Because ATS may not receive the full amount it expects under a contract, ATS’ estimate of its backlog may be inaccurate.

Loss of ATS’ GSA contracts or GWACs would impair ATS’ ability to attract new business.

ATS is a prime contractor under several GSA contracts, Blanket Purchase Agreements, and GWAC schedule contracts. ATS’ ability to continue to provide services under these contracts will continue to be important to ATS’ business because of the multiple opportunities for new engagements each contract provides. If ATS were to lose its position as prime contractor on one or more of these contracts, ATS could lose substantial revenues and our operating results could be adversely affected. ATS’ GSA contracts and other GWACs have an initial term of five or more years, with multiple options exercisable at the government client’s discretion to extend the contract for one or more years. There can be no assurances that government clients will continue to exercise the options remaining on ATS’ current contracts, nor can ATS be assured that future clients will exercise options on any contracts ATS may receive in the future.

U.S. government contracts often contain provisions that are unfavorable, which could adversely affect ATS’ business.

U.S. government contracts contain provisions and are subject to laws and regulations that give the U.S. government rights and remedies not typically found in commercial contracts, including without limitation, allowing the U.S. government to:

•       terminate existing contracts for convenience, as well as for default;

•       establish limitations on future services that can be offered to prospective clients based on conflict of interest regulations;

•       reduce or modify contracts or subcontracts;

•       cancel multi-year contracts and related orders if funds for contract performance for any subsequent year become unavailable;

•       decline to exercise an option to renew a multi-year contract;

•       claim intellectual property rights in products provided by ATS; and

•       suspend or bar ATS from doing business with the federal government or with a governmental agency.

The markets ATS competes in are highly competitive, and many of the companies ATS competes against have substantially greater resources.

The markets in which ATS operates include a large number of participants and are highly competitive. Many of ATS’ competitors may compete more effectively than ATS can because they are larger, better financed and better known companies than ATS. In order to stay competitive in our industry, ATS must also keep pace with changing technologies and client preferences. If ATS is unable to differentiate our services from those of our competitors, ATS’ revenue may be adversely affected. In addition, ATS’ competitors have established relationships among themselves or with third parties to increase their ability to address client needs. As a result, new competitors or alliances among competitors may emerge and compete more effectively than ATS can. There is also a significant industry trend towards consolidation, which may result in the emergence of companies who are better able to compete against ATS. The results of these competitive pressures could cause ATS’ business to be adversely affected.

ATS’ failure to attract and retain qualified employees, including its senior management team, may adversely affect its business.

ATS’ continued success depends to a substantial degree on its ability to recruit and retain the technically skilled personnel it needs to serve its clients effectively. ATS’ business involves the development of tailored solutions for its clients, a process that relies heavily upon the expertise and services of employees. Accordingly, ATS’ employees are its most valuable resource. Competition for skilled personnel in the information technology services industry is intense, and technology service companies often experience high attrition among their skilled employees. There is a shortage of people capable of filling these positions and they are likely to remain a limited resource for the foreseeable future. Recruiting and training these personnel requires substantial resources. ATS’ failure to attract and retain technical personnel could increase its costs of performing its contractual obligations, reduce its ability to efficiently satisfy its clients’ needs, limit its ability to win new business and constrain its future growth.

ATS is dependent upon key personnel whose loss may have an adverse impact on ATS’ business.

ATS depends on the expertise, experience and continued services of its senior management employees, especially Leon C. Perry, its Senior Vice President and Chief Operating Officer. Mr. Perry has acquired specialized knowledge and skills with respect to ATS and its operations and most decisions concerning the business of ATS will be made or significantly influenced by him. The loss of Mr. Perry or other senior management employees of ATS, or an inability to attract or retain other key individuals, could materially adversely affect ATS’ business. If Mr. Perry or other senior management were to leave ATS following the acquisition, we could face substantial difficulty in hiring qualified successors and could experience a loss in productivity while any successor obtains the necessary training and experience. ATS will seek to compensate and incentivize key executives, as well as other employees, through competitive salaries and bonus plans, but there can be no assurance that these programs will allow ATS to retain key employees or hire new key employees.

Our future debt will include covenants that restrict our activities and create the risk of defaults, which could impair the value of your stock.

The debt financing arrangements we put into place in connection with the acquisition will likely contain a number of significant covenants that, among other things, restrict our ability to dispose of assets; incur additional indebtedness; make capital expenditures; pay dividends; create liens on assets; enter into leases, investments and acquisitions; engage in mergers and consolidations; engage in certain transactions with affiliates; and otherwise restrict corporate activities (including change of control and asset sale transactions). In addition, our financing arrangements will likely require us to maintain specified financial ratios and comply with financial tests, some of which may become more restrictive over time. The failure to fulfill the requirements of debt covenants, if not cured through performance or an amendment of the financing arrangements, could have the consequences of a default described in the risk factor below. There is no assurance that we will be able to fulfill our debt covenants, maintain these ratios, or comply with these financial tests in the future, nor is there any assurance that we will not be in default under our financial arrangements in the future.

A default under our debt could lead to a bankruptcy or other financial restructuring that would significantly adversely affect the value of our stock.

In the event of a default under our financing arrangements, the lenders could, among other things, (i) declare all amounts borrowed to be due and payable, together with accrued and unpaid interest, (ii) terminate their commitments to make further loans, and (iii) proceed against the collateral securing the obligations owed to them. Our senior debt will likely be secured by substantially all of our assets. Defaults under additional indebtedness we incur in the future could have these and other effects. Any such default could have a significant adverse effect on the value of our stock.

A default under our debt could lead to the bankruptcy, insolvency, financial restructuring or liquidation of our company. In any such event stockholders would be entitled to share ratably in our assets available for distribution only after the payment in full to the holders of all of our debt and other liabilities.

There can be no assurance that, in any such bankruptcy, insolvency, financial restructuring or liquidation, stockholders would receive any distribution whatsoever.

If ATS is unable to fund its capital expenditures, ATS may not be able to continue to develop new offerings and services, which would have a material adverse effect on its business.

In order to fund ATS capital expenditures, we may be required to incur borrowings or raise capital through the sale of debt or equity securities. Our ability to access the capital markets for future offerings may be limited by our and ATS’ financial condition at the time of any such offering as well as by adverse market conditions resulting from, among other things, general economic conditions and contingencies and uncertainties that are beyond our or ATS’ control. Our failure to obtain the funds for necessary future capital expenditures would limit ATS’ ability to develop new offerings and services and could have a material adverse effect on our business, results of operations and financial condition.

Future acquisitions by us or ATS would subject us and ATS to additional business, operating and industry risks, the impact of which cannot presently be evaluated, and could adversely impact our or ATS’ capital structure.

We plan to pursue other acquisition opportunities following the closing of the ATS acquisition in an effort to take advantage of the platform we expect ATS to constitute. Although we are often engaged in preliminary discussions with acquisition candidates, as of the date of this proxy statement we have no binding commitments or agreements (including agreements in principle, letters of intent and non-binding term sheets) to enter into any acquisition. Following the acquisition of ATS, we will not be limited to any particular industry or type of business that we may acquire. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular business or assets that we may acquire, or of the industry in which such business operates. In addition, the financing of any acquisition completed by us after the ATS acquisition could adversely impact our capital structure as any such financing would likely include the issuance of additional equity securities and/or the borrowing of additional funds.

ATS may be unable to protect or enforce its intellectual property rights.

The protection of ATS’ trade secrets, proprietary know-how, technological innovations, other proprietary information and other intellectual property protections in the U.S. and other countries may be critical to our success. ATS may rely on a combination of copyright, trademark, trade secret laws and contractual restrictions to protect any proprietary technology or other rights ATS may have or may acquire. Despite ATS’ efforts, it may not be able to prevent misappropriation of those proprietary rights or deter independent development of technologies that compete with ATS. Litigation may be necessary in the future to enforce ATS’ intellectual property rights, to protect ATS’ trade secrets, or to determine the validity and scope of the proprietary rights of others. It is also possible that third parties may claim ATS has infringed their patent, trademark, copyright or other proprietary rights. Claims or litigation, with or without merit, could result in substantial costs and diversions of resources, either of which could have a material adverse effect on ATS’ competitive position and business.

ATS may be harmed by intellectual property infringement claims.

ATS may become subject to claims from our employees and third parties who assert that intellectual property that ATS uses in delivering services and business solutions to its clients infringe upon intellectual property rights of such employees or third parties. ATS’ employees develop much of the intellectual property that it uses to provide its services and business solutions to its clients, but ATS also licenses technology from other vendors. If ATS’ vendors, its employees, or third parties assert claims that ATS or its clients are infringing on their intellectual property, ATS could incur substantial costs to defend those claims. In addition, if any of these infringement claims is ultimately successful, ATS could be required to:

•       cease selling and using products and services that incorporate the challenged intellectual property;

•       obtain a license or additional licenses from its vendors or other third parties; and

•       redesign its products and services that rely on the challenged intellectual property.

Any of these outcomes could further adversely affect ATS’ operating results.

ATS’ quarterly revenue, operating results and profitability could be volatile.

ATS’ quarterly revenue, operating results and profitability may fluctuate significantly and unpredictably in the future.

Factors which may contribute to the volatility of quarterly revenue, operating results or profitability include:

•       fluctuations in revenue earned on contracts;

•       commencement, completion, and termination of contracts during any particular quarter;

•       variable purchasing patterns under GSA Schedule contracts, and agency-specific ID/IQ contracts;

•       additions and departures of key personnel;

•       changes in ATS’ staff utilization rates;

•       timing of significant costs, investments and/or receipt of incentive fees;

•       strategic decisions by ATS and its competitors, such as acquisitions, divestitures, spin-offs, joint ventures, strategic investments, and changes in business strategy;

•       contract mix and the extent of use of subcontractors;

•       changes in policy and budgetary measures that adversely affect government contracts; and

•       any seasonality of ATS’ business.

Therefore, period-to-period comparisons of ATS’ operating results may not be a good indication of ATS’ future performance. ATS’ quarterly operating results may not meet the expectations of securities analysts or investors, which in turn may have an adverse affect on the market price of our common stock.

Furthermore, reductions in revenue in a particular quarter could lead to lower profitability in that quarter because a relatively large amount of ATS’ expenses are fixed in the short-term. ATS may incur significant operating expenses during the start-up and early stages of large contracts and may not receive corresponding payments or revenue in that same quarter. ATS may also incur significant or unanticipated expenses or both when contracts expire, are terminated, or are not renewed. In addition, payments due to ATS from government agencies and departments may be delayed due to billing cycles, as a result of failures of governmental budgets to gain Congressional and administration approval in a timely manner, and for other reasons.

If subcontractors on ATS’ prime contracts are able to secure positions as prime contractors, ATS may lose revenue.

For each of the past several years, as the GSA Schedule contracts have increasingly been used as contract vehicles, ATS has received substantial revenue from government clients relating to work performed by other firms acting as subcontractors to ATS. In some cases, companies that have not held GSA Schedule contracts have approached ATS in its capacity as a prime contractor, seeking to perform services as ATS’ subcontractor for a government client. Some of the providers that are currently acting as subcontractors to ATS may in the future secure positions as prime contractors upon renewal of a GSA Schedule contract. If one or more of its current subcontractors is awarded prime contractor status in the future, it could reduce or eliminate ATS’ revenue for the work they were performing as subcontractors to it. Revenue derived from work performed by ATS’ subcontractors for fiscal year 2004 and fiscal year 2005 represented 21% and 28% of ATS’ gross revenue, respectively.

If ATS’ subcontractors fail to perform their contractual obligations, its performance as a prime contractor and its ability to obtain future business could be materially and adversely impacted.

ATS’ performance of government contracts may involve the issuance of subcontracts to other companies upon which it relies to perform all or a portion of the work ATS is obligated to deliver to its clients. A failure by one or more of ATS’ subcontractors to satisfactorily deliver on a timely basis the agreed-upon supplies and/or perform the agreed-upon services may materially and adversely affect its ability to perform its obligations as a prime contractor.

In extreme cases, a subcontractor’s performance deficiency could result in the government terminating ATS’ contract for default. A default termination could expose us to liability for excess costs of reprocurement by the government and have a material adverse effect on ATS’ ability to compete for future contracts and task orders.

ATS sometimes incurs costs before a contract is executed or appropriately modified. To the extent a suitable contract or modification is not later signed and these costs are not reimbursed, its revenues and profits will be reduced.

When circumstances warrant, ATS sometimes incur expenses and performs work without a signed contract or appropriate modification to an existing contract to cover such expenses or work. When ATS does so, it is working “at-risk,” and there is a chance that the subsequent contract or modification will not ensue, or if it does, that it will not allow ATS to be paid for the expenses already incurred or work already performed or both. In such cases, ATS has generally been successful in obtaining the required contract or modification, but any failure to do so in the future could adversely affect operating results.

If ATS is unable to manage ATS’ growth, ATS’ business may be adversely affected.

Sustaining ATS’ growth may place significant demands on ATS’ management, as well as on ATS’ administrative, operational and financial resources. If ATS sustains significant growth, ATS must improve its operational, financial and management information systems and expand, motivate and manage its workforce. If ATS is unable to do so, or if new systems that ATS implements to assist in managing any future growth do not produce the expected benefits, ATS’ business, prospects, financial condition or operating results could be adversely affected.

Risks Related to Our Capital Structure and Our Limited Experience as a Public Company

Because we do not currently intend to pay dividends on our common stock, stockholders will benefit from an investment in our common stock only if it appreciates in value.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain all future earnings, if any, for use in the operations and expansion of our business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends will be at the discretion of our board of directors and will depend on factors our board of directors deems relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of our credit facilities and other financing arrangements. It is likely that the debt financing arrangements we put into place in connection with the acquisition will prohibit us from declaring or paying dividends without the consent of our lenders. Accordingly, realization of a gain on stockholders’ investments will depend on the appreciation of the price of our common stock. There is no guarantee that our common stock will appreciate in value or even maintain the price at which stockholders purchased their shares.

If our initial stockholders and certain ATS shareholders exercise their registration rights, it may have an adverse effect on the market price of our common stock.

Our initial stockholders are entitled to demand that we register the resale of their shares of common stock in certain circumstances. If our initial stockholders exercise their registration rights with respect to all of their shares of common stock purchased prior to our public offering, then there will be an additional 5,250,000 shares of common stock eligible for trading in the public market. We have also granted registration rights to those shareholders of ATS who will receive 173,913 shares of our common stock upon closing of the acquisition pursuant to the stock purchase agreement. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock.

Our outstanding warrants may have an adverse effect on the market price of our common stock.

In connection with our initial public offering, we issued warrants to purchase 42,000,000 shares of common stock. As of October 31, 2006, our current officers and directors and their affiliates and associates held warrants to purchase 3,759,528 shares of common stock at $5.00 per share. The sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If we are unable to maintain a current prospectus relating to the common stock underlying our warrants, our warrants may be worthless.

We will not be obligated to issue shares of common stock upon the exercise of our warrants unless, at the time a holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrant is current and such common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us, we have agreed to use our reasonable best efforts to maintain a current prospectus relating to the common stock issuable upon exercise of our warrants until the expiration of our warrants. However, we cannot assure warrant holders that we will be able to do so. If the prospectus relating to the common stock issuable upon exercise of the warrants is not current, or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, our warrants may not be exercisable before they expire. The warrant agreement is silent as to the consequences of such circumstances. Thus, our warrants may be deprived of any value, the market for our warrants may be limited or non-existent and the warrants may expire worthless.

The warrant agreement governing our warrants permits us to redeem the warrants after they become exercisable, and it is possible that we could redeem the warrants at a time when a prospectus has not been current, resulting in the warrant holder receiving less than fair value of the warrant or the underlying common stock.

Under section 6 of the warrant agreement governing our outstanding warrants, we have the right to redeem outstanding warrants, at any time after they become exercisable and prior to their expiration, at the price of $0.01 per warrant, provided that the last sales price of our common stock has been at least $8.50 per share on each of 20 trading days within any 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.  Section 6 of the warrant agreement does not require, as a condition to giving notice of redemption, that we have in effect—during either the redemption measurement period or at the date of notice of redemption—a current prospectus relating to the common stock issuable upon exercise of our warrants.  Thus, it is possible that we could issue a notice of redemption of the warrants following a time when holders of our warrants have been unable to exercise their warrants and thereafter immediately resell the underlying common stock under a current prospectus. Under such circumstances, rather than face redemption at a nominal price per warrant, warrant holders could be forced to sell the warrants or the underlying common stock for less than fair value.

We may experience volatility in results of operations due to how we are required to account for our warrants.

Emerging Issues Task Force 00-19, or EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in, a Company’s Own Stock,” provides criteria for determining whether freestanding contracts that are to be settled in a company’s own stock, including common stock warrants, should be designated as either an equity instrument, an asset or as a liability under SFAS No. 133. Under the provisions of EITF 00-19, a contract designated as an asset or a liability must be carried at fair value on a company’s balance sheet, with any changes in fair value recorded in a company’s results of operations. A contract classified as an equity instrument is included within equity, and no fair value adjustments are required from period to period. In accordance with EITF 00-19, the warrants to purchase common stock included in the units sold in our initial public offering are separately accounted for as liabilities.

The agreement related to our warrants provides for us to register and maintain the registration of the shares underlying the warrants and does not specify a penalty in the absence of our ability to deliver registered shares to holders upon exercise of the warrants. Further, the warrant agreement does not specify that we cannot be obligated to net cash settle the instrument. Paragraph 14 of EITF 00-19 states that if the contract allows the company to net-share or physically settle the contract only by delivering registered shares, it is assumed that the company will be required to net-cash settle the contract, and as a result liability classification will be required. Paragraph 17 of EITF 00-19 states that if the contract requires physical or net-share settlement by delivery of registered shares and does not specify any circumstances under which net-cash settlement is permitted or required, and the contract does not specify how the contract would be settled in the event that the company is unable to deliver registered shares, then net cash settlement is assumed if the company is unable to deliver registered shares (because it is unlikely that nonperformance would be an acceptable alternative). Under EITF 00-19, registration of the common stock underlying the warrants is not within our control and, as a result, we must assume that we could be required to settle the securities on a net-cash basis, thereby necessitating the treatment of the potential settlement obligation as a liability. The fair value of these securities is presented on our balance sheet as “warrant liabilities,” and the unrealized changes in the values of these derivatives are shown in our statement of operations as “Gain (loss) on warrant liability.”

Fair values for traded securities and derivatives are based on quoted market prices. Where market prices are not readily available, as in the case of our warrants as of the date of issuance, fair values are determined using methods requiring judgment and estimates. Utilizing such methods, the fair value of the warrant liability at October 20, 2005 (the date of issuance) was determined to be $0.34 per warrant. At the date of issuance, we allocated the unit price between the share of common stock and the warrants issued based upon relative fair value determined, among other things, by reference to the underlying cash held in the trust fund. The warrants included in the units sold in our initial public offering began to be publicly traded on the Over the Counter Bulletin Board on December 5, 2005, and consequently the fair value of the warrants is reflected as the market price of a warrant at each period end. To the extent that the market prices of our warrants increase or decrease, our derivative liabilities will also increase or decrease with a corresponding impact on our statement of operations.

Our securities are quoted on the Over-the-Counter Bulletin Board, which may limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq market.

Our securities are quoted on the Over-the-Counter Bulletin Board, a NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq market. Quotation of our securities on the Over-the-Counter Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on Nasdaq. Although we intend to apply for listing of our common stock on Nasdaq, we cannot assure you that we will satisfy the applicable listing requirements.

Failure to complete the acquisition could negatively impact the market price of our common stock and may make it more difficult for us to attract another acquisition candidate, resulting, ultimately, in the disbursement of the trust proceeds, causing some investors to experience a loss on their investment.

If the acquisition is not completed for any reason, we may be subject to a number of material risks, including:

•       the market price of our common stock may decline to the extent that the current market price of our common stock reflects a market assumption that the acquisition will be consummated;

•       costs related to the acquisition, such as legal and accounting fees and the costs of the fairness opinion, must be paid even if the acquisition is not completed; and

•       charges will be made against earnings for transaction-related expenses, which could be higher than expected.

Such decreased market price and added costs and charges of the failed acquisition, together with the history of failure in consummating an acquisition, may make it more difficult for us to attract another acquisition candidate, resulting, ultimately, in the disbursement of the trust proceeds, causing investors to experience a loss on their investment. As discussed herein, if the acquisition is not consummated, it is more likely than not that we will be forced to dissolve and liquidate.

If 20% or more of the holders of our common stock issued in our public offering decide to vote against the acquisition and opt to convert their shares to cash, we may be forced to dissolve and liquidate, stockholders may receive less than $5.72 per share and our warrants may expire worthless.

Under the terms of our Amended and Restated Certificate of Incorporation, if 20% or more of shares issued in our initial public offering decide to vote against the acquisition and opt to convert their shares to cash, we may ultimately be forced to dissolve and liquidate. Although we will continue to search to acquire an operating company in the federal services sector, our Amended and Restated Certificate of Incorporation requires us to liquidate if we do not complete a business combination by April 25, 2007, or October 25, 2007 if we enter into a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to April 25, 2007, but are unable to complete such business combination by such date. We signed a definitive agreement with ATS on April 19, 2006, and therefore have until October 25, 2007 to complete the acquisition of ATS. If we do not consummate the acquisition of ATS by October 25, 2007, we will be forced to dissolve and liquidate in accordance with the provisions of Delaware law.

In any liquidation, the net proceeds of our initial public offering held in the trust account, plus any interest earned thereon, will be distributed on a pro rata basis to the holders of our common stock issued in our public offering. If we are forced to liquidate our assets, the per-share liquidation will be the $117,180,000 deposited in the trust account at the time of the initial public offering, plus interest and less taxes accrued thereon through the date of any liquidation. As of October 31, 2006, and assuming we had expended all of the funds not in the trust account, the per share liquidation price was approximately $5.72

($5.74 less $0.02 per share which is accrued for taxes), or $0.28 less than the price ($6.00 per unit) that we sold each unit for in our initial public offering. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors, which would be prior to the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than $5.72, plus interest (net of taxes payable), due to claims of creditors. Furthermore, there will be no distribution with respect to our outstanding warrants and, accordingly, the warrants will expire worthless.

Under Delaware law, our dissolution requires the approval of the holders of a majority of our outstanding stock, without which we will not be able to dissolve and liquidate and distribute our assets to our public stockholders.

Pursuant to Delaware law, our dissolution requires the affirmative vote of stockholders owning a majority of our then outstanding common stock. Soliciting the vote of our stockholders will require the preparation of preliminary and definitive proxy statements, which will need to be filed with the Securities and Exchange Commission and could be subject to their review. This process could take a substantial amount of time, ranging from 40 days to several months.

As a result, the distribution of our assets to the public stockholders could be subject to a considerable delay. Furthermore, we may need to postpone the stockholders’ meeting, resolicit our stockholders or amend our plan of dissolution and liquidation to obtain the required stockholder approval, all of which would further delay the distribution of our assets and result in increased costs. If we are not able to obtain approval from a majority of our stockholders, we will not be able to dissolve and liquidate and we will not be able to distribute funds from our trust account to holders of our common stock sold in our initial public offering and these funds will not be available for any other corporate purpose. In the event we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. However, we cannot predict whether our stockholders will approve our dissolution in a timely manner or will ever approve our dissolution. As a result, we cannot provide our initial stockholders with assurances of a specific timeframe for the dissolution and distribution.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we complied with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that we make reasonable provision for all claims against us, including a 60-day notice period during which any third-party claims can be brought against us, a 90-day period during which we may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of a stockholder with respect to a liquidating distribution would be limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our stockholders will likely extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our public stockholders amounts owed to them by us.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation price received by stockholders could be less than $5.72 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Pursuant to Sections 280 and 281 of the Delaware General Corporation Law, upon our dissolution we will be required to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Although we intend to pay those amounts from our funds not held in trust, we cannot assure you those funds will be sufficient to cover such claims and obligations. Although we have sought to have vendors, prospective target businesses or other entities with which we do business execute valid and enforceable agreements waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, not all have executed such agreements. Those parties who have not entered into such agreements may have claims they will attempt to assert, and those who have may claim that the waiver is unenforceable or assert claims based on fraudulent inducement, breach of fiduciary responsibility or other similar claims.

As of September 30, 2006, we had liabilities (excluding tax-related liabilities and warrant liabilities) of approximately $1.2 million. Creditors with claims in the amount of approximately $1.0 million have executed agreements with us waiving their rights, if any, to any funds held in the trust account.  We have not received a waiver letter from Continental Stock Transfer and Trust Company, our escrow agent and warrant agent, the State of Delaware, Eisner LLP, our independent auditor, and certain miscellaneous service providers, with aggregate claims in the amount of approximately $164,000. As a result of obtaining the waiver letters, we believe the claims that could be made against the trust account are limited. To the extent that creditors, even those who have executed a waiver of claims against the trust account, or ATS bring a claim and attempt to have it satisfied out of the trust account, the proceeds available to our stockholders from the trust account could be reduced.

Messrs. Jacks and Schulte have agreed, pursuant to an agreement with us and CRT, the underwriter of our initial public offering, that, if we liquidate prior to the consummation of a business combination, they may be personally liable to ensure that the proceeds of the trust account are not reduced by the claims of vendors or other entities that are owed money by us for services rendered or products sold to us or the claims of prospective target businesses. We cannot assure you, however, that they will be able to satisfy those obligations.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $5.72 per share.

We have not had operations, and ATS has never operated as a public company. Fulfilling our obligations incident to being a public company after acquiring ATS will be expensive and time consuming.

Both we, as a company without operations, and ATS, as a private company, have maintained relatively small finance and accounting staffs. Neither we nor ATS currently has an internal audit group. Although we have maintained disclosure controls and procedures and internal control over financial reporting as required under the federal securities laws with respect to our very limited activities, we have not been required to maintain and establish such disclosure controls and procedures and internal control as will be required with respect to a business such as ATS with substantial operations. Under the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC, as well as the rules of Nasdaq, we will need to implement additional corporate governance practices and adhere to a variety of reporting requirements and complex accounting rules. Compliance with these obligations will require significant management time, place significant additional demands on our finance and accounting staff and on our financial, accounting and information systems, and increase our insurance, legal and financial compliance costs. We may also need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge.

Section 404 of the Sarbanes-Oxley Act of 2002 will require us to document and test our internal controls over financial reporting for fiscal 2007 and beyond and will require an independent registered public accounting firm to report on our assessment as to the effectiveness of these controls. Any delays or difficulty in satisfying these requirements could adversely affect our future results of operations and our stock price.

Section 404 of the Sarbanes-Oxley Act of 2002 will require us to document and test the effectiveness of our internal controls over financial reporting in accordance with an established internal control framework and to report on our conclusion as to the effectiveness of our internal controls. It will also require an independent registered public accounting firm to test our internal controls over financial reporting and report on the effectiveness of such controls for our fiscal year ending December 31, 2007 and subsequent years. An independent registered public accounting firm will also be required to test, evaluate and report on the completeness of our assessment. It may cost us more than we expect to comply with these control- and procedure-related requirements.

We may in the future discover areas of our internal controls that need improvement, particularly with respect to ATS or other businesses that we may acquire in the future. We cannot be certain that any remedial measures we take will ensure that we implement and maintain adequate internal controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation could harm our operating results or cause us to fail to meet our reporting obligations. If we are unable to conclude that we have effective internal controls over financial reporting, or if our independent auditors are unable to provide us with an unqualified report regarding the effectiveness of our internal controls over financial reporting as of December 31, 2007 and in future periods as required by Section 404, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our common stock. Failure to comply with Section 404 could potentially subject us to sanctions or investigations by the SEC, the Nasdaq National Market or other regulatory authorities.

THE SPECIAL MEETING

The Special Meeting

We are furnishing this document to you as part of the solicitation of proxies by our board of directors for use at the special meeting, and at any adjournment or postponement thereof, called to consider and vote upon our acquisition of ATS and other proposals. This document provides you with the information you need to know to be able to vote or instruct your vote to be cast at the special meeting.

Date, Time and Place

We will hold the special meeting at 10:00 a.m., Eastern Time, on December    , 2006, at the corporate headquarters of Advanced Technology Systems, Inc. located at 7915 Jones Branch Drive, McLean, Virginia 22102.

Purpose of the Special Meeting

At the special meeting, we are asking holders of our common stock to approve:

•       the acquisition pursuant to the stock purchase agreement and the other transactions contemplated by the stock purchase agreement;

•       the amendment removing certain provisions only applicable to us prior to our completion of a business combination;

•       the incentive compensation plan;

•       the election of Dr. Bersoff to our board of directors; and

•       a proposal to adjourn the special meeting to solicit additional proxies.

Board of Directors Recommendation

Our board of directors unanimously recommends:

•       that our common stockholders vote “FOR” the approval of the acquisition pursuant to the stock purchase agreement and the other transactions contemplated by the stock purchase agreement;

•       that our common stockholders vote “FOR” the approval of the amendment;

•       that our common stockholders vote “FOR” the approval of the incentive compensation plan;

•       that our common stockholders vote “FOR” the election of Dr. Bersoff to our board of directors; and

•       that our common stockholders vote “FOR” the proposal to adjourn the special meeting to solicit additional proxies.

Adoption by our stockholders of the acquisition is not conditioned on the adoption of the amendment proposal, the incentive compensation plan proposal, the nomination proposal or the adjournment proposal.

Record Date; Who is Entitled to Vote

The record date for the special meeting is November    , 2006. Record holders of our common stock at the close of business on the record date are entitled to vote or have their votes cast at the special meeting. On the record date, there were 26,250,000 shares of our common stock outstanding.

Quorum

The presence, in person or by proxy, of a majority of all the outstanding shares of common stock entitled to vote constitutes a quorum at the special meeting.

Voting Your Shares

Each share of our common stock that you own in your name entitles you to one vote. Your proxy card shows the number of shares of our common stock that you own.

There are two ways to vote your shares of common stock at the special meeting:

•       You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will not be counted as voting either “for” or “against” the acquisition and will not constitute a demand for conversion of your shares into a pro rata portion of the trust account (net of taxes payable). If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by our board of directors “FOR” the amendment, the incentive compensation plan, the nomination and the adjournment proposal.

•       You can attend the special meeting and vote in person. We will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must obtain a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares.

Our initial stockholders have agreed to vote their 5,250,000 shares of our common stock, representing an aggregate of 20% of the outstanding shares of our common stock, in accordance with the vote of the majority of the shares of common stock voted by our public stockholders on the acquisition proposal. The initial stockholders intend to vote all of their shares of our common stock, representing an aggregate of 20% of the outstanding shares of our common stock, “FOR” the amendment proposal, the incentive compensation plan proposal, the nomination proposal and the adjournment proposal.

Our issued and outstanding warrants do not have voting rights and record holders of our warrants will not be entitled to vote at the special meeting.

Who Can Answer Your Questions About Voting Your Shares

If you have questions, you may call Morrow & Co., Inc. at (800) 573-4412.

No Additional Matters May Be Presented at the Special Meeting

This special meeting has been called only to consider the approval of the acquisition pursuant to the stock purchase agreement, the amendment, the incentive compensation plan, the nomination and the adjournment proposal. Under our by-laws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the special meeting, if they are not included in the notice of the meeting.

In addition, representatives of our accountants are not expected to be present at the special meeting and accordingly will not make any statement or be available to respond to any questions.

Revoking Your Proxy

If you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•       You may send another proxy card with a later date;

•       You may notify Mr. Schulte, our Secretary, in writing before the special meeting that you have revoked your proxy; or

•       You may attend the special meeting, revoke your proxy, and vote in person.

Vote Required to Approve the Acquisition

The acquisition does not require stockholder approval under Delaware law. However, under our Amended and Restated Certificate of Incorporation, the acquisition must be approved by a majority of the votes cast at the special meeting, in person or by proxy, in respect of shares of our common stock issued in our initial public offering. Thus, votes in respect of shares issued other than in the public offering are not counted for this purpose. The holders of our stock issued prior to the public offering, including our officers and directors, have agreed to vote all of their shares, whenever acquired and including shares purchased in the public offering or in the aftermarket, in accordance with the majority of the votes cast by other holders of shares issued in the public offering.

As described below under “Failures to Vote, Abstentions and Broker Non-Votes,” if you fail to appear at all at the special meeting, in person or by proxy, or if you abstain from voting, either in person or by proxy voting instruction, your shares will not be counted as voting either “for” or “against” the acquisition and will not constitute a demand for conversion of your shares into a pro rata portion of the trust account (net of taxes payable).

If your shares of common stock are held in your bank’s or broker’s name, you must instruct your bank or broker how to vote on the acquisition. If you do not give your broker voting instructions and the broker does not vote your shares, this is referred to as a “broker non-vote.” Broker non-voting shall be treated as shares not entitled to vote at the special meeting, and, therefore, shall have no impact on the approval of the acquisition. A broker non-vote will not constitute a demand for conversion of your shares into a pro rata portion of the trust account (net of taxes payable).

Approval of the acquisition is not conditioned upon the adoption of the amendment proposal, the incentive compensation plan proposal, the nomination proposal and/or the adjournment proposal.

In addition to the voting requirements described above, if the public stockholders holding 20% or more of the total number of shares of common stock issued in our initial public offering (4,200,000 or more of such shares) demand conversion of their shares into their pro rata portion of the trust account, we will not consummate the acquisition.

No vote of the warrant holders is necessary to adopt the acquisition proposal, and we are not asking the warrant holders to vote on the acquisition. At the close of business on November   , 2006, the record date for the special meeting, there were 26,250,000 shares of our common stock outstanding, 21,000,000 of which were issued in our initial public offering.

Conversion Rights

As provided in our Amended and Restated Certificate of Incorporation, a public stockholder who votes against the acquisition may demand that we convert his or her shares into cash. This demand must be made on the proxy card at the same time that the public stockholder votes against the acquisition. If so demanded, we will convert each share of common stock owned by such stockholder into a pro rata portion of the trust account in which $117.8 million of the net proceeds of our initial public offering is held, plus interest earned on such funds through the date that is two business days prior to the closing of the acquisition (net of taxes payable). Based on the amount of cash held in the trust account at October 31, 2006, we estimate that you will be entitled to convert each share of common stock that you hold into approximately $5.72. If you exercise your conversion rights, then you will be exchanging your shares of our common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if you continue to hold these shares through the closing date of the acquisition and then tender your stock certificate. If the acquisition is not completed, then these shares will not be converted into cash.

The acquisition will not be consummated if public stockholders owning 20% or more of the total number of the shares issued in our initial public offering (4,200,000 or more of such shares) exercise their conversion rights.

Prior to exercising conversion rights, public stockholders should verify the market price of our common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their conversion rights. Our shares of common stock are listed on the OTCBB under the symbol FDSA.

Voting Requirement for the Amendment

The amendment proposal must be approved by the affirmative vote of the majority of shares of our common stock outstanding on the record date. No vote of the warrant holders is necessary to adopt the amendment proposal, and we are not asking the warrant holders to vote on the amendment proposal. Adoption of the amendment proposal is conditioned upon the adoption of the acquisition proposal, and if the acquisition is not approved, then the amendment proposal will not be presented for approval.

Voting Requirement for the Incentive Compensation Proposal

The incentive compensation plan proposal must be approved by the affirmative vote of the majority of shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the incentive compensation plan proposal. No vote of the warrant holders is necessary to adopt the incentive compensation plan proposal, and we are not asking the warrant holders to vote on the incentive compensation plan proposal. Adoption of the incentive compensation plan proposal is conditioned upon the adoption of the acquisition proposal, and if the acquisition is not approved, then the incentive compensation plan proposal will not be presented for approval.

Voting Requirement for the Nomination

To be elected to our board of directors, a nominee must receive the affirmation vote of a plurality of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the election of directors. Adoption of the nomination proposal is not conditioned upon the adoption of the acquisition proposal.

Voting Requirement for the Adjournment

The adjournment proposal must be approved by the affirmative vote of the majority of shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the adjournment proposal. No vote of the warrant holders is necessary to adopt the adjournment proposal, and we are not asking the warrant holders to vote on the adjournment proposal. Adoption of the adjournment proposal is not conditioned upon the adoption of the acquisition proposal.

Failures to Vote, Abstentions and Broker Non-Votes

With respect to the acquisition, if you are not present at the meeting, either by not appearing in person or failing to return a proxy, or if you abstain from voting by appearing in person and not voting or by returning a proxy and failing to instruct how your shares should be voted by proxy, your shares will not be counted as voting either “for” or “against” the acquisition and will not constitute a demand for conversion of your shares into a pro rata portion of the trust account (net of taxes payable). A failure to be present in person or by proxy, or an abstention, will have the same effect as a vote “against” the approval of the amendment, which must be approved by a majority of our outstanding shares. Personally appearing at the meeting and failing to vote will have the same effect as a vote “against” the incentive compensation plan and the adjournment proposals, which must be approved by a majority of the shares present at the meeting in person or by proxy. Neither a failure to vote nor an abstention will have an effect on the nomination.

Please note that if you sign and return a proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by our board of directors “FOR” the amendment, the incentive compensation plan, the nomination and the adjournment proposal, but will not be voted at all on the acquisition proposal.

If your broker holds your shares in its name and you do not give the broker voting instructions, your broker may not vote your shares. If you do not give your broker voting instructions and the broker does not vote your shares, this is referred to as a “broker non-vote.” Broker non-voting shall be treated as shares either not voted, or not entitled to vote, at the special meeting, and, therefore, will have no impact on the approval of the acquisition, the incentive compensation plan, the nomination or the adjournment proposal. However, a broker non-vote will have the same effect as a vote “against” the amendment.

To exercise your conversion rights, you must not only vote against the acquisition, but also affirmatively elect to convert your shares by checking the appropriate box, or directing your broker to check the appropriate box, on the proxy card and ensure that the proxy card is delivered prior to the special meeting.

Solicitation Costs

We will bear all expenses incurred in connection with the solicitation of proxies. We will, upon request, reimburse brokerage firms and other nominee holders for their reasonable expenses incurred in forwarding the proxy solicitation materials to the beneficial owners of our shares of common stock. Our officers and directors may solicit proxies by mail, personal contact, letter, telephone, facsimile or other electronic means. While our officers and directors will not receive any additional compensation for those activities, they may be reimbursed for their out-pocket-expenses. In addition, we have retained Morrow & Co., Inc. to aid in the solicitation of proxies. Morrow will receive a fee of approximately $5,500, as well as reimbursement for certain costs and out-of-pocket expenses incurred by them in connection with their services, all of which will be paid by us.

Stock Ownership

At the close of business on the record date, Dr. Bersoff and Messrs. Jacks, Saponaro, Schulte and Smith, who collectively comprise all of our current directors and executive officers, together with their affiliates and associates, beneficially owned and were entitled to vote 5,281,000 shares of our common stock, or approximately 20.1% of the outstanding shares of our common stock. Such number does not include 3,759,528 shares of common stock issuable upon exercise of warrants held by our current directors and executive officers. As of October 31, 2006, these shares and warrants had a market value of approximately $29,909,308 based on our common stock price of $5.45 per share and our warrant price of $0.30 per warrant. All of our initial stockholders have agreed to vote their shares of common stock in accordance with the vote of the majority of the shares of common stock voted by our public stockholders. For more information on beneficial ownership of our common stock by executive officers, directors and 5% stockholders, see “Beneficial Ownership of Securities” on page 132.

APPROVAL OF THE ACQUISITION AND THE OTHER TRANSACTIONS CONTEMPLATED
BY THE STOCK PURCHASE AGREEMENT

The following describes the acquisition and the principal terms of the stock purchase agreement, and is subject to, and qualified in its entirety by reference to, the stock purchase agreement. A copy of the stock purchase agreement is attached as Annex A to this proxy statement and is incorporated into this proxy statement by reference.

It is possible that, prior to the closing of the acquisition, it may become necessary to amend the stock purchase agreement or related agreements in respects that our board of directors deems immaterial. Approval of this proposal will authorize our board of directors to proceed with the acquisition with such amendments. In the event it becomes necessary to amend the stock purchase agreement or related agreements in respects that our board of directors deems material, we will make public disclosure of such amendments prior to the stockholder vote on this proposal. The nature of such disclosure will be determined based on the facts and circumstances surrounding any such amendment to the stock purchase agreement, which is not currently contemplated. Such disclosure could, for example, take the form of the issuance of a press release and the filing of a Form 8-K with the Securities and Exchange Commission, or a direct mailing to stockholders.

Even if this proposal is approved by our stockholders, our board of directors would have the right not to consummate the acquisition if all of the conditions to closing set forth in the stock purchase agreement are not satisfied, or if the board determined that its fiduciary duties required it not to complete the transaction.

General Description of the Acquisition

On April 19, 2006, we entered into the stock purchase agreement with ATS, the holders of all of the outstanding shares of ATS and Claude Rumsey, as shareholders’ representative. Upon completion of the acquisition, we will own all of the issued and outstanding shares of ATS and, indirectly through ATS, we will own all of the outstanding shares of common stock and ownership interests of ATS’ wholly-owned subsidiaries. Since ATS and its shareholders have approved and executed the stock purchase agreement, no further action needs be taken by ATS’ shareholders to approve the acquisition.

The stock purchase agreement was amended as of September 30, 2006 primarily to extend, from September 30, 2006 to November 30, 2006, the date after which the ATS shareholders may terminate the agreement if the acquisition has not closed. The amendment to the stock purchase agreement effecting this change is attached as Annex A-1 to this proxy statement.

Background of the Acquisition

We closed our public offering in late October 2005. Promptly after the closing of the offering, we assembled materials describing our background, available cash, and preferred acquisition candidate characteristics. The materials explained that: we were interested in a transaction with a value of $95.0 million to $250.0 million or greater; our primary interest was in federal services providers, although aerospace and defense companies would be considered; in terms of areas of interest in the federal services sector, we were concentrating on the Department of Defense, or DoD, the Department of Homeland Security, the intelligence community, and civilian agencies; and we were interested in targets with revenues of $100.0 million or more with EBITDA margins of 6-10% and the ability to generate audited financial statements. For the reasons discussed below, we believe the acquisition represents a transaction at the lower end of the valuation range referred to above and within these other general acquisition criteria.

The terms of the stock purchase agreement are the result of arm’s-length negotiations between representatives of us and ATS. The following is a brief discussion of the background of these negotiations, the acquisition and related transactions.

ATS’ preliminary consideration of a strategic transaction

In the summer of 2005, ATS’ founders had preliminary discussions regarding the overall growth strategy and corporate direction for ATS. The outcome of the discussions was to explore strategic alternatives, including finding a strategic or financial partner to further enhance ATS’ federal information technology services capabilities and client base, considering expansion into new sectors for growth, and providing liquidity to ATS’ shareholders. In June 2005, ATS management met with Stifel Nicolaus & Company, Incorporated (formerly Legg Mason Wood Walker, Incorporated) (referred to in this proxy statement as “Stifel”) to discuss Stifel’s preliminary thoughts on strategic alternatives and a valuation for ATS. Stifel presented its preliminary valuation of ATS in early June to the management and founders of ATS, and ATS chose Stifel to help consider strategic alternatives, including a possible sale of ATS. On July 7, 2005, ATS executed an engagement letter with Stifel in connection with such appointment.

During the months of July and August 2005, Stifel worked with ATS’ management team to determine a sale strategy. As a part of this strategy, Stifel helped ATS divest ATSI, its wholly-owned subsidiary focused on providing integrated physical security solutions. ATSI was sold on November 30, 2005 to New Technology Management, Inc. In addition, Stifel recommended that ATS management consider discontinuing its Pyramid business unit as non-core.

During September and October 2005, Stifel worked with ATS’ management team to produce a confidential information memorandum that would be distributed under a confidentiality agreement to selected strategic and financial partners. Stifel and ATS agreed to contact several U.S. government contracting companies and financial buyers that best fit the strategic goals of ATS.

Closing of FSAC public offering and preliminary identification of acquisition targets

Our public offering was declared effective on October 19, 2005 and closed on October 25, 2005. We had not selected any acquisition target prior to the effectiveness of our registration statement, and we had not contacted, directly or indirectly, any agents of any targets, or any potential targets, prior to that time. During the week of Monday, October 31, 2005, we began meeting with a number of parties familiar with the federal services sector, including investment bankers, business brokers, accounting firms, active and retired executives in the sector, lawyers, business owners and others to describe the opportunities we presented and learn of potential acquisition targets. During these meetings we reviewed the background materials we had prepared and provided other information concerning FSAC and our offering. The discussions we held with third parties and potential targets included one or more of Joel R. Jacks, Peter M. Schulte and Dr. Edward H. Bersoff. During November and early December 2005 we met with approximately 20 to 25 parties to explore opportunities and obtain thoughts and ideas. Most of these meetings took place in the New York City, Washington, DC, Northern Virginia and Maryland areas, although meetings were held in other regions as well. In addition, we were contacted independently by investment bankers, business brokers and industry operating executives who were interested in bringing to our attention potential acquisition targets. These meetings resulted in referrals to a significant number of possible acquisition targets, ranging from smaller companies that would not have met the requirements set forth in our certificate of incorporation to large enterprises and potential spin-offs from other government contractors.

Most of the possible targets considered following the meetings referred to above did not satisfy our general acquisition criteria referred to above and, as a result, received only cursory review. In the case of others, we initiated contacts with the potential target or an intermediary, such as an investment banker, business broker, accountant or lawyer, and in a few cases entered into non-disclosure agreements. Preliminary discussions with potential targets were and are considered confidential.

Based upon our experience in finding investment opportunities, we would characterize the competition for quality companies to be competitive during the last two months of 2005 and early 2006. A quality company would typically have several alternatives, including remaining independent or selling to a third party, as well as sourcing capital either privately or publicly. Moreover, in many cases we had to spend time educating prospective business combination partners about “special purpose acquisition corporations” and explain, from our perspective, the benefits we could offer versus other alternatives.

Background of discussions between FSAC and ATS

Over the months of November and December 2005, on behalf of ATS, Stifel contacted a total of 42 strategic U.S. government services buyers and 11 financial institutions or private investment groups. Of this group, Stifel distributed confidential information memoranda to 30 potential buyers or investors.

On November 18, 2005, Stifel contacted us about the potential sale of ATS. It was understood that this contact was made to our officers in their capacities as officers of FSAC, rather than as principals or fiduciaries of CM Equity Partners or any other organization, and all subsequent discussions of ATS by officers and directors of FSAC was on the basis that a possible acquisition of ATS was a business opportunity to be pursued on behalf of FSAC.

The November 18, 2005 contact from Stifel was the first contact between FSAC and its representatives and ATS and its representatives. Members of our board were aware of ATS before this date as a relatively large U.S. federal information technology services provider. However, prior to the November 18, 2005 contact by Stifel, apart from incidental business contacts resulting, for example, from attending meetings of federal services businesses and persons affiliated with such businesses, no member of our board had had contact with ATS. Prior to that date no member of our board was aware of ATS’ consideration of strategic alternatives or, independently of the Stifel contact, had considered ATS as a potential acquisition target.

On December 7, 2005, we entered into a confidentiality agreement with Stifel on behalf of ATS, and a confidential information memorandum was sent to us that evening via overnight courier. During the month of December 2005, we had numerous telephone conversations with Stifel to gather additional information about ATS in order to prepare the initial indication letter of value and interest as requested by Stifel on behalf of ATS. We submitted such letter on December 22, 2005. On December 23, 2005, Stifel, on behalf of ATS, informed us that management would like to meet with us to provide a presentation concerning ATS’ history, operations and financial performance.

On January 10, 2006, a management presentation was held at the law offices of Greenberg Traurig in McLean, Virginia. Dr. Bersoff and Mr. Schulte, representatives from Stifel and ATS management were present in person, and Mr. Jacks participated by telephone. The meeting lasted approximately four hours and, upon its conclusion, we requested several additional pieces of information.

On January 12, 2006, Stifel met with ATS’ founders, and they agreed to provide us with additional due diligence materials while ATS continued to meet with other prospective buyers for the company. We proceeded to conduct due diligence over the next several weeks. During the course of these preliminary diligence efforts, we began to develop terms that we might propose to the principals of ATS.

On January 17, 2006, Dr. Bersoff and Messrs. Jacks and Schulte had a dinner meeting in Northern Virginia with Claude Rumsey and Leon Perry of ATS and a representative from Stifel to begin very preliminary discussions of transaction terms and process. On January 19, 2006, we had an initial on-site due diligence meeting at ATS that was attended by our legal and financial due diligence representatives, ATS management and representatives from Stifel. Between January 20 and February 8, 2006, various meetings and telephone and in-person conferences were held among all parties regarding due diligence and the business of ATS. In addition to the on-site and telephonic due diligence meetings, ATS had provided access to a virtual data room that contained many due diligence documents electronically and could be accessed by us and our representatives remotely. During this period we began to supplement our internal resources by retaining outside assistance to work with us on more detailed due diligence concerning ATS. This outside assistance included an accounting firm, two individuals who were previously employed by a government contractor that had been a portfolio company of CM Equity Partners, insurance consultants with which our officers have worked on other occasions, and legal counsel. All of these consultants are compensated on arm’s-length terms that do not include any success fee component based on a closing of the acquisition, and none has a family or other affiliate relationship with any of our officers or directors. The aggregate amount paid to these consultants (other than our legal counsel) to date is approximately $503,000, with approximately $230,000 remaining to be paid. To the extent that any of these consultants (including our legal counsel) has not been paid in full, they have executed agreements waiving their rights to any of the funds held in our trust account pending completion of the acquisition.

On February 9, 2006, we submitted a letter of exclusivity and a non-binding summary term sheet with preliminary terms that were subject to various conditions, including continued due diligence that would be conducted over the next four weeks. The initial exclusivity period was for 45 days, subject to extension by mutual agreement. The exclusivity period was extended on two occasions. After executing the letter of exclusivity, our financial, operations and legal due diligence efforts continued.

At our direction, our counsel delivered a first draft of the stock purchase agreement on February 22, 2006. After the delivery of the first draft of the stock purchase agreement, we were engaged in ongoing negotiations of the stock purchase agreement and related agreements.

Throughout our preliminary discussions with ATS, we continued exploratory discussions with intermediaries such as investment bankers and business brokers and potential acquisition targets. However, as the pace of our discussions with ATS quickened, our focus began to narrow on ATS, with the result that the level of our activities with respect to other potential acquisition candidates decreased.

During the first half of April 2006, we completed additional detailed diligence, including successful meetings between Dr. Bersoff and representatives of five major ATS customers. With the completion of these key elements of the diligence process, we were prepared to proceed with a definitive acquisition agreement.

We completed negotiations with ATS on April 19, 2006 and executed the stock purchase agreement and related agreements at that time. On April 20, 2006, we publicly announced our agreement with ATS through a joint press release.

Factors Considered by Our Board of Directors in Approving the Acquisition

In approving the stock purchase agreement, our board of directors, at the time comprised of Dr. Bersoff and Messrs. Money, Jacks and Schulte, relied on financial and other information relating to ATS. Our board of directors considered a wide variety of factors in connection with its evaluation of the acquisition. In light of the complexity of those factors, our board of directors did not consider it practical to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision. In addition, individual members of our board of directors may have given different weight to different factors. Among the factors considered carefully by the board of directors as a basis for the beliefs expressed below were information concerning ATS provided by ATS and Stifel, the results of our due diligence review of ATS, including the customer meetings referred to above, and matters brought to our attention as a result of negotiating the definitive agreements for the acquisition.

Our board of directors considered the factors below, in addition to the Risk Factors described starting on page 25 above, in reaching its conclusion to approve the acquisition and the stock purchase agreement.

ATS is active primarily in the growing U.S. government information technology services market

An important goal of our board of directors in identifying an acquisition target was that the company compete in an emerging or expanding industry and have the potential to grow with that industry. Based on the growth in U.S. government spending on information technology and the outsourcing by the federal government of non-core functions, our board of directors believes that the market in which ATS operates is strong and growing. The U.S. federal government’s demands for outsourced information technology services has grown and continues to remain at high levels. Total U.S. federal government information technology spending (excluding classified programs) was approximately $57.1 billion in 2003. According to the U.S. Office of Management and Budget, such spending is expected to grow to approximately $63.8 billion in fiscal year 2007, an increase of 3% from the fiscal year 2006 enacted level of $62.0 billion. We believe ATS provides significant opportunities in a large market, in part because of its long-standing reputation and excellent client relationships.

ATS provides a strong federal services platform

Our board of directors felt it was important that an acquisition target have established business operations and the potential for growth. Our board of directors believes that ATS has in place the infrastructure for strong business operations to achieve growth both organically and through acquisitions. This belief as to organic growth opportunities is based in part on the size and scope of U.S. federal information technology spending discussed above, in part on ATS’ reputation and customer relationships discussed below, and in part on the history of ATS. ATS commenced business operations in 1978, and grew its business from no revenues to over $100.0 million in revenues, peaking at $106.4 million in revenues during fiscal year 2004 and declining to $105.4 million during the year ended October 31, 2005. Although this growth took place over an extended period of time, we focused on the fact that ATS has, over the years, become one of the larger federal information technology services providers with critical mass sufficient to serve as a platform for further acquisitions in this sector. In particular, we noted that, during the period of fiscal year 2000 through fiscal year 2005, ATS grew its non-HUD customers from $28.8 million to $75.2 million in annual revenues, a compound annual growth rate of 21%. This record of growth was impressive to our board of directors.

Based on their experience and our diligence investigation of ATS, our board of directors believes that ATS provides a solid U.S. federal services platform from which we can grow for the following reasons:

•       ATS has a long-standing reputation for quality service and a high customer retention rate (for example, ATS has supported HUD, the Office of the Under Secretary of Defense for Policy and the Army Corps of Engineers for more than 20 years, and the Department of Labor and the Federal Deposit Insurance Corporation of more than 10 years)

•       ATS has a diverse client base among U.S. government agencies, including 21 civil and 10 defense agencies and several commercial customers

•       Based on our diligence review, ATS’ backlog at October 31, 2005 was approximately $185.0 million

•       ATS has an attractive pipeline from existing and follow-on contracts

ATS has strong core competencies

Based on their experience and our diligence investigation of ATS, our board of directors believes that ATS has strong core competencies that we can build upon. These competencies include:

•       Systems integration and application development

•        software systems and application development

•        software integration, installation and migration

•        web-based implementations

•        database design, administration and integration

•       Information technology infrastructure management

•        managed services

•        program management

•        messaging/workflow administration

•        help desk support

•        security/risk management

•       Strategic information technology consulting

•        strategic planning and data modeling

•        cost/economic/business case analysis

•        migration planning for technology upgrade

•        benchmarking performance measurement and change management

ATS should provide opportunities to create additional stockholder value

As explained above, one of our goals was to acquire a solid U.S. federal services platform business. We believe that ATS is such a platform, and that we will be able to leverage our investment in that platform through both organic growth and additional acquisitions.

The experience of ATS’ management

Another important goal of our board of directors was to identify an acquisition target led by a seasoned management team with specialized knowledge of the market within which it operates and the ability to lead a company in a rapidly changing environment. Our board of directors believes ATS’ operating management has significant experience in providing information technology infrastructure management and consulting services to U.S. federal government agencies. For example, Leon C. Perry, ATS’ Senior Vice President and Chief Operating Officer, joined ATS in 1986 and has 30 years of experience in the information technology arena. Similarly, Harry Katrivanos, Executive Vice President of ATS’ wholly-owned subsidiary, Appix, Inc., has over 30 years of experience in information technology services and government contracting, including eight years as Chief Financial officer of ATS and eight years as Chief Financial Officer of Vanguard Technologies International, which was publicly traded for two years during his tenure as Chief Financial Officer. Shannon Brown, who serves as a Vice President of Civilian Operations at ATS, is a 16-year information technology industry veteran, including more than 10 years of operations management. Doug Manning, who serves as a Vice President of Civilian Operations at ATS, has 22 years of experience with full life-cycle software development and has been with ATS over 21 years. Joe Mignogna, who serves as a Vice President of Civilian and DHS Operations at ATS, has over 28 years of experience in federal information technology business development and operations, including positions with Northrup Grumman Corporation, Wang Computer Corp., Sterling Systems & Consulting, Inc. and the Department of the Treasury. Stan Weathers, who serves as a Vice President of DOD Operations at ATS, has been with ATS for 12 years and has over 16 years of information technology operations management experience and 27 years experience in various positions within the U.S. Army. Martin Gillespie, who serves as a Vice President & General Manager of Public Safety at ATS, has more than 20 years with public safety and law enforcement technology management and software development.

The purchase price for ATS is reasonable

Each member of our board of directors has experience as an executive officer of a business, or as a partner or officer of a private equity or investment banking firm, and is familiar with business valuations, particularly in the U.S. federal services sector. Our directors have substantial experience in operating, acquiring and selling federal information technology services and similar businesses. In negotiating the terms of the acquisition and approving the stock purchase agreement, our board of directors relied upon information (including financial information and other information developed during the due diligence process) relating to ATS, their own experience concerning the federal services sector, the reports of outside due diligence consultants, and their own experience in building, managing, financing and acquiring businesses. The board members’ determination that the price being paid for ATS was reasonable was based upon their views of standards generally accepted by the financial community, such as actual and potential sales, earnings, and cash flow and book value, as reflected in our due diligence investigation of ATS.

The board of directors did not receive or consider a valuation report or analysis prior to approving the acquisition. That option was considered, but the board of directors decided not to obtain such an opinion before signing the stock purchase agreement based on the board of directors’ belief that the directors had the skill and experience to properly evaluate the acquisition. In order to provide further support for its decision as to reasonableness of the consideration to be paid in the proposed acquisition, the board of directors did decide to subsequently obtain a written opinion that, as of the date therein, and based upon and subject to the assumptions, factors, qualifications and limitations set forth therein, the consideration to be paid by FSAC in the proposed acquisition is fair to FSAC from a financial point of view.

Based on their experience and the fact that several members of the board actively follow merger and acquisition transactions in the U.S. federal services sector, including receiving information from investment banking firms and others concerning recent transactions, the board was aware that transactions in the sector are often tested against revenue and EBITBA levels. The board of directors was aware that it is common for acquisitions of companies in the U.S. federal information technology sector with revenues of $80.0 million or more to be priced at levels equal to or greater than 1.0 times revenue. In a selection of such transactions announced over the past five years, of which the board was generally aware based on their activities in the U.S. federal services sector and information publicly available at the time the board approved the transaction, which information was more formally compiled by Stifel after the acquisition was agreed to, the mean multiple of revenues was 1.06x, and the median multiple of revenues was 0.97x. Moreover, the board of directors was aware that the common stock of public companies in the federal information technology services sector often trades at even higher multiples of revenues. As of the signing of the stock purchase agreement, a selection of public companies in this sector traded in the public markets at a mean multiple of trailing twelve months revenue of 1.25x and median multiple of trailing twelve months revenue of 1.27x. These selected transactions and companies were not tested for comparability and are broader than the data relied upon by the firm that performed the fairness analysis discussed elsewhere in this proxy statement. Our board of directors was aware that the acquisition may not be comparable to the selected transactions, and that FSAC, after completing the acquisition, may not be comparable to the selected public companies. Nonetheless, our board of directors believed revenue multiples found in the sector were relevant to evaluating the reasonableness of the purchase price for ATS, which compares favorably to revenue multiples in the sector. It is not possible to predict with certainty ATS’ revenues, and the level of earn out payments that will be achieved and payable, following the closing of the acquisition. However, based on the $85.0 million of consideration to be paid at closing and ATS’ revenue for its fiscal year ended October 31, 2005 of $105.4 million, the implied multiple of revenue for the transaction is 0.81x. Based on the $85.0 million of consideration to be paid at closing and ATS’ revenue in the 12 months ended January 31, 2006 of $106.1 million, the implied multiple of revenue in the transaction is 0.80x.

EBITDA (earnings before interest, taxes, deprecation and amortization) is not a recognized term under generally accepted accounting principles and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. As noted above, the experience of our board of directors is that merger and acquisition transactions in the

U.S. federal services sector are often priced, or at least evaluated, in terms of EBITDA multiples. Our board of directors analyzed the acquisition in terms of EBITDA as defined in the stock purchase agreement. In addition, as discussed below, adjusted EBITDA, as defined in the stock purchase agreement, is the basis for the calculation of the additional earn out amounts that may be due to shareholders of ATS under the stock purchase agreement. See “The Stock Purchase Agreement” below. The use of adjusted EBITDA for this purpose in the stock purchase agreement was the result of negotiations and the fact that, as a closely held business, ATS has historically incurred certain costs reflected in EBITDA that are not anticipated to be incurred on an ongoing basis. The adjustments to EBITDA reflected in the definition of adjusted EBITDA and the stock purchase agreement are more fully described below. As demonstrated by such description, the definition of adjusted EBITDA used in the stock purchase agreement does not reflect all operating costs that we will incur following the closing and will be different from the definition of EBITDA likely to be used in our future debt agreements.  Moreover, adjusted EBITDA, as defined in the stock purchase agreement and used in the analysis of the acquisition by our board of directors, is not directly comparable to EBITDA as reflected in other transaction multiples. However, our board of directors believed that EBITDA multiples found in the sector were relevant to evaluating the reasonableness of the purchase price for ATS.

When the acquisition was approved, based on their experience, our board of directors was aware that, for acquisitions of companies in the U.S. federal information technology sector with revenues of $80.0 million or more (without an upper limit to the revenue range), acquisition prices at multiples in excess of 10 times EBITDA are common. In the selection of transactions referred to above, the mean multiple of EBITDA was 11.72x, and the median multiple of EBITDA was 11.35x. Moreover, the board of directors was aware that the common stock of public companies in the federal information technology services sector often trades at even higher multiples of EBITDA. As of the signing of the stock purchase agreement, the selection of such public companies referred to above traded in the public markets at a mean and median multiple of trailing twelve months EBITDA of 13.0x. As explained above, these selected transactions and companies were not tested for comparability and are broader than the data relied upon by the firm that performed the fairness analysis discussed elsewhere in this proxy statement. And as also noted above, our board of directors was aware that the acquisition may not be comparable to all of the selected transactions, and that FSAC, after completing the acquisition, may not be comparable to all of the selected public companies.

It is not possible to predict with certainty ATS’ adjusted EBITDA, and the level of earn out payments that will be achieved and payable, following the closing of the acquisition. However, at the time the acquisition was approved our board of directors expected and assumed that a significant portion of the earn out opportunities not contingent on the award of the USAF ETS Contract would be earned, and that there was a possibility that the USAF ETS Contract would be awarded to ATS.

Our board of directors’ consideration of EBITDA was as adjusted under the terms of section 2.2(c)(iii) of the stock purchase agreement, which is attached as Annex A to this proxy statement. See “Selected Historical and Pro Forma Consolidated Financial Information.” That definition of adjusted EBITDA removes from, and adds to, the calculation of EBITDA certain negotiated items, most of which are deemed non-recurring or, for other reasons, would not be expected to be reflected in the performance of ATS after the closing. This definition of adjusted EBITDA begins with consolidated net income (or loss) as determined in accordance with generally accepted accounting principles, and subtracts or adds, as the case may be, the items described below:

Subtractions	Additions
• extraordinary and non-operating income and gains	• extraordinary and non-operating expenses and losses, including, without limitation, any prepayment penalties resulting from the retirement of indebtedness before its scheduled repayment date
• income tax credits	• income taxes
• gains from discontinued operations	• losses from discontinued operations
• interest expense
• gains from the sale of assets	• losses from the sale of assets, other than write-offs in the ordinary course of business
• depreciation, amortization and other non-cash charges
• interest and dividend income

•  fees and expenses of accountants and attorneys associated with the acquisition of ATS and other transaction costs associated with the acquisition of ATS and other non-ordinary course mergers and acquisitions

• gains from income on other investments and other miscellaneous income, below the operating income line	• losses from income on other investments and other miscellaneous income, below the operating income line

•  gains resulting solely from adjustments to the cash consideration pursuant to section 2.3 of the stock purchase agreement to the extent such adjustments to the cash consideration were reflected in consolidated net income (or loss) rather than purchase accounting adjustments

•  losses resulting solely from adjustments to the cash consideration pursuant to section 2.3 of the stock purchase agreement to the extent such adjustments to the cash consideration were reflected in consolidated net income (or loss) rather than purchase accounting adjustments

In addition to the above items, without duplication of the above adjustments, and for periods prior to the closing date, the following items were added to consolidated net income, as determined in accordance with generally accepted accounting principles:

•       any salary, benefits or other compensation or expenses payable to the founders or on their behalf

•       $10,000 for one-time expenses in November 2005 related to the space formerly occupied by ATSI

•       any payments or charges related to the Appix phantom stock plan, including cash payments to buy participants out of the plan

•       certain fees and expenses of ATS Hawaii, net of any associated revenues

•       certain fees and expenses of ATS Public Safety to the extent not included in discontinued operations, net of any associated revenues

•       certain fees and expenses of ATS Ventures, net of any associated revenues

•       all costs related to discretionary trade shows for ATSI, ATS Hawaii, or ATS Public Safety, otherwise not included in discontinued operations, in 2006, of $17,433 for the fiscal year ending October 31, 2006

•       any expenses or losses to the extent indemnified by the founders, pursuant to section 5.16 of the stock purchase agreement

Our board of directors believes that each of the above factors supports its determination and recommendation to approve the acquisition.

Potential negative factors

Our board of directors also considered the following potentially negative factors, among others, in its deliberations concerning the acquisition:

Potential changes in the government spending priorities could have an adverse effect on ATS’ business.   Our board of directors considered the fact that changes in the U.S. government’s spending priorities could adversely affect the business operations of ATS. Among other things, our board of directors recognizes that the war on terror will likely receive priority allocations of available government spending during periods when the U.S. is experiencing significant budget deficits. However, our board of directors also believes that the U.S. government has no choice but to continue to spend on core information technology services, and was attracted to ATS because it provides services to agencies such as the Departments of Defense and Homeland Security with opportunities to potentially increase ATS’ services to such agencies.

The size of ATS compared to industry leaders.   Our board of directors considered the fact that ATS is significantly smaller than certain of its competitors. Our board of directors believes that ATS is of sufficient size that, when combined with its long-standing reputation for quality service and its high contract retention rate, it should be able to compete effectively against both larger and smaller competitors.

The risk that our public stockholders would vote against the acquisition and exercise their conversion rights.   Our board of directors considered the risk that our public stockholders would vote against the acquisition and demand conversion their shares of our common stock into cash upon consummation of the acquisition, thereby depleting the amount of cash available to the combined company following the acquisition. Our board of directors deemed this risk to be no worse with regard to ATS than it would be for other target companies and believes that ATS will still be able to achieve growth even if the maximum number of public stockholders exercised their conversion rights and the combined company received only 80% of the funds deposited in the trust account.

Certain of our officers and directors may have different interests in the merger than the public stockholders.   Our board of directors considered the fact that certain of our officers and directors may have interests in the acquisition that are different from, or are in addition to, the interests of our public stockholders generally, including the matters described under “Interests of Our Directors and Officers in the Acquisition” below. However, this fact would exist with respect to the acquisition of any target company.

After deliberation, our board of directors determined that these potentially negative factors were outweighed by the potential benefits of the acquisition, including the opportunity for our stockholders to share in ATS’ future possible growth and anticipated profitability.

Satisfaction of Fair Market Value Requirement

Under our Amended and Restated Certificate of Incorporation, the initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of the acquisition. Neither our Amended and Restated Certificate of Incorporation nor the prospectus for our initial public offering defines the term “net assets,” which we interpret to mean assets minus liabilities computed in accordance with generally accepted accounting principles, as would be reflected on our balance sheet as of the date of, and immediately prior to the closing of, the acquisition.

Our Amended and Restated Certificate of Incorporation provides that “fair market value” for this purpose is to be determined by our board of directors. It states that “[f]or purposes of this Article Fifth, the fair market value of an acquisition proposed for a Business Combination shall be determined by the Board of Directors based upon financial standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value.” Only if the board of directors is not able to independently determine fair market value is an outside opinion required.

Our board of directors was able to make the determination that the acquisition will satisfy the fair market value requirement of our Amended and Restated Certificate of Incorporation. In general terms, this determination was based upon our board members’ views of the standards referred to in our Amended and Restated Certificate of Incorporation, as reflected in our due diligence investigation of ATS and the discussion elsewhere in this proxy statement, including the actual and potential performance of ATS and its subsidiaries. As explained above, each member of our board of directors at the time of this determination had experience as an executive officer of a business, or as a partner or officer of a private equity or investment banking firm, and is familiar with business valuations, particularly in the U.S. federal services sector.

At the time of approving the acquisition, our board of directors had under consideration whether to obtain a fairness opinion. Although the board of directors considered and determined the reasonableness of the transaction and whether it satisfied the fair market value requirement, the board of directors did not itself engage in a formal evaluation of the “fairness” of the acquisition as compared to other comparable transactions. Although a fairness opinion is not required under either our Amended and Restated Certificate of Incorporation or Delaware law, the FSAC board of directors was aware that a number of other special purpose acquisition companies had obtained such opinions in connection with seeking stockholder approval of business combinations, and felt that obtaining such an opinion would be prudent and could assist in the stockholder approval process. Therefore, at the time the board approved the transaction, it decided to obtain a fairness opinion if one could be obtained on reasonable terms from a recognized provider. Discussions with Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“HLHZ”), which was known to members of our board of directors, commenced shortly after announcement of the transaction.

As described below, if the acquisition proposal and the proposal to amend and restate our Amended and Restated Certificate of Incorporation are adopted, our Certificate of Incorporation will no longer include any requirements with respect to the completion of a business combination.

Fairness Opinion

At the time our board of directors initially concluded that the purchase price for ATS is reasonable we did not have a fairness or valuation opinion from a third party. However, the board of directors subsequently obtained a written opinion delivered by HLHZ on May 18, 2006, that as of that date, and based upon and subject to the assumptions, factors, qualifications and limitations set forth therein, the consideration to be paid by FSAC in the proposed acquisition is fair to FSAC from a financial point of view. A copy of HLHZ’s written opinion is attached to this proxy statement as Annex F and is incorporated into this proxy statement by reference. The description of the HLHZ opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the HLHZ opinion set forth in Annex F.

While HLHZ rendered its opinion and provided certain analyses to our board of directors, HLHZ was not requested to and did not make any recommendation to our board of directors or management as to the specific form or amount of the consideration to be paid by FSAC in the acquisition, which was determined through negotiations among FSAC and ATS’ shareholders. HLHZ’s written opinion, which was directed to our board of directors, addresses only the fairness, from a financial point of view, of the consideration to be paid by FSAC in the acquisition, does not address FSAC’s underlying business decision to participate in the acquisition and does not constitute a recommendation to any FSAC stockholder as to how any stockholder should vote with respect to the acquisition.

In connection with rendering its opinion, HLHZ, among other things:

1.     reviewed our annual report to stockholders on Form 10-K for the fiscal year ended December 31, 2005 and quarterly report to shareholders on Form 10-Q for the quarter ended March 31, 2006, which our management has identified as being the most current financial statements available;

2.     reviewed our Amended Form S-1 Registration Statement dated October 6, 2005;

3.     reviewed our Rule 424(b)(4) Prospectus dated October 19, 2005;

4.     reviewed the underwriting agreement between FSAC and CRT Capital Group LLC dated October 19, 2005;

5.     reviewed ATS’ audited financial statements for the fiscal years ended October 31, 2005, October 31, 2004 and October 31, 2003 and unaudited quarterly financial statements for the period ended January 31, 2006, which ATS and FSAC identified as being the most current financial statements available;

6.     spoke with certain members of our management regarding the operations, financial condition, future prospects and projected operations and performance of ATS and regarding the acquisition;

7.     spoke with certain members of the management of ATS regarding the operations, financial condition, future prospects and projected operations and performance of ATS and regarding the acquisition, and spoke with representatives of ATS’ investment bankers regarding the acquisition and related matters;

8.     visited ATS’ headquarters in McLean, VA;

9.     reviewed the following agreements and documents:

a.                  the stock purchase agreement;

b.                 ATS’ Fall 2005 Confidential Descriptive Memorandum prepared by Stifel;

c.                  ATS’ Winter 2006 Management Presentation to FSAC prepared by Stifel;

d.                 FSAC’s Amended and Restated Certificate of Incorporation; and

e.                  FSAC’s draft Proxy Statement dated May 16, 2006;

10.   reviewed financial forecasts and projections prepared by our management with respect to ATS for the fiscal years ending October 31, 2006 through 2010 as well as the analyses and forecasts of adjustments related to owners’ compensation, certain cost savings, non-recurring expenses and other addbacks expected by the management of FSAC and ATS (the “Addbacks”);

11.   reviewed FSAC’s certificate dated May 18, 2006 regarding the Addbacks addressed to HLHZ;

12.   reviewed ATS’ organizational chart and biographies of ATS’ management team;

13.   reviewed FSAC’s April 20, 2006 press release regarding the acquisition;

14.   reviewed the historical market prices and trading volume for FSAC’s publicly traded securities since FSAC’s initial public offering on October 20, 2005;

15.   reviewed certain other publicly available financial data for certain companies that HLHZ deemed relevant and publicly available transaction prices and premiums paid in other change of control transactions that HLHZ deemed relevant for companies in related industries to ATS; and

16.   conducted such other financial studies, analyses and inquiries as HLHZ deemed appropriate.

HLHZ advised our board of directors that, in evaluating the fairness of the consideration to be paid by FSAC, HLHZ performed a variety of financial analyses with respect to ATS. The following is a summary of the material analyses contained in the presentation.

Consideration

The consideration paid by FSAC in the acquisition will be between $85.0 million and $124.0 million based on a cash payment of $84.0 million and 173,913 shares of FSAC’s common stock to be delivered upon closing and between $0 and $39.0 million in potential earn out consideration to be delivered as specified in the stock purchase agreement. HLHZ calculated the present value of the consideration excluding potential earn out consideration associated with the USAF ETS Contract, to range between $96.0 million and $99.0 million based on management’s estimates of achieving EBITDA milestones pursuant to the terms and conditions outlined in the stock purchase agreement. Giving consideration to the USAF ETS Contract, the present value of the aggregate consideration is estimated at $117.0 million based on management’s estimates of achieving EBITDA milestones.

ATS Comparable Company Analysis

HLHZ compared financial information and valuation ratios relating to ATS to corresponding data and ratios from seven publicly traded companies HLHZ deemed comparable to ATS. This group was:

•       CACI International, Inc.

•       Dynamics Research Corp.

•       MTC Technologies, Inc.

•       ManTech International Corp.

•       NCI, Inc.

•       SI International, Inc.

•       SRA International, Inc.

No company utilized in the comparable company comparison analysis is identical to ATS. In evaluating the peer group, HLHZ made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. These other matters may include, but are not limited to, the impact of competition on the business of ATS and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of ATS or in the industry or financial markets in general.

HLHZ calculated certain financial ratios of the comparable companies based on the most recent publicly available information, including multiples of: (1) enterprise value, or EV (which is defined as an entity’s market value of equity, plus the book value of its existing debt and preferred stock, less cash and cash equivalents), to revenue; (2) EV to latest twelve months earnings before interest, taxes, depreciation and amortization, or EBITDA and (3) EV to latest twelve months earnings before interest and taxes, or EBIT. HLHZ calculated these multiples for the latest twelve months for which information was publicly available and the estimated 2006 fiscal year periods. A summary of results is shown below:

Comparable Companies
	Low	Mean	Median	High
Enterprise value to latest twelve months revenue	0.56x	1.16x	1.20x	1.47x
Enterprise value to latest twelve months EBITDA	6.6x	11.5x	12.2x	13.6x
Enterprise value to latest twelve months EBIT	9.0x	13.6x	13.7x	16.1x
Enterprise value to estimated fiscal year 2006 revenue	0.61x	1.05x	1.07x	1.30x
Enterprise value to estimated fiscal year 2006 EBITDA	9.0x	10.9x	11.2x	12.4x
Enterprise value to estimated fiscal year 2006 EBIT	10.8x	12.9x	13.0x	15.4x

For its analysis of ATS excluding the USAF ETS Contract, HLHZ derived EV indications by applying selected revenue, EBITDA and EBIT multiples to estimated operating results provided by ATS and FSAC management for the twelve month period ended January 31, 2006 and the projected twelve month period ending October 31, 2006. HLHZ’s selected revenue, EBITDA and EBIT multiples were based on, but not limited to, such factors as a review of ATS’ size, profitability, historical and projected growth relative to the comparable companies. Based on the above, the resulting indications of EV ranged from approximately $94.0 million to $105.0 million. In its analysis of ATS including the USAF ETS Contract, HLHZ derived EV indications by applying selected revenue, EBITDA and EBIT multiples to estimated operating results provided by ATS and FSAC management for the projected twelve month period ending October 31, 2007. Based on the above, the resulting indications of EV ranged from approximately $134.0 million to $153.0 million.

Precedent Merger and Acquisition Analysis

HLHZ reviewed thirty merger and acquisition transactions that it deemed comparable to the acquisition. It selected these transactions by searching SEC filings, public company disclosures, press releases, industry and popular press reports, databases and other sources and by applying the following criteria:

•       transactions involving companies with primary SIC codes similar to that of ATS;

•       transactions involving the companies comparable to ATS that are identified above;

•       transactions in which the company being acquired had a business that HLHZ deemed similar to ATS;

•       transactions announced between June, 2004 and April, 2006; and

•       transactions that were not share repurchases or acquisitions of a minority interest.

The transactions reviewed by HLHZ fell into three distinct categories:

•       public disclosure of private transactions;

•       public company acquisitions; and

•       HLHZ proprietary transactions.

The following are lists of the comparable transactions HLHZ used in its analysis:

Public Disclosure of Private Transactions

Date Announced	Acquirer	Target
04/04/06	QinetiQ Group plc	Ocean Systems Engineering Corp.
02/08/06	SI International	Zen Technology, Inc.
12/22/05	CACI International Inc.	Information Systems Support, Inc.
08/03/05	QinetiQ Ltd.	Apogen Technologies, Inc.
08/01/05	Foster-Miller Inc. (subsidiary of QinetiQ Ltd.)	Planning Systems, Inc.
05/04/05	ManTech International Corp.	Gray Hawk Systems, Inc.
03/22/05	Analex Corp.	ComGlobal Systems, Inc.
02/18/05	Lockheed Martin Corp	SYTEX Group, Inc.
01/12/05	SI International	Shenandoah Electronic Intelligence Inc.
01/07/05	Essex Corp.	The Windermere Group LLC
12/27/04	MTC Technologies, Inc.	Manufacturing Technology Inc.
08/02/04	Dynamics Research Corp.	Impact Innovations Group LLC

Public Company Acquisitions

Date Announced	Acquirer	Target
12/14/05	General Dynamics Corp.	Anteon Corp.
06/03/05	L-3 Communications	Titan Corp.
04/26/05	Nortel Networks Corp.	PEC Solutions, Inc.
09/11/04	BAE Systems plc	DigitalNet Holdings, Inc.

HLHZ Proprietary Transactions

There were seven proprietary transactions analyzed, each with an announced date between 2004 and 2006.

HLHZ calculated for each of the transactions the ratio of the EV to latest twelve month revenue and the EV to latest twelve month EBITDA. A summary of results is shown below:

Comparable Transactions— Public Disclosure of Private Transactions
ALL TRANSACTIONS	Mean	Median
Enterprise value to latest twelve months revenue	1.11x	1.08x
Enterprise value to latest twelve months EBITDA	10.7x	10.5x
MOST COMPARABLE TRANSACTIONS
Enterprise value to latest twelve months revenue	1.21x	1.14x
Enterprise value to latest twelve months EBITDA	10.0x	9.5x

Comparable Transactions— Public Company Acquisitions
ALL TRANSACTIONS	Mean	Median
Enterprise value to latest twelve months revenue	1.59x	1.60x
Enterprise value to latest twelve months EBITDA	14.1x	14.0x
MOST COMPARABLE TRANSACTIONS
Enterprise value to latest twelve months revenue	1.82x	1.82x
Enterprise value to latest twelve months EBITDA	12.6x	12.6x

Comparable Transactions— HLHZ Proprietary Transactions
	Mean	Median
Enterprise value to latest twelve months revenue	0.94x	0.95x
Enterprise value to latest twelve months EBITDA	10.4x	11.2x

For its analysis of ATS excluding the USAF ETS Contract, HLHZ derived EV indications by applying selected revenue, EBITDA and EBIT multiples to estimated operating results provided by ATS and FSAC management for the twelve month period ended January 31, 2006. Based on the above, the resulting indications of EV ranged from approximately $93.0 million to $106.0 million. HLHZ did not use a transaction approach in its analysis of ATS including the USAF ETS Contract.

Discounted Cash Flow Analysis

In its analysis of ATS including the USAF ETS Contract and excluding the USAF ETS Contract, HLHZ used a discounted cash flow analysis in which it calculated the present value of the projected future cash flows.

HLHZ’s discounted cash flow analysis was based on projections provided by FSAC management. Those projections contained the following assumptions.

($in millions)	2006	2007		2008	2009	2010
Analysis excluding the USAF ETS Contract
Revenue growth rate	10.7%	10.0%		9.3%	9.3%	9.4%
EBIT margins	8.3%	8.3%		8.8%	8.9%	9.0%
Capital expenditures	$1.3	$1.3		$1.0	$1.0	$1.0
Net working capital (as a% of revenue)	11.7%	10.9%		10.9%	11.0%	11.0%
Depreciation and amortization	$1.0	$1.0		$1.0	$1.0	$1.0
Analysis including the USAF ETS Contract
Revenue growth rate	10.7%	77.5	%(1)	7.1%	5.9%	6.1%
EBIT margins	8.8%	8.3%		9.1%	9.1%	9.2%
Capital expenditures	$0.5	$1.3		$1.0	$1.0	$1.0
Net working capital (as a% of revenue)	11.7%	10.9%		10.9%	11.0%	11.0%
Depreciation and amortization	$1.0	$1.0		$1.0	$1.0	$1.0

  (1) Not meaningful due to a jump in revenues attributable to an assumed award of the USAF ETS Contract.

For its analysis both including and excluding the USAF ETS Contract, HLHZ deemed the following public companies to be comparable for purposes of calculating ATS’ cost of capital and terminal value multiples: CACI International Inc., Dynamics Research Corp., ManTech International Corp., MTC Technologies Inc., NCI Inc., SI International Inc. and SRA International Inc.

HLHZ estimated a range of enterprise values for ATS based on the net present value of its implied annual cash flows and a terminal value for ATS in 2010 that was calculated based upon a multiple of EBITDA. Excluding the USAF ETS Contract, HLHZ applied a range of discount rates of 14% to 16% and a range of terminal value multiples 8.0x to 10.0x of projected 2010 EBITDA. Based on this analysis, the implied enterprise value ranged from a low of $92.0 million to a high of $104.0 million. For the analysis including the USAF ETS Contract, HLHZ applied a range of discount rates of 14% to 16% and a range of terminal value multiples 6.0x to 8.0x of projected 2010 EBITDA. Based on this analysis, the implied enterprise value ranged from a low of $115.0 million to a high of $132.0 million. HLHZ’s selected discount rates were based on, but not limited to, a review of the comparable public companies’ cost of capital.

Selected terminal value multiples were based on, but not limited to, a review of multiples observed in comparable transactions and the comparable public companies’ forward multiples.

Other Considerations

The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and is therefore not readily susceptible to partial analysis or summary description. In reaching its conclusion as to the fairness of the consideration to be paid by FSAC and in its presentation to the board of directors of FSAC, HLHZ did not rely on any single analysis or factor described above, assign relative weights to the analyses or factors considered by it, or make any conclusion as to how the results of any given analysis, taken alone, supported its opinion. HLHZ believes that its analyses and summary set forth herein must be considered as a whole and that selection of portions of its analyses and of the factors considered by it, without considering all of the analyses and factors, would create an incomplete, misleading and/or inaccurate view of the processes underlying the conclusions set forth in the HLHZ opinion.

The analyses of HLHZ are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the analyses. No companies or transaction used in any analysis for purposes of comparison is identical to ATS. Accordingly, an analysis of the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies to which ATS was compared and other factors that could affect the public trading value of such companies.

HLHZ’s opinion was based on the business, economic, market and other conditions as they existed as of May 18, 2006, and on the financial statements, forecasts and projections previously provided to HLHZ. For purposes of its opinion, HLHZ relied upon and assumed the accuracy, completeness and fairness of the financial statements and other information provided to it by FSAC and ATS or otherwise made available to it and did not assume responsibility for the independent verification of that information. HLHZ relied upon the assurances of the management of FSAC and ATS that the information provided to it by FSAC and ATS was prepared on a reasonable basis in accordance with industry practice, and, with respect to financial planning, reflects the best currently available estimates and judgment of FSAC and ATS management and that they are not aware of any information or facts that would make the information provided to HLHZ incomplete, misleading and/or inaccurate. HLHZ expressed no opinion as to such financial planning or the assumptions on which it was based. HLHZ relied on assumptions of FSAC and ATS management regarding management’s estimates. In addition, HLHZ relied on the draft RSM McGladrey due diligence report as of February 6, 2006 dated April 19, 2006 that details certain adjustments made to EBITDA.

For purposes of its opinion, HLHZ assumed that all governmental, regulatory, and other consents and approvals necessary for the consummation of the transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed that would have an adverse effect on the expected benefits of the transaction to FSAC.

In arriving at its opinion, HLHZ did not perform any appraisals or valuations of any specific assets or liabilities of ATS, and was not furnished with any such appraisals or valuations. HLHZ expressed no opinion as to the liquidation value of any entity. HLHZ expressed no opinion as to the price at which shares of FSAC common stock have traded or at which the shares of FSAC may trade at any future time. The opinion is based on information available to HLHZ and the facts and circumstances as they existed and were subject to evaluation on the date of the opinion. Events occurring after that date could materially affect the assumptions used in preparing the opinion. HLHZ has not undertaken to and is not obligated to affirm or revise its opinion or otherwise comment on any events occurring after the date it was given.

HLHZ expressed no view with respect to the tax treatment that will be required to be applied to the proposed acquisition. HLHZ relied on advice of outside counsel of FSAC and the independent accountants to ATS, and on the assumptions of FSAC and ATS management, as to all legal, tax and financial reporting matters with respect to FSAC, ATS and the stock purchase agreement. HLHZ was not requested to opine as to, and the opinion does not address, the basic business decision to proceed with or effect the proposed acquisition. HLHZ expressed no opinion as to whether any alternative transaction might produce superior benefits to FSAC. HLHZ’s opinion relates solely to the aggregate consideration payable by FSAC.

FSAC retained HLHZ based upon HLHZ experience in the valuation of businesses and securities in connection with transactions such as the proposed acquisition and because HLHZ is a nationally recognized investment banking firm that is continually engaged in providing financial advisory services and rendering fairness opinions in connection with mergers and acquisitions, leveraged buyouts, and business and securities valuations for a variety of regulatory and planning purposes, recapitalizations, financial restructurings, and private placements of debt and equity securities.

HLHZ has no material prior relationship with FSAC or its affiliates. However, HLHZ, as a customary part of its investment banking business, evaluates businesses and their securities in connection with mergers and acquisitions, private placements and valuations for estate, corporate and other purposes. Under the terms of HLHZ’s engagement letter with FSAC, FSAC agreed to pay a fee of $175,000. No portion of HLHZ’s fee is contingent upon the conclusions reached in its opinion. In addition, FSAC agreed to indemnify HLHZ and its affiliates and agents against certain liabilities, including liabilities under the federal securities laws relating to or arising out of HLHZ’s engagement.

U.S. Federal Income Tax Consequences of the Acquisition

The following discusses the U.S. federal income tax consequences of our acquisition of ATS. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code. The statements set forth in this section as to tax consequences of the transaction to our common stockholders are those of FSAC. We do not intend to obtain an opinion of counsel with respect to such matters. Accordingly, you should consult your personal tax advisor as to the tax consequences of the transaction.

Our common stockholders who do not exercise their conversion rights will continue to hold their common stock and as a result will not recognize any gain or loss from the acquisition.

Common stockholders who exercise their conversion rights will recognize gain or loss to the extent that the amount received by such common stockholders upon conversion is greater than or less than, respectively, such stockholder’s tax basis in their shares. A stockholder’s tax basis in the shares generally will equal the cost of the shares. A stockholder that purchased our units will have to allocate the cost between the shares and the warrants of the units based on their relative fair market values at the time of the purchase. Assuming the shares are held as a capital asset, the gain or loss will be capital gain or loss and will be long-term capital gain or loss if such stockholder’s holding period in the shares is longer than one year.

Regulatory Matters

The acquisition and the transactions contemplated by the stock purchase agreement are not subject to any federal, state or provincial regulatory requirement or approval.

Consequences if Acquisition Proposal is Not Approved

If the acquisition proposal is not approved by the stockholders, we will not acquire ATS and we will continue to seek other potential business combinations. However, our trust account in which a substantial portion of the net proceeds of our initial public offering are held will be liquidated if we do not consummate a business combination by April 25, 2007, or by October 25, 2007 if a letter of intent, agreement in principle or a definitive agreement has been executed by April 25, 2007 and the business combination relative thereto has not been consummated by such date. We signed a definitive agreement with ATS on April 19, 2006, and therefore have until October 25, 2007 to complete the acquisition of ATS. In any liquidation, the net proceeds of our initial public offering held in the trust account, plus any interest earned thereon (net of any taxes payable), will be distributed pro rata to our public stockholders. See “Information About Federal Services Acquisition Corporation—Liquidation if no business combination.”

Required Vote

The acquisition does not require stockholder approval under Delaware law. However, under our Amended and Restated Certificate of Incorporation, the acquisition must be approved by a majority of the votes cast at the special meeting, in person or by proxy, in respect of shares of our common stock issued in our initial public offering or purchased in the aftermarket. Thus, votes in respect of shares issued other than in the public offering are not counted for this purpose. The holders of our stock issued prior to the public offering, including several of our current officers and directors, have agreed to vote all of their shares, whenever acquired and including shares purchased in the public offering or in the aftermarket, in accordance with the majority of the votes cast by other holders of shares issued in the public offering. Our initial stockholders collectively own 5,250,000 shares of common stock, or 20.0% of our outstanding shares of common stock, which were acquired prior to our initial public offering. As of October 31, 2006 our current directors and officers and their affiliates and associates collectively owned 5,281,000 shares, or 20.1% of our outstanding shares of common stock.

Additionally, notwithstanding the approval of the acquisition, we will not proceed with the acquisition if public stockholders owning 20% or more of the shares sold in our initial public offering (4,200,000 or more of such shares) exercise their conversion rights.

Approval of the acquisition is not conditioned upon the adoption of the amendment proposal, the incentive compensation plan proposal, the nomination proposal or the adjournment proposal.

Recommendation

AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” APPROVAL OF THE ACQUISITION, SUBSTANTIALLY ON THE TERMS SET FORTH IN THE STOCK PURCHASE AGREEMENT, AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE STOCK PURCHASE AGREEMENT.

Interest of Our Directors and Officers in the Acquisition

In considering the recommendation of our board of directors to vote for the proposal to adopt the acquisition, you should be aware that certain members of the our board of directors, and their affiliates and associates, have agreements or arrangements that provide them with interests in the acquisition that differ from, or are in addition to, those of stockholders generally. In particular:

•       If the acquisition is not approved and we fail to consummate an alternative transaction within the time allotted pursuant to our Amended and Restated Certificate of Incorporation and we are therefore required to liquidate, the shares of common stock beneficially owned by our initial executive officers and directors, and their affiliates and associates, that were acquired prior to our initial public offering may be worthless because no portion of the net proceeds of our initial public offering that may be distributed upon our liquidation will be allocated to such shares. These 5,250,000 shares collectively have a market value of approximately $28,612,500 based on our share price of $5.45 as of October 31, 2006. However, 5,250,000 of the shares acquired prior to our initial public offering by these individuals cannot be sold prior to October 19, 2008, during which time the value of the shares may increase or decrease. Similarly, the warrants to purchase our common stock held by our current executive officers and directors, and their affiliates and associates, with an aggregate market value of $1,127,858 as of October 31, 2006, may become worthless if the acquisition is not approved and we fail to consummate an alternative transaction within the time allotted pursuant to its certificate of incorporation.

•       Messrs. Jacks and Schulte have agreed, pursuant to an agreement with us and CRT, the underwriter of our initial public offering, that, if we liquidate prior to the consummation of a business combination, they may be personally liable to ensure that the proceeds of the trust account are not reduced by the claims of vendors or other entities that are owed money by us for services rendered or products sold to us or the claims of prospective target businesses.

•       After the completion of the acquisition, it is expected that the directors will continue to serve on our board of directors and Dr. Edward H. Bersoff will become our Chairman, President and Chief Executive Officer. Dr. Bersoff, as our Chairman, President and Chief Executive Officer, and each of our directors, will, following the acquisition, be compensated in such manner, and in such amounts, as our board of directors may determine to be appropriate. See “Directors and Executive Officers of Federal Services Acquisition Corporation Following the Acquisition—Anticipated Employment Arrangements for Certain Executive Officers.”

Our board of directors was aware of these agreements and arrangements during its deliberations on the merits of the acquisition and in determining to recommend to our stockholders that they vote for the adoption of the acquisition proposal.

THE STOCK PURCHASE AGREEMENT

The following description summarizes the material provisions of the stock purchase agreement. Stockholders should read carefully the stock purchase agreement, which is attached as Annex A to this proxy statement.

The stock purchase agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about us. Such information can be found elsewhere in this proxy statement and in the other public filings we make with the Securities and Exchange Commission, or SEC, which are available without charge at www.sec.gov.

The stock purchase agreement contains representations and warranties which we, on the one hand, and ATS and its shareholders, on the other hand, have made to one another and are for the benefit of such parties only, and may not be relied upon by any other person. The assertions embodied in the representations and warranties contained in the stock purchase agreement are qualified by information in disclosure schedules to the stock purchase agreement. While we do not believe that the disclosure schedules contain information the securities laws require us to publicly disclose, the disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the stock purchase agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since the representations and warranties are subject in important part to the underlying disclosure schedules. The disclosure schedules contain nonpublic information. Information concerning the subject matter of the representations and warranties may have changed since the date of the stock purchase agreement, and subsequent information may or may not be fully reflected in our public disclosures. Information concerning the subject matter of the representations and warranties contained in the stock purchase agreement may have changed since the date of the stock purchase agreement.

General; Structure of the Acquisition

On April 19, 2006, we entered into the stock purchase agreement with ATS, the shareholders of ATS and Claude Rumsey, as the shareholders’ representative. Upon completion of the acquisition, we will own all of the issued and outstanding capital stock of ATS and, indirectly through ATS, we will own all of the outstanding shares of common stock and ownership interests of ATS’ wholly-owned subsidiaries. ATS and its shareholders have approved the stock purchase agreement and, therefore, no further action need be taken by ATS’ shareholders to approve the acquisition.

The stock purchase agreement was amended as of September 30, 2006 primarily to extend, from September 30, 2006 to November 30, 2006, the date after which the ATS shareholders may terminate the agreement if the acquisition has not closed. The amendment to the stock purchase agreement effecting this change is attached as Annex A-1 to this proxy statement.

The stock purchase agreement was further amended as of November 8, 2006 to amend the provisions of the agreement relating to the escrow of funds to be utilized for the payment of certain taxes in respect of periods prior to the closing date that are payable after the closing date. The second amendment to the stock purchase agreement is attached as Annex A-2 to this proxy statement.

Purchase Price—Payment

The purchase price for all the issued and outstanding capital stock of ATS and the termination of all options to purchase shares of ATS capital stock is as follows:

•       $84.0 million in cash (referred to herein as the cash consideration) payable at closing, subject to a working capital adjustment, the repayment of any outstanding indebtedness of ATS and its subsidiaries and the escrow provisions described below; and

•       173,913 shares of our common stock delivered at closing.

The number of shares of our common stock ATS’ founders will receive was determined by dividing $1.0 million by the average closing price of our common stock in the ten consecutive day period ending on and including the day that was three trading days prior to the public announcement of the acquisition. ATS’ founders are expected to own less than 1% of our common stock immediately following the acquisition. These shares are not registered, but will be the subject of a registration rights agreement entered into at the closing of the acquisition. See “Registration Rights Agreement.”

In addition up to $39.0 million in cash will be payable in the event certain earn out thresholds and other conditions are satisfied. The earn out opportunities have two components that are dependent on ATS achieving certain levels of trailing 12 month adjusted EBITDA targets. The “Base Earn Out” referred to below is dependent on ATS achieving certain levels of adjusted EBITDA during the trailing 12 month periods ending October 31, 2006 and April 30, 2007. The “Conditional Earn Out” referred to below is dependent first on the award of a large contract currently under bid by ATS (see notes (b) and (c), and the discussion below) and, if that contract is awarded, achieving the adjusted EBITDA levels referred to below during the trailing 12 month periods ending April 30, 2007 and 2008:

	For the 12 Month Period Ending	Adjusted Latest 12 Month EBITDA Required	Maximum Earn Out Payment(a)		Cumulative Earn Out Payments		Total Purchase Price(d)
	(in thousands)
At Closing	—	—	—		—		$85,000
Base Earn Out	October 31, 2006	$10,500	$5,000		$5,000		$90,000
	April 30, 2007	$13,700	$10,000		$15,000		$100,000
Conditional Earn Out(b)	April 30, 2007	$15,700	$12,000	(c)	$27,000	(c)	$112,000	(c)
	April 30, 2008	$18,000	$12,000	(c)	$39,000	(c)	$124,000	(c)

        (a) Represents the maximum earn out payable in any given period, subject to the rollover of the 2007 Conditional Earn Out (see notes (b) and (c) below). The actual earn out payment is dependent on ATS achieving certain trailing 12 month EBITDA targets, and, in the case of the Conditional Earn Out, the award of a large contract currently under bid by ATS (see notes (b) and (c) below). The Base Earn Out (i) for the period ending October 31, 2006 is payable at the rate of $3.3333 for each dollar by which adjusted EBITDA for the period exceeds $9.0 million, up to a maximum of $5.0 million of earn out payments, and (ii) for the period ending April 30, 2007 is payable at the rate of $4.00 for each dollar by which adjusted EBITDA for the period exceeds $9.0 million up to $10.5 million, and equals $6.0 million plus $1.25 for each dollar by which adjusted EBITDA for the period exceeds $10.5 million, up to a maximum of $10.0 million of earn out payments.

       (b) The Conditional Earn Out is payable only if ATS is awarded a large contract currently under bid (the “USAF ETS Contract”) with the U.S. Air Force prior to April 30, 2008. The Conditional Earn Out is incremental to the Base Earn Out. FSAC may elect to pay up to 25% of the Conditional Earn Outs in the form of two-year interest-bearing promissory notes. The Conditional Earn Out (i) for the period ending April 30, 2007 is payable at the rate of $6.00 for each dollar by which adjusted EBITDA for the period exceeds $13.7 million, up to a maximum of $12.0 million of earn out payments, and (ii) for the period ending April 30, 2008 is payable at the rate of $3.00 for each dollar by which adjusted EBITDA for the period exceeds $14.0 million, up to a maximum of $24.0 million of earn out payments. None of the ATS shareholders has any continuing job responsibilities with regard to obtaining or maintaining the USAF ETS Contract, and we do not anticipate waiving any of the conditions associated with the earn-out applicable in the event that the USAF ETS Contract is awarded to ATS. See “Working Capital—Purchase Price Adjustment” and note (c) below.

     (c) If the USAF ETS Contract is awarded after October 31, 2006, but prior to April 30, 2008, then the $12.0 million earn out potential that would have been payable in April 2007 is, in effect, rolled over into and payable as part of the April 2008 earn out target, based on the latest 12 month performance as of April 2008, for a total potential earn out payment at April 2008 of up to, but not to exceed, $24.0 million.

       (d) ATS’ founders elected to receive $1.0 million of the purchase price in shares of our common stock. Pursuant to the stock purchase agreement, at closing ATS’ founders will receive an aggregate of 173,913 shares of our common stock. The number of shares of our common stock ATS’ founders will receive was determined by dividing $1.0 million by the average closing price of our common stock in the ten consecutive day period ending on and including the day that was three trading days prior to the public announcement of the acquisition. These shares are not registered, but will be the subject of a registration rights agreement entered into at the closing of the acquisition. See “Registration Rights Agreement.” The purchase price is subject to a working capital purchase price adjustment discussed below under “Working Capital—Purchase Price Adjustment.”

The USAF ETS Contract is being solicited under the Federal Acquisition Regulations as a full and open competition. The solicitation does not contain any minimum standards or requirements to be met in order to participate in the bid process. The solicitation does contain a number of corporate experience requirements and personnel qualification standards that must be met for an award to be made, and ATS believes it has satisfied all such requirements. ATS believes that two other bidders are participating in the competition. The solicitation was released on October 7, 2005. ATS submitted its proposal and provided an oral presentation to the USAF staff on November 28, 2005.

As of the date of this proxy statement, the proposal for the USAF ETS Contract remains active. On May 11, 2006, ATS was requested to provide information to the USAF in the form of clarifications to specific questions by the USAF evaluation team. On May 24, 2006, ATS submitted its clarifications to the USAF. During this process ATS was notified that its proposal was acceptable and, therefore, ATS would continue to participate in the solicitation process and is eligible for award of the USAF ETS Contract. On July 25, 2006 ATS was asked to provide additional information relating to its proposal to the USAF. The information was submitted in accordance with the USAF’s instructions. In response to a request from the USAF, ATS plans to deliver its final proposal revisions to the USAF on or about November 17, 2006.

The existing contract that is being rebid was originally scheduled to expire on September 30, 2006. ATS has recently been advised that a six-month bridge contract went into place on September 1, 2006. Task orders under this bridge contract will expire when the bridge contract expires on February 28, 2007. ATS has also been advised that a request for Final Proposal Revisions will soon be issued by the USAF. ATS plans to respond to that request in a timely fashion. Based on information available at this time, it is not possible to predict with certainty when an award decision will be made.

Escrow Amounts

At the closing of the acquisition, $11,050,000 of the cash consideration will be transferred to an escrow agent to secure the following post-closing obligations of ATS:

•       $5.0 million to secure indemnification obligations owed to us pursuant to the stock purchase agreement;

•       $500,000 to secure any post-closing adjustment in the purchase price in our favor based upon ATS’ net working capital as of the date of closing;

•       $3.3 million to fund the payment of certain taxes in respect of periods prior to the closing date that are payable after the closing date; and

•       $150,000 to fund the obligations of ATS’ founders to pay certain expenses relating to their obligations under the stock purchase agreement after the effective time of the acquisition.

See “Escrow Agreements” on page 77.

Working Capital—Purchase Price Adjustment

At the closing of the acquisition, the cash consideration will be increased to the extent that ATS’ net working capital on the closing date exceeds $12.8 million, and will be decreased to the extent that its net working capital is less than $12.8 million. Net working capital is defined in the stock purchase agreement as the amount by which ATS’ current assets (excluding cash and including accounts receivable, notes receivable, prepaid expenses, inventory and other current assets) exceeds its current liabilities (excluding certain types of indebtedness).

For purposes of the closing, ATS’ net working capital preliminarily will be determined to be as shown on a balance sheet and a calculation of ATS’ net working capital to be prepared by ATS and provided to FSAC prior to closing. Following the closing, the preliminary closing balance sheet and calculation of net working capital will be reviewed by an accounting firm. To the extent that the post-closing review of the closing balance sheet and calculation of closing net working capital results in suggested changes, the stock purchase agreement provides a mechanism by which disputes with respect to any such adjustments are to be handled. Post closing adjustments that reduce ATS’ closing net working capital below the preliminary closing net working capital amount will result in cash being paid to FSAC from the closing balance sheet escrow established under the stock purchase agreement, to the extent of the escrow (with any amounts remaining in the balance sheet escrow payable to the ATS shareholders), and with any adjustment in excess of the amount in the balance sheet escrow paid from the balance sheet escrow to the extent of the balance sheet escrow and then by the ATS shareholders. Post-closing adjustments that increase ATS’ closing net working capital above the preliminary closing net working capital will result in additional cash being paid by FSAC to the ATS shareholders (and all amounts in the balance sheet escrow being paid to the ATS shareholders). There is no limit to the amount by which the cash consideration may be adjusted upward or downward to reflect the amount by which closing net working capital is greater or less than $12.8 million.

The $12.8 million closing net working capital amount was negotiated in good faith by FSAC and the ATS shareholders and represents what FSAC and the ATS shareholders agree is a “normalized” level of working capital that, based on current operations, should be part of the assets acquired with the purchase of ATS. As such, that level of working capital was reflected in the negotiated purchase price and valuation of ATS. We do not anticipate that the closing net working capital will be significantly below the $12.8 million level. However, in the event of a shortfall, the negotiated value of ATS is protected by the working capital adjustment provisions described above. Should one or more events such as, for example, payment of certain change-in-control bonuses due under agreements that are required to be terminated as of the closing cause working capital to fall below the agreed-upon level, the ATS shareholders are, in effect, required to correct the working capital deficiency in the form of a purchase price adjustment. Because such a working capital adjustment would have the effect of protecting the negotiated value of ATS, it would not affect our board’s determination that the fair market value of ATS is equal to at least 80% of FSAC’s net assets as of the date of the acquisition. See “Approval of the Acquisition and other Transactions Contemplated by the Stock Purchase Agreement—Satisfaction of Fair Market Value Requirement.”

Closing of the Acquisition

The closing of the acquisition will take place on the third business day following the satisfaction of the conditions described below under “Conditions to the Completion of the Acquisition,” unless we agree to another date.

Representations and Warranties

The stock purchase agreement contains a number of representations and warranties that ATS, ATS’ founders and, as to certain representations and warranties, ATS’ shareholders made to us and which we made to the shareholders of ATS. The representations and warranties made by ATS and its shareholders relate to:

•       proper corporate organization and power of ATS and its subsidiaries;

•       authority of ATS and each of the shareholders to execute the stock purchase agreement and related documents and enforceability of the stock purchase agreement and related documents against ATS and the shareholders;

•       absence of conflicts or violations under organizational documents of ATS and its subsidiaries, certain agreements and applicable laws or decrees;

•       absence of required consents or approvals related to the execution and delivery of the stock purchase agreement and related documents;

•       financial information and absence of undisclosed liabilities;

•       related party transactions;

•       absence of indebtedness between ATS and its subsidiaries and their respective officers, directors, shareholders and employees;

•       absence of material adverse changes or events since October 31, 2005;

•       absence of certain third-party business relationships;

•       capital structure of ATS and its subsidiaries;

•       title to shares of ATS’ common stock;

•       organizational documents and corporate records for ATS and each subsidiary;

•       sufficiency of, title to and condition of assets of ATS and its subsidiaries;

•       description of real property and leasehold interests of ATS and its subsidiaries and liens;

•       description of personal property of ATS and its subsidiaries and security interests;

•       intellectual property rights and matters of ATS and its subsidiaries;

•       status of contracts (other than government contracts);

•       government contracts;

•       retention of clients;

•       contract backlog;

•       compliance of ATS and its subsidiaries with applicable laws;

•       environmental matters;

•       licenses and permits;

•       absence of certain business practices (Foreign Corrupt Practices Act);

•       litigation;

•       personnel matters;

•       labor matters;

•       ERISA;

•       tax matters;

•       insurance;

•       bank accounts of ATS and its subsidiaries;

•       powers of attorney;

•       absence of brokers or finders;

•       sufficiency of security clearances;

•       absence of various transactions since October 31, 2005;

•       completeness of disclosure;

•       the accounting treatment of certain discontinued business lines; and

•       ATS’ performance with respect to a subcontract with Maximus, Inc. in connection with a prime contract with the State of Connecticut and the reserves therefor contained in the financial statements.

The representations and warranties made by us relate to:

•       proper organization and power of FSAC;

•       good standing of FSAC;

•       authority of FSAC to enter into the stock purchase agreement and related documents and enforceability of stock purchase agreement and related documents against FSAC;

•       absence of conflicts or violations under organizational documents, certain agreements and applicable laws or decrees;

•       absence of consents or approvals required for FSAC to execute and deliver the stock purchase agreement and related agreements;

•       authorization of ability to pay portion of purchase price in shares of common stock;

•       capitalization of FSAC;

•       compliance of FSAC with securities laws;

•       litigation;

•       absence of brokers or finders;

•       financial ability; and

•       absence of certain payments.

Materiality and Material Adverse Effect

Several of the representations and warranties of ATS, ATS’ founders and ATS’ shareholders are qualified by materiality or material adverse effect.

Interim Operations Relating to ATS

ATS’ founders have agreed to cause ATS and its subsidiaries, prior to completion of the acquisition, to conduct its business in the ordinary course and to use reasonable efforts to preserve current relationships with customers, employees and suppliers.

No Solicitation

ATS and ATS’ founders have agreed, from the date of the stock purchase agreement and until the closing of the acquisition, or if earlier, the termination of the stock purchase agreement, not to, directly or indirectly through any officer, director, employee, representative or agent, solicit, initiate, entertain or encourage any proposal or offer from, or engage in any negotiations with any person other than us, or agree to, approve or recommend, any proposal for a business combination other than with us. We have agreed to notify ATS’ shareholders if we deliver a term sheet or letter of intent for the acquisition of any third party.

Access to Information

ATS’ founders will cause ATS to afford us and our representatives, prior to completion of the acquisition, reasonable access during normal business hours to all of ATS’ offices, facilities, books and records of ATS and its subsidiaries.

Reasonable Efforts; Notification

We have agreed with the shareholders of ATS to use best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate the acquisition and the transactions contemplated by the stock purchase agreement at the earliest possible date.

Indemnification

ATS’ founders and, for certain representations and warranties, ATS’ shareholders, have agreed to hold us and our representatives, successors and permitted assigns harmless for any damages, whether as a result of any third party or otherwise, and which arise from or in connection with any breach by ATS, ATS’ founders and/or ATS’ shareholders of any representations, warranties, covenants or obligations under the stock purchase agreement and certain tax liabilities. We have agreed to hold harmless ATS’ shareholders for any breach of our representations, warranties or covenants under the stock purchase agreement, certain tax liabilities and post-closing liabilities of ATS and its subsidiaries (except for liabilities for which ATS’ founders and/or ATS’ shareholders are indemnifying us). Subject to certain exceptions, claims made against ATS’ founders and/or ATS’ shareholders may be asserted only once the aggregate amount of all claims exceeds $375,000. Indemnification claims based upon facts and circumstances disclosed in supplements to the disclosure schedules delivered after the execution of the stock purchase agreement, but prior to closing, will give rise to indemnification rights only to the extent (a) such facts and circumstances do not affect the contingent cash payments based on post-closing operating results or the working capital adjustment, referred to above, and (b) such claims exceed $300,000 in the aggregate. Additionally, subject to certain exceptions, the aggregate indemnification liability of ATS’ founders and/or ATS’ shareholders shall not exceed $11.5 million. The representations and warranties of the parties under the stock purchase agreement will survive the closing until April 30, 2008; however, certain representations and warranties will survive for a longer period. Claims may be made against us only once the aggregate amount of claims exceeds $100,000.

In addition to the general indemnification described above, ATS’ shareholders have agreed to indemnify us for certain costs related to the closing of ATS’ office in Hawaii and for the amount of certain medical claims and administrative costs incurred by us to the extent such amounts exceed reserves and are not covered by insurance.

Fees and Expenses

Except as provided in the stock purchase agreement, each of the ATS shareholders, on the one hand, and we, on the other, shall be responsible for their own fees and expenses (including, without limitation, legal and accounting fees and expenses) in connection with the stock purchase agreement and the transactions contemplated thereby. The fees and expenses of the escrow agent shall be paid out of the funds to be escrowed, provided that the stockholders of ATS, on the one hand, and we, on the other hand, will split equally any fees and expenses in excess of the funds to be escrowed.

Public Announcements

We have agreed with ATS, its subsidiaries and the ATS shareholders that no public statement will be made prior to closing about the acquisition, the stock purchase agreement or any transactions contemplated by the stock purchase agreement, and, following closing, that no public statement shall be made without the prior consent of the other parties.

Certain Post-Closing Covenants

We have agreed to use reasonable efforts to continue the business and operations of ATS in the ordinary course during the period that ATS shareholders may earn additional purchase price based on the achievement of certain adjusted EBITDA amounts.

Conditions to the Completion of the Acquisition

Each of our and ATS stockholders’ obligations to effect the acquisition is subject to the satisfaction or waiver of specified conditions before completion of the acquisition, including the following:

Conditions to All Parties’ Obligations

The obligations of all parties to the acquisition are subject to the following conditions:

•       no order or injunction enjoining the acquisition;

•       no statute, rule, order or decree shall have been enacted or promulgated that would prohibit the acquisition or limit the ownership of ATS;

•       receipt of certain consents;

•       entering into the escrow agreements; and

•       no litigation regarding the acquisition shall be pending or threatened.

Conditions to Our Obligations

Our obligations to effect the acquisition are further subject to the following conditions:

•       representations and warranties of ATS and its shareholders shall be true and correct in all material respects;

•       ATS and its shareholders shall have performed all of their respective obligations under the stock purchase agreement;

•       no material adverse change in the business, operations, property, contracts, customer relations or condition, financial or otherwise, of ATS;

•       delivery of certain documents as required in the stock purchase agreement;

•       certain actions are taken as set forth in the disclosure schedules to the stock purchase agreement;

•       approval of the acquisition by our stockholders;

•       all of ATS’ outstanding options shall have been exercised or cancelled immediately following the closing, with releases from option holders;

•       certain change-in-control agreements shall have been terminated and releases executed and delivered;

•       all indebtedness of ATS and its subsidiaries shall be paid in full;

•       all costs of ATS’ founders relating to the acquisition shall be paid in full;

•       “comfort letters” shall have been delivered to us in customary form from Grant Thornton, LLP;

•       we shall receive a release relating to certain litigation brought by the City of Statesville, North Carolina, against a former subsidiary of ATS;

•       we shall have received a release from Stifel, Nicolaus & Company, Incorporated stating that certain fees owed as a result of the acquisition have been paid;

•       terminations for two letters of credit shall be delivered to us;

•       ATS shall use best efforts to cause ATSI, a former subsidiary of ATS, to cause the General Services Administration to update its E-Library to reflect ATSI’s new address; and

•       ATS shall provide us, subject to applicable law, with information about ATS’ claims experience in respect of medical insurance.

Conditions to Obligations of ATS’ Shareholders

The obligation of ATS’ shareholders to effect the acquisition is further subject to the following conditions:

•       our representations and warranties shall be true and correct in all material respects;

•       we shall have performed all of our obligations under the stock purchase agreement;

•       ATS’ shareholders shall have received certain documents as required in the stock purchase agreement; and

•       The transfer of certain identified (i) automobile leases, (ii) season tickets for professional sporting teams and (iii) life insurance policies (provided that in all cases the cost of the leases, tickets and insurance are assumed by the transferee).

Termination

The stock purchase agreement may be terminated prior to the closing of the acquisition, as follows:

•       at any time, by mutual written agreement;

•       at any time after November 30, 2006, by either ATS’ shareholders or us if the closing shall not have occurred for any reason other than a breach of the stock purchase agreement by the terminating party;

•       by us, if there is a material breach of any agreement, representation or warranty by ATS’ shareholders under the stock purchase agreement that renders the satisfaction of any condition to our obligations impossible and such breach is not waived by us;

•       by ATS’ shareholders, if there is a material breach by us of any agreement, representation or warranty under the stock purchase agreement that renders the satisfaction of any condition to the obligations ATS’ shareholders impossible and such breach is not waived by ATS’ shareholders; and

•       by either us or ATS’ shareholders if a court of competent jurisdiction permanently restrains or prohibits the acquisition.

Effect of Termination

In the event the stock purchase agreement is terminated:

•       we are obligated to return all documents and work papers obtained from ATS or its shareholders;

•       all filings with any government agencies shall be withdrawn, to the extent practicable;

•       certain confidentiality obligations will survive closings; and

•       no party shall be relieved of any liability for willful breach of the stock purchase agreement.

Assignment

Subject to certain exceptions, the stock purchase agreement may not be assigned by any party without prior written consent of the other party.

Amendment

The stock purchase agreement may not be amended or modified except by an instrument in writing signed on behalf of the party against whom enforcement of such change is sought.

ESCROW AGREEMENTS

Pursuant to the stock purchase agreement, on the closing date of the acquisition the parties involved in the acquisition will enter into four separate escrow agreements (referred to in this proxy statement as the “escrow agreements”) with the escrow agent to secure certain post-closing obligations of ATS’ founders. The following descriptions summarize the material provisions of each escrow agreement. Stockholders should read carefully each escrow agreement, attached to this proxy statement as Annex B-1, B-2, B-3 and B-4, respectively.

Balance Sheet Escrow Agreement

On the closing date of the acquisition, we will enter into a Balance Sheet Escrow Agreement with the ATS’ shareholders, represented by Claude Rumsey as the shareholders’ representative, and the escrow agent. On the closing date we will deposit with the escrow agent $500,000 of the cash consideration to secure any post-closing adjustments in the purchase price in our favor. The Balance Sheet Escrow Agreement is attached to this proxy statement as Annex B-1.

General Indemnity Escrow Agreement

On the closing date of the acquisition, we will enter into a General Indemnity Escrow Agreement with ATS’ shareholders, represented by Claude Rumsey as the shareholders’ representative, and the escrow agent. On the closing date we will deposit with the escrow agent $5.0 million of the cash consideration to secure certain indemnification obligations of ATS’ founders and ATS’ shareholders under the stock purchase agreement. The General Indemnity Escrow Agreement is attached to this proxy statement as Annex B-2.

Expense Escrow Agreement

On the closing date of the acquisition, Claude Rumsey, as the representative of ATS’ founders, and the escrow agent will enter into an Expense Escrow Agreement (the “expense escrow agreement”). On the closing date we will deposit with the escrow agent $150,000 of the cash consideration to provide funds to pay legal fees and expenses, accounting fees and expenses, and fees and disbursements of a nationally-recognized independent public accounting firm that is to perform certain services pursuant to, and in accordance with, the stock purchase agreement. The expense escrow agreement is attached to this proxy statement as Annex B-3.

Accounting Method Tax Escrow Agreement

On the closing date of the acquisition, we will enter into an Accounting Method Tax Escrow Agreement with ATS’ shareholders, represented by Claude Rumsey as the shareholders’ representative, and the escrow agent. Effective November 1, 2004, ATS changed its method of accounting from cash to accrual, resulting in a tax liability payable in four installments in 2004, 2005, 2006 and 2007. On the closing date we will deposit with the escrow agent $3.3 million of the cash consideration to fund the payment of the portion of these taxes that have not yet been paid by ATS less the amount of net operating losses of ATS used by ATS in the tax period for which such taxes are payable. The Accounting Method Tax Escrow Agreement is attached to this proxy statement as Annex B-4.

REGISTRATION RIGHTS AGREEMENT

Upon the closing of the acquisition pursuant to the stock purchase agreement, we will enter into a registration rights agreement with ATS’ founders. The following description of the registration rights agreement describes the material terms of the registration rights agreement but does not purport to describe all the terms of the agreement. The complete text of the registration rights agreement is attached as Annex C to this proxy statement and is incorporated by reference into this proxy statement. We encourage all stockholders to read the registration rights agreement in its entirety.

General

Pursuant to the stock purchase agreement, ATS’ founders have elected to receive a portion of the purchase price for their ATS shares in the form of 173,913 shares of our common stock. We agreed to provide ATS’ founders certain registration rights in relation to such shares of our common stock received as a portion of the purchase price for their ATS shares.

Piggy-back Registration Rights

If at any time after the date of the registration rights agreement we propose to file a registration statement under the Securities Act of 1933, as amended, with respect to an offering of equity securities, either for our own account or for the account of any of our stockholders, then the electing shareholders shall have the right to include their shares of common stock in the registration statement, subject to specific limitations as set forth in the registration rights agreement.

Form S-3 Registration Rights

The electing shareholders shall have the right to require, on an unlimited number of occasions after October 19, 2008, that we register any or all of their shares of our common stock on a “Form S-3” or any similar short-form registration which is available to us at the time. In addition to any other limitations set forth in the registration rights agreement, the aggregate offering to the public must be at least $500,000.

Indemnification

We have agreed to indemnify ATS’ founders from and against liabilities arising out of or based upon any untrue statement of a material fact, or any omission to state a material fact necessary to make statements in the registration statement not misleading, or any violation by us of the Securities Act of 1933, as amended, except if such statement or omission was made by us in reliance upon and in conformity with information furnished to us in writing by an electing shareholder for use in a registration statement. ATS’ founders have agreed to indemnify us from and against liabilities arising out of or based upon an untrue statement of a material fact contained in any registration statement, or any omission to state a material fact necessary to make statement in the registration statement not misleading, if the statement or omission was made by us in reliance upon and in conformity with information furnished in writing to us by ATS’ founders for use in a registration statement.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheets combine our historical balance sheet and that of ATS (unaudited) as of September 30, 2006 and July 31, 2006, respectively, giving effect to the transactions described in the stock purchase agreement as if they had occurred on September 30, 2006. The unaudited pro forma condensed combined statements of operations combine (i) our historical statement of operations from April 12, 2005 (inception) through December 31, 2005 and the historical statement of operations of ATS for the year ended October 31, 2005 and (ii) our historical unaudited statement of operations for the nine month period ended September 30, 2006, and the historical unaudited statement of operations of ATS for its nine months ended July 31, 2006 giving effect to the acquisition as if it had occurred as of the beginning of the fiscal years and interim periods.

The unaudited pro forma condensed balance sheets have been prepared using two different levels of approval of the transaction by the FSAC stockholders, as follows:

•       Assuming No Conversions: This presentation assumes 100% of FSAC stockholders approve the acquisition; and

•       Assuming Maximum Conversions: This presentation assumes that only 80.01% of FSAC stockholders approve the acquisition and holders of 19.99% of our common stock opt to convert their shares of common stock into cash.

Under the purchase method of accounting, the preliminary purchase price has been allocated to the net tangible and intangible assets acquired and liabilities assumed, based upon preliminary estimates, which assume that historical cost approximates fair value of the assets and liabilities of ATS. As such management estimates that a substantial portion of the excess purchase price will be allocated to non-amortizable intangible assets. These estimates are subject to change upon the finalization of the valuation of certain assets and liabilities and may be adjusted in accordance with the provisions of Statement of Financial Accounting Standard (“SFAS”) No. 141, Business Combinations.

We are providing this information to aid you in your analysis of the financial aspects of the acquisition. The unaudited pro forma condensed combined financial statements described above should be read in conjunction with our historical financial statements and those of ATS and the related notes thereto. The pro forma adjustments are preliminary, and the unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the acquisition taken place on the dates noted, or our future financial position or operating results.

Unaudited Pro Forma Condensed Combined Balance Sheets
(in thousands)

	July 31, 2006	Sept 30, 2006	Pro Forma Adjustments (assuming no stock		Combined Pro Forma (assuming no	Additional Pro Forma Adjustments (assuming maximum		Combined Pro Forma (assuming maximum
	ATS	FSAC	redemption)		redemption)	redemption)		redemption)
Assets
Current Assets
Cash	$—	$1,034	$32,715	a	$33,749	$(23,961	)e	$9,788
Accounts receivable, net	26,348	—	—		26,348	—		26,348
Prepaid expenses and other current assets	775	4	—		779	—		779
Assets held for sale	493	—	—		493	—		493
Total Current Assets	27,616	1,038	32,715		61,369	(23,961)		37,408
Short term investments held in trust account	—	120,068	(120,068	)a	—	—		—
Cash and cash equivalents held in trust fund	—	12	(12	)a	—	—		—
Property and Equipment, net	1,193	—	—		1,193	—		1,193
Goodwill, net	3,172	—	65,191	b	68,363	—		68,363
Intangible Assets, net	—	—	16,940	b	16,940	—		16,940
Deferred Tax Asset, net	—	443	—		443	—		443
Deferred Acquisition Costs	—	1,155	(1,155	)b	—	—		—
Other Assets	269	—	—		269	—		269
Total Assets	$32,250	$122,716	$(6,389)		$148,577	$(23,961)		$124,616
Liabilities and Stockholders’ Equity
Current Liabilities
Line-of-credit	$6,917	—	$(6,917	)a	$—	—		$—
Capital leases - current portion	7	—	—		7	—		7
Accounts payable	7,988		—		7,988	—		7,988
Accrued payroll and related taxes	6,251	1,268	—		7,519	—		7,519
Income taxes payable	949	161	—		1,110	—		1,110
Deferred income taxes–current portion	725	76	—		801	—		801
Warrant liabilities		14,700			14,700	—		14,700
Total Current Liabilities	22,837	16,205	(6,917)		32,125	—		32,125
Capital Leases–net of current portion	8	—	—		8	—		8
Deferred Rent, Income Taxes and Other Long Term Liabilities	2,496	—	6,437	= b	8,933	—		8,933
Total Liabilities	25,341	16,205	(480)		41,066	—		41,066
Common Stock, subject to possible redemption; 4,197,000 shares	—	23,424	(23,424	)c	—	—		—
Interest income attributable to common stock subject to possible redemption (net of taxes of $424,728)	—	537	(537	)c	—	—		—
Commitments and Contingencies	—	—	—		—	—		—
Stockholders’ Equity
Preferred stock	—	—	—		—	—		—
Common stock	—	3	—		3	—		3
Common stock; Class A	35	—	(35	)d	—	—		—
Common stock; Class B	1	—	(1	)d	—	—		—
Treasury stock, at cost (196,300 shares)	(37)	—	37	d	—	—		—
Additional paid-in capital	—	81,468	23,424	c	105,892	(23,961	)e	81,931
			1,000	c
Retained earnings	6,910	1,079	537	c	1,616	—		1,616
	—	—	(6,910	)d	—	—		—
Total Stockholders’ Equity	6,909	82,550	18,052		107,511	(23,961)		83,550
Total Liabilities and Stockholders’ Equity	$32,250	$122,716	$(6,389)		$148,577	$(23,961)		$124,616

See notes to unaudited pro forma condensed financial statements

Unaudited Pro Forma Condensed Combined Statements of Operations and Per Share Data
(In thousands, except per share amounts)

	For the year ended	For the period from April 12, 2005 (inception) through			Fiscal
	October 31, 2005	December 31, 2005	Pro Forma		2005 Combined
	ATS	FSAC	Adjustments		Pro Forma
Contract Revenue	$105,355	—	—		$105,355
Direct Costs	64,236	—	—		64,236
Gross Margin	41,119	—	—		41,119
Operating Expenses	38,390	133	3,388	g	41,911

Operating Income	2,729	(133)	(3,388)		(792)
Other (Expense) Income
Interest income (expense), net	(244)	819	256	f	831
Other income	101	—	—		101
Loss on warrant liabilities	—	(5,460)	—		(5,460)
Income (loss) from Continuing Operations Before Income Taxes	2,586	(4,774)	(3,132)		(5,320)
Income Tax Expense	776	314	(1,190)		(100)
Income (loss) From Continuing Operations	$1,810	$(5,088)	$(1,942)		$(5,220)
Interest Income Attributable to Common Stock Subject to Conversion (net of taxes)	—	(98)	—		(98)
Net Income (Loss) Allocable to Common Stockholders Not Subject to Possible Conversion	$1,810	$(5,186)	$(1,942)		$(5,318)
Earnings Per Share (no redemption)
-Basic		$(0.48)			$(0.48)
-Diluted		$(0.48)			$(0.48)
Earnings Per Share (maximum redemption)
-Basic		$(0.54)			$(0.55)
-Diluted		$(0.54)			$(0.55)
Weighted Avg Shares Outstanding (no redemption)
-Basic		10,599,810			10,773,723
-Diluted		10,599,810			10,773,723
Weighted Avg Shares Outstanding (maximum redemption)
-Basic		9,530,382			9,704,295
-Diluted		9,530,382			9,704,295

See notes to unaudited pro forma condensed financial statements

Unaudited Pro Forma Statement of Operations and Per Share Data
(In thousands, except per share amounts)

	Nine months ended
	July 31, 2006	September 30, 2006	Pro Forma		Combined
	ATS	FSAC	Adjustments		Pro Forma
Contract Revenue	$86,232	$—	$—		$86,232
Direct Costs	54,139	—	—		54,139
Gross Margin	32,093	—	—		32,093
Operating Expenses	28,463	996	2,541	i	32,000

Operating Income	3,630	(996)	(2,541)		93
Other (Expense) Income
Interest income (expense), net	(277)	4,033	284	h	4,040
Other income	47	—	—		47
Gain on warrant liabilities	—	5,040	—		5,040
Income from Continuing Operations Before Income Taxes	3,400	8,077	(2,257)		9,220
Income Tax Expense	1,564	1,373	(858)		2,079
Income From Continuing Operations	1,836	6,704	(1,399)		7,141
Interest Income Attributable to Common Stock Subject to Conversion (net of taxes)	—	(439)	—		(439)
Net Income (Loss) Allocable to Common Stockholders Not Subject to Possible Conversion	1,836	6,265	(1,399)		6,702
Earnings Per Share (no redemption)
-Basic		$0.26			$0.27
-Diluted		$0.06			$0.07
Earnings Per Share (maximum redemption)
-Basic		$0.28			$0.30
-Diluted		$0.05			$0.06
Weighted Avg Shares Outstanding (no redemption)
-Basic		26,250,000			26,423,913
-Diluted		30,068,182			30,242,095
Weighted Avg Shares Outstanding (maximum redemption)
-Basic		22,052,100			22,226,013
-Diluted		25,870,282			26,044,195

See notes to unaudited pro forma condensed financial statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

NOTE 1.   DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

The stock purchase agreement provides for the acquisition of all of the outstanding shares of capital stock of ATS for an initial purchase price of $85.0 million and an aggregate purchase price of up to $124.0 million. The purchase price is subject to a post-closing adjustment based on ATS net working capital as of the closing date.

We plan to complete the acquisition promptly after the special meeting, provided that:

•       our stockholders have approved the acquisition proposal;

•       public stockholders holding not more than 19.99% of our shares issued in our initial public offering properly elect to exercise their right to convert their shares into cash; and

•       the other conditions specified in the stock purchase agreement have been satisfied or waived.

All amounts and balances have been rounded and presented to the nearest thousands.

NOTE 2.   PRO FORMA ADJUSTMENTS

Adjustments included in the column under the heading “Pro Forma Adjustments” include the following (in thousands):

Balance Sheet Adjustments
a.	Adjustment of cash and short term investments:
	To adjust short term investments from the Trust fund into the general cash account	$120,068
	To adjust cash and cash equivalents from the Trust fund into the general cash account	12
	To adjust for the payment of transaction costs	(3,365)
	To adjust for the pay off of the line of credit	(6,917)
	To adjust for cash due to shareholders	(77,083)
		$32,715
b.	Calculation of purchase price:
	Cash	$84,000
	Common stock (173,913 shares valued on the date of the purchase agreement April 19, 2006)	1,000
	FSAC transaction costs—to be capitalized	3,365
	FSAC deferred acquisition costs	1,155
	Total purchase price	$89,520
	Purchase price allocation:
	Current assets	$27,616
	Property and equipment	1,193
	Intangible assets	16,940
	Goodwill	68,363
	Other assets	269
	Total assets acquired	114,381
	Current liabilities	15,920
	Capital leases—net of current portion	8
	Deferred rent, income taxes and other long-term liabilities	2,496
	Deferred tax liability from acquisition intangibles	6,437
	Total liabilities assumed	24,861
	Net assets acquired	$89,520

The above table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of the acquisition. The fair value of the assets acquired and liabilities assumed has been based on preliminary estimates and may be revised when remaining aspects of the purchase price allocation have been finalized by an independent valuation following the closing of the acquisition of ATS.  We estimate that the transaction will result in $68.3 million of goodwill.  The $16.9 million of acquired customer-related intangible assets, which we believe are closely-related assets that include customer contracts, backlog, and non-contractual customer relationships (including trade name recognition), will be amortized based on estimated cash flows and the estimated economic benefit of the assets. The weighted average estimated life of the customer-related intangible assets is five years. In our preliminary valuation of intangibles and goodwill, we took into account ATS-specific data as to estimated cash flows and the estimated life of the customer-related assets.  This included a review of factors such as the length of time ATS has been in business and its name recognition in the sector, the terms and length of its contracts and status of its backlog, and the tenure of its customer relationships.  In addition, pending our completion of an independent valuation that will determine the final allocation between goodwill and intangible assets, we attempted to benchmark our estimates by reviewing other transactions in the same industry over the past five years.  That review indicated that intangibles in certain transactions represented approximately 20% of the excess of purchase price over tangible net assets.  Such intangible assets have an average useful life of approximately five years.  Although this benchmarking provided us with some comfort as to our estimates, the value of the acquired intangible assets must be determined based on ATS-specific facts, and it is possible that, as emphasized in Note 3 below,  the final purchase price allocation may vary materially from our estimates.

c.	Adjustment to common stock:
	To reclass common stock (4,197,900 shares) with right of conversion assuming no conversion	$23,424
	To reclass related interest with right of conversion assuming no conversion	537
	To reflect the issuance of common stock to the ATS founders as part of the stock purchase agreement	1,000
		$24,961
d.	Adjustment to eliminate ATS common stock, treasury stock and retained earnings to reflect purchase:
	To eliminate ATS common stock, class A	$(35)
	To eliminate ATS common stock, class B	(1)
	To eliminate ATS treasury stock	37
	To eliminate ATS retained earnings	(6,910)
		$(6,909)
e.	To record cash payment to 19.99% stockholders redeeming 19.99% of FSAC shares	$(23,961)

Income Statement Adjustments for Fiscal Year 2005
f.	Adjustment to eliminate interest expense from the pay down of the line of credit which is required pursuant to the stock purchase agreement	$(256)
g.	Amortization of Acquisition Intangibles	$3,388

Income Statement Adjustments Through Third Quarter of 2006
h.	Adjustment to eliminate interest expense from the pay down of the line of credit	$(284)
i.	Amortization of Acquisition Intangibles	$2,541

NOTE 3:

This purchase price allocation, which includes costs of approximately $4.5 million directly related to the transaction, is preliminary and will be subject to a final determination by independent valuation upon our closing of the acquisition of ATS. The final determination of the purchase price allocation may result in material allocation differences when compared to this preliminary allocation and the impact of the revised allocation may have a material effect on the actual results of operation and financial position of the merged entities. As a result of the application of purchase accounting, the accounts in the shareholders’ deficiency section of the balance sheet of ATS were eliminated.

NOTE 4:

ATS incurred costs related to the transaction, of $27,000 and $78,000 for the periods ending October 31, 2005 and July 31, 2006, respectively. These costs would not be incurred during the normal course of business.

NOTE 5:	The above pro forma financial statements do not include the effects of the working capital adjustment that may be effected as of the closing.
NOTE 6:

Pursuant to the stock purchase agreement, FSAC is required to pay up to $39.0 million in earn-out payments in the event ATS achieves certain EBITDA targets as well as securing a large procurement with the U.S. Air Force. The achievement of such conditional earn-out targets is expected to occur during the purchase price allocation period, and as such any payments to be made for the satisfaction of such earn-out targets will be treated as additional cost of acquiring ATS. As such, these payments are not expected to have an impact on the results of future operations.

NOTE 7:	Upon consumation of the acquisition of ATS, interest income will not be earned on the funds used by FSAC for the acquisition.
NOTE 8	Although not included as pro forma adjustments, certain costs incurred by the ATS founders will not be incurred going forward. For the year ended October 31, 2005, these costs were as follows:

Founders’ compensation and related expenses since Messrs. Lewis and Rumsey will leave ATS at the closing		$(3,044)
Cash compensation	$2,806
Fees for sports venues	155
Founders’ personal expenses paid by ATS	70
Keyman life insurance	13
	$3,044
New CEO’s compensation and benefits, per employment agreement		311
New CFO’s compensation and benefits, per employment agreement		356
		$(2,377)

For the nine months ended July 31, 2006, these costs were as follows:

Founders’ compensation and related expenses since Messrs. Lewis and Rumsey will leave ATS at the closing		$(1,475)
Cash compensation	$1,318
Fees for sports venues	111
Founders’ personal expenses paid by ATS	30
Keyman life insurance	16
	$1,475
New CEO’s compensation and benefits, per employment agreement		234
New CFO’s compensation and benefits, per employment agreement		267
		$(974)

APPROVAL OF THE PROPOSAL TO AMEND AND RESTATE OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

General Description of the Amendment Proposal

We are proposing to amend and restate our Amended and Restated Certificate of Incorporation, upon consummation of the acquisition, to change our name from “Federal Services Acquisition Corporation” to “ATS Corporation” and to eliminate certain provisions which are applicable to us only prior to our completion of a business combination. If this proposal is approved, after the completion of the acquisition, our name will be “ATS Corporation” and Article Fifth of our Amended and Restated Certificate of Incorporation will be deleted. Additionally, the Second Amended and Restated Certificate of Incorporation will make certain technical corrections to our Amended and Restated Certificate of Incorporation. If the acquisition is not approved, the amendment proposal will not be presented at the special meeting. The complete text of the Second Amended and Restated Certificate of Incorporation is attached as Annex D to this proxy statement and is incorporated by reference into this proxy statement. We encourage all stockholders to read the Second Amended and Restated Certificate of Incorporation in its entirety. If the acquisition is not approved, then the amendment will not be presented for approval.

Consequences if the Amendment Proposal is Not Approved

If the amendment proposal is not approved by the stockholders, our name will continue to be “Federal Services Acquisition Corporation” and our Amended and Restated Certificate of Incorporation will include provisions that are not applicable to us after completion of the acquisition.

Required Vote

The amendment proposal must be approved by the affirmative vote of the majority of shares of our common stock outstanding on the record date.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE AMENDMENT PROPOSAL.

APPROVAL OF THE 2006 OMNIBUS INCENTIVE COMPENSATION PLAN

The 2006 Omnibus Incentive Compensation Plan has been approved by our board of directors and will take effect upon consummation of the acquisition, subject to stockholder approval.

The following description of the 2006 Omnibus Incentive Compensation Plan describes the materials terms of the plan, but does not purport to describe all the terms of the plan. The complete text of the 2006 Omnibus Incentive Compensation Plan is attached as Annex E to this proxy statement and is incorporated by reference into this proxy statement. We encourage all stockholders to read the 2006 Omnibus Incentive Compensation Plan in its entirety. If the acquisition is not approved, then the incentive compensation plan proposal will not be presented for approval.

General Description of the Incentive Compensation Proposal

The incentive compensation plans reserves 1,500,000 shares of our common stock for issuance in accordance with the plan’s terms. The purpose of the plan is:

•       to create incentives designed to motivate our employees and the employees of our subsidiaries, to significantly contribute toward our growth and profitability;

•       to provide our executives, directors and other employees and persons who, by their position, ability and diligence are able to make important contributions to our growth and profitability, with an incentive to assist us in achieving our long-term corporate objectives; and

•       to attract and retain qualified executives and other employees, and to provide such persons with an opportunity to acquire an equity interest in us.

Summary of the 2006 Omnibus Incentive Compensation Proposal

Administration.   The incentive compensation plan shall be administered by the Compensation Committee of our board of directors, which shall be composed of two or more directors, all of whom shall (i) qualify as “outside directors” under Section 162(m) of the Code, and (ii) meet the independence requirements of the governance listing standards of the Nasdaq National Market. The Compensation Committee shall have the authority, subject to the terms of the incentive compensation plan, to determine the individuals to whom an award will be granted, the type of award to be granted, the number of shares of our common stock that will covered by an award and the terms and conditions of any award.

Eligibility.   Awards may be granted to any of our directors, officers or employees. In the event the acquisition is approved, there will be five directors, two executive officers who are not also directors and approximately 600 employees eligible to receive grants under the plan.

Awards.   The Compensation Committee will be authorized to grant the following types of incentive compensation:

Stock Options.   The exercise price of each share covered by an option shall not be less that 100% of the fair market value of such shares on the date the option is granted. Each option shall be vested and exercisable at such times as the Compensation Committee shall determine, provided, however, that generally each option will vest with respect to one-fourth of the shares granted on the first four anniversaries of the date of grant. The exercise period for options generally can not exceed ten years from the date of grant.

Stock Appreciation Rights.   A stock appreciation right entitles a grantee to receive an amount equal to the excess, if any, of the fair market value of a share of our common stock on the date of exercise over the exercise price of such stock appreciation right. The exercise price of each share of common stock covered by a stock appreciation right shall be not less than 100% of the fair market value of such share on the date the stock appreciation right is granted. The Compensation Committee shall determine whether a stock appreciation right shall be settled in cash, shares of common stock, other securities or incentive compensation awards, other than property or a combination of any of the foregoing. The Compensation Committee shall also determine the vesting criteria, the term, the method of exercise, the method of settlement and any other terms and conditions of the stock appreciation rights.

Restricted Shares and Restricted Stock Units.   The Compensation Committee shall be authorized to designate participants to receive restricted shares of common stock and restricted stock units. A restricted share is a share of common stock that is subject to certain transfer restrictions and forfeiture provisions. A restricted stock unit is an unfunded and unsecured promise to deliver shares of common stock, other incentive compensation or property. Each restricted stock unit shall have a value equal to the fair market value of a share of our common stock. Restricted stock units shall be paid in cash, shares of our common stock or other property upon the lapse of the restrictions applicable to such restricted stock units. Restricted shares of common stock and restricted stock units generally may not be sold, assigned, transferred, pledged or otherwise encumbered. Certificates issued with respect to restricted shares of common stock shall be registered in the name of the grantee and deposited, together with a stock power endorsed in blank, with us or a custodian designated by the Compensation Committee and shall be held until the restrictions have lapsed.

Performance Compensation Awards.   The Compensation Committee shall be authorized to designate, with regard to a period of time designated by the Compensation Committee, individuals eligible to receive awards (such awards shall not include options or stock appreciation rights) based upon the achievement of certain performance goals within the designated period.

Performance Units.   The Compensation Committee shall have the right to designate participants to receive performance units upon the achievement of certain performance goals established by the Compensation Committee. A performance unit is a right to receive cash or shares of common stock equal to a value set by the Compensation Committee at the time of a grant of such a unit. To the extent that a participant achieves the performance goals during a period designated by the Compensation Committee, the Compensation Committee shall determine the number of performance units to be granted to such participant.

Cash Incentive Awards.   The Compensation Committee shall be authorized to award cash, in amount not to exceed $500,000 in any performance period (the length of a performance period is to be determined by the Compensation Committee in its sole discretion), to eligible participants upon the achievement of performance goals established by the Compensation Committee.

Other Stock-Based Awards.   The Compensation Committee shall be authorized to grant to eligible participants other equity-based or equity related awards in such amounts and subject to such terms as the Compensation Committee shall determine.

Dividend Equivalents.   In the discretion of the Compensation Committee, any award granted under the incentive compensation plan may provide the participant with a dividend or dividend equivalent, payable in cash, shares of our common stock, other securities or property, on a current or deferred basis, on such terms and conditions as the Compensation Committee determines.

Change in Control.   In general, in the event that (referred to as a “change in control”)

•       we dissolve or liquidate;

•       we are a party to a reorganization, merger or consolidation pursuant to which we are not the surviving corporation, or upon the sale of all or substantially all of our assets; or

•       we are a party to a reverse merger in which we are the surviving corporation but shares of our common stock outstanding before the merger are converted into other property or our voting securities outstanding immediately prior to such event represent less than 50% of the total voting power of the company surviving such event then, subject to certain exceptions, any outstanding options or stock appreciation rights shall become immediately exercisable and all performance units and cash incentive awards shall be paid as if the date of such change in control was the last day in a performance period and the performance goals were attained and all other outstanding awards shall automatically be deemed exercisable or vested and all restrictions and forfeiture provisions shall lapse.

Federal Income Tax Consequences.   For federal income tax purposes, a grantee of stock options (“optionee”) does not realize taxable income at the time of the grant of an incentive stock option or a non-statutory stock option. Upon the exercise of a non-statutory stock option, we are entitled to a deduction and the grantee recognizes ordinary wage income (subject to withholding) in the amount by which the fair market value of the shares the optionee receives exceeds the option price. On the subsequent sale of shares received upon the exercise of a non-statutory stock option, the difference between the fair market value of the shares on the date of receipt and the amount realized on the sale will be treated as a capital gain or loss, which will be short or long term depending on the length of the period for which shares are held prior to sale.

In the case of incentive stock options, the grantee generally does not realize taxable income until the sale of shares received upon exercise of the option. However, the difference between the option price and the fair market value of the stock on the date of exercise is treated as a preference item for purposes of the alternative minimum tax. If a sale does not take place within two years after grant and one year after exercise of the option, any gain or loss realized will be treated as long-term capital gain or loss. In this case, we will not be entitled to a deduction for income tax purposes in connection with the grant or the exercise of the option. If a sale occurs prior to two years after grant or one year after exercise, then the difference between the option price and the fair market value of the stock on the date of exercise (or, if less, the difference between the amount realized on sale and the market value on the date of exercise) is taxable as ordinary income to the grantee and is deductible by us for federal income tax purposes.

In the case of an award of restricted stock, a participant realizes ordinary wage income (subject to withholding) equal to the fair market value of the shares received as of the first day that such shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. We are entitled to a deduction at that time in the same amount. Under Section 83(c)(3) of the Code, if the sale of shares of stock could subject a participant to suit under Section 16(b) of the Securities Exchange Act of 1934, or the Exchange Act, the shares are treated as subject to a substantial risk of forfeiture and not transferable for a period not to exceed six months from the date of the award of restricted stock.

In the case of an award of stock appreciation rights, restricted stock units, performance compensation awards, or performance units, a participant will realize ordinary wage income (subject to withholding) equal to the amount cash received or the fair market value of any shares received. If any shares received are subject to a substantial risk of forfeiture, the participant will not realize any income until such time as the risk of forfeiture lapses. We will be entitled to a deduction at the same time as the participant realizes income, and in the same amount.

Deductibility of Executive Compensation.   Section 162(m) of the Code prohibits a publicly-held corporation, such as us, from claiming a deduction on its federal income tax return for compensation in excess of $1.0 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) and the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation’s fiscal year. The $1.0 million compensation deduction limitation does not apply to “performance-based” compensation under Section 162(m) of the Code.

The final regulations promulgated by the Internal Revenue Service under Section 162(m) set forth a number of requirements that must be satisfied in order for compensation paid under the Plan to qualify as “performance-based” for purposes of Section 162(m). We are seeking stockholder approval of the Plan in order to qualify certain compensation awarded under the Plan as “performance-based” for purposes of Section 162(m).

2006 Omnibus Incentive Compensation Plan Benefits

Until and unless approved by our stockholders, no grants will be made under the incentive compensation plan. Apart from Mr. Lloyd (discussed below), we cannot determine the benefits to be received by our directors or officers under the incentive compensation plan or the benefits that would have been received by our directors and officers in 2005 had the plan been in effect in 2005. The following table shows the grant of options to be made to Mr. Lloyd (as discussed in “Directors and Executive Officers of Federal Services Acquisition Corporation Following the Acquisition—Anticipated Employment Arrangements for Certain Executive Officers”) if the acquisition is consummated and the incentive compensation plan is approved.

New Plan Benefits
2006 Omnibus Incentive Compensation Plan

Name and Position	Dollar Value ($)		Options
Stuart R. Lloyd	—	(a)	300,000

   (a) The exercise price will be equal to the fair market value of our common stock on the date employment commences.  Therefore, the dollar value can not be determined until such date.

Required Vote

The incentive compensation plan proposal must be approved by the affirmative vote of the majority of shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE INCENTIVE COMPENSATION PLAN PROPOSAL.

APPROVAL OF THE ELECTION OF A NOMINEE TO OUR BOARD OF DIRECTORS

General Description of the Nomination Proposal

Our board of directors presently is comprised of five directors divided into three classes. Each class will generally serve for a term of three years with only one class of directors being directed in each year. Class I consists of one director and Classes II and III consist of two directors. At the special meeting, one director of Class I is to be elected to serve for a three-year term expiring in 2009 and until his successor is duly elected and qualified.

Our board of directors has approved the nomination of Dr. Bersoff to be a Class I director of our board of directors for a three-year term expiring in 2009. Unless a stockholder requests that voting of the proxy be withheld for Dr. Bersoff in accordance with the instructions set forth on the proxy card, it presently is intended that shares represented by proxies will be voted for the election of Dr. Bersoff as a Class I director. Dr. Bersoff has consented to being named in this proxy statement and to serve if elected.

The term of office of our Class II directors, presently consisting of Messrs. Jacks and Smith, will expire in 2007. The term of office of our Class III directors, presenting consisting of Messrs. Schulte and Saponaro, will expire in 2008.

Required Vote

For election as a director, a nominee must receive the affirmative vote of a plurality of the shares of our common stock present in person or represented by proxy at the special meeting and entitled to vote on the election of directors.

Additional Information

For additional information about our board of directors and committees thereof, please see “Directors and Executive Officers of Federal Services Acquisition Corporation Following the Acquisition.”

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF DR. BERSOFF AS A CLASS I DIRECTOR.

APPROVAL OF PROPOSAL TO ADJOURN THE SPECIAL MEETING

General Description of the Adjournment Proposal

The adjournment proposal allows our board of directors to submit a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the acquisition.

Consequences if Adjournment Proposal is Not Approved

If the adjournment proposal is not approved by the stockholders, our board of directors may not be able to adjourn the special meeting to a later date in the event there are not sufficient votes at the time of the special meeting to approve the acquisition.

Required Vote

Adoption of the adjournment proposal requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the special meeting and entitled to vote on the proposal. No vote of the warrant holders is necessary to adopt the adjournment proposal, and we are not asking the warrant holders to vote on the adjournment proposal. Adoption of the adjournment proposal is not conditioned upon the adoption of the acquisition proposal, the nomination proposal or the amendment proposal.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT ATS

Overview

ATS provides systems integration and application development, information technology infrastructure management, and strategic information technology consulting services primarily to U.S. government agencies. As part of its complete systems life-cycle approach, ATS offers its clients an integrated full-service information technology infrastructure outsourcing solution that allows an agency to focus on its core mission while reducing costs and maintaining system uptime.

ATS, founded in 1978, was incorporated under the laws of the District of Columbia, and in 1994 began operating as a Virginia corporation. ATS was originally focused on mainframe applications development and was awarded one of its first prime contracts in 1981 from the Department of Housing and Urban Development, or HUD, to develop the Computerized Homes Underwriting Management System, a system for tracking and monitoring home mortgages. By 1985, as technology evolved, ATS’ relationship with HUD evolved as well, and ATS was tasked to design and implement various Local Area Network, or LAN, applications to meet the complex needs of the agency. ATS expanded its expertise into enterprise architecture and system implementation services during its design of HUD’s multi-tiered extranet application, FHA Connection, which consists of several smaller subsystems with a diverse mix of multi-tiered architectures in a web-driven solution. Throughout the 1990’s ATS began to accelerate its business development efforts with other federal agencies in an effort to diversify its client concentration outside HUD and provide additional avenues for growth. For example, ATS cross-sold its HUD applications development expertise to the Resolution Trust Corporation, or RTC, an agency created to manage the savings and loan crisis, to provide both applications development and database administration. As the savings and loan crisis was resolved, ATS leveraged its past performance record at RTC to win a contract to develop the federal Deposit Insurance Corporation’s first internet and intranet sites.

Although ATS’ service offerings have evolved over time to incorporate new technologies, ATS has remained committed to:

•       systems integration and application development;

•       information technology infrastructure management to support its clients’ program or system objectives through the design and implementation of customized solutions; and

•       strategic information technology consulting (business process redesign).

Systems Integration and Application Development

ATS has over 25 years of experience building and implementing leading edge financial, administrative/tracking and document/records management systems for federal civilian agency and DoD clients. ATS has designed, developed, and integrated over 100 custom, enterprise-wide applications to assist clients with managing data and systems resources. As a result of its development efforts, ATS has built a strong understanding of its clients’ information technology infrastructures, favorably positioning it to identify opportunities for additional application development and systems upgrades.

To create the best solutions for clients, ATS utilizes its expertise in the following areas:

Software development

ATS offers a diverse portfolio of software development solutions that include:

•       requirements analysis;

•       commercial off-the-shelf software, or COTS, integration;

•       systems implementation;

•       legacy systems migration; and

•       custom software and application development.

ATS’ full suite of software engineering capabilities favorably position ATS to meet its clients’ desire to engage contractors who can evaluate the feasibility of COTS-based software solutions and, when necessary, develop custom applications that modify those solutions to meet overall system requirements. ATS has built extensive knowledge of most of its clients’ systems allowing it to evaluate the feasibility of integrating COTS-based software solutions with legacy systems. Additionally, ATS has developed numerous custom software solutions for clients requiring technical specifications that are more demanding than those offered by a COTS solution.

Systems integration, installation, and migration

ATS performs comprehensive systems integration and installation services in support of its developed software systems as well as network and hardware upgrades using COTS technologies. ATS’ professionals analyze a client’s existing information systems, applications and platforms and design a solution that sustains or extends system performance and availability. As part of its work in this area, ATS leverages its past experience and deep technical expertise to evaluate competing solutions. ATS then develops systems based on the cost and requirements of a client. Finally, ATS integrates the system into existing enterprise architectures to create a seamless application for clients. Many of ATS’ software development projects involve a substantial degree of legacy system integration and have served to further deepen ATS’ technical capabilities with legacy systems integration and migration.

Web-based software implementations

ATS’ software and systems engineers have developed extensive experience designing web-based applications and database solutions. ATS offers web-based solutions that include:

•       public key infrastructure, or PKI;

•       virtual private network, or VPN;

•       single sign-on;

•       performance monitoring; and

•       clustering/load balancing and business-to-business, or B2B, applications.

ATS develops web-enabled systems that allow agencies to manage their intellectual capital by providing interactive web ties to robust database and mainframe architectures. Additionally, ATS develops intranet portals allowing organizations to share information and communicate across a LAN, WAN or the Internet.

Database design, administration, and integration

ATS combines broad experience in administering databases with a focused attention to suggesting and implementing database applications and solutions. ATS is involved in all stages of the database management life-cycle, including assessment of functional requirements, development of database requirements, and assistance in vendor selection. ATS has expertise in highly-complex database design and optimization, data modeling, distributed databases, advanced architectures performance tuning, backup and recovery planning, application administration planning and operational administration. ATS supports all phases of a database’s life cycle and typically acts as a vendor-neutral advisor, allowing ATS to offer its clients the database application that best addresses a system’s specific requirements. In addition, ATS has designed and built custom database systems, using object-oriented analysis and design techniques.

Professional staffing services

ATS provides business and information technology staffing services for nearly all of the technical and functional disciplines at financial institutions with specific focus on business/data analysts and database professionals. ATS’ professionals possess significant technical and domain knowledge developed through years of working with many of the largest financial services firms. ATS employs a dedicated recruiting staff to ensure ATS has a full staff of professionals ready to quickly meet clients’ needs. Professional staffing services to financial institutions include the following:

•       12EE/Java development;

•       client-server C/C++ development;

•       systems administration;

•       mortgage industry business analysis;

•       Project management;

•       P&C industry business analysis;

•       Oracle and Sybase database administration; and

•       systems testing.

Information Technology Infrastructure Management

ATS provides a full range of outsourced infrastructure management support services. The primary components of ATS’ infrastructure management services are:

Managed services and program management

ATS provides a fully developed suite of enterprise information technology infrastructure support services that enable government clients to focus on their core missions. ATS’ information technology staff works with clients to help plan, deploy, manage, and maintain their entire information technology infrastructure. ATS’ systems and services are focused on ensuring that clients’ enterprise solutions have the availability, reliability, performance, and support required for long-term success. ATS also provides comprehensive program management services to several federal agencies. These services range from the establishment of program objectives to the application and tailoring of best practices, as well as providing on-site management to execute all phases of a program effectively. Program management often entails assisting the federal government in the oversight activities with larger systems being developed by large system integration firms.

Help desk functions and messaging/workflow administration

ATS’ complete outsourced information technology and infrastructure management solution includes the provision of network-essential help desk functions. The ability to accurately identify, capture and report network problems is critical to ATS’ ability to manage networks and recommend system upgrades. ATS also defines, evaluates, designs, deploys and ultimately maintains and improves custom email systems that provide security, reliability and scalability for future growth. ATS is currently working with multiple clients in the delivery of business workflow solutions and the corresponding design of electronic records management solutions.

Security/risk management

ATS provides a full range of security and risk management services that proactively ensure the safety of information, networks and systems.

ATS Hawaii

ATS Hawaii was formed to evaluate and pursue new business opportunities in the Pacific Rim. This division is currently awaiting a contracting decision for a U.S. Air Force information technology outsourcing project in Hawaii, South Korea and other locations in the Pacific that could have a contract value of more than $400.0 million over five years. Management expects the USAF ETS Contract to be awarded in 2006 and it is not currently pursuing additional opportunities through ATS Hawaii. If the USAF ETS Contract is not awarded to ATS, it is presently anticipated that ATS Hawaii will be closed.

Strategic Information Technology Consulting (Business Process Redesign)

ATS has developed a comprehensive and sophisticated strategic information technology consulting practice to assist clients with redesigning their business processes. ATS helps clients identify and implement changes that can significantly improve performance, cost-effectiveness, quality, and client satisfaction. ATS’ multi-disciplined consultants are typically engaged by senior agency officials to assist with the development of programs and policies that support overall strategic organizational goals. ATS’ strategic information technology consulting offerings include:

Strategic planning and data modeling

ATS’ strategic planning practice supports the modeling, simulation and prototyping of information technology and network systems and solutions that help clients maximize their investments in those systems. As part of its efforts, ATS engages in feasibility studies, strategic planning, systems development consulting, quality assurance, project management, organizational assessment, system and transition planning and acquisition support for clients. ATS also provides data modeling services that allow clients to analyze how investments in software and systems architecture will impact the overall system, database and network performance. ATS uses its data modeling capabilities to assist clients with operations research, system analysis, systems engineering, cost-benefit analyses and statistics on operating performance.

Cost/economic/business case analysis

ATS provides cost/economic and business case analysis to several civilian and DoD clients. ATS’ approach to these engagements is multi-dimensional, comparing not only the financial aspects of a system upgrade, but also addressing building, restructuring, and investing in future systems and technology. As part of this process, ATS also assists agencies with developing effective performance metrics that directly link agency missions and strategic objectives with their information technology infrastructure.

Migration planning for technology upgrade

ATS provides software and systems migration planning. ATS utilizes a collaborative approach to systems implementation, often working with clients to design systems requirements and select “best-of-breed” technologies to meet mission objectives. After identifying the proper solutions, ATS works with clients to identify issues that may arise during a systems migration and map out migration and implementation schedules. ATS also focuses on identifying potential issues impacting system uptime, connectivity and data availability. ATS software and systems engineers then work with a client to address ways to alleviate concerns and minimize the impact on daily operations.

Benchmarking, performance measurement and change management

ATS provides program management support for software applications and networks through benchmarking, which encompasses the systematic process of searching for best practices, innovative ideas, and operating procedures that can be implemented across applications and networks. As part of this process, ATS’ financial and functional experts design and conduct surveys to define current processes and assess possible improvements. ATS surveys the budgeting and pricing processes and visits each of the end-users, assessing the compliance and reliability of data collected with current financial management business processes. The results are used to revise the program management plan and document the detailed functional requirements necessary for an enhanced budget planning and programming process.

Business consulting

ATS provides business consulting services to a broad range of clients through its team of highly-experienced subject matter experts. These experts provide financial institutions with business and technology best practices in matters relating to high volume transaction processing, financial accounting, cash and securities clearance, and fixed income trading. As part of its consulting services, ATS’ professionals provide a full life-cycle of software development consulting services from business analysis, through requirements gathering, detailed design, development, testing and training support. These services are often performed in conjunction with the implementation of an entire solution or system redesign project. Additionally, ATS provides property and casualty insurance companies with business and technology consulting services and solutions. These range from system selection and implementation to business process analysis and redesign. ATS offers comprehensive project management and quality assurance services needed to ensure a successful system implementation.

Customers

ATS’ diverse customer base consists primarily of U.S. government agencies. For fiscal 2005, ATS generated 72.4% of its revenue from federal civilian agencies and government-sponsored enterprises, 20.6% from defense and homeland security agencies and 7.0% from state, local and commercial customers. For fiscal 2005, ATS’ largest client was HUD, representing 28.7% of revenue. Other large clients include Fannie Mae, DoD and the Department of Homeland Security, or DHS, representing 10.6%, 13.7% and 5.4% of revenue in fiscal 2005, respectively. Due to ATS’ desire to diversify its client base and declining revenue from its largest customer, HUD, ATS’ revenue from customers excluding HUD has been increasing steadily over the past five years. For example, in fiscal 2000, HUD represented 66.5% of ATS’ total revenue. From fiscal 2000 to 2005, ATS grew non-HUD customers from $28.8 million to $75.2 million, a compound annual growth rate of 21.2%. These new customers include DoD and DHS.

The following chart shows the relative growth of non-HUD related revenue compared to the decline in HUD revenue since fiscal 2000 (dollars in millions).

Competition

The information technology services industry is a large and highly competitive market. ATS competes for contracts based on its strong client relationships, successful past performance record, significant technical expertise and specialized knowledge. ATS often competes against both the large defense contractors, as well as specialized information technology consulting and outsourcing firms. Many of these competitors are large, well-established companies that have broader geographic scope and greater financial and other resources than ATS. ATS’ competitors include Lockheed Martin Corporation, Northrop Grumman Corporation, Science Applications International Corporation, IBM, Computer Sciences Corporation, Mantech International Corporation, NCI Inc., ICF International, Inc., Stanley, Inc., CACI International, Inc., SRA International, Inc., SI International, Inc., Accenture Ltd. and BearingPoint, Inc. We expect competition in the U.S. government information technology services sector to increase in the future.

Employees

At October 31, 2006, ATS had 593 personnel, including 541 full-time employees and 52 part-time employees, as well as 39 independent contractors. ATS’ future success will depend significantly on its ability to attract, retain and motivate qualified personnel. ATS is not a party to any collective bargaining agreement and it has not experienced any strikes or work stoppages. ATS considers its relationship with its employees to be satisfactory.

Facilities

The ATS headquarters is located at 7915 Jones Branch Drive, in McLean, Virginia, a suburb of Washington, D.C. ATS’ headquarters is occupied under a lease for approximately 131,000 square feet, at a cost of approximately $2.8 million per year, which terminates on January 31, 2009. All corporate functions are located there, with approximately 41% of its full-time employees located at its headquarters and other company offices and the other 59% located at client sites. ATS also has facilities in Arlington, Virginia, Richmond, Virginia, Huntsville, Alabama, Dayton, Ohio, Sacramento, California, San Diego, California, and Honolulu, Hawaii. ATS does not own any real property and all of its offices are in leased premises.

Legal Proceedings

ATS and its subsidiaries are not presently subject to any material litigation and ATS is not aware of any threatened material litigation. ATS is a party to routine litigation and administration proceedings that arise from time to time in the ordinary course of business, none of which, individually or in the aggregate, is expected to have a material effect on ATS.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF ATS

The following discussion and analysis should be read in conjunction with the “Selected Historical and Pro Forma Consolidated Financial Information” and the consolidated financial statements and related notes included elsewhere in this proxy statement.

Overview

ATS is a provider of information technology services and solutions, primarily to U.S. government agencies. ATS focuses on designing, implementing, maintaining and upgrading secure information technology systems and networks. ATS’ technology and industry expertise enables it to provide a full spectrum of services and solutions that assist its clients in achieving their program goals. ATS delivers a wide range of complex services and solutions by leveraging its skills across its core service offerings:

•       systems integration and application development;

•       information technology infrastructure management to support its clients’ program or system objectives through the design and implementation of customized solutions; and

•       strategic information technology consulting (business process redesign).

ATS generates the majority of its revenue from U.S. government contracts. ATS reports operating results and financial data as one operating segment. Funding for its contracts and task orders is generally linked to trends in U.S. government spending by defense, intelligence and federal civilian agencies. For the nine months ended July 31, 2006, ATS received approximately 21.5%, 69.0% and 9.5% of its revenue from services and solutions provided to defense and homeland security agencies, federal civilian agencies and government-sponsored enterprises, and state, local and commercial entities, respectively. For the same nine month period ended July 31, 2005, ATS received approximately 17.9%, 75.0% and 7.1% of its revenue from services and solutions provided to defense and homeland security agencies, federal civilian agencies and government sponsored enterprises, and state, local and commercial entities, respectively. The following table shows ATS’ revenue from the client groups listed as a percentage of total revenue.

	Year ended October 31,			Nine months ended July 31,
	2003	2004	2005	2005	2006
Defense and homeland security agencies	12.7%	13.0%	20.6%	17.9%	21.5%
HUD	36.1%	29.9%	28.7%	29.3%	22.3%
Other federal civilian agencies & government sponsored enterprises	43.4%	48.0%	43.7%	45.6%	46.8%
Commercial and state & local entities	7.8%	9.1%	7.1%	7.1%	9.5%
Total revenue	100.0%	100.0%	100.0%	100.0%	100.0%

Contract Base and Backlog

ATS believes that its contract base is well diversified. As of July 31, 2006, ATS had approximately 200 separate active contracts. ATS’ largest single contract is with the Department of Labor, or DOL, which has been a client of ATS since 1992. This contract generated approximately 5.6% of ATS’ revenue for the nine months ended July 31, 2006 and approximately 6.4% of ATS’ revenue for the nine months ended July 31, 2005. This is a time-and-materials contract with the Employment Services Administration of the DOL to provide a wide variety of IT support services, including system design, development and integration; database administration; and on-going systems maintenance. The contract began in October 2001 and will be recompeted in September 2006. ATS has only one other contract, with the Department of Homeland Security, that represented greater than 5% of total revenue as of July 31, 2006, but less than the DOL contract.

ATS intends to expand its revenue by leveraging its past performance record to further penetrate both new and existing customers. ATS expects significant growth within DHS and other public safety agencies due to its significant marketing efforts to those agencies and expected upcoming opportunities that require services and solutions consistent with ATS’ offerings and past performance record. ATS expects that increased growth with DHS and other public safety agencies will increase its percentage of revenue from defense and homeland security agencies, as well as its percentage of revenue from state and local governments, which are the largest client base for public safety agencies. At HUD, ATS believes that its revenue has stabilized, which should result in HUD continuing to decline as a percentage of revenue due to growth in other areas. Similarly, ATS expects revenue growth from its other civilian and government sponsored entity clients, though at a slower rate than its defense, homeland security public safety clients.

ATS’ U.S. government contracts are subject to audits by the Defense Contract Audit Agency, or DCAA. ATS’ DCAA audits have been completed through fiscal year 2004. Historically, these audits did not result in any cost disallowances which would have adversely affected ATS’ consolidated financial statements or required ATS to pay material refunds to the federal government. Since there have been no significant changes in ATS’ cost accounting practices since the completion of the last DCAA incurred cost audit, ATS’ management does not anticipate any material impact to its financial results with respect to periods in which audits have not been completed.

At July 31, 2006 ATS’ total backlog was $176.3 million, of which $30.8 million was funded backlog. At October 31, 2005, ATS’ backlog was $185.0 million, of which $44.3 million was funded backlog. Backlog and funded backlog represent estimates that ATS calculates on the basis described below. ATS expects that approximately 30% to 35% of its total backlog will be recognized as revenues prior to October 31, 2006.

As a private company, ATS historically did not track total or funded backlog in a formal and consistent manner. Current ownership of ATS traditionally focused on funded backlog instead of total backlog as currently defined because it believed funded backlog represented a clearer picture of anticipated cash flows and anticipated revenue that would be recognized in the short term. Additionally, a focus on funded backlog allowed for near-term operational planning and evaluation of operational resources necessary to achieve operational requirements. ATS did not calculate total backlog according to the description below until it began reviewing strategic alternatives during the second half of 2005. Backlog amounts as of October 31, 2004 are not provided as they would not be comparable to the backlog amounts presented as of October 31, 2005.

ATS defines total backlog as its estimate of the remaining future revenues from existing signed contracts, assuming the exercise of all options relating to such contracts and including executed task orders issued under GSA schedule contracts. This includes an estimate of revenues for solutions that ATS believes it will be asked to provide in the future under the terms of executed multiple-award contracts for which it is not the sole provider, meaning that the customer could turn to other companies to fulfill the contract. It also includes an estimate of revenues from indefinite delivery, indefinite quantity, or IDIQ, contracts, which specify a maximum, but only a token minimum, amount of goods or services that may be provided under the contract. Backlog does not include the value for contracts where ATS has been given permission by the customer to begin or continue working, but where a formal contract or contract extension has not yet been signed. Actual revenue realized from backlog may be significantly different than estimated backlog.

ATS defines funded backlog to be the portion of backlog for which funding currently is appropriated and allocated to the contract by the purchasing agency or otherwise authorized for payment by the customer upon completion of a specified portion of work. ATS’ funded backlog does not include the full value of its contracts, because Congress often appropriates funds for a particular program or contract on a yearly or quarterly basis, even though the contract may call for performance that is expected to take a number of years. Unfunded backlog represents the difference between total backlog and funded backlog.

Changes in the amount of ATS’ backlog and funded backlog result from potential future revenues from the execution of new contracts or the extension of existing contracts, reductions from contracts that end or are not renewed, reductions from the early termination of contracts, and adjustments to estimates for previously included contracts. Changes in the amount of ATS’ funded backlog also are affected by the funding cycles of the government. ATS’ estimates of future revenues are necessarily inexact and the receipt and timing of any of these revenues is subject to various contingencies, many of which are beyond its control. The actual accrual of revenues on programs included in backlog and funded backlog may never occur or may change because a program schedule could change, a program could be canceled, a contract could be modified or canceled, an option that we have assumed would be exercised is not exercised, or initial estimates regarding the level of solutions that we may provide could prove to be wrong. For the same reason, ATS believes that period-to-period comparisons of backlog and funded backlog are not necessarily indicative of future revenues it may receive.

Revenue

The majority of ATS’ revenue is derived from services and solutions provided to the U.S. government, primarily by its employees and, to a lesser extent, its subcontractors. The remainder of ATS’ revenue is derived from commercial entities and state and local governments. In some cases, ATS’ revenue includes third-party hardware and software that ATS purchases and integrates as a part of ATS’ overall solutions. The level of hardware and software purchases ATS makes for clients may vary from period to period depending on specific contract and client requirements and typically represent less than 5% of revenue. ATS does not maintain any formal agreements to resell hardware or software products and only provides them at a client’s request. Since ATS usually earns higher profits from labor services that its employees provide compared with subcontracted efforts and other reimbursable items such as hardware and software purchases for clients, ATS seeks to optimize its labor services on all of its engagements.

ATS’ services and solutions are provided under three types of contracts: time-and-materials; cost-plus; and fixed-price. ATS’ contract mix varies from year to year due to numerous factors including ATS’ business strategies and U.S. government procurement objectives. In recent years, ATS’ percentage of fixed price contracts has increased significantly as many of ATS’ clients have shifted toward fixed-price contracts in an effort to pass more responsibility to their contractors. Additionally, ATS’ strategy is to actively pursue fixed-price contracts as they provide ATS with more control over its engagements. The decrease in the percentage of revenue from fixed-price contracts for the nine months ended July 31, 2006 was primarily the result of shifting client contract mix, particularly increased revenue from time-and-materials contracts with the Defense Logistics Agency, Department of Education and Architect of the Capitol. The following table shows ATS’ revenue from each of these types of contracts as a percentage of its total revenue for the periods shown.

	Year Ended October 31,			Nine Months Ended July 31,
	2003	2004	2005	2005	2006
Fixed-price	19.6%	28.2%	38.2%	36.0%	31.6%
Time-and-materials	71.2%	61.8%	52.6%	54.1%	61.8%
Cost-plus	9.2%	10.0%	9.2%	9.9%	6.5%
Total revenue	100.0%	100.0%	100.0%	100.0%	100.0%

Time-and-materials contracts.   Under time-and-materials contracts, ATS is reimbursed for labor at fixed hourly rates and generally reimbursed separately for allowable materials, other direct costs and out-of-pocket expenses. ATS’ actual labor costs may vary from the negotiated hourly rates if, in a constricted labor market, it may need to hire additional employees at higher wages or increase the compensation paid to existing employees, or in a weak labor market, it may be able to hire employees at lower than expected rates. To date, ATS has not experienced any material variations in the negotiated hourly rates on its time-and-material contracts and its actual labor costs in connection with those contracts. To the extent that ATS’ actual labor costs under a time-and-materials contract vary significantly from the negotiated hourly rates, ATS can generate more or less than the targeted amount of profit.

Cost-plus contracts.   Under cost-plus contracts, ATS is reimbursed for costs that are determined to be allowable and allocable to the contract and receive a fee, which represents ATS’ profit. Cost-plus fixed fee contracts specify the contract fee in dollars. Cost-plus incentive fee and cost-plus award fee contracts provide for increases or decreases in the contract fee, within specified limits, based upon actual results as compared to contractual targets for factors such as cost, quality, schedule and performance.

Fixed-price contracts.   Under fixed-price contracts, ATS performs specific tasks for a fixed price regardless of the costs required to perform the tasks. This requires that ATS accurately estimate the cost ATS will incur to perform its obligations under any contract at the time ATS submits its proposal to the applicable government agency. When making proposals for engagements on a fixed price basis, ATS relies on its estimates of costs and timing for completing the projects. These estimates are subject to numerous variables and uncertainties, and there can be no assurance that the costs of performing under any fixed price contract will not exceed the estimates. Any increased or unexpected costs or unanticipated delays in connection with the performance of fixed price contracts, including costs and delays caused by factors outside ATS’ control, could make these contracts less profitable than anticipated or could cause ATS to incur project related losses, which could be substantial, on these contracts.  Compared to cost-plus-fee contracts and time-and-materials contracts, fixed-price contracts involve greater financial risk because ATS bears the impact of such cost overruns.

ATS has three basic categories of fixed-price contracts: fixed unit price; fixed-price level-of-effort; and fixed-price completion contracts. Compared to time-and-materials and cost-plus contracts, fixed-price contracts generally offer higher profit margin opportunities but involve greater financial risk because ATS bears the impact of potential cost overruns in return for the full benefit of any cost savings. The majority of ATS’ work under fixed-price contracts is fixed-price level-of-effort work, which has a lower risk than fixed-price completion contracts. Under its fixed-price level-of-effort contracts, ATS is required to provide a specified level of effort over a stated period of time, on work that can only be stated in general terms, for which it receives a fixed amount. Accordingly, the risks inherent in fixed-price level-of-effort contracts are primarily related to employee salaries and staffing levels necessary to provide the specified level of service.

ATS management is not aware of any material fixed-price contracts currently being performed at a loss.

Operating Expenses

Direct Costs.   Direct costs primarily include direct costs incurred to provide ATS’ services and solutions to clients. The most significant portion of these costs is salaries and wages of ATS’ employees directly serving clients. Direct costs also includes the costs of subcontractors and outside consultants, third-party materials, such as hardware or software that ATS purchases and provides to the client as part of an integrated solution, and any other related direct costs, such as travel expenses. Since ATS earns higher profits on its own labor services, ATS expects the ratio of cost of revenue as a percent of revenue to decline when its labor services mix increases relative to subcontracted labor or third-party material. Conversely, as subcontracted labor or third-party material purchases for clients increase relative to ATS’ own labor services, ATS expects the ratio of cost of revenue as a percent of revenue to increase. Changes in the mix of services and equipment provided under ATS’ contracts can result in variability in ATS’ contract margins. In addition, as ATS continues to bid and win larger contracts, ATS’ labor services component could decrease. This is because the larger contracts typically are broader in scope and require more diverse capabilities resulting in more subcontracted labor and the potential for more third-party hardware and software purchases. While these factors could lead to a higher ratio of direct costs as a percent of revenue, the economics of these larger jobs are nonetheless generally favorable because they increase income, broaden ATS’ revenue base and have a favorable return on invested capital.

Operating Expenses.   Operating expenses include the fringe benefits related to ATS’ employees directly serving clients, as well as the related management, facilities and infrastructure costs that are directly attributable to supporting those employees. Operating expenses also include the salaries and wages, plus associated fringe benefits to ATS’ employees not performing work directly for clients. Among the functions covered by these costs are corporate business development, bid and proposal, finance and accounting, legal, corporate governance, and executive and senior management.

Interest Expense, net.   Interest expense is primarily related to interest expense incurred or accrued under ATS’ outstanding borrowings, net of interest income generated by the short-term investment of cash balances.

Income Tax Expense.   Income tax expense includes income taxes currently payable. ATS provides for deferred income taxes based on the estimated future tax effects of differences between financial statement carrying amounts and the tax bases of existing assets and liabilities as measured by the enacted tax rates, which will be in effect when the differences reverse. A valuation allowance against net deferred tax assets is provided unless ATS concludes it is more likely than not that the deferred tax assets will be realized.

Acquisition

Effective February 12, 2004, ATS purchased the net assets of Voyager Systems, Inc., or Voyager. Voyager, based in San Diego, California, which implements Web-based information systems and report generators for law enforcement governmental agencies. The acquisition provided ATS with technology to complement its existing product and services offering to customers of its public services division.

The purchase price of $1,750,000 included a cash payment of $500,000 and minimum royalty payments of $1,250,000, due over three years from the purchase date not to exceed $4,000,000. During fiscal year 2006, ATS management reached an agreement with the former Voyager shareholders to pay all remaining minimum royalty payments due under the agreement. As of July 31, 2006, all such minimum royalty payments had been made. The excess of the $1,750,000 aggregate purchase price over the estimated fair value of the net assets acquired was $1,348,640. Voyager’s operating results have been included in the consolidated statement of operation since the transaction date.

ATS had been required to make minimum royalty payments to the former shareholders of Voyager despite the fact that actual revenue from Voyager products and services had not met original projections.   The failure to achieve the original projections has been due to a variety of factors, principally related to market acceptance of the Voyager products and services.  Voyager was focused on subscription sales to police departments and other law enforcement agencies, such as the FBI.  Sales to police departments were difficult to develop because state governments have been slow in adopting state-wide Web-based information systems.  In addition, the average sale was low in value, and a large number of customers would be needed to make the operation profitable.  Voyager did not have the marketing staff to generate the required number of sales leads.  Long sales lead times were required for government agencies such as the FBI since funds for Voyager purchases would have to be allocated in budgets for subsequent years.  Thus, there were also delays in generating sales to large federal agencies.

ATS management is optimistic that future sales targets will be achieved because of current contracts with the Department of Homeland Security, the State of Alabama and the City of Nashville as well as several other pending proposals.  Although management believes that future sales of Voyager products and services will be accretive to future operating results, ATS does not expect such sales to reach a level that will require additional royalty payments pursuant to the Voyager purchase agreement.

Critical Accounting Policies and Estimates

ATS’ significant accounting policies are described in Note A to the accompanying consolidated financial statements. ATS considers the accounting policies related to revenue recognition to be critical to the understanding of its results of operations. Critical accounting policies also include the areas where ATS has made what it considers to be particularly difficult, subjective or complex judgments in making estimates, and where these estimates can significantly impact financial results under different assumptions and conditions. ATS prepares financial statements in conformity with accounting principles generally accepted in the United States. As such, ATS is required to make certain estimates, judgments and assumptions that it believes are reasonable based upon the information available. These estimates, judgments and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the periods presented. Actual results could be different from these estimates.

Revenue Recognition

ATS recognizes revenue under its contracts when a contract has been executed, the contract price is fixed and determinable, delivery of services or products has occurred, and collectibility of the contract price is considered probable and can be reasonably estimated. Revenue is earned under cost reimbursable, time and materials and fixed price contracts. Direct contract costs are expensed as incurred.

Under cost reimbursable contracts, ATS is reimbursed for allowable costs, and paid a fee, which may be fixed or performance-based. Revenues on cost reimbursable contracts are recognized as costs are incurred plus an estimate of applicable fees earned. ATS considers fixed fees under cost reimbursable contracts to be earned in proportion of the allowable costs incurred in performance of the contract. For cost reimbursable contracts that include performance based fee incentives, ATS recognizes the relevant portion of the expected fee to be awarded by the customer at the time such fee can be reasonably estimated, based on factors such as our prior award experience and communications with the customer regarding performance.

Revenue on time and materials contracts are recognized based on direct labor hours expended at contract billing rates and adding other billable direct costs.

Fixed price contracts may include either a product delivery or specific service performance throughout a period. For fixed price contracts that are based on delivery of product such as customized software applications, ATS recognizes revenue under the percentage of completion method in accordance with SOP 81-1 Accounting for Performance of Construction-Type and Certain Production-Type Contracts pursuant to the guidance set forth in SOP 97-2 Software Revenue Recognition. Customized software applications and other contractual requirements under these arrangements have varied from customer to customer; as such ATS has not been able to establish vendor specific objective evidence of fair value for any of the elements delivered in an arrangement. As such, fees for each element in an arrangement are bundled and recognized based upon a ratio of total cost incurred to date to total estimated costs with direct labor and fringe costs be the primary cost drivers for such estimates. Revenue from fixed price service and maintenance contracts are recognized on a straight-line basis over the term of the contact in accordance with SAB 104 Revenue Recognition. Losses on contracts are recorded when they are considered probable and can be reasonably estimated.

ATS’ contracts with agencies of the government are subject to periodic funding by the respective contracting agency. Funding for a contract may be provided in full at inception of the contract or ratably throughout the contract as the services are provided. In limited circumstances ATS may perform services and recognize the related revenue without an executed contract modification. In these situations, ATS has come to a verbal understanding with the customer as to the terms and conditions for the additional services and the expected timing of additional funding and considers the receipt of such modification as probable. ATS believes that, during the last three years, the amount of revenue recorded without funding has been immaterial and that in most instances contract modifications are received within the interim reporting period. Additionally, in the last three years, there have been no instances where an unfunded contract did not funding and ATS was not paid for the work that work it performed.

ATS’ cost estimates used in the determination of revenue generally have not varied materially to actual results, however, contract revenue recognition inherently involves estimation, including the contemplated level of effort to accomplish the tasks under contract, the cost of the effort, and an ongoing assessment of progress toward completing the contract. From time to time, as part of the normal management processes, facts develop that require revisions to estimated total costs or revenues expected. The cumulative impact of any revisions to estimates and the full impact of anticipated losses on any type of contract are recognized in the period in which they become known.

The allowability of certain costs under government contracts is subject to audit by the government. Certain indirect costs are charged to contracts using provisional or estimated indirect rates, which are subject to later revision based on government audits of those costs. ATS management is of the opinion that costs subsequently disallowed, if any, would not be significant.

Goodwill and the Amortization of Intangible Assets

ATS’ accounting policy regarding acquisitions is in accordance with SFAS No. 141, Business Combinations, whereby the net tangible and identifiable intangible assets acquired and liabilities assumed are recognized at their estimated fair market values at the date of acquisition. The value of the contracts and related client relationships is based on an independent appraisal. At the time of the acquisition, all intangibles including the customer related intangibles, noncompete agreements, patents and trademarks and other finite lived intangibles are reviewed to determine the term of amortization for each intangible asset. Excess purchase price not allocable to identifiable assets is recorded as goodwill under the residual method pursuant to SFAS 141.

Historically, ATS has reviewed goodwill for impairment annually in the fourth quarter its fiscal years. Impairment, if any, is measured as the excess carrying value of a reporting unit’s net assets over its fair value. ATS has used independent valuation specialists as necessary to determine the fair value of its reporting units (ATS parent company and Appix). Discounted cashflow analysis and market based information has been used by management in determining the fair value of each reporting unit. Based upon the analysis performed, ATS management was able to conclude that goodwill was not impaired for fiscal years 2003, 2004 and 2005.

Long-lived assets are reviewed for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be fully recoverable in accordance with SFAS No. 144, Accounting for the Impairment of Long-Lived Assets. An impairment loss is recognized if the sum of the long-term undiscounted cash flows is less than the carrying amount of the long-lived asset being evaluated. Any write-downs are treated as permanent reductions in the carrying amount of the assets. Aside from losses incurred from the disposal of ATSI during 2005, no other impairment charges were recognized for fiscal year 2003, 2004 and 2005.

Recent Accounting Pronouncements

In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, Accounting for Changes and Error Correction—a Replacement of Accounting Opinions Board (APB) Opinion No. 20 and FASB Statement No. 3. SFAS No. 154 requires retrospective application to changes in accounting principles for prior periods’ financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005, and earlier adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after this statement was issued. ATS has adopted SFAS No. 154 as of its issuance and will apply its provisions to any changes in accounting principle that occur in future periods. ATS’ adoption of SFAS No. 154 did not have a material impact on ATS’ financial condition or results of operations during 2005.

In December 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 123 (revised 2004), “Share-Based Payment,” which requires compensation costs related to share-based payment transactions to be recognized in financial statements. With limited exceptions, the amount of compensation is measured based on the grant-date fair value of the equity instruments issued. Compensation cost is recognized over the vesting period during which an employee provides service in exchange for the award. SFAS No. 123(R) is effective November 1, 2006 for ATS. ATS will adopt the modified prospective method for reporting utilizing the Black-Scholes model for valuing its stock-based compensation on the date of grant.

Information about the fair value of stock options under the Black-Scholes model and its pro forma impact on ATS operations for the historical periods is disclosed in Note A of the ATS consolidated financial statements. As discussed in the notes to the financial statements, historically ATS has not used share based payments as a significant form of compensating employees of the company. Should share based payments become a significant portion of employee or director compensation in future periods, the impact is expected to have a material effect on operations.

Financial Accounting Standards Board, or FASB, Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, FIN 48, was issued in June 2006 and is effective for fiscal years beginning after December 15, 2006. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes, by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. ATS is currently evaluating the impact this pronouncement will have on its consolidated financial statements.

Results of Operations

The following table sets forth certain items from ATS’ consolidated statements of operations as a percentage of revenue for the periods indicated.

				Nine Months Ended
	Year Ended October 31,			July 31,
	2005	2004	2003	2006	2005
Revenue	100.0%	100.0%	100.0%	100.0%	100.0%
Operating costs and expenses:
Direct costs	61.0	61.9	61.7	62.8	61.6
Gross margin	39.0	38.1	38.3	37.2	38.4
Overhead expenses	26.4	25.3	25.3	25.1	27.7
General and administrative expenses	10.1	9.5	9.5	7.9	10.5
Operating income	2.6	3.3	3.5	4.2	0.2
Interest income (expense), net	(0.2)	(0.0)	(0.0)	(0.3)	(0.3)
Other income	0.1	0.1	0.0	0.1	0.1
Income before taxes	2.5	3.3	3.5	3.9	0.0
Provision for income taxes	0.7	1.4	1.4	1.8	0.0
Income from continuing operations	1.7	1.9	2.2	2.1	0.0
Loss from discontinued operations, net of taxes	(2.7)	(2.2)	(1.2)	(1.4)	(1.2)
Net income	(1.0)%	(0.3)%	1.0%	0.7%	(1.2)%

Overview

As described above, ATS derives a majority of its revenues from U.S. government contracts. However, over recent periods the mix of federal agencies served has shifted significantly, with revenues from HUD decreasing from 36.1% of revenues during fiscal 2003 to 28.7% during fiscal 2005 and 22.3% during the nine months ended July 31, 2006. Revenue from defense and homeland security agencies have, over the same periods, increased from 12.7% of revenue during fiscal 2003 to 20.6% during fiscal 2005 and 21.5% during the nine months ended July 31, 2006.

Over the same period there has been a significant shift in sources of revenue from contract types.  Revenue from fixed-price contracts have increased from 19.6% of revenue during fiscal 2003 to 38.2% during fiscal 2005 and 31.6% during the nine months ended July 31, 2006.  Revenue from time-and-materials contracts have, over the same periods, decreased from 71.2% of revenue during fiscal 2003 to 52.6% during fiscal 2005 and 61.8% during the nine months ended July 31, 2006. As described above, fixed-price contracts involve greater financial risk because ATS bears the risk of cost overruns.  If properly managed and performed, fixed-price contracts can also contribute to higher margins.

These shifts in revenue patterns have affected ATS’ results from continuing operations.  Uncertainties as to, among other things,  future government spending patterns and ATS’ performance in winning contract awards make it impossible to predict whether these trends will continue. However, ATS does not expect HUD contract revenue to recover to prior levels. ATS expects contract types to stabilize at the current level, but these ratios could be impacted by future contract awards.

Nine Months Ended July 31, 2006 and 2005

Revenue:  ATS’ revenue for the nine months ended July 31, 2006 was $86.2 million, compared to $77.2 million for the nine months ended July 31, 2005, representing an increase of approximately $8.9 million, or 11.7%. The increase was primarily due to $3.3 million in revenue from a new contract with the Architect of the Capitol, a $7.7 million increase in revenue from Fannie Mae, a $3.6 million increase in revenue from the Office of the Secretary of Defense, a $1.3 million increase in revenue from the Defense

Logistics Agency, and a $1.1 increase in revenue from the Department of Homeland Security. These increases were partially offset by reductions of existing contracts, including a $2.8 million decrease in revenue for work ATS performed for the Department of Education on a subcontracted basis, a $2.4 million decrease in revenue from HUD, a $2.1 million decrease in revenue from the Pension Benefit Guaranty Corporation, and a $1.4 million decrease in revenue from the U.S. Navy.

Direct costs:  ATS’ direct costs for the nine months ended July 31, 2006 were $54.1 million, or 62.8% of revenue, compared to $47.6 million, or 61.6% of revenue, for the nine months ended July 31, 2005.  The increase in direct costs as a percentage of revenue was driven by additional direct costs in support of new and expanded task orders and contracts.  The largest driver was an increase in subcontractor costs, which  increased by 30% year-over-year.  The increase in subcontractor costs was partially offset by other direct costs (ODC’s), such as travel and equipment purchases, which decreased by 10.3%.  The increased use of subcontractors has been dictated by some of our clients, as well as the quick responses required by some of our contracts. We anticipate the use of subcontractors to continue at these current levels.

Gross margin: ATS’ gross margin, defined as revenue minus direct costs, was $32.1 million, or 37.2% of revenue for the nine months ended July 31, 2006, compared to $29.6 million, or 38.4% of revenue, for the nine months ended July 31, 2005.  While the dollar volume in gross margin increased by 8.3% due to the revenue growth, the decrease in the gross margin percent was due to the change in the mix of direct costs resulting from continuing shifts in ATS’ customer and contact mix.  Subcontractor and other direct costs generate lower margins than direct labor.

Overhead expenses:  Overhead expenses include costs that are necessary to support our projects. The main components include indirect labor costs, fringe benefits and facilities costs. These expenses increased slightly, by 1.4%, to $21.7 million for the nine months ended July 31, 2006 from $21.4 million for the nine months ended July 31, 2005.

General and administrative expenses:  G&A expenses include corporate costs, such as executive and corporate staff labor, sales and marketing costs. These expenses decreased by $1.4 million, or 16.6%, to $6.8 million for the nine months ended July 31, 2006 from $8.2 million for the nine months ended July 31, 2005. The decrease was primarily due to a $0.6 million reduction in owners’ compensation and a $2.0 million reduction in sales and marketing efforts due to the decentralization of ATS’ business development efforts and the reduction of Voyager marketing efforts. These reductions were partially offset by $1.2 million increase in accounting and legal expenses related to the proposed acquisition by FSAC.

In early 2005 ATS decided to convert from a self-insured plan to a standard medical insurance plan effective June 30, 2006 (the “transition date”).  As part of the transition, ATS remains liable for claims filed up to three months after the transition date (the “run-off period”). ATS had historically accrued for estimated claims incurred but not reported in excess of the plan’s cash reserves. At the end of fiscal year 2005, ATS was required to increase its accrual by approximately $135,000 since there was substantially less cash on deposit in the Plan’s cash reserve account than in the prior year. ATS’ accrual for such medical benefits was approximately $406,000 as of October 31, 2005. At the end of July, 2006, one month into the runoff period,  this accrual amount was decreased to approximately $388,000. ATS believes the remaining accrual is sufficient to cover claims during the remaining two months of the runoff period because this estimated accrual amount was based on several years of actual claims history.  In addition to the reserve, ATS also purchased a stop loss policy that limits its liability to $100,000 on individual claims during the run-off period.  ATS’ founders have indemnified FSAC for any claims above the reserve amount and below the stop loss threshold.

Operating income: For the nine months ended July 31, 2006, ATS’ operating income was $3.6 million, or 4.2% of revenue, compared to $130,100, or 0.2% of revenue, for the nine months ended July 31, 2005. Operating income, as a percentage of revenue, increased primarily due to decreased operating expenses as described above.

Discontinued operations: Advanced Technology Systems International (ATSI) was incorporated in 1990.  It was a wholly-owned subsidiary of ATS that provided integrated physical security solutions, primarily to commercial real estate customers. For the first several years, ATSI was used for a variety of entrepreneurial pursuits by the owners of ATS, and eventually evolved into the physical security company. ATSI was never profitable.  Once the direction of ATSI was determined, it grew its business base to $4.0 million of revenue by the end of fiscal year 2004 and was approximately breaking even.

Since ATSI was approaching profitability and because its business was very different than the ATS core business, the owners of ATS decided in November 2004 to sell ATSI.  During fiscal year 2005, marketing efforts were made to sell ATSI. A number of parties expressed interest, but the sale was not finalized.  In July, 2005 the owners of ATS decided to sell the entire company (ATS).  They engaged Legg Mason, which later became Stifel Nicolaus. Since ATSI was a different type of business than ATS, ATSI was viewed as an obstacle to the sale of ATS. Therefore, it was decided that ATSI would be sold before ATS was put on the market.  Stifel Nicolaus found a buyer for ATSI.

On November 30, 2005, ATS completed the sale of ATSI to New Technology Management, Inc., NTMI, for $1.5 million in cash  As part of the agreement, ATS indemnified NTMI for certain standard representation and warranties made in the purchase agreement up to a maximum of $200,000 and $225,000 for uncollected accounts receivables assumed by NTMI. On September 20, 2006, ATS agreed to pay NTMI $376,000 for these items, and NTMI has released ATS for all claims related to the sale.  These items are reflected in the July 31, 2006 ATS financial statements.

In January, 2006, ATS’ board of directors decided to discontinue the operations of its Pyramid product solutions unit. Pyramid was an application suite that enabled law enforcement agencies to track cases and exchange information with other law enforcement agencies and databases regardless of legacy systems used by the different agencies. For the nine months ended July 31, 2006, the loss on these discontinued operations (net of income taxes) was $1.2 million, compared to a loss of $918,000 for the nine months ended July 31, 2005. ATS has contractual obligations, mainly support services, to certain customers through 2010. However, the cost to provide such support is insignificant and is covered by associated revenue.

Years Ended October 31, 2005 and 2004

Revenue: ATS’ revenue for the year ended October 31, 2005 was $105.4 million, compared to $106.4 million for the year ended October 31, 2004, representing a decrease of $1.0 million, or 1.0%. The decrease in revenue was primarily due to a $3.4 million reduction under a subcontract with the Department of Education. This reduction was a result of the Department of Education’s change in prime contractors.  ATS continues to work with the new prime contractor, but at a lower level of effort. Additionally, as described above under “Results of Operations—Overview,” revenue decreased by $1.5 million as a result of HUD moving work that had previously been performed by ATS to small business contracts, for which ATS was not eligible to compete, and work with the Federal Deposit Insurance Corporation decreased by $1.4 million. These decreases in  revenue were primarily offset by $5.5 million in revenue from new contracts with the Department of Homeland Security.

Direct costs: ATS’ direct costs for the year ended October 31, 2005 were $64.2 million, or 61.0% of revenue, compared to $65.9 million, or 61.9%, for the year ended October 31, 2004. The decrease was primarily due to a decreased revenue base.  Direct labor decreased by 13% from fiscal year 2004 to fiscal year 2005, while subcontractor costs  increased by 15% during the same period.  From fiscal year 2004 to fiscal year 2005 ODC’s increased by 37% due to contractual requirements and the shift from time-and-materials contracts to fixed-price contracts described above under “Results of Operations—Overview.”

Gross margin: ATS’ gross margin for the year ended October 31, 2005 was $41.1 million, or 39.0% of revenue, compared to $40.5 million, or 38.1%, for the year ended October 31, 2004.  Gross margin increased during this period due to a higher percentage of fixed-price contracts. The shift in the ATS direct cost base from ATS direct labor to the increased use of subcontractors and a greater volume of ODC’s had a negative impact on the gross margin because ATS receives a smaller markup on subcontractor costs and ODC’s than it does on direct labor. In fiscal year 2005, the positive impact of higher margins on the fixed-price contracts outweighed the negative impact of the direct cost shift. Therefore, a higher gross margin was achieved in terms of both dollars and as a percentage of revenue, even though revenue decreased by 1%.

Overhead expenses:  Overhead expenses include costs that are necessary to support our projects. The main components include indirect labor costs, fringe benefits and facilities costs. Overhead expenses increased by 3.3% to $27.8 million in fiscal year 2005 from $26.9 million in fiscal year 2005. This increase was approximately equal to the inflation rate and primarily the result of increases in salaries and fringe benefits.

General and administrative expenses:  G&A expenses include corporate costs, such as executive and corporate staff labor, sales and marketing costs. G&A expenses increased by $0.5 million, or 5.3%, to $10.6 million in fiscal year 2005 from $10.1 million in fiscal year 2004. The increase was primarily due to $0.7 million in additional sales and marketing expenses primarily associated with ATS’ Voyager product solutions.

Operating income: For the year ended October 31, 2005, ATS’ operating income was $2.7 million, or 2.5% of revenue, compared to $3.5 million, or 3.3% of revenue, for the year ended October 31, 2004. Operating income, as a percentage of revenue, decreased primarily due to an increase in operating expenses as discussed above.

Discontinued operations: For the year ended October 31, 2005, the loss on the Advanced Technology Systems International, Inc. security solutions subsidiary (ATSI) and Pyramid product line discontinued operations (described above under ”Results of Operations—Nine Months Ended July 31, 2006 and 2005—Discontinued operations”) (net of income taxes) was $2.9 million, compared to a loss of $2.3 million for the year ended October 31, 2004. The increase in the loss from discontinued operations is primarily due to the recording of a loss on the sale of ATSI in fiscal year 2005 of $663,000, partially offset by a reduction in the losses of both Pyramid and ATSI.

Years Ended October 31, 2004 and 2003

Revenue: ATS’ revenue for the year ended October 31, 2004 was $106.4 million, compared to $104.7 million for the year ended October 31, 2003, representing an increase of $1.7 million, or 1.6%. The increase was due to $1.5 million in revenue from a new contract with the Library of Congress, $4.6 million in additional revenue from Freddie Mac, a $1.5 million increase in revenue from the Defense Logistics Agency, a $1.5 million increase in revenue from the Federal Housing Finance Board, a $1.4 million increase in revenue from Fannie Mae, and a $0.9 million increase in revenue from the Pension Benefit Guaranty Corporation. These increases were partially offset by a $4.5 million reduction in revenue from the Federal Deposit Insurance Corporation due to the expiration of several task orders, and a $5.9 million reduction in revenue from the expiration of HUD contracts that were subsequently set aside for small businesses. ATS was not eligible to bid as a prime contractor on these contracts and was able to retain only a portion of the work as a subcontractor on some of these contracts.

Direct costs: ATS’ direct costs for the year ended October 31, 2004 were $65.9 million, or 61.9% of revenue, compared to of $64.5 million, or 61.7%, for the year ended October 31, 2003. Direct costs increased by 2.1% from fiscal year 2003 to fiscal year 2004.  From fiscal year 2003 to fiscal year 2004, direct labor decreased by 6%, while subcontractor costs increased by 21%. From fiscal year 2003 to fiscal year 2004, the amount of  ODC’s  increased by 68%. This increase was due to contractual requirements and the shift from time-and-materials contracts to fixed-price contracts described above under “Results of Operations—Overview.”

Gross margin: ATS’ gross margin for the year ended October 31, 2004 was $40.5 million, or 38.1% of revenue, compared to $40.1 million, or 38.3%, for the year ended October 31, 2003. The shift in the ATS direct cost base from ATS direct labor to the increased use of subcontractors and the increased volume of

ODC’s had a negative impact on the  gross margin because ATS receives a smaller markup on subcontractors and ODC’s than it does on direct labor. These factors were not offset during this period by the higher percentage of fixed-price contracts in ATS’ revenue base during fiscal year 2004.

Overhead expenses:  Overhead expenses include costs that are necessary to support our projects. The main components include indirect labor costs, fringe benefits and facilities costs. Overhead expenses increased by 1.4% to $26.9 million in fiscal year 2004 from $26.5 million in fiscal year 2003. This increase was due to a similar increase in revenue.

General and administrative expenses:  G&A expenses include corporate costs, such as executive and corporate staff labor, sales and marketing costs. G&A expenses increased by 1.2% to $10.1 million in fiscal year 2004 from $10.0 million in fiscal year 2003.  This increase corresponded with the 1.6% increase in revenues during fiscal year 2004.

Operating income: For the year ended October 31, 2004, ATS’ operating income was $3.5 million, or 3.3% of revenue, compared to $3.7 million, or 3.4%, for the year ended October 31, 2003. Operating income, as a percentage of revenue, decreased primarily due to increased direct costs as described above.

Discontinued operations: For the year ended October 31, 2004, the loss on the Advanced Technology Systems International, Inc. security solutions subsidiary (ATSI) and Pyramid product line discontinued operations (described above under “Results of Operations—Nine Months Ended July 31, 2006 and 2005—Discontinued operations”) (net of income taxes) was $2.3 million, compared to a loss of $1.2 million for the year ended October 31, 2003, an increase of $1.1 million. The increase in the loss from discontinued operations is primarily due to increased losses from Pyramid for the year ended October 31, 2004.

Effects of Inflation

ATS’ generally has been able to price its contracts in a manner to accommodate the rates of inflation experienced in recent years. In fiscal year 2005, ATS conducted approximately 52.6% of its business under time-and-materials contracts, where labor rates are usually adjusted annually by predetermined escalation factors. Also in fiscal year 2005, ATS conducted approximately 38.2% of its business under fixed-price contracts, in which it include a predetermined escalation factor and for which it generally has not been adversely affected by inflation. ATS conducted the remaining 9.1% of its business under cost-plus contracts, which automatically adjust for changes in cost.

Liquidity and Capital Resources

ATS’ primary liquidity needs are for financing working capital and investing in capital expenditures. Historically, ATS has relied primarily on its cash flow from operations and borrowings under its credit facility to provide the capital for liquidity needs. ATS expects the combination of cash flow from operations and the available borrowing capacity on its credit facility to continue to meet its normal working capital and capital expenditure requirements for at least the next 12 months.

Cash and net working capital: The following table sets forth ATS’ cash and net working capital (current assets less current liabilities) balances as of July 31, 2006 and October 31, 2005 and 2004, respectively.

	As of October 31,		As of July 31,
	2004	2005	2006
	(audited)		(unaudited)
	(in thousands)
Cash and cash equivalents	$865	$1,367	$—
Net working capital	$4,518	$6,021	$4,780

ATS considers cash on deposit and all highly liquid investments with original maturities of three months or less to be cash and cash equivalents. ATS maintains minimal cash balances and has substantially all available cash credited against its borrowings under ATS’ line of credit. Net working capital decreased by approximately $1.2 million for the nine months ended July 31, 2006 and increased by $1.5 million for the year ended October 31, 2005. The decrease for the nine months ended July 31, 2006 was primarily due to a $2.5 million decrease in assets held for sale due to the sale of ATSI in November 2005, a $1.7 million increase in the line of credit and $1.4 million decrease in cash. These changes were partially offset by a $2.4 million increase in accounts receivable (caused by an increase in revenue), a $0.4 million decrease in income taxes payable and a $1.3 million decrease in accounts payable and accrued liabilities. The increase in net working capital for the year ended October 31, 2005 was primarily due to a decrease in deferred taxes of $5.0 million and a decrease in borrowing under the line of credit by $2.6 million. These reductions in current liabilities were partially offset by increased income taxes payable and decreased income taxes receivable.

Cash flow: The following table sets forth ATS’ sources and uses of cash for the nine months ended July 31, 2006 and 2005, and the years ended October 31, 2005, 2004 and 2003.

	Year Ended October 31,			Nine Months Ended July 31,
	2003	2004	2005	2005	2006
	(audited)			(unaudited)
	(in thousands)
Net cash (used in) provided by operating activities	$(863)	$(538)	$3,686	$1,661	$(2,689)
Net cash (used in) provided by investing activities	(1,991)	(1,798)	(460)	(327)	(299)
Net cash (used in) provided by financing activities	3,413	1,865	(2,725)	(2,197)	1,621
Net (decrease) increase in cash	$559	$(471)	$501	$(864)	$(1,367)

ATS’ operating cash flow is primarily affected by the overall profitability of its contracts, its ability to invoice and collect from its clients in a timely manner, and its ability to manage its vendor payments. ATS bills most of its clients and prime contractors monthly after services are rendered. Improving its invoicing and collection procedures remains a top priority in order to increase cash flow from operations. The decrease in cash provided by operating activities for the nine months ended July 31, 2006 compared to the nine months ended July 31, 2005 was primarily due to a decrease in accounts payable, accrued expenses and income taxes payable as well as an increase in accounts receivable and a $1.8 million increase in deferred taxes. The changes in current assets and liabilities were partically offset by an increase in net income of $1.6 million. The increase in net cash provided by operating activities for the year ended October 31, 2005 was caused primarily by an increase in accounts payable and accrued expenses, and a decrease in accounts receivable compared to the year ended October 31, 2004. The decrease in net cash used in operating activities for the year ended October 31, 2004 was primarily due to increased accounts payable, accrued liabilities and depreciation, partially offset by reductions in net income and deferred income taxes.

ATS’ cash flow used in investing activities consists primarily of capital expenditures and acquisitions. ATS’ decrease in cash used in investing activities for the nine months ended July 31, 2006 compared to the nine months ended July 31, 2005 was primarily due to lower capital expenditures and royalty payments related to the Voyager acquisition. The $460,000 in cash used for investing activities for the year ended October 31, 2005 was entirely due to capital expenditures. The $1.8 million in cash used for investing activities for the year ended October 31, 2004 was primarily due to $500,000 in cash used to acquire Voyager Systems, Inc. and capital expenditures of $1.3 million. The increased capital expenditures in 2004 were primarily due to the purchase of computer hardware equipment for a large scale information technology infrastructure outsourcing contract. According to the terms of the contract, ATS owns all of the hardware and charges the customer monthly for depreciation. The $2.0 million in cash used in investing activities for the year ending October 31, 2003 was primarily due to $1.7 million in cash used to acquire Align 360, LLC and capital expenditures of $300,000.

ATS’ cash flow provided by financing activities consists primarily of proceeds from and payments on its line of credit and distributions to its stockholders. ATS’ increase in cash provided by financing activities for the nine months ended July 31, 2006 compared to the nine months ended July 31, 2005 was primarily due to increased borrowing necessary to cover the decreased accounts payable and accrued liabilities and increased revenue. For the year ended October 31, 2005, cash flow used in financing activities was primarily the result of payments on the line of credit resulting from the decrease of a $2.1 million income tax receivable. The cash flow provided by financing activities for the year ended October 31, 2004 and 2003 were primarily due to increased borrowing under ATS’ line of credit to fund increased working capital and acquisitions.

Credit Agreement: On May 30, 2005, ATS renewed its line of credit agreement that provides for maximum borrowings of up to $15.0 million.

The line of credit is limited to 90% of eligible government agency receivables and 80% of eligible commercial receivables. The outstanding balance of the line of credit accrues interest based on prime rate. The outstanding borrowings are collateralized by a security interest in substantially all of ATS’ assets. The line of credit expires on April 20, 2007, but may be renewed by agreement of the parties. As of July 31, 2006, the outstanding balance under ATS’ line of credit was $6.9 million with $8.1 million unused and available under the line. The interest rate on the line of credit at July 31, 2006 was 7.9%. For the nine months ended July 31, 2006 and for the years ended October 31, 2005, 2004 and 2003, the interest expense on the line of credit was approximately $284,000, $250,000, $50,000 and $48,000, respectively.

The line of credit agreement requires that ATS comply with certain covenants, which include a minimum level of net tangible worth, a maximum ratio of liabilities to net tangible worth, and a minimum current ratio of assets to liabilities. ATS did not meet its ratio of liabilities to tangible net worth as of July 31, 2005 and October 31, 2005, and it did not meet its ratio of current assets to current liabilities as of October 31, 2005. ATS has received a waiver from the bank for such covenant violations through October 31, 2006. As a condition to provide the waiver, the bank required certain shareholders of ATS to provide a personal guarantee on borrowings not to exceed $3.0 million and maintain a tangible net worth of not less than $2.4 million. As of August 31, 2006 ATS was in compliance with all of the original covenants for its line of credit.

Off-Balance Sheet Arrangements

ATS does not have any off-balance sheet arrangements.

Contractual Obligations

The following table summarizes ATS’ contractual obligations as of October 31, 2005 that require ATS to make future cash payments.

	Payments due by period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
	(in thousands)
Capital lease obligations	$39	$23	$13	$3	$—
Rent on facilities	9,324	2,877	5,578	869	—
Other(1)	625	500	125	—	—
Total	$9,988	$3,400	$5,716	$872	$—

(1)          Relates to minimum royalty payments due in connection with the Voyager acquisition. As of July 31, 2006, all of the minimum royalty payments had been made.

Qualitative and Quantitative Disclosures about Market Risk

ATS’ exposure to market risk relates to changes in interest rates for borrowings under ATS’ line of credit. Borrowings under this line accrue interest at a variable rate. Based upon ATS’ borrowings under this facility in 2005, a hypothetical 10% increase in interest rates would have increased interest expense by approximately $20,000 and would have decreased annual cash flow by a comparable amount.

INFORMATION ABOUT FEDERAL SERVICES ACQUISITION CORPORATION

Our Business

We are a “blank check” company organized under the laws of the State of Delaware on April 12, 2005 and were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an operating business in the federal services and defense industries. We intend to use cash derived from the net proceeds of our initial public offering, together with any additional financing arrangements that we undertake, to effect a business combination with a target whose fair market value is at least equal to 80% of our net assets at the time of such acquisition. Our principal executive offices are located at 900 Third Avenue, 33rd Floor, New York, New York 10022-4775.

A registration statement for our initial public offering was declared effective on October 19, 2005. On October 25, 2005, we sold 21,000,000 units and consummated our initial public offering. Each of our units consists of one share of our common stock, $0.0001 par value per share, and two redeemable common stock purchase warrants. Each warrant entitles the holder to purchase from us one share of common stock at an exercise price of $5.00. The net proceeds from our initial public offering were approximately $119.2 million, after deducting offering expenses of approximately $531,000 and underwriting discounts of $6.3 million. Of this amount, $117.2 million was deposited into a trust account and the remaining proceeds (approximately $2.0 million) were made available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing operating expenses. Through September 30, 2006, we have used $1,129,182 of the available funds for start up costs representing operating expenses, travel expenses, professional services, insurance and taxes based on capital. In addition, as of September 30, 2006 we had accumulated $1,154,976 in deferred costs relating to the proposed acquisition of ATS. These charges will be capitalized contingent upon the completion of the acquisition following the required approval by our stockholders and the fulfillment of certain other conditions. If the acquisition is not completed these charges will be recorded as expenses. The trust account funds remain on deposit in the trust account earning interest. As of September 30, 2006, there was $120,079,692, including interest receivable of $168,319, held in the trust account.

Fair market value of target business

Pursuant to our Amended and Restated Certificate of Incorporation, the initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition. Our board of directors determined that this test was met in connection with our acquisition of ATS. Further, we received a written opinion from HLHZ that, as of the date therein, and based upon and subject to the assumptions, factors, qualifications and limitations set forth therein, the consideration to be paid by FSAC in the proposed acquisition is fair to FSAC from a financial point of view. See “Approval of the Acquisition and the Other Transactions Contemplated by the Stock Purchase Agreement—Satisfaction of Fair Market Value Requirement” on page 57.

Stockholder approval of business combination

As required in our Amended and Restated Certificate of Incorporation, we will proceed with the acquisition only if a majority of the shares of our common stock voted by public stockholders are voted in favor of the acquisition and public stockholders owning less than 20% of our shares sold in our initial public offering exercise their conversion rights. In connection with the vote required for our initial business combination, our initial stockholders have agreed to vote all of their shares of common stock (whenever acquired) in accordance with the majority of the shares of common stock voted by the public stockholders.

Conversion rights

Each public stockholder who votes against the acquisition has the right to have such stockholder’s shares of common stock converted to cash if the acquisition is approved and completed. Our initial stockholders will not have this right because they have agreed to vote their stock (whenever acquired) in accordance with the majority of the shares of common stock voted by the public stockholders. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest, calculated as of two business days prior to the consummation of the acquisition, less any taxes payable thereon, divided by the number of shares sold in our initial public offering. As of October 31, 2006, the per-share conversion price was approximately $5.72, or $0.28 less than the price ($6.00 per unit) we sold each unit for in our initial public offering. An eligible stockholder may request conversion at any time after receipt of this proxy statement and prior to the vote taken on the acquisition at the special meeting but the request will not be granted unless the stockholder votes against the acquisition and the acquisition is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the special meeting. It is anticipated that the funds to be distributed to stockholders who are entitled to convert their shares and who elect conversion will be distributed promptly after completion of the acquisition. Public stockholders who convert their stock into their share of the trust account will retain the right to exercise the warrants they received as part of the units. We will not complete any business combination if public stockholders owning 20% or more of the shares sold in our initial public offering both vote against the acquisition and exercise their conversion rights.

Liquidation if no business combination

Our Amended and Restated Certificate of Incorporation requires us to liquidate if we do not complete a business combination by April 25, 2007, or October 25, 2007 if we enter into a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to April 25, 2007, but are unable to complete such business combination by such date. We signed a definitive agreement with ATS on April 19, 2006, and therefore have until October 25, 2007 to complete the acquisition of ATS.

Liquidation.   If we fail to consummate a business combination prior the dates discussed above, we will be dissolved pursuant to Section 275 of the Delaware General Corporation Law, or DGCL. At such time, we anticipate that the following will occur:

•       our board of directors will convene and adopt a specific plan of dissolution and liquidation, which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and liquidation as well as our board of director’s recommendation of such plan;

•       we will promptly file a preliminary proxy statement with the Securities and Exchange Commission;

•       if the Securities and Exchange Commission does not review the preliminary proxy statement, then shortly after the expiration of ten days following the filing of such preliminary proxy statement, we will mail the definitive proxy statement to our stockholders, and 10-20 days following the mailing of such definitive proxy statement, convene a meeting of our stockholders, at which our stockholders will vote on the plan of dissolution and liquidation;

•       if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments approximately 30 days after the filing of such proxy statement. We would then mail the definitive proxy statement to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and will convene a meeting of our stockholders at which our stockholders will vote on the plan of dissolution and liquidation; and

•       upon notice from us, the trustee will commence liquidating the investment constituting the trust account and will turn over the proceeds to the transfer agent for distribution to our public stockholders in accordance with the approved plan of dissolution and liquidation.

We currently expect that the costs associated with the implementation and completion of the plan of dissolution and liquidation would be approximately $100,000. We anticipate that members of our management will advance us the funds necessary to complete such dissolution and liquidation.

We will not liquidate the trust account unless and until our stockholders approve the plan of dissolution and liquidation. Accordingly, the foregoing procedures may result in substantial delays in our liquidation and the distribution to our public stockholders of the funds in the trust account and any remaining net assets as part of the plan of dissolution and liquidation.

As of October 31, 2006, and assuming we had expended all of the funds not in the trust account, the per share liquidation price was approximately $5.72 ($5.74 less $0.02 per share which is accrued for taxes), or $0.28 less than the price ($6.00 per unit) that we sold each unit for in our initial public offering. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than $5.72, plus interest (net of taxes payable), due to claims of creditors.

As of September 30, 2006, we had liabilities (excluding tax-related liabilities and warrant liabilities) of approximately $1.2 million. Creditors with claims in the amount of approximately $1.0 million have executed agreements with us waiving their rights, if any, to any funds held in the trust account. We have not received a waiver letter from Continental Stock Transfer and Trust Company, our escrow agent and warrant agent, the State of Delaware, Eisner LLP, our independent auditor and certain miscellaneous service providers, with aggregate claims in the amount of approximately $164,000. As a result of obtaining the waiver letters, we believe the claims that could be made against the trust account are limited. To the extent that creditors, even those who have executed a waiver of claims against the trust account, or ATS bring a claim and attempt to have it satisfied out of the trust account, the proceeds available to our stockholders from the trust account could be reduced.

Messrs. Jacks and Schulte have agreed pursuant to an agreement with us and CRT, the underwriter of our initial public offering, that, if we liquidate prior to the consummation of a business combination, they may be personally liable to ensure that the proceeds of the trust account are not reduced by the claims of vendors or other entities that are owed money by us for services rendered or products sold to us or the claims of prospective target businesses. We cannot assure you, however, that they will be able to satisfy those obligations.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $5.72 per share.

The stockholders holding shares of our common stock issued in our initial public offering will be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholders seek to convert their respective shares into cash and the acquisition is actually completed. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

Under Section 282 of the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. Pursuant to Sections 280 through 282, if the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and a 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will seek stockholder approval to liquidate the trust account to our public stockholders as part of the plan of dissolution and liquidation, we will seek to conclude this process as soon as possible and as a result do not intend to comply with those procedures. Because we do not anticipate complying with the foregoing provisions, Section 281(b) of the DGCL requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are not an operating company, and our operations have been limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors or service providers, a majority of whom executed agreements waiving their rights, if any, to any funds held in the trust account. As a result, the claims that could be made against us should be limited. Nevertheless, such agreements may or may not be enforceable, and those parties that have not entered into such agreements may have claims they will attempt to assert. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution.

Bankruptcy.   The board of directors may determine it is in our best interest to file a petition for bankruptcy or we may be forced into bankruptcy by our creditors. A voluntary or involuntary bankruptcy proceeding would most likely be filed under Chapter 7 of the United States Bankruptcy Code, which governs liquidations of corporations. At the time of the filing, we would cease operations and a bankruptcy trustee would be appointed to liquidate our assets and distribute our assets in the following order of priority: (i) to secured creditors, (ii) for the cost of the administration of our bankruptcy, (iii) to unsecured creditors, and (iv) to our stockholders.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by our stockholders in our dissolution could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders in our dissolution.

FSAC strategy if the acquisition is completed

If we are able to complete the acquisition of ATS, we plan to pursue a balanced but aggressive strategy of organic growth and complementary acquisitions. We believe ATS’ current client base has enjoyed excellent service from ATS, and that ATS is well positioned to continue to expand its current contractual assignments. We plan for ATS to embark on a program of “edging out,” whereby it will endeavor to expand the scope of its relationships with existing customers and develop new customer relationships in areas where ATS technology can easily be applied. Over the past several years, ATS has demonstrated the ability to effectively engage in this edging out strategy by utilizing its experience with its largest customer, HUD, which has generated declining revenues, to diversify its client base and increase revenues from customers excluding HUD, which have been increasing steadily over the past five years. At the same time, we intend to accelerate this growth plan by finding and acquiring businesses with complementary skills in customer relationships. In this way, we believe we will be able to improve our revenue growth and achieve economies of scale that will further enhance our profitability. Although we are often engaged in preliminary discussions with acquisition candidates, as of the date of this proxy statement we have no binding commitments or agreements to enter into any acquisition.

Following the completion of the acquisition of ATS, depending on how many stockholders opt to convert their shares of common stock into cash, we currently expect to have between $4.0 million and $34.0 million of the trust fund available for working capital needs and to be applied to future acquisitions.

However, as discussed in “Management’s Discussion and Analysis of Financial Condition in Results of Operations—Federal Services Acquisition Corporation”, we also anticipate obtaining credit facilities at or about the time of completion of the acquisition. We are discussing, with several potential lenders, facilities that would have revolving credit availability of up to $25.0 million initially, with as much as an additional $25.0 million of revolving credit available on request, depending on satisfaction of financial covenants and borrowing base requirements. Based on preliminary discussions with potential lenders, we believe our post-acquisition structure would support facilities of this size and type. Although a portion of the revolving credit facility might be used in connection with additional acquisitions, we may seek a facility that would also contemplate term loan availability for use in connection with acquisitions.

Although no decisions have been made as to the size and structure of future acquisitions, we expect that a significant portion of acquisition prices will be borrowed from commercial sources and, perhaps in some cases, the owners of an acquisition target. Depending on the nature and structure of the target and its business, and the preferences of the owners of the target, it is possible that we would use common stock or other equity securities as part of the acquisition consideration. However, it is not possible to predict future acquisition structures at this time.

Dividends

We have never declared or paid any cash dividends on our common stock. We currently intend to retain all future earnings, if any, for use in the operations and expansion of our business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends will be at the discretion of our board of directors and will depend on factors our board of directors deems relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of our credit facilities and other financing arrangements. It is likely that the debt financing arrangements we put into place in connection with the acquisition will prohibit us from declaring or paying dividends without the consent of our lenders.

Employees

We currently have two officers, each of whom is also a member of our board of directors. We have no employees. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. We do not intend to have any full time employees prior to the consummation of a business combination.

We have agreed to employment arrangements with certain individuals who will serve as executive officers following the closing of the acquisition. See “Directors and Executive Officers of Federal Services Acquisition Corporation following the Acquisition—Anticipated Employment Arrangements for Certain Executive Officers.”

Periodic Reporting and Audited Financial Statements

We have registered our securities under the Exchange Act and have reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by its independent accountants. We have filed a Form 10-K with the SEC covering the fiscal year ended December 31, 2005 and Forms 10-Q covering the quarterly periods ended March 31, 2006 and June 30, 2006, and each of those filings have been amended as described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Federal Services Acquisition Corporation.” We have also filed a Form 10-Q for the quarter ended September 30, 2006.

Legal Proceedings

We are not involved in any legal proceeding which may have, or have had a significant effect on our business, financial positions, results of operations or liquidity, nor are we aware of any proceedings that are pending or threatened which may have a significant effect on our business, financial position, results of operations or liquidity.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS—FEDERAL SERVICES ACQUISITION CORPORATION

Overview

We are a “blank check” company organized under the laws of the State of Delaware on April 12, 2005 and were formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination, an operating business in the federal services and defense industries. We intend to use the trust account funds, together with any additional financing arrangements that we undertake, to effect a business combination.

We have neither engaged in any operations nor generated any revenues nor incurred any debt or expenses during the period ended September 30, 2006, other than in connection with our public offering and, thereafter, certain legal and other expenses related to pursuing acquisitions of target businesses. Our entire activity since inception has been to prepare for and consummate our initial public offering and, following the completion of our initial public offering, to identify and investigate target businesses for a business combination.

Our net proceeds from the sale of our units, after deducting offering expenses of approximately $531,000 and underwriting discounts of $6.3 million, were approximately $119.2 million. Of this amount, $117.2 million, was placed in trust and the remaining $1,989,000 was not placed in trust. We will use substantially all of the net proceeds of our offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business. We believe that the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 13 months, assuming that a business combination is not consummated during that time. Since our inception, we have incurred operating expenses of $1,129,182 as follows:

	Inception Through December 31, 2005	Nine Months Ended September 30, 2006	Inception Through September 30, 2006
Legal, accounting, travel and other expenses attendant to the due diligence investigations, structuring, and negotiating of a business combination	$10,535	$663,327	$673,862
Administrative services and support ($7,500 per month)	18,145	67,500	85,645
Expenses for legal and accounting fees relating to our SEC reporting obligations	25,827	86,624	112,451
Franchise and capital taxes	46,244	90,180	136,424
Director and officer liability insurance premiums	17,233	63,575	80,808
Miscellaneous expenses and reserves	15,177	24,815	39,992
Total	$133,161	$996,021	$1,129,182

As of September 30, 2006, we had accumulated $1,154,976 in deferred costs related to the proposed acquisition of Advanced Technology Systems, Inc.  These charges will be capitalized contingent upon the completion of the acquisition following the required approval by our stockholders and the fulfillment of certain other conditions.  If the acquisition is not completed these charges will be recorded as expenses.

As described below, as a result of recording the change in the fair value of warrant liability, we reported a loss of approximately $5.5 million on warrant liability for the period ended December 31, 2005 and a gain of approximately $5.0 million on warrant liability for the nine-month period ended September 30, 2006. Our accounting for our outstanding warrants is described below under “Restatement of Prior Period Financial Statements” and “Critical Accounting Policies—Accounting for Warrants and Derivative Instruments.” As described there, we are required to record the warrant liability at each reporting date at its then estimated fair value, with any changes being recorded through our statement of operations as other income/expense. The warrants will continue to be reported as a liability until such time as they are exercised, expire or we are otherwise able to modify the applicable agreement to remove the provisions which require this treatment. As a result, we will likely experience volatility in our net income due to changes that occur in the value of the warrant liability at each reporting date.

We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a fundraising simultaneously with the consummation of a business combination.

On October 25, 2005, we used $154,000 of our general working capital to repay the notes payable to two of our initial stockholders, Messrs. Jacks and Schulte. The loans were repaid in full, without interest, and cancelled.

On October 25, 2005, we used $85,000 of our general working capital to pay premiums associated with our directors and officers’ liability insurance. As of September 30, 2006, $4,192 of this amount represents the prepaid portion for the cost of such insurance through October 19, 2006.

We have agreed to pay, through the date of our acquisition of a target business, CM Equity Management, L.P., an affiliate of Messrs. Jacks and Schulte, $7,500 per month for office space and certain office and secretarial services. The $7,500 per month is reimbursement for office space and the office and secretarial services provided to us by CM Equity Management, L.P., and not as compensation to Messrs. Jacks and Schulte.

As of September 30, 2006, $120,079,692, including interest receivable of $168,319, was held in trust and we had $1,033,477 of the available funds remaining and available to us for our activities in connection with identifying and conducting due diligence of a suitable business combination, and for general corporate matters.

If we complete the acquisition, we plan to close as of the date of the acquisition, or shortly thereafter, on a new senior secured credit facility with one or more commercial lenders. As of the date of this proxy statement, we have not received a commitment letter from any lender, and we can not assure you that the closing of a new credit facility will take place on favorable terms, if at all. We are discussing, with several potential lenders, facilities that would have revolving credit availability of up to $25.0 million initially, with as much as an additional $25.0 million of revolving credit available on request, depending on satisfaction of financial covenants and borrowing base requirements. Although a portion of the revolving credit facility might be used in connection with additional acquisitions, we may seek a facility that would also contemplate term loan availability for use in connection with acquisitions. We expect that ATS would be the principal borrower under the new credit facility, which would be secured by substantially all of ATS’ assets.

Restatement of Prior Period Financial Statements

Emerging Issues Task Force 00-19, or EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in, a Company’s Own Stock,” provides criteria for determining whether freestanding contracts that are to be settled in a company’s own stock, including common stock warrants, should be designated as either an equity instrument, an asset or as a liability under SFAS No. 133. Under the provisions of EITF 00-19, a contract designated as an asset or a liability must be carried at fair value on a company’s balance sheet, with any changes in fair value recorded in a company’s results of operations. A contract classified as an equity instrument is included within equity, and no fair value adjustments are required from period to period. In accordance with EITF 00-19, the warrants to purchase common stock included in the units sold in our initial public offering are separately accounted for as liabilities.

The agreement related to our warrants provides for us to register and maintain the registration of the shares underlying the warrants and does not specify a penalty in the absence of our ability to deliver registered shares to holders upon exercise of the warrants. Further, the warrant agreement does not specify that we cannot be obligated to net cash settle the instrument. Paragraph 14 of EITF 00-19 states that if the contract allows the company to net-share or physically settle the contract only by delivering registered shares, it is assumed that the company will be required to net-cash settle the contract, and as a result liability classification will be required. Paragraph 17 of EITF 00-19 states that if the contract requires physical or net-share settlement by delivery of registered shares and does not specify any circumstances under which net-cash settlement is permitted or required, and the contract does not specify how the contract would be settled in the event that the company is unable to deliver registered shares, then net cash settlement is assumed if the company is unable to deliver registered shares (because it is unlikely that nonperformance would be an acceptable alternative). Under EITF 00-19, registration of the common stock underlying the warrants is not within our control and, as a result, we must assume that we could be required to settle the securities on a net-cash basis, thereby necessitating the treatment of the potential settlement obligation as a liability. The fair value of these securities is presented on our balance sheet as “warrant liabilities,” and the unrealized changes in the values of these derivatives are shown in our statement of operations as “Gain (loss) on warrant liability.”

Fair values for traded securities and derivatives are based on quoted market prices. Where market prices are not readily available, as in the case of our warrants as of the date of issuance, fair values are determined using methods requiring judgment and estimates. Utilizing such methods, the fair value of the warrant liability at October 20, 2005 (the date of issuance) was determined to be $0.34 per warrant. At the date of issuance, we allocated the unit price between the share of common stock and the warrants issued based upon relative fair value determined, among other things, by reference to the underlying cash held in the trust fund. The warrants included in the units sold in our initial public offering began to be publicly traded on the Over the Counter Bulletin Board on December 5, 2005, and consequently the fair value of the warrants is reflected as the market price of a warrant at each period end. To the extent that the market prices of our warrants increase or decrease, our derivative liabilities will also increase or decrease with a corresponding impact on our statement of operations.

The fair value of the warrant liability at October 20, 2005 (the date of issuance), December 31, 2005, March 31, 2006 and June 30, 2006 was $0.34, $0.47, $0.73, and $0.45, respectively. The fair value of the warrants was determined by the trading value of the securities on the last day of each period. Amounts reported as “Gain (loss) on warrant liability” in our statements of operations resulting from the change in valuation of the warrant liability was ($5,460,000) for the period ended December 31, 2005, and $(10,920,000) and $11,760,000 for the three month periods ended March 31, 2006 and June 30, 2006.

We had previously issued financial statements which did not present the warrant liability. Our financial statements have been restated to correct this error, and we have filed amended Forms 10-K and 10-Q that reflect the restatements. The impact of the correction of this error on previously reported financial statements is as follows:

	As of and for the Period from April 12, 2005 (date of inception) through December 31, 2005		As of and for the Three Months Ended				As of and for the Six Months Ended June 30, 2006
			March 31, 2006		June 30, 2006
	As Previously Reported	As Restated	As Previously Reported	As Restated	As Previously Reported	As Restated	As Previously Reported	As Restated
Assets	$119,952,529	$119,952,529	$120,742,147	$120,742,147	$121,691,178	$121,691,178	$121,691,178	$121,691,178
Liabilities	$406,003	$20,146,003	$879,666	$31,539,666	$1,219,101	$20,119,101	$1,219,101	$20,119,101
Common stock subject to conversion	$23,522,278	$23,522,278	$23,651,371	$23,651,371	$23,803,090	$23,803,090	$23,803,090	$23,803,090
Stockholders’ equity	$96,024,248	$76,284,248	$96,211,110	$65,551,110	$96,668,987	$77,768,987	$96,668,987	$77,768,987
Warrant liability income (expense)	$—	$(5,460,000)	$—	$(10,920,000)	$—	$11,760,000	$—	$840,000
Pre-tax income (loss)	$686,006	$(4,773,994)	$579,515	$(10,340,485)	$1,110,777	$12,870,777	$1,690,292	$2,530,292
Provision for income taxes	$314,085	$314,085	$263,560	$263,560	$501,181	$501,181	$764,741	$764,741
Net income (loss)	$371,921	$(5,088,079)	$315,955	$(10,604,045)	$609,596	$12,369,596	$925,551	$1,765,551
Weighted average shares:
—basic	10,599,810	10,599,810	26,250,000	26,250,000	26,250,000	26,250,000	26,250,000	26,250,000
—diluted	11,050,752	10,599,810	30,343,863	26,250,000	30,548,025	30,548,025	30,412,162	30,412,162
Earnings (loss) per share:
—basic	$0.04	$(0.48)	$0.01	$(0.40)	$0.02	$0.47	$0.04	$0.07
—diluted	$0.03	$(0.48)	$0.01	$(0.40)	$0.02	$0.02	$0.03	$0.03

Critical Accounting Policies

We believe the following critical accounting polices involved the most significant judgments and estimates used in the preparation of our financial statements.

Cash and Cash Equivalents.   We consider all highly liquid investments with original maturities of three months or less to be cash equivalents. We had cash deposits in excess of the federally insured limits at September 30, 2006.

Earnings per common share.   Basic income per share is based on the weighted average number of common shares outstanding during the period. Diluted income per share reflects the potential dilution assuming common shares were issued upon the exercise of outstanding in-the-money warrants and the proceeds thereof were used to purchase treasury shares at the average market price during the period.

Use of estimates.   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

Fair value of financial instruments.   The carrying amounts of our financial assets, including cash and cash equivalents and short term investments, approximate fair value because of their short term maturities.

Accounting for Warrants and Derivative Instruments.   Emerging Issues Task Force 00-19, or EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in, a Company’s Own Stock,” provides criteria for determining whether freestanding contracts that are to be settled in a company’s own stock, including common stock warrants, should be designated as either an equity instrument, an asset or as a liability under SFAS No. 133. Under the provisions of EITF 00-19, a contract classified as an asset or a liability must be carried at fair value on a company’s balance sheet, with any changes in fair value recorded in a company’s results of operations. A contract designated as an equity instrument is included within equity, and no fair value adjustments are required from period to period. In accordance with EITF 00-19, the warrants to purchase common stock included in the units sold in our initial public offering are separately accounted for as liabilities.

The agreement related to our warrants provides for us to register and maintain the registration of the shares underlying the warrants and does not specify a penalty in the absence of our ability to deliver registered shares to holders upon exercise of the warrants. Further, the warrant agreement does not specify that we cannot be obligated to net cash settle the instrument. Paragraph 14 of EITF 00-19 states that if the contract allows the company to net-share or physically settle the contract only by delivering registered shares, it is assumed that the company will be required to net-cash settle the contract, and as a result liability classification will be required. Paragraph 17 of EITF 00-19 states that if the contract requires physical or net-share settlement by delivery of registered shares and does not specify any circumstances under which net-cash settlement is permitted or required, and the contract does not specify how the contract would be settled in the event that the company is unable to deliver registered shares, then net cash settlement is assumed if the company is unable to deliver registered shares (because it is unlikely that nonperformance would be an acceptable alternative). Under EITF 00-19, registration of the common stock underlying the warrants is not within our control and, as a result, we must assume that we could be required to settle the securities on a net-cash basis, thereby necessitating the treatment of the potential settlement obligation as a liability. The fair value of these securities is presented on our balance sheet as “warrant liabilities,” and the unrealized changes in the values of these derivatives are shown in our statement of operations as “Gain (loss) on warrant liability.”

Fair values for traded securities and derivatives are based on quoted market prices. Where market prices are not readily available, as in the case of our warrants as of the date of issuance, fair values are determined using methods requiring judgment and estimates. Utilizing such methods, the fair value of the warrant liability at October 20, 2005 (the date of issuance) was determined to be $0.34 per warrant. At the date of issuance, we allocated the unit price between the share of common stock and the warrants issued based upon relative fair value determined, among other things, by reference to the underlying cash held in the trust fund. The warrants included in the units sold in our initial public offering began to be publicly traded on the Over the Counter Bulletin Board on December 5, 2005, and consequently the fair value of the warrants is reflected as the market price of a warrant at each period end. To the extent that the market prices of our warrants increase or decrease, our derivative liabilities will also increase or decrease with a corresponding impact on our statement of operations.

Income Taxes.   Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. Deferred tax assets and liabilities are measured using tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

New Accounting Pronouncement.   The Financial Accounting Standards Board (“FASB”) has issued interpretation No. 48, “Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109” (“FIN 48”), regarding accounting for, and disclosure of, uncertain tax positions. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. We are currently evaluating the impact FIN 48 will have on its results of operations and financial position. The cumulative effect of applying the provisions of FIN 48, if any, will be reported as an adjustment to the opening balance of retained earnings accumulated during the development stage on January 1, 2007.

DIRECTORS AND EXECUTIVE OFFICERS OF FEDERAL SERVICES
ACQUISITION CORPORATION FOLLOWING THE ACQUISITION

At the effective time of the acquisition, Mr. Jacks, who has served as our Chairman and Chief Executive Officer, and Mr. Schulte, who has served as our President and Secretary, in each case since inception, will resign from those offices but remain as members of the board of directors. At that time, Dr. Bersoff will become our Chairman, President and Chief Executive Officer and will hold similar positions with ATS. Stuart R. Lloyd will become our Executive Vice President and Chief Financial Officer. Leon C. Perry, who has served as Senior Vice President and Chief Operating Officer of ATS, will remain in that position.

Messrs. Saponaro and Smith were appointed on May 3, 2006, to fill newly-created vacancies on our board of directors. Our former director, Arthur L. Money, resigned from the board of directors on May 3, 2006 due to limitations on the number of public company boards he may serve on, which limitation was imposed by another company on whose board Mr. Money serves. At the time our board of directors approved the acquisition of ATS, the board was comprised of Messrs. Bersoff, Jacks, Money and Schulte, and the transaction was unanimously approved by that board. Mr. Money did not express any reservations about the proposed transaction prior to resigning from the board. Neither Mr. Saponaro nor Mr. Smith were involved with the proposed transaction, or transaction-related entities, prior to joining our board of directors.

At the effective time of the acquisition and provided the nomination is approved by our stockholders, our directors and executive officers will be:

Name	Age	Position
Dr. Edward H. Bersoff	63	Chairman, President and Chief Executive Officer, FSAC and ATS
Stuart R. Lloyd	62	Executive Vice President and Chief Financial Officer, FSAC
Leon C. Perry	59	Senior Vice President and Chief Operating Officer, ATS
Joel Jacks	58	Director
Joseph A. Saponaro	66	Director
Peter M. Schulte	48	Director
Edward J. Smith	58	Director

Directors

Dr. Edward H. Bersoff, has served as our Vice Chairman and director since April 2005 and will become our Chairman, President and Chief Executive Officer upon the closing of the acquisition, and will hold similar positions with ATS. Dr. Bersoff is the chairman and founder of Greenwich Associates, a business advisory firm located in Northern Virginia which was formed in 2003. From November 2002 to June 2003, he was managing director of Quarterdeck Investment Partners, LLC, an investment banking firm, and chairman of Re-route Corporation, a company that offers email forwarding and address correction services. From February 1982 until November 2001, Dr. Bersoff was chairman, president and chief executive officer of BTG, Inc., a publicly traded information technology firm he founded in 1982. Under Dr. Bersoff’s leadership, BTG, Inc. completed six acquisitions in the federal services industry. In November 2001 BTG, Inc. was acquired by The Titan Corporation, a NYSE listed company. Dr. Bersoff served as a director of Titan from February 2002 until August 2005 when Titan was sold to L-3 Corporation. Dr. Bersoff serves on the boards of EFJ, Inc., a manufacturer of wireless communications products and systems primarily for public service and government customers, and ICF International, Inc., a management, technology and policy consulting firm in the areas of defense, homeland security, energy, environment, social programs, and transportation serving the Department of Defense, U.S. Department of Homeland Security, U.S. civil agencies and the commercial sector, which are both public companies, and a number of private companies, including 3001, Inc., which is a portfolio company of CM Equity Management, L.P. Dr. Bersoff holds A.B., M.S. and Ph.D. degrees in mathematics from New York University and is a graduate of the Harvard Business School’s Owner/President Management Program.

Dr. Bersoff is the Rector of the Board of Visitors of Virginia Commonwealth University, a Trustee of the VCU Health System, and a Trustee of New York University. He also serves as a Trustee of the Inova Health System.

Joel Jacks has been our Chairman and Chief Executive Officer since April 2005, and following the acquisition will continue with us as a director. Mr. Jacks together with Mr. Schulte co-founded CMLS Management, L.P. and in 2000 they co-founded CM Equity Management, L.P. Mr. Jacks serves as a managing partner of each of these CM Equity Management, L.P. entities. CM Equity Management, L.P. manages private equity funds which make investments in middle-market companies, and specializes in investing in companies which serve the U.S. government. Mr. Jacks is a director of several portfolio companies of CM Equity Partners, which are managed by CM Equity Management, L.P. or CMLS Management, L.P., including ICF International, Inc., a management, technology and policy consulting firm in the areas of defense, homeland security, energy, environment, social programs, and transportation serving the Department of Defense, U.S. Department of Homeland Security, U.S. civil agencies and the commercial sector that recently went public; 3001, Inc., a geospatial data analysis firm serving various national security and civil agencies of the U.S. government; Falcon Communications, Inc., a global provider of mobile and fixed satellite communications services to commercial, U.S. and international government clients, as well as emergency response, crisis management and humanitarian organizations; Echo Bridge Entertainment, LLC; Evans Consoles Inc., a Canadian company that consummated a court-ordered Canadian bankruptcy-type reorganization in 2004 by which all of its assets were transferred to its creditors; Martin Designs, Inc. and Devon Publishing Group. From January 2000 to April 2003, Mr. Jacks was chairman of Beta Brands Incorporated, a Canadian manufacturer, exporter and marketer of quality confectionery and baked goods products. In May 2003, following default by Beta Brands in the repayment of its secured indebtedness, a Canadian court approved a consensual foreclosure by which the secured lenders acquired all of the assets of Beta Brands. As a consequence of the foreclosure, CM Equity Partners lost its equity investment in Beta Brands. Mr. Jacks received a Bachelor of Commerce degree from the University of Cape Town and an MBA from the Wharton School, University of Pennsylvania.

Joseph A. Saponaro has been one of our directors since May 2006. Mr. Saponaro recently retired as President of L-3 Government Services, Inc., or L-3GSI, a wholly-owned subsidiary of L-3 Communications Holdings, Inc. (NYSE: LLL). Mr. Saponaro has over 40 years of experience in information technology software systems, services and products for the U.S. government and the commercial market, including more than 25 years in senior management roles. Prior to joining L-3GSI, Mr. Saponaro served as Sector President and General Manager of a business unit of The Titan Corporation after successfully integrating AverStar, Inc. following its acquisition by Titan from CM Equity Partners for $205.0 million in June 2000. Prior to its acquisition by Titan, Joseph A. Saponaro was President of AverStar, a provider of information technology services and software products for the mission-critical systems of federal, civil and defense agencies and large commercial companies. Mr. Saponaro received a B.S. in Navigation and Astronomy from the Massachusetts Maritime Academy, a M.S. in Mathematics from Northeastern University, and has completed coursework toward a Ph.D. in Aeronautics at the Massachusetts Institute of Technology.

Peter M. Schulte has been our President, Secretary and director since April 2005, and following the acquisition will continue with us as a director. In 1996, Mr. Schulte together with Mr. Jacks co-founded CMLS Management, L.P., and in 2000 they co-founded CM Equity Management, L.P. Mr. Schulte serves as a managing partner of each of these CM Equity Management, L.P. entities. Mr. Schulte is a director of several portfolio companies of CM Equity Partners, which are managed by CM Equity Management, L.P. or CMLS Management, L.P., including ICF International, Inc., a management, technology and policy consulting firm in the areas of defense, homeland security, energy, environment, social programs, and transportation serving the Department of Defense, U.S. Department of Homeland Security, U.S. civil agencies and the commercial sector that recently went public; 3001, Inc.; Falcon Communications, Inc.; and Echo Bridge Entertainment, LLC. Mr. Schulte was previously a director of Evans Consoles, Inc., a Canadian company that consummated a court-ordered reorganization in 2004 by which all of its assets were transferred to its creditors; Kronos Products, Inc.; Central Foodservice Co.; and as a member of the executive committee of Missota Paper Holding LLC, a company whose assets were sold in 2004 to an unaffiliated third party at a loss. Subsequent to the Canadian court-approved foreclosure of the assets of Beta Brands Incorporated and until its dissolution, Mr. Schulte was a director of Beta Brands Incorporated. Mr. Schulte received a B.A. in Government from Harvard College and a Masters in Public and Private Management from the Yale School of Management.

Edward J. Smith has been one of our directors since May 2006. Mr. Smith has been President of Barnegat Bay Capital Inc. since 2001. Barnegat Bay Capital, which Mr. Smith founded in 2001, provides corporate finance advisory services to public and private companies. Mr. Smith currently sits on the Boards of Directors of Global Imaging Systems, Inc. (NASDAQ: GISX), a leading office imaging solutions company. During approximately 30 years in major securities firms, he has held managing director roles in investment banking at Prudential Securities Incorporated, Kidder, Peabody & Co. Incorporated, Merrill Lynch Capital Markets and Shearson Lehman Brothers Inc. In those capacities he was a senior investment banker leading a large number of financial transactions in the technology sector. Mr. Smith is currently a Lecturer at Yale University teaching a course entitled “The Corporate Board of Directors.” Mr. Smith received a B.A. from Yale University and a Masters in Business Administration from Harvard Business School.

Executive Officers

Stuart R. Lloyd will join us as Executive Vice President and Chief Financial Officer effective when we close the acquisition of ATS. Until its acquisition by Nortel Networks, Inc. in June 2005, Mr. Lloyd served in senior positions with PEC Solutions, Inc., a publicly-traded federal information technology services provider, including as Senior Vice President and Chief Financial Officer from December 1998, Treasurer from May 2004, and a member of the Board of Directors from May 1999. Mr. Lloyd was a partner at Gelman, Rosenberg & Freedman, a certified public accounting firm, from February 1993 until December 1998. From September 1981 until February 1993, he was the principal at his own certified public accounting firm. Mr. Lloyd is a certified public accountant and received his B.S. in business administration from The American University.

Leon C. Perry serves as Senior Vice President and Chief Operating Officer of ATS. Mr. Perry joined ATS in 1986 as a Programmer/Analyst supporting the Office of Budget at HUD. In November of 1989, he was promoted to the position of Project Manager on a HUD contract supporting the Administrative Systems Division. He was promoted to the position of Business Unit Director in 1994, to Vice President in 1999, to Senior Vice President for Operations in 2002, and to Senior Vice President and Chief Operating Officer in 2004. Mr. Perry attended Federal City College, in Washington, D.C., majoring in Computer Information and Systems Science.

Board of Directors and Committees of the Board

Our board of directors is divided into three classes, which are required to be as nearly equal in number as possible, with each director serving a three-year term and one class being elected at each year’s annual meeting of stockholders. Our board of directors has approved the nomination of Dr. Bersoff to be in the class of directors of our board of directors whose term expires at the 2009 annual meeting of our stockholders. Messrs. Jacks and Smith are in the class of directors whose term expires at the 2007 annual meeting of our stockholders. Messrs. Saponaro and Schulte are in the class of directors whose term expires at the 2008 annual meeting of our stockholders. At each annual meeting of our stockholders, successors to the class of directors whose term expires at such meeting will be elected to serve for three-year terms or until their respective successors are elected and qualified.

In anticipation of being listed on Nasdaq, we will adhere to the rules of Nasdaq in determining whether a director is independent. Our board of directors will consult with counsel to ensure that the board of directors’ determinations are consistent with those rules and all relevant securities laws and regulations regarding the independence of directors. The Nasdaq listing standards define an “independent director” generally as a person, other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment. Consistent with these standards, the board of directors has determined that Messrs. Smith and Saponaro are independent.

Compensation Committee

Upon closing of the acquisition, we will establish a compensation committee composed entirely of independent directors. The compensation committee’s purpose will be to review and approve compensation paid to our officers and directors and to administer the incentive compensation plan, if approved by our stockholders.

Nominating and Corporate Governance Committee

Upon closing of the acquisition, we will establish a nominating and corporate governance committee. The primary purpose of the nominating and corporate governance committee will be to identify individuals qualified to become directors, recommend to the board of directors the candidates for election by stockholders or appointment by the board of directors to fill a vacancy, recommend to the board of directors the composition and chairs of board of directors committees, develop and recommend to the board of directors guidelines for effective corporate governance, and lead an annual review of the performance of the board of directors and each of its committees.

We do not have any formal process for stockholders to nominate a director for election to our board of directors. Currently, the entire board of directors decides on nominees, on the recommendation of one or more members of the board of directors. Any stockholder wishing to recommend an individual to be considered by the as a nominee for election as a director should send a signed letter of recommendation to the following address: Federal Services Acquisition Corporation, c/o Corporate Secretary, 900 Third Avenue, 33rd Floor, New York, New York, 10022-4775. Recommendation letters must state the reasons for the recommendation and contain the full name and address of each proposed nominee as well as a brief biographical history setting forth past and present directorships, employments, occupations and civic activities. Any such recommendation should be accompanied by a written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, consenting to serve as a director. We may also require a candidate to furnish additional information regarding his or her eligibility and qualifications. The board of directors does not intend to evaluate candidates proposed by stockholders differently than it evaluates candidates that are suggested by our board members, execution officers or other sources.

Audit Committee

On November 8, 2005, our board of directors established an Audit Committee. The Audit Committee of the board of directors operates under a written charter, which is attached to this proxy statement as Annex G. The Audit Committee was established to provide assistance to the board of directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to our financial statements and the financial reporting process, our systems of internal accounting and financial controls, the internal audit function, the annual independent audit of our financial statements and report on internal control over financial reporting, and the legal compliance and ethics programs as established by management and our board of directors. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication among the Audit Committee, our independent registered public accounting firm, and our management. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel and has the power to retain outside counsel or other experts for this purpose. Notwithstanding the foregoing, the Audit Committee is not responsible for conducting audits, preparing financial statements, or assuring the accuracy of financial statements or filings, all of which is the responsibility of our management and the independent registered public accounting firm. Following the closing of the acquisition, Joseph A. Saponaro and Edward J. Smith will comprise the Audit Committee, of which Mr. Smith will be the Chairman.

Board and Committee Meetings

During the fiscal year ended December 31, 2005, our board of directors held one meeting. During the fiscal quarter ended March 31, 2006, our board of directors held two meetings. Although we do not have any formal policy regarding director attendance at our annual meetings, we will attempt to schedule our annual meetings so that all of our directors can attend. During the fiscal year ended December 31, 2005, all of our directors attended at least 75% of the meetings of the board of directors and committees on which they served.

The Audit Committee did not meet during the fiscal year ended December 31, 2005. In the fiscal quarter ended March 31, 2006, the Audit Committee met three times.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. All of these reports were filed in a timely manner.

Historical Executive Compensation

No executive officer or director has received any cash or non-cash compensation for services rendered. We will not pay any finders or consulting fees to our founders, or any of their respective affiliates, for services rendered to or in connection with the consummation of the acquisition. However, our founders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses or fees by anyone other than our board of directors, which includes persons who may be entitled to reimbursement or a court of competent jurisdiction if such expenses are challenged. If all of our directors are not deemed “independent,” we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement or monitoring our compliance with the terms of this offering. We have agreed to pay CM Equity Management, L.P., an affiliate of Messrs. Jacks and Schulte, a monthly fee of $7,500 for general and administrative services including office space, utilities and secretarial support. We expect these arrangements to be terminated following the closing of the acquisition.

Anticipated Employment Arrangements for Certain Executive Officers

We have made offers of employment to Dr. Bersoff and Mr. Lloyd that are contingent on the closing of the acquisition. These arrangements have been approved by our board of directors but will not be reflected in formal employment agreements until at or shortly before the closing of the acquisition. The offers of employment provide for annual base salaries of $240,000 for Dr. Bersoff and $275,000 for Mr. Lloyd.

Our arrangements with Dr. Bersoff contemplate that he will serve as our Chairman and Chief Executive Officer for one year and receive a bonus of $250,000 upon satisfactory completion of certain objectives for the first year of operations following the closing of the acquisition. These objectives include the following:

•       complete at least two acquisitions following the acquisition of ATS;

•       achieve an annualized revenue run rate of at least $250 million;

•       establish a EBITDA margin run rate (measured on a quarterly basis) of 7% or more;

•       cultivate or hire a senior management team (to include a CEO, CFO and business unit leaders) capable of moving FSAC forward to higher revenue levels;

•       successfully and rationally integrate acquired businesses;

•       build a business development team and establish the business pipeline necessary to insure future success;

•       build a human resources organization to properly recruit talented professionals and define a rational compensation/benefits program;

•       successfully perform on existing contract assignments; and

•       establish a comprehensive financial reporting system and prepare for compliance with the Sarbanes-Oxley Act of 2002 and related requirements.

The evaluation of the satisfactory completion of these objectives will be determined by our board of directors upon the recommendation of the compensation committee of the board of directors. It is anticipated that one year after the completion of the acquisition Dr. Bersoff will no longer serve as Chief Executive Officer, but will remain as Chairman of the Board.

In addition to the base salary referred to above, our arrangements with Mr. Lloyd include the following terms:

•       a three-year term;

•       annual performance bonus of up to 50% of base salary, with criteria to be established and determined by the compensation committee of our board of directors;

•       grants of non-qualified stock options to acquire 300,000 shares of our common stock with an exercise price equal to the fair market value of our common stock on the date employment commences;

•       fifteen months severance (and non-competition restriction) in the event that employment is terminated involuntarily during the first three years of employment, nine months severance for involuntary termination thereafter; and

•       in the event that there is a change in control of FSAC and employment is involuntarily terminated, or the employee terminates his employment voluntarily for good cause after such change in control, then the employee will receive a severance payment equal to base salary and target bonus through the end of the term of the employment agreement or eighteen months, whichever is greater.

We anticipate negotiating employment agreements incorporating these terms, as well as other standard terms and conditions, prior to the closing of the acquisition.

At this time, we anticipate that Mr. Perry will continue with ATS after the closing of the acquisition under his current terms of employment. Mr. Perry’s base compensation for ATS’ fiscal year ending October 31, 2006 is approximately $285,000. Mr. Perry has in the past received bonus compensation from ATS, and we anticipate that Mr. Perry will continue to be eligible for bonuses with criteria and amounts to be established by the compensation committee of our board of directors. Mr. Perry has from time to time been awarded options to purchase ATS common stock. Such options will be cancelled in connection with the acquisition in the same manner as ATS’ other optionholders. Mr. Perry will be eligible for awards under our 2006 Omnibus Incentive Compensation Plan if such plan is approved at our special meeting of stockholders. Mr. Perry and certain other senior employees will also be participants in a separate Key Employee Protection Plan that we plan to implement at or promptly after the closing of the acquisition.

Generally, the Key Employee Protection Plan will provide for severance payments over specified periods to participants who are terminated without “cause” (as defined in the plan) or who resign for “good reason” (also as defined in the plan) within specified periods following the closing date of the acquisition.

Following the acquisition, the founders of ATS, Messrs. Rumsey and Lewis, will not remain employed by either FSAC or ATS, and we do not contemplate entering into any consulting arrangements with them.  Messrs. Rumsey and Lewis have been transitioning their roles as executives of ATS, and given the addition of Dr. Bersoff and Mr. Lloyd to the management team, as well as other likely additions following the closing of the acquisition, we do not expect the departures of Messrs. Lewis and Rumsey to have a significant impact on ATS.

Independent Registered Public Accounting Firm

Eisner LLP is currently our independent registered public accounting firm. Representatives of Eisner LLP will not be present at the special meeting.

Fees of the Independent Registered Public Accounting Firm

The fees billed by Eisner LLP for services rendered to us in 2005 were as follows (we did not pay any fees to Eisner LLP for services that fall under the categories “Audit-Related Fees,” “Tax Fees” or “All Other Fees”, as such categories are defined in the rules promulgated by the Securities and Exchange Commission):

Audit Fees

Fees incurred in connection with our initial public offering, the review of our quarterly financial statements, and services provided in connection with the our statutory and regulatory filings in respect of year ended December 31, 2005 were in the amount of $39,000.

Pre-Approval of Fees

All the services and fees described above were approved by our full board of directors which considered whether the provision of non-audit related services was compatible with maintaining the independence of Eisner LLP. Commencing on November 8, 2005, the Audit Committee of the Board of Directors was granted the authority to pre-approve all auditing services and all non-audit services (including the fees and terms thereof) to be performed by the independent auditors. The Audit Committee may delegate to the Audit Committee Chairman the authority to grant pre-approvals for audit and permitted non-audit services to be performed for us by the independent auditor, provided that decisions of such member to grant pre-approvals shall be presented to the full Audit Committee at its next regularly scheduled meeting. Substantially all hours expended by the independent registered public accounting firm to audit the Company’s financial statement for the year ended December 31, 2005, were attributed to work performed by persons that were full-time, permanent employees of the independent registered public accounting firm.

Stockholder Communications with the Board of Directors

Stockholders may send communications to our board of directors by mail or courier delivery addressed as follows: Federal Services Acquisition Corporation, c/o Corporate Secretary, 900 Third Avenue, 33rd Floor, New York, New York, 10022-4775. In general, the Corporate Secretary will forward all such communications to the board of directors. However, for communications addressed to a particular member of the board of directors or the Chairman of a particular committee, the Corporate Secretary forwards those communications directly to the board member so addressed.

Promoters

Messrs. Jacks and Schulte and Dr. Bersoff may be deemed to be our “parents” and “promoters,” as such terms are defined under the federal securities laws.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of our common stock as of November 6, 2006, by each of our officers and directors, all of our officers and directors as a group, and each person known by us, as a result of such person’s public filings with the SEC and the information contained therein, to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Beneficial Owner(1)	Number of Shares	Percentage of Outstanding Common Stock
Joel R. Jacks(2)(3)	2,940,000	11.2%

Peter M. Schulte(2)(4)	2,962,000	11.3%

Dr. Edward H. Bersoff(5)	575,000	2.2%

Joseph A. Saponaro(6)	1,500	*

Edward J. Smith(7)	10,000	*

FSAC Partners, LLC(8)	1,207,500	4.6%

All directors and executive officers as a group (5 individuals)(2)	5,281,000	20.1%

Sapling, LLC/ Fir Tree Recovery Master Fund LP(9) 535 Fifth Avenue, 31st Floor New York, New York 10017	2,620,500	10.0%

Scion Capital, LLC/ Scion Qualified Value Fund(10)(11) 20400 Stevens Creek Blvd. Suite 804 Cupertino, California 95014	1,395,000	5.3%

*                    Less than 1% of shares of our common stock outstanding.

(1)          Unless otherwise indicated, the business address of each of the above is 900 Third Avenue, 33rd Floor, New York, New York 10022-4775.

(2)          Includes 1,207,500 shares held by FSAC Partners, LLC over which Messrs. Jacks and Schulte have shared voting and dispositive power. The members of FSAC Partners, LLC include Joel R. Jacks, Peter M. Schulte, Dr. Edward H. Bersoff and employees and affiliates of CM Equity Partners who may assist the Company in finding and evaluating a business combination. They will not receive any compensation for such services.

(3)          Does not include 803,184 shares of common stock issuable upon the exercise of warrants held by Mr. Jacks, which warrants are exercisable upon the later of the completion of a business combination or October 19, 2006. Does not include 1,849,764 shares of common stock issuable upon the exercise of warrants held by FSAC Partners, LLC, which warrants are exercisable upon the later of the completion of a business combination or October 19, 2006.

(4)          Does not include 803,184 shares of common stock issuable upon the exercise of warrants held by Mr. Schulte, which warrants are exercisable upon the later of the completion of a business combination or October 19, 2006. Does not include 1,849,764 shares of common stock issuable upon the exercise of warrants held by FSAC Partners, LLC, which warrants are exercisable upon the later of the completion of a business combination or October 19, 2006.

(5)          Does not include any shares or warrants held by FSAC Partners, LLC, of which Dr. Bersoff is a member. Dr. Bersoff does not currently have voting or dispositive power as to any shares or warrants held by FSAC Partners, LLC. Does not include 243,396 shares of common stock issuable upon the exercise of warrants held by Dr. Bersoff, which warrants are exercisable upon the later of the completion of a business combination or October 19, 2006.

(6)          Does not include 50,000 shares of common stock issuable upon the exercise of warrants held by Mr. Saponaro, which warrants are exercisable upon the later of the completion of a business combination or October 19, 2006.

(7)          Does not include 10,000 shares of common stock issuable upon the exercise of warrants held by Mr. Smith, which warrants are exercisable upon the later of the completion of a business combination or October 19, 2006.

(8)   Does not include 1,849,764 shares of common stock issuable upon the exercise of warrants held by FSAC Partners, LLC, which warrants are exercisable upon the later of the completion of a business combination or October 19, 2006.

(9)   As reported on Form 4 dated July 12, 2006, and filed with the SEC on July 13, 2006.

(10)                      As reported on Form 4 dated August 21, 2006, and filed with the SEC on August 24, 2006.

(11) Does not include 4,100,000 shares of common stock issuable upon the exercise of warrants held by Scion Capital, LLC, which warrants are exercisable upon the later of the completion of a business combination or October 19, 2006.

All of the shares of our outstanding common stock owned by our initial stockholders prior to our initial public offering have been placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, pursuant to an escrow agreement described in “Certain Relationships and Related Party Transactions” on the following page.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 20, 2005, we issued an aggregate of 100 shares to Joel R. Jacks and Peter M. Schulte and, on April 27, 2005, we issued 5,249,900 shares of our common stock to the individuals set forth below as follows:

Name	Number of Shares	Relationship to FSAC
Joel R. Jacks	1,732,450	Chairman of the Board, Chief Executive Officer and Director
Peter M. Schulte	1,732,450	President, Chief Financial Officer, Secretary and Director
Dr. Edward H. Bersoff	525,000	Vice-Chairman and Director
Arthur L. Money	52,500	Former Director
FSAC Partners, LLC	1,207,500	Stockholder

Such shares were issued in connection with our organization pursuant to the exemption from registration contained in the Section 4(2) of the Securities Act of 1933 as they were sold to sophisticated, wealthy individuals or entities. The shares were issued for an aggregate offering price of $6,000, at an average purchase price of approximately $0.001 per share. No underwriting discounts or commissions were paid with respect to such sales.

Pursuant to an escrow agreement between us, our initial stockholders and Continental Stock Transfer & Trust Company, all of the shares owned by our initial stockholders were placed in escrow, with Continental acting as escrow agent, pursuant to an escrow agreement, until the earliest of: (1) October 25, 2008; (2) our liquidation; or (3) the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, these shares cannot be sold, but the initial stockholders will retain all other rights as stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our initial stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to our initial public offering.

We also entered into a registration rights agreement with the initial stockholders pursuant to which the holders of the majority of the initial stockholders’ shares will be entitled to make up to two demands that we register these shares. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Each of our initial stockholders also entered into a letter agreement with us pursuant to which, among other things:

•       each agreed to vote all of his shares of common stock owned in accordance with the majority of the shares issued in our initial public offering if we solicit approval of our stockholders for a business combination;

•       if we fail to consummate a business combination by April 25, 2007 (or by October 25, 2007 under certain limited circumstances), each agreed to take all reasonable actions within his power to cause us to liquidate as soon as reasonably practicable;

•       each agreed that we could not consummate any business combination which involves a company which is affiliated with any of the initial stockholders;

•       each agreed to present to us for our consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of our consummation of a business combination, our liquidation or until such time as he ceases to be an officer or director of ours, subject to any pre-existing fiduciary obligations he might have;

•       each waived any and all rights he may have to receive any distribution of cash, property or other assets as a result of such liquidation with respect to his shares acquired prior to our initial public offering;

•       except for a monthly fee of $7,500 to be paid to CM Equity Management, L.P., an affiliate of Messrs. Jacks and Schulte, for general and administrative services, each agreed that he and his affiliates will not be entitled to receive and will not accept any compensation for services rendered to us prior to the consummation of our business combination; and

•       each agreed that he and his affiliates will not be entitled to receive or accept a finder’s fee or any other compensation in the event he or his affiliates originate a business combination.

CM Equity Management, L.P., an affiliate of Messrs. Jacks and Schulte, has agreed that, through the acquisition of a target business, it will make available to us a small amount of office space and certain office and secretarial services, as we may require from time to time. We have agreed to pay CM Equity Management, L.P. $7,500 per month for these services.

During April 2005, Messrs. Jacks and Schulte advanced an aggregate of $154,000 to cover expenses related to our initial public offering. The loan was payable without interest on the earlier of April 18, 2006 or the consummation of our initial public offering. This loan was repaid in full on October 25, 2005.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible target businesses and business combinations. The amounts of expense reimbursements from the fall of 2005 through June 30, 2006 have aggregated approximately $19,500. These reimbursements have been principally for travel expenses, business entertainment, taxi and other local transportation fares and parking.

Other than the $7,500 per month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our initial stockholders or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

An entity owned and controlled by Stuart R. Lloyd, who will become our Executive Vice President and Chief Financial Officer, is consulting with us and will receive a payment of $100,000 plus $5,000 per week from October 1, 2006 through the closing date if the acquisition closes. This entity is also being reimbursed for out-of-pocket costs. The services being provided by this entity are performed by Mr. Lloyd and consist of consulting on financial and accounting matters, including evaluation of ATS’ operations, reviewing monthly financial information, commenting on filings to be made with the Securities and Exchange Commission, and assisting in the preparation for, and participation in, investor presentations and similar activities. Discussions between Mr. Lloyd and FSAC began in March 2006, and these arrangements were entered into in mid-May 2006 and amended in late September.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and will require prior approval in each instance by a majority of the members of our board of directors who do not have an interest in the transaction.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Federal Services Acquisition Corporation

The shares of our common stock, warrants and units are currently quoted on the Over-the-Counter Bulletin Board under the symbols “FDSA,” “FDSAW” and “FDSAU,” respectively. On April 19, 2006, the last day for which information was available prior to the date of the public announcement of the signing of the stock purchase agreement, the last quoted sale prices of FDSA, FDSAW and FDSAU were $5.750, $0.785 and $7.275, respectively.

Each of our units consists of one share of our common stock and two redeemable common stock purchase warrants. Our warrants became separable from our common stock on December 5, 2005. Each warrant entitles the holder to purchase from us one share of common stock at an exercise price of $5.00 commencing the later of the completion of the acquisition or October 19, 2006. Our warrants will expire at 5:00 p.m., New York City time, on October 19, 2009, or earlier upon redemption. Prior to December 5, 2005, there was no established public trading market for our common stock.

We do not currently have any authorized or outstanding equity compensation plans.

The following table sets forth, for the calendar quarter indicated, the quarterly high and low bid information of our common stock as reported on the OTC Bulletin Board. The quotations listed below reflect interdealer prices, without retail markup, markdown or commission, and may not necessarily represent actual transactions:

Quarter Ended	Common Stock (FDSA)		Warrants (FDSAW)		Units (FDSAU)
	High	Low	High	Low	High	Low
December 31, 2005	$5.34	$5.25	$0.47	$0.32	$6.28	$5.90
March 31, 2006	$5.77	$5.73	$0.75	$0.73	$7.25	$7.20
June 30, 2006	$5.38	$5.38	$0.45	$0.44	$6.40	$6.40
September 29, 2006	$5.47	$5.35	$0.44	$0.28	$6.40	$6.01

Holders of our common stock, warrants and units should obtain current market quotations for their securities. The market price of our common stock, warrants and units could vary at any time before the acquisition.

Holders of Common Stock

As of November   , 2006, the record date for our special meeting, there were [      ] holders of record of our common stock.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of the acquisition.

Upon completion of the acquisition of ATS, we do not intend to pay dividends. We currently intend to retain all future earnings, if any, for use in the operations and expansion of our business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends will be at the discretion of our board of directors and will depend on factors our board of directors deems relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of our credit facilities and other financing arrangements.

There is no established public trading market for the shares of common stock of ATS because it is a private company. There are currently 3 holders of the shares of ATS common stock.

DESCRIPTION OF OUR COMMON STOCK

General

We are authorized to issue 100,000,000 shares of common stock, par value of $0.0001 per share, and 1,000,000 shares of preferred stock, par value of $0.0001 per share. As of the record date for the special meeting, no shares of preferred stock are outstanding and 26,250,000 shares of common stock are outstanding. We also have outstanding warrants to purchase 42,000,000 shares of common stock.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for our initial business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote all of their shares of common stock (whenever acquired) in accordance with the majority of the shares of common stock voted by the public stockholders. Additionally, our initial stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning 20% or more of the shares sold in our initial public offering (4,200,000 or more of such shares) do not exercise their conversion rights.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If we are forced to liquidate prior to a business combination, our public stockholders and our existing stockholders with respect to any shares of common stock that they purchased in or following our initial public offering are entitled to share ratably in the trust account, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. The existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination solely with respect to all of the shares of common stock owned by them immediately prior to our initial public offering.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to convert their shares of common stock into cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account will retain the right to exercise the warrants they may own.

Preferred Stock

Our Amended and Restated Certificate of Incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. As of the date of this proxy statement, we have not issued any shares of preferred stock. Our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock on a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•      the completion of a business combination; or

•      October 19, 2006.

The warrants will expire four years on October 19, 2009 at 5:00 p.m., New York City time.

We may call the warrants for redemption:

•      in whole and not in part;

•      at a price of $0.01 per warrant at any time after the warrants become exercisable;

•      upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•      if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day before we send notice of redemption to warrant holders.

The right to exercise the warrants will be forfeited unless they are exercised before the date specified in the notice of redemption. On and after the redemption date, the record holder of a warrant will have no further rights except to receive, upon surrender of the warrants, the redemption price.

The warrants are issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure warrant holders that we will be able to do so. The warrants may be deprived of any value, and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

As described under “Risk Factors – Risks Related to Our Capital Structure and Our Limited Experience as a Public Company”:

•      If we are unable to maintain a current prospectus relating to the common stock underlying our warrants, our warrants may be worthless.

•      The warrant agreement governing our warrants permits us to redeem the warrants after they become exercisable as described above, and it is possible that we could redeem the warrants at a time when a prospectus has not been current, resulting in the warrant holder receiving less than fair value of the warrant or the underlying common stock.

•      We may experience volatility in our results of operations due to how we are required to account for our warrants.

No fractional shares will be issued upon exercise of the warrants.  If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future.

Restrictive Provisions of our Amended and Restated Certificate of Incorporation and By-Laws

Our Amended and Restated Certificate of Incorporation, and, if approved, our Second Amended and Restated Certificate of Incorporation, and by-laws contain certain provisions that may make it more difficult, expensive or otherwise discourage, a tender offer or a change in control or takeover attempt by a third-party, even if such a transaction would be beneficial to our stockholders. The existence of these provisions may have a negative impact on the price of our common stock by discouraging third-party investors from purchasing our common stock. In particular, our Amended and Restated Certificate of Incorporation and by-laws include provisions that:

•       classify our board of directors into three groups, each of which serve for staggered three-year terms;

•       permit a majority of the stockholders to remove our directors only for cause;

•       permit our directors, and not our stockholders, to fill vacancies on our board of directors;

•       require stockholders to give us advance notice to nominate candidates for election to our board of directors or to make stockholder proposals at a stockholders’ meeting;

•       permit a special meeting of our stockholders be called only by the board of directors pursuant to a resolution approved by a majority of the directors, the chairman of the board of directors, the chief executive officer or the president and be called by the president or the secretary upon the written request of the holders of a majority of the outstanding shares of our common stock;

•       permit our board of directors to issue, without approval of our stockholders, preferred stock with such terms as our board of directors may determine;

•       permit the authorized number of directors to be changed only by a resolution of the board of directors; and

•       require the vote of the holders of a majority of the shares of our common stock for stockholder amendments to our by-laws.

Our by-laws require that, subject to certain exceptions, any stockholder desiring to propose business or nominate a person to the board of directors at a stockholders meeting must give notice of any proposals or nominations within a specified time frame. These provisions may have the effect of precluding a nomination for the election of directors or the conduct of business at a particular annual meeting if the proper procedures are not followed or may discourage or deter a third-party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us, even if the conduct of such solicitation or such attempt might be beneficial to us and our stockholders. For us to include a proposal in our annual proxy statement, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC.

Our by-laws require the vote of the holders of at least a majority of the shares entitled to vote in the election of directors to remove a director and allow such removal only for cause. In addition, stockholders can amend or repeal our by-laws only with the vote of the holders of at least a majority of our shares entitled, at the time of a stockholders’ meeting, to vote for the election of directors. Our Amended and Restated Certificate of Incorporation has established that we will have a classified board of directors. A classified board of directors is one in which a group or class of directors is elected on a rotating basis each year. This method of electing directors makes changes in the composition of the board of directors lengthier, which consequently would make a change in control of a corporation a lengthier and more difficult process.

STOCKHOLDER PROPOSALS

If you are a stockholder and you want to include a proposal in the proxy statement for the year 2007 annual meeting, presently scheduled for May 2007, under our by-laws you must give timely notice of the proposal, in writing, along with any supporting materials to our secretary at our principal office in New York, New York. Under normal circumstances, to be timely (a) under our bylaws, a stockholder proposal must be delivered to or mailed and received at our principal executive offices not less than 60 nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting and (b) under applicable rules of the Securities and Exchange Commission, a stockholder proposal must be received not less than 120 days before the date of our proxy statement released in connection with the previous year’s annual meeting. However, since our 2007 annual meeting will not be held within 30 days before or after the anniversary date of the previous annual meeting, to be timely a stockholder proposal with respect to our 2007 annual meeting must be received no later than the close of business on the 10th day following the day on which notice of the date of the meeting or public disclosure thereof is given or made.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more stockholders who share an address, unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to Federal Services Acquisition Corporation, 900 Third Avenue, 33rd Floor, New York, New York 10022-4775, Attn: Secretary, telephone: (646) 403-9765. In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the prior sentence.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of ATS as of and for the years ended October 31, 2003, 2004 and 2005 included in this proxy statement have been audited by Grant Thornton LLP, independent registered public accounting firm.

The financial statements of FSAC as of and for the period from April 12, 2005 (date of inception) through December 31, 2005 included in this proxy statement have been audited by Eisner LLP, independent registered public accounting firm. Eisner has acted as the independent auditor for FSAC since its inception.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access this information at the SEC website at http://www.sec.gov.

You may read and copy reports, proxy statements and other information filed by us with the SEC at their public reference room located at Headquarters Office, 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

Report of Independent Certified Public Accountants

Board of Directors

Advanced Technology Systems, Inc., and Subsidiaries

We have audited the accompanying consolidated balance sheets of Advanced Technology Systems, Inc., and Subsidiaries (the Company) as of October 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three years in the period ended October 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America, as established by the Auditing Standards Board of the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used, and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Advanced Technology Systems, Inc., and Subsidiaries as of October 31, 2005 and 2004, and the consolidated results of its operations and cash flows for each of the three years in the period ended October 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

Vienna, Virginia

March 24, 2006

Advanced Technology Systems, Inc., and Subsidiaries
Consolidated Balance Sheets

	October 31,		July 31,
	2005	2004	2006
			(Unaudited)
Assets
Current Assets
Cash	$1,366,755	$865,965	$—
Accounts receivable, net	23,938,931	24,455,707	26,347,510
Income taxes receivable	—	2,152,465	—
Prepaid expenses and other current assets	648,622	1,159,590	775,066
Assets held for sale	2,988,493	3,349,250	493,718
Total Current Assets	28,942,801	31,982,977	27,616,294
Property and Equipment, net	1,516,641	2,057,357	1,193,215
Goodwill	3,171,886	3,171,886	3,171,886
Intangible Assets, net	34,202	185,635	—
Other Assets	224,229	251,772	268,748
Total Assets	$33,889,759	$37,649,627	$32,250,143

Advanced Technology Systems, Inc., and Subsidiaries
Consolidated Balance Sheets (Continued)

	October 31,		July 31,
	2005	2004	2006
			(Unaudited)
Liabilities and Stockholders’ Equity
Current Liabilities
Line-of-credit	$5,230,000	$7,919,699	$6,917,035
Capital leases—current portion	22,651	50,241	7,368
Accounts payable	8,157,013	5,498,973	7,987,874
Accrued salaries and related taxes	4,311,221	4,352,852	3,540,628
Accrued vacation	2,615,163	3,372,967	2,710,330
Accrued royalty payments	500,000	250,000	—
Income taxes payable	1,312,547	—	948,937
Deferred income taxes—current portion	681,467	5,662,976	724,659
Current liabilities of discontinued operations	91,447	357,684	—
Total Current Liabilities	22,921,509	27,465,392	22,836,831
Capital Leases—net of current portion	12,550	15,267	7,872
Accrued Royalty Payments—net of current portion	125,000	1,000,000	—
Deferred Rent	1,317,717	1,509,793	1,086,225
Deferred Income Taxes—long-term portion	3,240,002	346,763	1,410,003
Total Liabilities	27,616,778	30,337,215	25,340,931
Commitments and Contingencies	—	—	—
Stockholders’ Equity
Preferred stock; non-voting, no par value; 50,000,000 shares authorized; no shares issued or outstanding	—	—	—
Common stock; Class A voting, no par value; 75,000,000 shares authorized; 9,219,700, 9,207,700 and 9,219,700 issued, 9,023,400, 9,011,400, and 9,022,500 outstanding	34,768	32,968	34,768
Common stock; Class B voting, no par value; 75,000,000 sharesauthorized; 10,000,000 issued and outstanding	1,736	1,736	1,736
Treasury stock, at cost (196,300, 196,300, and 197,200 shares)	(32,696)	(32,696)	(37,358)
Retained earnings	6,269,173	7,310,404	6,910,066
Total Stockholders’ Equity	6,272,981	7,312,412	6,909,212
Total Liabilities and Stockholders’ Equity	$33,889,759	$37,649,627	$32,250,143

Advanced Technology Systems, Inc., and Subsidiaries

Consolidated Statements of Operations

	Year ended October 31,			Nine Months ended July 31,
	2005	2004	2003	2006	2005
				(Unaudited)
Contract Revenue	$105,355,040	$106,363,346	$104,673,207	$86,231,975	$77,233,958
Direct Costs	64,235,955	65,878,829	64,532,254	54,138,280	47,598,952
Gross Margin	41,119,085	40,484,517	40,140,953	32,093,695	29,635,006
Overhead Expenses	27,779,889	26,886,467	26,506,562	21,680,160	21,363,400
General and Administrative Expenses	10,610,399	10,076,986	9,958,948	6,783,503	8,200,413
Operating Income	2,728,797	3,521,064	3,675,443	3,630,032	71,193
Other (Expense) Income
Interest expense, net	(243,611)	(47,880)	(21,704)	(277,396)	(200,205)
Other income	100,773	58,102	43,262	47,118	71,201
Income Before Income Taxes	2,585,959	3,531,286	3,697,001	3,399,754	(57,811)
Income Tax Expense (Benefit)	775,508	1,523,039	1,444,736	1,564,180	(23,124)
Income From Continuing Operations	1,810,451	2,008,247	2,252,265	1,835,574	(34,687)
Loss from Discontinued Operations, net of income taxes	(2,851,682)	(2,310,000)	(1,204,044)	(1,194,681)	(941,185)
Net (Loss) Income	$(1,041,231)	$(301,753)	$1,048,221	$640,893	$(975,872)

Advanced Technology Systems, Inc., and Subsidiaries
Consolidated Statements of Changes in Stockholders’ Equity

	Class A		Class B
	Common Stock		Common Stock		Treasury
	Shares		Shares		Stock	Retained
	Issued	Amount	Issued	Amount	Amount	Earnings	Total
Balance, October 31, 2002	9,207,700	$32,968	10,000,000	$1,736	$(31,586)	$6,563,936	$6,567,054
Net income	—	—	—	—	—	1,048,221	1,048,221
Balance, October 31, 2003	9,207,700	32,968	10,000,000	1,736	(31,586)	7,612,157	7,615,275
Purchase of common stock	—	—	—	—	(1,110)	—	(1,110)
Net loss	—	—	—	—	—	(301,753)	(301,753)
Balance, October 31, 2004	9,207,700	32,968	10,000,000	1,736	(32,696)	7,310,404	7,312,412
Stock option exercise	12,000	1,800	—	—	—	—	1,800
Net loss	—	—	—	—	—	(1,041,231)	(1,041,231)
Balance, October 31, 2005	9,219,700	34,768	10,000,000	1,736	(32,696)	6,269,173	6,272,981
Purchase of common stock (unaudited)	—	—	—	—	(4,662)	—	(4,662)
Net income (unaudited)	—	—	—	—	—	640,893	640,893
Balance, July 31, 2006 (unaudited)	9,219,700	$34,768	10,000,000	$1,736	$(37,358)	$6,910,066	$6,909,212

Advanced Technology Systems, Inc., and Subsidiaries
Consolidated Statements of Cash Flows

	Year ended October 31,			Nine months ended July 31,
	2005	2004	2003	2006	2005
				(Unaudited)
Cash Flows from Operating Activities
Net (loss) income	$(1,041,231)	$(301,753)	$1,048,221	$640,893	$(975,872)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	1,201,250	1,052,678	705,377	656,516	922,778
Deferred income taxes	(2,129,851)	90,450	1,575,672	(1,786,808)	(859,347)
Deferred rent	(192,075)	16,497	187,200	(231,492)	(144,057)
Loss on disposal of ATSI	663,412	—	—	—	—
Loss on disposal of equipment	12,992	83,062	—	58,283	34,439
Bad debt	195,389	365,975	210,533	—	—
Changes in assets and liabilities:
Accounts receivable	363,216	(1,980,608)	(2,359,782)	(360,727)	(427,355)
Prepaid expenses	446,244	(143,750)	(88,110)	49,645	220,697
Prepaid supplies	339,599	(341,630)	(255,502)	381,361	(93,020)
Income taxes receivable/payable	3,506,595	(1,370,941)	(1,071,808)	(363,610)	2,240,146
Other assets	31,809	(52,590)	27,960	(213,229)	16,932
Accounts payable and accrued expenses	1,087,978	2,255,314	711,761	(844,118)	1,328,151
Accrued salaries and related taxes	(41,630)	(208,833)	(1,620,011)	(770,593)	(513,986)
Accrued vacation	(757,803)	(2,574)	66,059	95,167	(88,802)
Net Cash Provided by (Used in) Operating Activities	3,685,894	(538,703)	(862,430)	(2,688,712)	1,660,704
Cash Flows from Investing Activities
Purchase of property and equipment	(459,926)	(1,297,537)	(302,229)	(298,988)	(327,312)
Acquisition of business	—	(500,000)	(1,689,127)	—	—
Net Cash Used in Investing Activities	(459,926)	(1,797,537)	(1,991,356)	(298,988)	(327,312)
Cash Flows from Financing Activities
Net (payments) borrowings on line-of-credit	(2,640,000)	1,965,000	3,555,000	1,687,035	(2,130,912)
Payments on notes payable	(34,292)	(35,612)	(45,320)	(41,468)	(35,190)
Payments on capital leases	(52,686)	(63,209)	(96,605)	(19,958)	(32,649)
Exercise of stock options	1,800	—	—	—	1,800
Payments to repurchase treasury stock	—	(1,110)	—	(4,662)	—
Net Cash (Used in) Provided by Financing Activities	(2,725,178)	1,865,069	3,413,075	1,620,943	(2,196,951)
Net Increase (Decrease) in Cash	500,790	(471,171)	559,289	(1,366,755)	(863,559)
Cash, beginning of year	865,965	1,337,136	777,847	1,366,755	865,965
Cash, end of year	$1,366,755	$865,965	$1,337,136	$—	$2,406

Advanced Technology Systems, Inc., and Subsidiaries
Notes to Consolidated Financial Statements
October 31, 2005, 2004, 2003, and nine months ended July 31, 2006

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies used in the consolidated financial statements conform to accounting principles generally accepted in the United States of America. Significant accounting policies are summarized below.

Nature of Operations

Advanced Technology Systems, Inc., (the Parent) and Subsidiaries (the Company), is headquartered in McLean, Virginia and performs a broad range of high technology services for commercial and government clients. The Company focuses on providing enterprise business systems, enabling technology implementation and information technology (IT) infrastructure, integration and management. Appix, a wholly owned subsidiary, is a specialized provider of technology services and solutions to the mortgage and financial services industries. Advanced Technology Systems International, Inc. (ATSI), a wholly owned subsidiary, is an international provider of custom-designed security services and was sold on November 30, 2005. Additionally, the Company’s Pyramid product solutions unit was discontinued in January 2006 (See Note B).

Principles of Consolidation

The accompanying financial statements include the accounts of the Parent and its wholly owned subsidiaries. All material intercompany transactions have been eliminated in consolidation.

Revenue Recognition

The Company recognizes revenue under its contracts when a contract has been executed, the contract price is fixed and determinable, delivery of services or products has occurred, and collectibility of the contract price is considered probable and can be reasonably estimated. Revenue is earned under cost reimbursable, time and materials and fixed price contracts. Direct contract costs are expensed as incurred.

Under cost reimbursable contracts, the Company is reimbursed for allowable costs, and paid a fee, which may be fixed or performance-based. Revenues on cost reimbursable contracts are recognized as costs are incurred plus an estimate of applicable fees earned. The Company considers fixed fees under cost reimbursable contracts to be earned in proportion of the allowable costs incurred in performance of the contract. For cost reimbursable contracts that include performance based fee incentives, the Company recognizes the relevant portion of the expected fee to be awarded by the customer at the time such fee can be reasonably estimated, based on factors such as the Company’s prior award experience and communications with the customer regarding performance.

Revenue on time-and-materials contracts are recognized based on direct labor hours expended at contract billing rates plus other billable direct costs.

Revenue under fixed price contracts for the delivery of services is recognized on a straight-line basis over the contract service period. Revenue for the delivery of product and services under a fixed price arrangement are recognized under the percentage of completion method based upon a ratio of the estimated costs to complete specific milestones or deliverables under the contract to total estimated contract costs.

Advanced Technology Systems, Inc., and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
October 31, 2005, 2004, 2003, and nine months ended July 31, 2006

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company’s contracts with agencies of the government are subject to periodic funding by the respective contracting agency. Funding for a contract may be provided in full at inception of the contract or ratably throughout the contract as the services are provided. In evaluating the probability of funding for purposes of assessing collectibility of the contract price, the Company considers its previous experiences with its customers, communications with its customers regarding funding status, and the Company’s knowledge of available funding for the contract or program. If funding is not assessed as probable, revenue recognition is deferred until realization is deemed probable.

Contract revenue recognition inherently involves estimation, including the contemplated level of effort to accomplish the tasks under contract, the cost of the effort, and an ongoing assessment of progress toward completing the contract. From time to time, facts develop that require revisions to estimated total costs or revenues expected. The cumulative impact of any revisions to estimates and the full impact of anticipated losses on any type of contract are recognized in the period in which they become known.

The allowability of certain costs under government contracts is subject to audit by the government. Certain indirect costs are charged to contracts using provisional or estimated indirect rates, which are subject to later revision based on government audits of those costs. Management is of the opinion that costs subsequently disallowed, if any, would not be significant.

Revenue from agencies of the United States government accounted for approximately 74 percent, 73 percent, 73 percent, and 71 percent of the Company’s revenue for the periods ended October 31, 2005, 2004, 2003, and July 31, 2006. Accounts receivable from such agencies accounted for 66% , 66%, 78% and 64% of total receivables for the same periods.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Goodwill and Other Intangible Assets

Goodwill represents the excess of cost over the fair value of net tangible and identifiable intangible assets of acquired companies. Customer lists and contract rights obtained through such transactions are being amortized on a straight-line basis over periods ranging from 24—27 months.

In accordance with Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets, goodwill and certain intangibles are no longer amortized into results of operations, but instead reviewed for impairment at least annually and written down only in periods in which the carrying value of the goodwill and certain intangibles is greater than the respective fair values. For the periods ended October 31, 2005, 2004, and 2003, the Company completed its annual impairment testing and concluded that goodwill was not impaired.

Impairment of Long-lived Assets

The Company complies with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Whenever events or changes in circumstances indicate that the carrying amount of long-lived assets,

Advanced Technology Systems, Inc., and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
October 31, 2005, 2004, 2003, and nine months ended July 31, 2006

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

including intangible assets, may not be fully recoverable, the Company evaluates the probability that future undiscounted net cash flows, without interest charges, will be less than the carrying amount of the assets. If any impairment is indicated as a result of this analysis, the Company would recognize a loss based on the amount by which the carrying amount exceeds the estimated fair value of such assets. As discussed in Note B, the Company recorded a loss from the disposal of ATSI, a wholly-owned subsidiary, for the year ended October 31, 2005. There was no other impairment of long-lived assets for the years ended October 31, 2005, 2004, and 2003, or during the nine months ended July 31, 2006.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is calculated using accelerated and straight-line methods over periods of three to 10 years. Leasehold improvements and leased assets are amortized using the straight-line method over the shorter of the estimated useful lives of the assets or the terms of the lease.

Using Estimates in Preparing Financial Statements

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period. Actual results could differ from those estimates.

Unaudited Interim Financial Information

The accompanying unaudited consolidated financial statements as of July 31, 2006, and for the nine months ended July 31, 2006, and July 31, 2005, has been prepared on the same basis as the audited financial statements. In the opinion of management, such unaudited financial information includes all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the interim information. Operating results for the nine months ended July 31, 2006, are not necessarily indicative of the results that may be expected for the year ending October 31, 2006.

Income Taxes

Deferred income taxes are provided based on the estimated future tax effects of differences between financial statement carrying amounts and the tax bases of existing assets and liabilities as measured by the enacted tax rates, which will be in effect when the differences reverse. A valuation allowance against net deferred tax assets is provided unless the Company concludes it is more likely than not that the deferred tax assets will be realized.

Stock-Based Compensation

The Company accounts for its stock-based compensation plans in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Historically, no compensation expense has been recognized upon granting of options, as

Advanced Technology Systems, Inc., and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
October 31, 2005, 2004, 2003, and nine months ended July 31, 2006

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

the exercise price of the stock option grants has been equal to the estimated fair value. As discussed in Note J, the Company recorded compensation expense from the settlement of certain option arrangements during 2005. The Company has adopted the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation, as amended by SFAS No. 148, Accounting for Stock-Based Compensation—Transition and Disclosure.

The following table illustrates the effect on net income (loss) if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation.

				Nine Months Ended
	Year Ended October 31,			July 31,	July 31,
	2005	2004	2003	2006	2005
Net income (loss) as reported	$(1,041,231)	$(301,753)	$1,048,221	$640,893	$(975,872)
Add: total stock-based employee compensation determined under intrinsic value-based method, net of related tax effects	85,430	—	—	—	58,907
Less: total stock-based employee compensation expense determined under fair value-based method, net of related tax effects	(92,434)	(28,782)	(29,679)	(15,300)	(69,325)
Proforma net (loss) income	$(1,048,235)	$(330,535)	$1,018,542	$625,593	$(986,290)

Reclassifications

Certain amounts in prior years have been reclassified to conform to the current year.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, which include cash equivalents, trade receivables, accounts and notes payables, accrued expenses and the revolving credit agreement, approximate their fair values due to the short maturities.

Recent Accounting Pronouncements

In May 2005, the Financial Accounting Standards Board (FASB) issued SFAS No. 154, Accounting for Changes and Error Correction—a Replacement of Accounting Opinions Board (APB) Opinion No. 20 and FASB Statement No. 3. SFAS No. 154 requires retrospective application to changes in accounting principles for prior periods’ financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005, and earlier adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after this statement was issued. The Company has adopted SFAS No. 154 as of its issuance and will apply its provisions to any changes in accounting principle that occur in future periods. The Company’s adoption of SFAS No. 154 did not have a material impact on the Company’s financial condition or results of operations during 2005.

Advanced Technology Systems, Inc., and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
October 31, 2005, 2004, 2003, and nine months ended July 31, 2006

NOTE A—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

On December 16, 2004, the FASB issued Statement No. 123 (revised 2004), Share-Based Payment (SFAS No. 123R), which is a revision of SFAS No. 123. SFAS No. 123R supersedes APB No. 25, and amends FASB Statement No. 95, Statement of Cash Flows. Generally, the approach in SFAS No. 123R is similar to the approach described in SFAS No. 123. However, SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Proforma disclosure is no longer an alternative. As permitted by SFAS No. 123, the Company currently accounts for share-based payment to employees using APB No. 25’s intrinsic value method and consequently recognizes no compensation cost for employee stock options. This standard is effective for nonpublic entities beginning in fiscal years after December 15, 2005. Accordingly, the Company will adopt this standard in fiscal year 2007, and will use the modified prospective transition method. Under the modified prospective transition method, the Company will recognize compensation cost in its consolidated financial statements for all new awards, and awards modified, repurchased or cancelled after November 1, 2006. Should the Company use stock-based payments as a form at compensation, the impact could have a material affect on the Company’s results of operations.

In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (FIN 48) that is effective for fiscal years beginning after December 15, 2006. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes, by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company is currently evaluating the impact this pronouncement will have on its consolidated financial statements.

NOTE B—DISCONTINUED OPERATIONS

Advanced Technology Systems International, Inc.

In August 2005, the Company adopted a formal plan for the sale of ATSI, which had a history of operating losses. On November 30, 2005, pursuant to the terms of a stock purchase agreement entered into by and between ATS, ATSI, New Technology Management, Inc. (NTMI) and NTMI Acquisition Corporation, the Company sold all of the outstanding common stock of ATSI for $1,456,267. The sales price consisted of a payment $1,231,267 at closing and $225,000 in escrow to be released upon satisfaction of certain conditions as outlined in the stock purchase agreement. The Company recorded an estimated loss on disposal of ATSI of approximately $663,000 as of October 31, 2005.

The following represents the results of the operations of ATSI:

				Nine Months
	Year Ended October 31,			Ended
	2005	2004	2003	July 31, 2006
Revenue	$4,641,425	$4,427,321	$4,000,683	$—
Loss before taxes	(1,521,467)	(1,660,181)	(1,396,405)	(442,504)
Net loss	(1,065,027)	(1,034,892)	(851,807)	(408,291)

Advanced Technology Systems, Inc., and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
October 31, 2005, 2004, 2003, and nine months ended July 31, 2006

NOTE B—DISCONTINUED OPERATIONS (Continued)

Assets and liabilities consist of the following at October 31:

	2005	2004
Accounts receivables	$1,376,276	$1,233,853
Inventory	381,311	660,871
Property, plant and equipment	58,233	98,644
Other assets	7,380	6,338
Total assets	$1,823,200	$1,999,706
Accounts payable and accrued expenses	$49,982	$281,925
Notes payable and capital lease	41,465	75,759
Total liabilities	$91,447	$357,684

Pyramid

The Pyramid Product Solutions Group had been in operation since fiscal year 2000 and was established for the purpose of providing software applications and enabling law enforcement agencies to track and manage cases and exchange information with other agencies, regardless of the legacy systems used. The Pyramid product was not developed to the point where it could be installed “off the shelf”. Therefore, it required significant customization for each customer. The primary market for Pyramid was state governments, and ATS had limited success in penetrating the state government market, in part because other companies had already accessed those markets with similar products. For these reasons, management decided to discontinue operations in January 2006.

ATS management considered the guidance set forth in FASB Statement No. 144 and EITF No. 03-13. Although there are continuing cash flows relating to support obligations for certain Pyramid customers, they are minimal (annualized cash inflows and outflows of approximately $70-80,000 and $20,000, respectively). As such, management concluded that such cash flows were not significant, and that discontinued operations accounting was appropriate.

The following represents the results of operations of Pyramid:

				Nine Months
	Fiscal Year			Ended
	2005	2004	2003	July 31, 2006
Revenue	$1,848,989	$1,996,935	$385,566	$733,264
Loss before taxes	(2,552,364)	(2,056,626)	(577,437)	(1,281,182)
Net loss	(1,786,655)	(1,275,108)	(352,237)	(786,390)

Assets held for disposal for Pyramid consisted of accounts receivable of $1,165,293, $1,349,544, $1,030,935, and $493,718 as of October 31, 2005, 2004, 2003, and July 31, 2006, respectively.

Advanced Technology Systems, Inc., and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
October 31, 2005, 2004, 2003, and nine months ended July 31, 2006

NOTE C—ACQUISITIONS

Voyager

Effective February 12, 2004, the Company purchased the net assets of Voyager Systems, Inc. (Voyager). Voyager, based in San Diego, California, implements Web-based information systems and report generators for law enforcement governmental agencies. The acquisition provided the Company with technology to complement its existing product and services offering to customers of its public services division.

The purchase price of $1,750,000 included a cash payment of $500,000 and minimum royalty payments of $1,250,000, due over three years from the purchase date not to exceed $4,000,000. The excess of the $1,750,000 aggregate purchase price over the estimated fair value of the net assets acquired was $1,348,640. The transaction was accounted for as a purchase in accordance with the provisions of SFAS No. 141, Business Combinations. Voyager’s operating results have been included in the consolidated statement of operations since the transaction date. The following table summarizes the estimated fair values of the assets and liabilities assumed at the date of acquisition:

February 12, 2004
Accounts receivable, net	$147,306
Prepaid expenses and other assets	43,316
Property and equipment, net	309,378
Goodwill	1,173,640
Intangible assets	175,000
Less: accounts payable and accrued liabilities	(98,640)
$1,750,000

The acquired intangibles relate to customer lists that are being amortized over a period of 24 months. Goodwill of approximately $1,173,640 is expected to be deductible for income tax purposes.

Align 360

Effective July 28, 2003, the Company purchased the net assets of Align 360, LLC (Align 360). Align 360, which was based in Richmond, Virginia, performs management and technology consulting services in the insurance and financial services industries. The acquisition provided for the Company an entry into the insurance and financial services industries.

The purchase price was $1,689,127 in cash, which was used to pay off Align 360’s line-of-credit at the time of closing. The transaction was accounted for as a purchase in accordance with the provisions of SFAS No. 141. Align 360’s operating results have been included in the consolidated statement of operations since the transaction date.

Advanced Technology Systems, Inc., and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
October 31, 2005, 2004, 2003, and nine months ended July 31, 2006

NOTE C—ACQUISITIONS (Continued)

The following table summarizes the estimated fair values of the assets and liabilities assumed at the date of acquisition:

July 28, 2003
Accounts receivable, net	$674,013
Prepaid expenses and other assets	33,944
Property and equipment, net	106,242
Goodwill	1,477,467
Intangible assets	147,462
Less: accounts payable and accrued liabilities	(750,001)
$1,689,127

The acquired intangibles relate to customer lists and contract rights and are being amortized on a straight-line basis over 27 months. Goodwill of approximately $1,477,467 is expected to be deductible for income tax purposes.

NOTE D—ACCOUNTS RECEIVABLE

Accounts receivable consist of the following at:

	October 31,		July 31,
	2005	2004	2006
Billed	$19,423,146	$21,888,937	$21,051,057
Unbilled	5,088,444	3,199,590	5,943,706
	24,511,590	25,088,527	26,994,763
Allowance for doubtful accounts	(572,659)	(632,820)	(647,253)
	$23,938,931	$24,455,707	$26,347,510

Unbilled accounts receivable are comprised primarily of amounts arising from the Company’s recognition of revenue on a percentage-of-completion basis, billing customers based upon certain contractual milestones and fee retentions on certain cost-reimbursable contracts. Management expects to invoice and collect these receivables during fiscal year 2006 and thereafter. As such, these amounts have been classified as current assets in the consolidated balance sheets in accordance with industry practice.

The Company evaluates its receivables, especially those past due, periodically and establishes reserves for amounts not expected to be collected.

Advanced Technology Systems, Inc., and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
October 31, 2005, 2004, 2003, and nine months ended July 31, 2006

NOTE E—PROPERTY AND EQUIPMENT

Property and equipment consist of the following at:

	October 31,		July 31,
	2005	2004	2006
Furniture and equipment	$2,728,807	$2,390,857	$2,967,450
Transportation equipment	237,724	195,897	237,724
Capitalized software	709,640	695,490	760,424
Leasehold improvements	1,217,716	1,190,865	1,227,277
Property held under capital leases	903,957	881,577	903,957
	5,797,844	5,354,686	6,096,832
Less: accumulated depreciation and amortization	(4,281,203)	(3,297,329)	(4,903,617)
	$1,516,641	$2,057,357	$1,193,215

Depreciation expense for the periods ended October 31, 2005, 2004, 2003, and July 31, 2006, was approximately $1,008,000, $933,000, $689,000, and $622,414, respectively.

Accumulated depreciation on property held under capital leases for October 31, 2005 and 2004, was $865,550 and $803,817, respectively.

NOTE F—INTANGIBLE ASSETS

Intangible assets are comprised as follows at:

	October 31,		July 31,
	2005	2004	2006
Customer intangibles	$322,462	$322,462	$322,462
Accumulated amortization	(288,260)	(136,827)	(322,462)
	$34,202	$185,635	$—

Amortization expense for the periods ended October 31, 2005, 2004, 2003, and July 31, 2006, was $151,433, $120,442, $16,385, and $34,202, respectively.

NOTE G—LINE-OF-CREDIT

The Company renewed its line-of-credit on May 30, 2005, which provides for maximum borrowing of $15,000,000. The line-of-credit bears interest at the bank’s prime rate (7.00 percent, 4.75 percent, and 4.00 percent at October 31, 2005, 2004, and 2003, respectively). Borrowings under the line are limited to 90 percent of eligible government agency accounts receivable and 80 percent of eligible commercial accounts receivable. The line is secured by substantially all of the Company’s assets.

The Company is required to comply with certain covenants, which include a minimum level of net tangible worth, a maximum ratio of liabilities to net tangible worth, and a minimum current ratio of assets to liabilities. The Company did not meet its ratio of liabilities to tangible net worth and ratio of current assets to current liabilities as of October 31, 2005. The Company has received a waiver from the bank for such covenant violations through October 31, 2006. As a condition to provide the waiver, the bank required certain shareholders of the Company provide a personal guarantee on borrowings not to exceed $3.0 million.

Advanced Technology Systems, Inc., and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
October 31, 2005, 2004, 2003, and nine months ended July 31, 2006

NOTE G—LINE-OF-CREDIT (Continued)

Outstanding borrowings on the line-of-credit as of October 31, 2005, 2004, and July 31, 2006 were $5,230,000, $7,870,000 and $6,917,035 respectively. Included in the line-of-credit balance at July 31, 2006, is a cash overdraft of $947,000.

NOTE H—INCOME TAXES

The components of the deferred tax liability (asset) are as follows at October 31:

	2005		2004
	Current	Long-term	Current	Long-term
Change in accounting method—cash basis to accrual basis	$1,787,588	$3,575,176	$5,788,024	$—
Depreciation and amortization	—	173,728	—	346,763
Net operating loss (Parent)	—	—	(48,469)	—
Prepaid expenses	217,584	—	—	—
Reserves	(290,837)	—	—	—
Provision for loss on sale of subsidiary	(256,210)	—	—	—
Accrued expenses	(776,658)	—	—	—
Deferred rent	—	(508,902)	—	—
Other temporary differences	—	—	(76,579)	—
Net operating loss carryforward (n-Vision)	—	(1,882,064)	—	(2,099,625)
Valuation allowance	—	1,882,064	—	2,099,625
Total	$681,467	$3,240,002	$5,662,976	$346,763

The Company assumed $5,308,788 in net operating loss (NOL) carryforward from a prior acquisition of n-Vision. The Company recently determined that the acquired NOL appears to be subject to Internal Revenue Code Section 382. Based on a preliminary analysis, the Company has recorded a tax benefit from the utilization of $435,500 of the acquired NOL. The remaining NOL carryforward of $4,873,288 will expire in various years from 2010 to 2019. A valuation allowance has been recorded against the NOL carryforward as a result of the Company’s inability to conclude more likely than not that the benefit will be realized in future periods.

The components of income tax (benefit) expense are as follows for the years ended October 31:

	2005	2004	2003
Current:
Federal	$1,380,264	$(50,6577)	$(878,427)
State and local	303,543	67,440	(22,308)
Deferred:
Federal	(1,882,076)	76,108	1,281,863
State and local	(247,775)	14,341	293,810
Total	$(446,044)	$107,232	$674,938

Advanced Technology Systems, Inc., and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
October 31, 2005, 2004, 2003, and nine months ended July 31, 2006

NOTE H—INCOME TAXES (Continued)

A reconciliation of the statutory federal income tax rate to the Company’s effective income tax rate is as follows for the years ended October 31:

	2005	2004	2003
Statutory federal income tax rate	(34)%	(35)%	(35)%
State and local income taxes	(5)%	(5)%	(5)%
Permanent differences	11%	95%	1%
Prior year adjustments	8%	—	—
Change in NOL valuation allowance	(10)%	—	—
	(30)%	55%	(39)%

NOTE I—COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases office space and certain equipment under various operating leases. Rent expense on certain leases containing fixed escalations is recognized on a straight-line basis over the term of each lease. Future minimum rental payments under non-cancelable operating leases are as follows:

Year ending October 31,
2006	$2,877,000
2007	2,776,000
2008	2,802,000
2009	799,000
2010	70,000
$9,324,000

Rent expense was approximately $2,951,000, $2,967,000, $2,922,000, and $2,192,671 for the periods ended October 31, 2005, 2004, 2003, and July 31, 2006, respectively.

Advanced Technology Systems, Inc., and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
October 31, 2005, 2004, 2003, and nine months ended July 31, 2006

NOTE I—COMMITMENTS AND CONTINGENCIES (Continued)

Capital Leases

The Company leases certain equipment under various agreements that are classified as capital leases. Future minimum payments consist of the following at October 31, 2005:

Year ending October 31,
2006	$23,717
2007	6,774
2008	3,326
2009	2,262
2010	1,131
Total minimum lease payments	37,210
Less: portion representing interest	(2,009)
Present value of net minimum lease payments	35,201
Less: current maturities of obligations under capital leases	(22,651)
Long-term capital lease obligation	$12,550

Self-funded Health Insurance Plan

The Company has a self-funded health insurance plan, which is self-insured up to $50,000 per incident to an aggregate of $1,000,000. Once the limit is exceeded, a supplemental health insurance policy covers any remaining expenses. The fund covers all employees who choose to participate in the plan. The Company funds the plan as necessary to cover the claims, and pays the health insurance policy premiums on a monthly basis. Employees also fund the plan through payroll deductions. For the years ended October 31, 2005, 2004, 2003, and the period ended July 31, 2006, the Company’s total costs for claims were $3,133,000, $3,251,000, $3,005,000, and $2,810,441, respectively. Amounts accrued for claims incurred but not reported were $406,075, $270,940 and $379,691 at October 31, 2005 and 2004 and July 31, 2006, respectively. Effective June 30, 2006, the Company terminated the self-funded health insurance plan and adopted a standard medical insurance plan. The Company remains obligated for claims filed up to three months after the termination date (the “run-off period”). Management believes the remaining accrual for claims incurred by or reported as July 31, 2006 is sufficient to cover any remaining claims processed during the run-off period.

Employment Agreements

The Company has an employment agreement with the Executive Vice President of Appix, whereby six months of employment at his current salary is guaranteed, subsequent to a change in control, by actions of a sale or merger, of the Company’s stock, or a change whereby the Chief Executive Officer of the Parent does not hold the position of Chairman of the Board or Chief Executive Officer.

Advanced Technology Systems, Inc., and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
October 31, 2005, 2004, 2003, and nine months ended July 31, 2006

NOTE I—COMMITMENTS AND CONTINGENCIES (Continued)

In connection with the acquisition of Align 360, the Company entered into three-year employment agreements with three individuals. The employment agreements specify annual salary and incentive compensation for the terms of the agreements. The agreements also provide for a month’s salary if the employee is terminated by the Company other than for death, disability, or cause.

Legal Proceedings and Claims

Various legal proceedings and claims generally incidental to the normal course of business are pending or have been asserted against the Company. The Company believes that the final outcome of such proceedings and claims will not have a material adverse effect on its financial position, results of operations, or cash flows.

NOTE J—EMPLOYEE STOCK OPTION PLAN

On March 24, 1998, the stockholders of the Company adopted an employee stock option plan (the Plan) and approved the reservation of 1,000,000 shares of newly created Class A common stock of the Company for issuance under the Plan. The Plan provides for the granting of incentive and non-qualified stock options to employees, officers, directors or consultants of the Company. Options are granted to participants of the Plan at a price that is not less than the estimated fair value on the date of grant. Unless otherwise noted, the options vest ratably over a five-year period, beginning on the first anniversary of the date of grant, and expire 10 years after the date of grant as determined by the board of directors, with the assistance of independent valuation specialists. There were no options granted during fiscal year 2005 or the period ended July 31, 2006. The minimum value of the options granted during fiscal years 2004 and 2003, was estimated at the date of grant using an option pricing model with the following assumptions: expected life of five years, discount rate of 4.75 percent and 3.29 percent, respectively, and zero percent volatility. The weighted-average minimum value of options granted during 2004 and 2003, was $0.22 and $0.12, respectively.

Advanced Technology Systems, Inc., and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
October 31, 2005, 2004, 2003, and nine months ended July 31, 2006

NOTE J—EMPLOYEE STOCK OPTION PLAN (Continued)

A summary of stock option activity for the Non-qualified Employee and Incentive Stock Option Plans is as follows during the years ended October 31:

	Shares	Weighted- average Exercise Price
Outstanding, November 1, 2002	421,600	$.80
Grants	150,000.79
Exercise	—	—
Forfeitures	27,000.72

Outstanding, October 31, 2003	544,600.80
Grants	75,000	1.05
Exercise	7,500.48
Forfeitures	34,000.88

Outstanding, October 31, 2004	578,100.83
Grants	—	—
Exercise	12,000.15
Forfeitures	119,000.97

Outstanding, October 31, 2005	447,100.81
Grants	—	—
Exercise	—	—
Forfeitures	—	—

Outstanding, July 31, 2006 (Unaudited)	447,100.81

Exercisable options July 31, 2006 (unaudited)	327,700.87

During fiscal year 2005, the Company settled and canceled 45,500 option grants with employees by paying cash for the excess of the fair value of the underlying common stock over the exercise price. In connection with these payments, the Company recorded compensation expense of $85,430 in 2005. There was no stock option activity during the nine months ended July 31, 2006.

Advanced Technology Systems, Inc., and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
October 31, 2005, 2004, 2003, and nine months ended July 31, 2006

NOTE J—EMPLOYEE STOCK OPTION PLAN (Continued)

The following table summarizes information about stock options outstanding at October 31, 2005:

Options Outstanding				Options Exercisable
Range of Exercise Price	Number Outstanding	Weighted- average Remaining Life in Years	Weighted- average Exercise Price	Number Exercisable	Weighted- average Exercise Price
$.15-$.15	60,100	2.55	$.15	30,700	$.15
$.79-$.79	150,000	7.61	.79	60,000	.79
$.98-$.98	177,000	3.83	.98	180,000	.98
$1.02 and above	60,000	4.71	1.02	57,000	1.02
	447,100	5.03	$.81	327,700	$.87

NOTE K—PHANTOM STOCK PLAN

In December 2004, the Company’s subsidiary, Appix, Inc. (Appix), adopted the Appix, Inc., Phantom Stock Plan (the Phantom Stock Plan). Under the Phantom Stock Plan, a committee of the Board of Directors of Appix may award up to 2,000,000 Phantom stock units to eligible participants. The value of the units is determined based upon a formula that is defined in the agreement. The units are also subject to a vesting schedule as defined in the Phantom Stock Plan, and become immediately exercisable in the event of a change in control of Appix or the Company. Units issued under the Phantom Stock Plan are subject to certain termination and cancellation provisions. Compensation expense recognized under the Phantom Stock Plan for the year ended October 31, 2005 and the period ended July 31, 2006, were $88,500 and $27,000, respectively. There was no compensation expense related to this plan in 2004.

NOTE L—RETIREMENT PLAN

The Company has a qualified 401(k) retirement plan that is funded by contributions from the Company and substantially all full-time employees who elect to participate in the plan. The employer contributions are 50 percent of employee contributions, up to 3 percent of an employee’s gross salary. Employer contributions for the years ended October 31, 2005, 2004, and 2003, were approximately $1,296,000, $1,098,000, and $1,244,000, respectively.

Advanced Technology Systems, Inc., and Subsidiaries
Notes to Consolidated Financial Statements (Continued)
October 31, 2005, 2004, 2003, and nine months ended July 31, 2006

NOTE M—SUPPLEMENTAL CASH FLOW INFORMATION

Supplemental Disclosures of Cash Flow Information

Cash paid for interest and income taxes is as follows for the years ended October 31:

	2005	2004	2003	Nine Months Ending July 31, 2006
Interest	$255,000	$52,000	$67,000	$285,454
Income taxes	$111,000	$1,921,000	$1,347,000	$1,165,000

Supplemental Schedule of Non-cash Investing and Financing Activities

Notes payable and capital leases entered into for the purpose of acquiring equipment and vehicles during the year ended October 31, 2003, was $88,381. Capital leases entered into for the purpose of acquiring equipment during the year ended October 31, 2005, was $22,380. No similar transactions occurred in 2004.

FEDERAL SERVICES ACQUISITION CORPORATION

FINANCIAL STATEMENTS

FEDERAL SERVICES ACQUISITION CORPORATION

(a development stage company)

Condensed Balance Sheets

	September 30, 2006	December 31, 2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,033,477	$1,855,394
Prepaid expenses	4,192	72,122
Total current assets	1,037,669	1,927,516
Short-term investments held in Trust Account (including interest receivable of $168,319 and $39,444, respectively) (fair value $120,067,505 and $117,709,036, respectively)	120,067,505	117,709,036
Cash and cash equivalents held in trust fund	12,187	281,348
Deferred income tax benefit	443,344	34,629
Deferred acquisition costs	1,154,976	—
Total assets	$122,715,681	$119,952,529
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$1,268,456	$34,289
Income tax payable—current	160,786	356,000
Deferred income tax	75,946	15,714
Warrant liabilities	14,700,000	19,740,000
Total current liabilities	16,205,188	20,146,003
Common Stock, subject to possible redemption 4,197,900 shares	23,424,282	23,424,282
Interest income attributable to common stock subject to possible redemption (net of taxes of $424,728 and $64,000, respectively)	536,756	97,996
Total common stock, subject to possible redemption	23,961,038	23,522,278
COMMITMENTS AND CONTINGENCIES (Note I)
STOCKHOLDERS’ EQUITY:
Preferred stock—$.0001 par value; 1,000,000 shares authorized; 0 issued and outstanding
Common stock—$.0001 par value, 100,000,000 shares authorized; 26,250,000 issued and outstanding (which includes 4,197,900 shares subject to possible redemption)	2,625	2,625
Additional paid-in capital	81,467,698	81,467,698
Retained earnings (deficit) accumulated during the development stage	1,079,132	(5,186,075)
Total stockholders’ equity	82,549,455	76,284,248
	$122,715,681	$119,952,529

See notes to condensed financial statements

FEDERAL SERVICES ACQUISITION CORPORATION

(a development stage company)

Condensed Statements of Operations
(unaudited)

	For the Three Months ended September 30, 2006	For the Three Months ended September 30, 2005	For the Nine Months ended September 30, 2006	For the period from April 12, 2005 (date of inception) through September 30, 2005	For the period from April 12, 2005 (date of inception) through September 30, 2006
Expenses:
Operating costs	$102,400	$—	$996,021	$1,000	$1,129,182
Other income:
Bank interest	9,016	48	33,233	92	42,016
Interest on cash and short term investments held in trust	1,439,747	—	3,999,443	—	4,809,827
Gain (loss) on warrant liability	4,200,000	—	5,040,000	—	(420,000)
Total other income	5,648,763	48	9,072,676	92	4,431,843
Income (loss) before provision for taxes	5,546,363	48	8,076,655	(908)	3,302,661
(Provision) benefit for income taxes
Current	(840,378)	—	(1,721,171)	—	(2,054,171)
Deferred	232,431	—	348,483	—	367,398
Net income (loss)	4,938,416	48	6,703,967	(908)	1,615,888
Weighted average number of shares outstanding—basic	26,250,000	5,250,000	26,250,000	5,250,000
Net income per share—basic	$0.19	$0.00	$0.26	$0.00
Net income	$4,938,416		$6,703,967
Gain on derivative liabilities attributed to warrants	4,200,000		5,040,000
Adjusted net income—for diluted earnings	$738,416		$1,663,967
Weighted average shares outstanding	26,250,000	5,250,000	26,250,000	5,250,000
Shares from assumed conversion of warrants	3,111,111	—	3,818,182	—
Weighted average number of shares outstanding—diluted	29,361,111	5,250,000	30,068,182	5,250,000
Net income per share—diluted	$0.03	$0.00	$0.06	$0.00

See notes to condensed financial statements

FEDERAL SERVICES ACQUISITION CORPORATION

(a development stage company)

Condensed Statements of Changes in Stockholders’ Equity
For the period from April 12, 2005 (date of inception) through September 30, 2006

	Common Stock		Additional Paid-In	(Deficit) Income Accumulated During the Development
	Shares	Amount	Capital	Stage	Total
Balance—April 12, 2005 (date of inception)
Initial capital from founding stockholders	5,250,000	$525	$5,475	$—	$6,000
Sale of 21,000,000 units (including 4,197,900 shares of common stock subject to possible redemption), net of underwriters’ discount and offering expenses	21,000,000	2,100	119,166,505	—	119,168,605
Reclassification of proceeds allocated to warrants—derivatives liability	—	—	(14,280,000)	—	(14,280,000)
Reclassification as a result of 4,197,900 shares of common stock being subject to possible redemption	—	—	(23,424,282)	—	(23,424,282)
Accretion of trust fund relating to common stock subject to possible redemption	—	—	—	(97,996)	(97,996)
Net income for the period	—	—	—	(5,088,079)	(5,088,079)
Balance—December 31, 2005	26,250,000	2,625	81,467,698	(5,186,075)	76,284,248
Accretion of trust fund relating to common stock subject to possible redemption	—	—	—	(438,760)	(438,760)
Net income for the period	—	—	—	6,703,967	6,703,967
Balance—September 30, 2006 (Unaudited)	26,250,000	$2,625	$81,467,698	$1,079,132	$82,549,455

See notes to condensed financial statements

FEDERAL SERVICES ACQUISITION CORPORATION

(a development stage company)

Condensed Statements of Cash Flows
(Unaudited)

	For the Nine Months ended September 30, 2006	For the period from April 12, 2005 (date of inception) through September 30, 2005	For the period from April 12, 2005 (date of inception) through September 30, 2006
Cash flows from operating activities:
Net income (loss)	$6,703,967	$(908)	$1,615,888
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax	(348,483)	—	(367,398)
(Gain) Loss on warrant liabilities	(5,040,000)	—	420,000
Changes in:
Interest receivable	(128,876)	—	(168,319)
Prepaid expenses	67,930	—	(4,192)
Accrued expenses	1,234,167	1,000	1,268,456
Income taxes payable—current	(195,214)	—	160,786
Net cash provided by operating activities	2,293,491	92	2,925,221
Cash flows from investing activities:
Purchase of U.S. government securities held in Trust fund	(595,573,920)	—	(830,422,578)
Maturities of U.S. government securities held in Trust fund	593,344,327	—	710,523,392
Cash held in Trust Fund	269,161	—	(12,187)
Deferred acquisition costs	(1,154,976)	—	(1,154,976)
Net cash used in investing activities	(3,115,408)	—	(121,066,349)
Cash flows from financing activities:
Proceeds from public offering, net of expenses	—	—	119,168,605
Proceeds from notes payable to stockholders	—	154,000	154,000
Repayment of notes to stockholders	—	—	(154,000)
Payments of deferred offering costs	—	(103,494)	—
Proceeds from sale of common stock to founders	—	6,000	6,000
Net cash provided by financing activities	—	56,506	119,174,605
Net (decrease) increase in cash and cash equivalents	(821,917)	56,598	1,033,477
Cash and cash equivalents—beginning of period	1,855,394	—	—
Cash and cash equivalents—end of period	$1,033,477	$56,598	$1,033,477
Supplemental Disclosure of noncash activities:
Cash paid during the period for:
Income taxes	$1,916,385	$—	$1,916,385
Non-cash activities:
Reclassification of common stock subject to possible redemption	$—	$—	$23,424,282
Accretion of trust fund relating to common stock subject to possible redemption	438,760	—	536,756
Warrant obligation in connection with sale of units in offering	—	—	14,280,000
Accrued offering costs	—	280,000	—

See notes to condensed financial statements.

FEDERAL SERVICES ACQUISITION CORPORATION

(a development stage company)

Notes to Condensed Financial Statements
September 30, 2006

NOTE A—BASIS OF PRESENTATION

In the opinion of management, the accompanying unaudited condensed financial statements contain all adjustments necessary to present fairly the financial position of Federal Services Acquisition Corporation (the “Company”) and its results of operations and cash flows for the interim period presented. Such financial statements have been condensed in accordance with the applicable regulations of the Securities and Exchange Commission and, therefore, do not include all disclosures required by accounting principles generally accepted in the United States of America. These financial statements should be read in conjunction with Federal Services Acquisition Corporation’s audited financial statements for the period from April 12, 2005 (Date of Inception) to December 31, 2005 included on Form 10-K/A filed on September 29, 2006. The results of the Company’s operations for the interim period are not necessarily indicative of the operating results for the full year.

NOTE B—ORGANIZATION AND BUSINESS OPERATIONS

The Company was incorporated in Delaware on April 12, 2005. The Company was formed to serve as a vehicle for the acquisition of an operating business in the federal services and defense industries through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination. The Company has neither engaged in any operations nor generated revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies.

The registration statement for the Company’s initial public offering (“Offering”) was declared effective on October 19, 2005. The Company consummated the offering on October 25, 2005 and received net proceeds of $119,169,000. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) an operating business in the federal services and defense industries (“Business Combination”). Nonetheless, there is no assurance that the Company will be able to successfully effect a Business Combination. As of September 30, 2006, an amount of $120,079,692, including interest receivable of $168,319, of the net proceeds is being held in a trust account (“Trust Account”) and is invested in U.S. government securities, and cash or cash equivalents until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account to the Company’s public stockholders. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing operating expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that public stockholders of 20% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Offering) vote against the Business Combination and exercise their conversion rights, the Business Combination will not be consummated.

In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering, or 24 months from the consummation of the Offering if certain extension criteria have been satisfied (the “Acquisition Period”), the proceeds held in the Trust Account will be distributed to the Company’s public stockholders, excluding the Founders (defined in the following sentence) to the extent of their stock acquired prior to the Offering. However, the persons who were stockholders prior to the Offering (the “Founders”) will participate in any liquidation distribution with respect to any shares of the common stock acquired in connection with or following the Offering. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the Offering (assuming no value is attributed to the Warrants contained in the Units offered in the Offering as discussed in Note D).

Public stockholders owning less than 20% of the shares sold in the Offering who vote against a Business Combination and exercise their conversion rights will be entitled to convert their stock into a pro rata share of the Trust Account, including any interest earned on their portion of the Trust Account (net of taxes payable) if the Business Combination is approved and consummated. The Founders cannot convert their stock into a pro rata share of the Trust Account under these circumstances, because they have agreed to vote their stock in accordance with the majority of the shares of common stock voted by the public stockholders. Public stockholders who convert their stock will retain any warrants they hold.

The Founders will be entitled to registration rights pursuant to an agreement signed as a part of the Offering. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which their shares of common stock are released from escrow (see below). In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to such date. The Company will bear the expenses incurred in connection with the filing of any such registration statement.

Upon consummation of the Offering, the Founders placed the shares they owned into an escrow account. These shares will not be transferable during the escrow period and will not be released from escrow until the earliest of:

•       three years following the date of the Offering;

•       liquidation; and

•       the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to the Company consummating a Business Combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If the Company is unable to effect a Business Combination and liquidates, none of the Founders will receive any portion of the liquidation proceeds with respect to common stock owned by them.

NOTE C—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1] Cash and cash equivalents:

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company had cash deposits in excess of the federally insured limits at September 30, 2006.

[2] Accounting for Warrants and Derivative Instruments:

On October 25, 2005, the Company consummated its initial public offering of 21,000,000 units. Each unit consists of one share of common stock and two redeemable common stock purchase warrants. Each warrant entitles the holder to purchase from the Company one share of its common stock at an exercise price of $5.00. The warrant agreement provides for the Company to register the shares underlying the warrants and is silent as to the penalty to be incurred in the absence of the Company’s ability to deliver registered shares to the warrant holders upon warrant exercise.

Accounting for Warrants and Derivative Instruments.   Emerging Issues Task Force 00-19, or EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in, a Company’s Own Stock,” provides criteria for determining whether freestanding contracts that are settled in a company’s own stock, including common stock warrants, should be designated as either an equity instrument, an asset or as a liability under SFAS No. 133. Under the provisions of EITF 00-19, a contract designated as an asset or a liability must be carried at fair value on a company’s balance sheet, with any changes in fair value recorded in a company’s results of operations. A contract designated as an equity instrument is included within equity, and no fair value adjustments are required from period to period. In accordance with EITF 00-19, the warrants to purchase common stock included in the units and sold in our initial public offering are separately accounted for as liabilities. The agreements related to the warrants provides for us to register and maintain the registration of the shares underlying the securities and is silent as to the penalty to be incurred in the absence of our ability to deliver registered shares to the holders upon exercise of the securities. Under EITF 00-19, registration of the common stock underlying the warrants is not within the our control and, as a result, we must assume that it could be required to settle the securities on a net-cash basis, thereby necessitating the treatment of the potential settlement obligation as a liability. The fair value of these securities are presented on our balance sheet as “warrant liabilities,” and the unrealized changes in the values of these derivatives are shown in our statement of operations as “Gain (loss) on warrant liability.”

Fair values for traded securities and derivatives are based on quoted market prices. Where market prices are not readily available, fair values are determined using market based pricing models incorporating readily observable market data and requiring judgment and estimates. The warrants sold in our initial public offering are publicly traded, and consequently the fair value of these warrants is estimated as the market price of a warrant at each reporting period. To the extent that the market prices of our warrants and units increase or decrease, our derivative liabilities will also increase or decrease with a corresponding impact on our statement of operations.

[3] Income (loss) per common share:

Basic income/loss per share is based on the weighted average number of common shares outstanding during the period. The per share effects of potential common shares such as warrants, aggregating 3,111,111 shares and 3,818,182 shares, have been included for the three months and the nine months ended September 30, 2006, respectively. These potential shares have not been included in the other reporting periods because the effect would be anti-dilutive.

The following table presents pro forma income per share attributable to common stockholders subject to possible conversion and not subject to possible conversion. The comparative 2005 proforma is not presented herein, since the Offering was consummated on October 25, 2005, and therefore is not applicable:

	Three months ended September 30, 2006	Nine months ended September 30, 2006
Net income	$4,938,416	$6,703,967
Interest income attributable to common stock subject to possible conversion	(157,948)	(438,760)
Pro forma net income attributable to common stockholders not subject to possible conversion	$4,780,468	$6,265,207
Pro forma weighted average number of shares outstanding, excluding shares subject to possible conversion—basic	22,052,100	22,052,100
Pro forma net income per share, excluding shares subject to possible conversion—basic	$0.22	$0.28
Net income	$4,938,416	$6,703,967
Interest income attributable to common stock subject to possible conversion	(157,948)	(438,760)
Gain on derivative liabilities attributed to warrants	(4,200,000)	(5,040,000)
Pro forma net income attributable to common stockholders not subject to possible conversion less gain on derivative liabilities attributed to warrants	$580,468	$1,225,207
Pro forma weighted average number of shares outstanding excluding shares subject to possible conversion—basic	22,052,100	22,052,100
Shares from assumed conversion on warrants	3,111,111	3,818,182
Pro forma weighted average number of shares outstanding, excluding shares subject to possible conversion—diluted	25,163,211	25,870,282
Pro forma net income per share, excluding shares subject to possible conversion—diluted	$0.02	$0.05

[4] Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

[5] Fair value of financial instruments:

The carrying amounts of the Company’s financial assets, including cash and cash equivalents and short term investments, approximate fair value because of their short term maturities.

[6] Income taxes:

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. Deferred tax assets and liabilities are measured using tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

[7] New Accounting Pronouncement:

The Financial Accounting Standards Board (“FASB”) has issued interpretation No. 48, “Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109” (“FIN 48”), regarding accounting for, and disclosure of, uncertain tax positions. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes” FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating the impact FIN 48 will have on its results of operations and financial position. The cumulative effect of applying the provisions of FIN 48, if any, will be reported as an adjustment to the opening balance of retained earnings accumulated during the development stage on January 1, 2007.

NOTE D—INITIAL PUBLIC OFFERING

On October 25, 2005, the Company sold 21,000,000 Units (“Units”). Each Unit consisted of one share of the Company’s common stock, $.0001 par value, and two warrants (“Warrants”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00. Each Warrant is exercisable on the later of (a) the completion of a Business Combination or (b) October 19, 2006 and expires October 19, 2009, or earlier upon redemption. The Warrants are redeemable at a price of $.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.

In connection with the Offering, the Company paid CRT Capital Group LLC an underwriter’s discount of 5% of the gross proceeds of the Offering.

NOTE E—INVESTMENTS HELD IN TRUST

The management of the Company intends to hold until maturity the investments held in the Trust Account, which consist principally of short-term Treasury Bills. These bills are purchased at a discount and the Company accretes interest income which is equivalent to the difference between the purchase price and the market price.

NOTE F—INCOME TAXES

The provision for income taxes and the deferred tax liability (benefit) for the three months and the nine months ending September 30, 2006, respectively, consists of the following:

	For the Three Months ending September 30, 2006	For the Nine Months ending September 30, 2006
Current
Federal	$526,480	$1,078,373
State and local	313,898	642,798
Total current income tax	$840,378	$1,721,171
Deferred tax provision (benefit)
Federal	$145,641	$(220,735)
State and local	86,790	(127,748)
Total deferred tax provision (benefit)	$232,431	$(348,483)

Provisions have been made for deferred taxes based on differences between the tax basis of assets and liabilities using currently enacted rates and regulations.

Deferred tax assets and liabilities at September 30, 2006 and December 31, 2005 consist of the following:

	As of September 30, 2006	As of December 31, 2005
Deferred tax assets — start up costs	$443,344	$34,629
Deferred tax liability — accrued interest receivable	(75,946)	(15,714)
Net deferred tax benefit	$367,398	$18,915

The Company has recorded a deferred tax asset. Realization is dependent on acquiring an operating company and the ability to use the deferred tax expenses to offset operating income. Although realization is not assured, management believes it is more likely than not that all of the deferred tax will be realized through future taxable income.

NOTE G—NOTES PAYABLE TO STOCKHOLDERS

The Company issued two $77,000 non-interest bearing unsecured promissory notes to two of the Founders of the Company on April 18, 2005. The notes were repaid in the accordance with their terms on October 25, 2005 from the proceeds of the Offering.

NOTE H—RELATED PARTY TRANSACTION

The Company has agreed to pay CM Equity Management, L.P., a company where certain of the Founders serve in executive capacities, an administrative fee of $7,500 per month for office space and general and administrative services from October 19, 2005 through the effective date of the acquisition of a target business. For the three and nine months ended September 30, 2006, the amount paid or accrued to this entity was $22,500 and $67,500, respectively. For the period from inception to September 30, 2006, the amount paid or accrued to this entity was $85,645.

Two of the Founders have agreed with the Company and the underwriters that if the Company liquidates prior to the consummation of a Business Combination, they may be personally liable to ensure that the proceeds of the Trust Account are not reduced by the claims of vendors or others entities that are owed money by the Company for services rendered or products sold to the Company or the claims of prospective target businesses.

NOTE I—COMMITMENTS

The Company has a commitment to pay to CRT Capital Group LLC a 2% fee of the gross offering proceeds, or $2,520,000, payable upon the Company’s consummation of a Business Combination.

The Company has engaged CRT Capital Group LLC, the underwriter, on a non-exclusive basis, as their agent for the solicitation of the exercise of the warrants. The Company has agreed to pay CRT Capital Group LLC a commission equal to 2% of the exercise price for each warrant exercised more than one year from October 19, 2005 if the exercise was solicited by CRT Capital Group LLC.

NOTE J—COMMON STOCK RESERVED FOR ISSUANCE

At September 30, 2006, 42,000,000 shares of common stock were reserved for issuance upon exercise of redeemable warrants.

NOTE K—FOUNDERS

One or more of the Founders agreed with the Company that during the 40 trading day period beginning 60 days after the end of the “restricted period” under Regulation M, they collectively would spend up to $2,000,000 to purchase warrants in the public marketplace at prices not to exceed $.65 per warrant. They have further agreed that any warrants purchased by them or their affiliates or designees would not be sold or transferred until the completion of a Business Combination. As of September 30, 2006, 3,699,528 warrants have been purchased by the Founders.

NOTE L—PROPOSED ACQUISITION OF ADVANCED TECHNOLOGY SYSTEMS, INC.

On April 19, 2006, the Company entered into the stock purchase agreement with ATS, the shareholders of ATS and Claude Rumsey, as the shareholders’ representative. Upon completion of the acquisition, the Company will own all of the issued and outstanding capital stock of ATS and, indirectly through ATS, the Company will own all of the outstanding shares of common stock and ownership interests of ATS’ wholly-owned subsidiaries. ATS and its shareholders have approved the stock purchase agreement and, therefore, no further action need be taken by ATS’ shareholders to approve the acquisition.

The Company will purchase all of the outstanding capital stock of ATS for up to $124 million. The purchase price will be comprised of $84 million in cash and $1 million in stock at closing and up to $39 million in aggregate additional cash payments over a two-year period upon ATS’ achievement of specified targets for adjusted earnings before interest, taxes, depreciation and amortization following the closing.

The stock purchase agreement was amended as of September 30, 2006 primarily to extend, from September 30, 2006 to November 30, 2006, the date after which the ATS shareholders may terminate the agreement if the acquisition has not closed.

NOTE M—DEFERRED ACQUISITION COSTS

As of September 30, 2006, the Company had accumulated $1,154,976 in deferred costs related to the proposed acquisition of ATS. These charges will be capitalized contingent upon the completion of the Acquisition following the required approval by the Company’s stockholders and the fulfillment of certain other conditions. If the Acquisition is not completed these charges will be recorded as expenses.

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Federal Services Acquisition Corporation

We have audited the accompanying balance sheet of Federal Services Acquisition Corporation (a development stage company) as of December 31, 2005, and the related statements of operations, changes in stockholders’ equity and cash flows for the period from April 12, 2005 (date of inception) through December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Federal Services Acquisition Corporation as of December 31, 2005, and the results of its operations and its cash flows for the period from April 12, 2005 (date of inception) through December 31, 2005 in conformity with U.S. generally accepted accounting principles.

As discussed in Note D to the accompanying financial statements, the Company has restated its financial statements for the period from April 12, 2005 (date of inception) through December 31, 2005, to reflect the classification of and accounting for the warrants to purchase common stock associated with the units sold at the initial public offering of the Company as a liability at its fair value and the resulting change in its fair value as a loss on the derivative liability.

Eisner LLP
New York, New York

March 23, 2006, except for notes B[6], D and F which are dated September 27, 2006

FEDERAL SERVICES ACQUISITION CORPORATION
(a development stage company)

Balance Sheet
December 31, 2005
(Restated)

ASSETS
Current assets:
Cash and cash equivalents	$1,855,394
Prepaid expenses	72,122
Total current assets	1,927,516
Short-term investments held in Trust Account (including interest receivable of $39,444) (fair value $117,709,036)	117,709,036
Cash and cash equivalents held in trust fund	281,348
Deferred income tax benefit	34,629
Total assets	$119,952,529
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$34,289
Income tax payable - current	356,000
Deferred income tax	15,714
Warrant liabilities	19,740,000
Total current liabilities	20,146,003
Common Stock, subject to possible redemption 4,197,900 shares	23,424,282
Interest income attributable to common stock subject to possible redemption (net of taxes of $64,000)	97,996
Total common stock, subject to possible redemption	23,522,278
COMMITMENTS AND CONTINGENCIES (Note I)
STOCKHOLDERS’ EQUITY:
Preferred stock—$.0001 par value; 1,000,000 shares authorized; 0 issued and outstanding
Common stock—$.0001 par value, 100,000,000 shares authorized; 26,250,000 issued and outstanding (which includes 4,197,900 shares subject to possible redemption)	2,625
Additional paid-in capital	81,467,698
Deficit accumulated during the development stage	(5,186,075)
Total stockholders’ equity	76,284,248
$119,952,529

See notes to financial statements

Federal Services Acquisition Corporation
(a development stage company)
Statement of Operations
For the period from April 12, 2005 (date of inception) through December 31, 2005
(Restated)

Expenses:
Operating costs	$133,161
Other income (loss)
Bank interest	8,783
Interest on cash and short term investments held in trust	810,384
Loss on warrant liabilities	(5,460,000)
Total other income (loss)	(4,640,833)
Loss before provision for taxes	(4,773,994)
Provision for income taxes
Current	(333,000)
Deferred	18,915
Net loss	(5,088,079)
Interest income attributable to common stock subject to possible redemption (net of taxes of $64,000)	(97,996)
Net loss allocable to common stockholders not subject to possible redemption	$(5,186,075)
Weighted average number of shares outstanding
—basic and diluted	10,599,810
Net loss per share
—basic and diluted	$(0.48)
Weighted average number of shares outstanding exclusive of shares subject to possible redemption
—basic and diluted	9,530,382
Net loss per share not subject to possible redemption
—basic and diluted	$(0.54)

See notes to financial statements.

Federal Services Acquisition Corporation
(a development stage company)

Statement of Changes in Stockholders’ Equity
For the period from April 12, 2005 (date of inception) through December 31, 2005
(Restated)

	Common Stock		Additional	Deficit accumulated during
			Paid-In	development
	Shares	Amount	Capital	stage	Total
Balance—April 12, 2005 (date of inception)
Initial capital from founding stockholders	5,250,000	$525	$5,475	$—	$6,000
Sale of 21,000,000 units (including 4,197,900 shares of common stock subject to possible redemption), net of underwriters’ discount and offering expenses	21,000,000	2,100	119,166,505	—	119,168,605
Reclassification of proceeds allocated to warrants—derivatives liability	—	—	(14,280,000)	—	(14,280,000)
Reclassification of 4,197,900 shares of common stock being subject to possible redemption	—	—	(23,424,282)	—	(23,424,282)
Accretion of trust fund relating to common stock subject to possible redemption	—	—	—	(97,996)	(97,996)
Net loss for the period	—	—	—	(5,088,079)	(5,088,079)
Balance—December 31, 2005 (Restated)	26,250,000	$2,625	$81,467,698	$(5,186,075)	$76,284,248

See notes to financial statements

Federal Services Acquisition Corporation
(a development stage company)

Statement of Cash Flows
For the period from April 12, 2005 (date of inception) through December 31, 2005
(Restated)

Cash flows from operating activities:
Net loss	$(5,088,079)
Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred income tax	(18,915)
Loss on warrant liabilities	5,460,000
Changes in:
Interest receivable	(39,444)
Prepaid expenses	(72,122)
Accrued expenses	34,289
Income taxes payable—current	356,000
Net cash provided by operating activities	631,729
Cash flows from investing activities:
Purchase of U.S. government securities held in Trust fund	(234,848,658)
Maturities of U.S. government securities held in Trust fund	117,179,066
Cash held in Trust Fund	(281,348)
Net cash used in investing activities	(117,950,940)
Cash flows from financing activities:
Proceeds from public offering, net of expenses	119,168,605
Proceeds from notes payable to stockholders	154,000
Repayment of notes to stockholders	(154,000)
Proceeds from sale of common stock to founders	6,000
Net cash provided by financing activities	119,174,605
Net increase in cash and cash equivalents	1,855,394
Cash and cash equivalents—beginning of period	—
Cash and cash equivalents—end of period	$1,855,394
Supplemental Disclosure of noncash activities:
Reclassification of common stock subject to possible redemption	$23,424,282
Accretion of trust fund relating to common stock subject to possible redemption	97,996
Warrant obligation in connection with sale of units in offering	14,280,000

See notes to financial statements.

FEDERAL SERVICES ACQUISITION CORPORATION
(a development stage company)
Notes to Financial Statements
December 31, 2005

NOTE A—ORGANIZATION AND BUSINESS OPERATIONS

Federal Services Acquisition Corporation (the “Company”) was incorporated in Delaware on April 12, 2005. The Company was formed to serve as a vehicle for the acquisition of an operating business in the federal services and defense industries through a merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination. The Company has neither engaged in any operations nor generated revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s initial public offering (“Offering”) was declared effective on October 19, 2005. The Company consummated the offering on October 25, 2005 and received net proceeds of $119,169,000. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with (or acquisition of) an operating business in the federal services and defense industries (“Business Combination”). Nonetheless, there is no assurance that the Company will be able to successfully effect a Business Combination. As of December 31, 2005, an amount of $117,990,384 including interest receivable of $39,444 of the net proceeds is being held in a trust account (“Trust Account”) and is invested in U.S. government securities, and cash or cash equivalents until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account to the Company’s public stockholders. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing operating expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that public stockholders of 20% or more of the outstanding stock (excluding, for this purpose, those shares of common stock issued prior to the Offering) vote against the Business Combination and exercise their conversion rights, the Business Combination will not be consummated.

In the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Offering, or 24 months from the consummation of the Offering if certain extension criteria have been satisfied (the “Acquisition Period”), the proceeds held in the Trust Account will be distributed to the Company’s public stockholders, excluding the Founders (defined in the following sentence) to the extent of their stock acquired prior to the Offering. However, the persons who were stockholders prior to the Offering (the “Founders”) will participate in any liquidation distribution with respect to any shares of the common stock acquired in connection with or following the Offering. In the event of such distribution, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per unit in the Offering (assuming no value is attributed to the Warrants contained in the Units offered in the Offering as discussed in Note C).

Public stockholders owning less than 20% of the shares sold in the Offering who vote against a business combination and exercise their conversion rights will be entitled to convert their stock into a pro rata share of the Trust Account, including any interest earned on their portion of the Trust Account (net of taxes payable), if the business combination is approved and consummated. The Founders cannot convert their stock into a pro rata share of the Trust Account under these circumstances, because they have agreed to vote their stock in accordance with the majority of the shares of common stock voted by the public stockholders. Public stockholders who convert their stock will retain any warrants they hold.

The Founders will be entitled to registration rights pursuant to an agreement signed as a part of the Offering. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which their shares of common stock are released from escrow (see below). In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to such date. The Company will bear the expenses incurred in connection with the filing of any such registration statement.

Upon consummation of the Offering the Founders have placed the shares they owned into an escrow account. These shares will not be transferable during the escrow period and will not be released from escrow until the earliest of:

•       three years following the date of the Offering;

•       liquidation; and

•       the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to the Company consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If the Company is unable to effect a business combination and liquidates, none of the Founders will receive any portion of the liquidation proceeds with respect to common stock owned by them.

On October 25, 2005, the Company consummated its initial public offering of 21,000,000 units. Each unit consists of one share of common stock and two redeemable common stock purchase warrants. Each warrant entitles the holder to purchase from the Company one share of its common stock at an exercise price of $6.00.

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1] Cash and cash equivalents:

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company had cash deposits in excess of the federally insured limits at December 31, 2005.

[2] Earnings per common share:

Basic income per share is based on the weighted average number of common shares outstanding during the period. Diluted income per share reflects the potential dilution assuming common shares were issued upon the exercise of outstanding in-the-money warrants and the proceeds thereof were used to purchase treasury shares at the average market price during the period.

[3] Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

[4] Fair value of financial instruments:

The carrying amounts of the Company’s financial assets, including cash and cash equivalents and short term investments, approximate fair value because of their short term maturities.

[5] Income taxes:

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. Deferred tax assets and liabilities are measured using tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

[6] Accounting for Warrants and Derivative Instruments—Restatement:

As described in Note C, the Company sold units in the Offering which included warrants. The warrant agreement provides for the Company to register the shares underlying the warrants and is silent as to the penalty to be incurred in the absence of the Company’s ability to deliver registered shares to the warrant holders upon warrant exercise.

In September 2000, the Emerging Issues Task Force issued EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in, a Company’s Own Stock,” (“EITF 00-19”) which requires freestanding contracts that are settled in a company’s own stock, including common stock warrants, to be designated as equity instrument, asset or a liability. Under the provisions of EITF 00-19, a contract designated an asset or a liability must be carried at fair value on a company’s balance sheet, with any changes in fair value recorded in the company’s results of operations. A contract designated as an equity instrument must be included within equity, and no fair value adjustments are required from period to period. In accordance with EITF 00-19, the 42,000,000 warrants issued to purchase stock are separately accounted for as liabilities. The fair value of these warrants is shown on the Company’s balance sheet and the unrealized changes in the values of these warrants are shown in the Company’s consolidated statement of operations as “Gain (loss) on warrant liabilities.” These warrants are freely traded on the “Over The Counter Bulletin Board.” Consequently, the fair value of these warrants is estimated as the market price of a warrant at each period end. To the extent the market price increases or decreases, the Company’s warrant liabilities will also increase or decrease, including the effect on the Company’s statement of operations.

NOTE C—INITIAL PUBLIC OFFERING

On October 25, 2005 the Company sold 21,000,000 Units (“Units”). Each Unit consisted of one share of the Company’s common stock, $.0001 par value, and two warrants (“Warrants”). Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $5.00. Each Warrant is exercisable on the later of (a) the completion of a Business Combination or (b) October 19, 2006 and expires October 19, 2009, or earlier upon redemption. The Warrants are redeemable at a price of $.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given.

In connection with the Offering, the Company paid CRT Capital Group LLC an underwriter’s discount of 5% of the gross proceeds of the Offering.

NOTE D—RESTATEMENT AND RECLASSIFICATIONS OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

Summary of restatement items

In September 2006, the Company concluded that it was necessary to restate its financial statements for the period ended December 31, 2005 to reflect the classification of and accounting for the warrants to purchase common stock associated with the units sold in the initial public offering of the Company. The Company had previously classified the value of these warrants to purchase common stock, when applicable, as equity. After further review in connection with the preparation of Amendment No. 2 to the Proxy Statement related to the acquisition contemplated by the Stock Purchase Agreement dated April 19, 2006, by and among the Company, Advanced Technology Systems, Inc., a Virginia corporation (“ATS”) and shareholders of ATS, the Company has determined that these instruments should have been classified as liabilities and, therefore, the fair value of each instrument must be recorded as a liability on the Company’s balance sheet. Changes in the fair values of these instruments will result in adjustments to the amount of the recorded liabilities, and the corresponding gain or loss will be recorded in the Company’s statement of operations. At the date of the conversion of each warrants or portion thereof (or exercise of the warrants or portion thereof. as the case may be), the corresponding liability will be reclassified as equity.

	At issuance date		At December 31, 2005
	per warrant	Total	per warrant	Total
Fair Value of warrants part of initial public offering unit 42,000,000 warrants	$0.34	$14,280,000	$0.47	$19,740,000

Statement of Operations

The accompanying financial statements for the period ended December 31, 2005 have been restated to effect the changes described above. The impact of the adjustments related to the classification of and accounting for the warrants for the period ended December 31, 2005 are summarized below. The following table shows the impact of the restatements on the statement of operations.

	For the period from April 12, 2005 (date of inception) through December 31, 2005
	As Previously Reported	Adjustment	As Restated
Operating costs	$(133,161)	$—	$(133,161)
Interest income	819,167	—	819,167
Loss on warrant liabilities	—	(5,460,000)	(5,460,000)
Income (loss) before provision for taxes	686,006	(5,460,000)	(4,773,994)
Provision for income taxes
—current	(333,000)	—	(333,000)
—deferred	18,915	—	18,915
Net income (loss)	371,921	(5,460,000)	(5,088,079)
Interest income attributable to common stock subject to possible conversion (net of taxes of $64,000)	(97,996)	—	(97,996)
Net income (loss) allocable to common stockholders not subject to possible conversion	$273,925	$(5,460,000)	$(5,186,075)
Weighted average number of shares outstanding
—basic	10,599,810		10,599,810
—diluted	11,050,752		10,599,810
Net income (loss) per share
—basic	$0.04		$(0.48)
—diluted	$0.03		$(0.48)
Weighted average number of shares outstanding exclusive of shares subject to possible redemption
—basic	9,530,382		9,530,382
—diluted	9,891,181		9,530,382
Net income (loss) per share not subject to possible redemption
—basic	$0.03		$(0.54)
—diluted	$0.03		$(0.54)

As a result of recording the change in the fair value of warrant liability, the Company has reported a net loss for the period ended December 31, 2005 compared to net income as previously reported. Therefore, the per share effect of potential common shares issued upon the exercise of warrants, aggregating 42,000,000 shares, have not been included in diluted loss per share as the effect is anti-dilutive.

Balance Sheet Impact

The following table sets forth the effects for the restatement adjustment on the Company’s balance sheet as of December 31, 2005:

	December 31, 2005		December 31,
	As previously Reported	Adjustment	2005 As Restated
ASSETS
Current assets:
Cash and cash equivalents	$1,855,394	$—	$1,855,394
Prepaid expenses	72,122	—	72,122
Total current assets	1,927,516	—	1,927,516
Short-term investments held in Trust Account (including interest receivable of $39,444) (fair value $117,709,036)	117,709,036	—	117,709,036
Cash and cash equivalents held in trust	281,348	—	281,348
Deferred income tax benefit	34,629	—	34,629
Total assets	$119,952,529	$—	$119,952,529
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$34,289	$—	$34,289
Income tax payable—current	356,000	—	356,000
Deferred income tax	15,714	—	15,714
Warrant liabilities	—	19,740,000	19,740,000
Total current liabilities	406,003	19,740,000	20,146,003
Common Stock, subject to possible redemption 4,197,900 shares	23,424,282	—	23,424,282
Interest income attributable to common stock subject to possible redemption (net of taxes of $64,000)	97,996	—	97,996
Total common stock, subject to possible redemption	23,522,278	—	23,522,278
COMMITMENTS AND CONTINGENCIES (Note I)
STOCKHOLDERS’ EQUITY:
Preferred stock—$.0001 par value; 1,000,000 shares authorized; 0 issued and outstanding
Common stock—$.0001 par value; 100,000,000 shares authorized; 26,250,000 issued and outstanding (which includes 4,197,900 shares subject to possible redemption)	2,625	—	2,625
Additional paid-in capital	95,747,698	(14,280,000)	81,467,698
Earnings (deficit) accumulated during the development stage	273,925	(5,460,000)	(5,186,075)
Total stockholders’ equity	96,024,248	(19,740,000)	76,284,248
Total liabilities and stockholders’ equity	$119,952,529	$—	$119,952,529

NOTE E—INVESTMENTS HELD IN TRUST

The management of the Company intends to hold until maturity the investments held in the Trust Account which consists principally of short-term Treasury Bills. These bills are purchased at a discount and the Company accretes interest income which is equivalent to the difference between the purchase price and the market price.

NOTE F—INCOME TAXES

The provision for income taxes for the period ending December 31, 2005 consists of the following:

Current
Federal	$206,000
State and local	127,000
Deferred tax (benefit)
Federal	(14,733)
State and local	(4,182)
Total	$314,085

Provisions have been made for deferred taxes based on differences between the tax basis of assets and liabilities using currently enacted rates and regulations.

Deferred tax assets and liabilities at December 31, 2005 consist of the following:

Deferred tax assets—start up costs	$34,629
Deferred tax liability—accrued interest receivable	(15,714)
Net deferred tax benefit	$18,915

The Company has recorded a deferred tax asset. Realization is dependent on acquiring an operating company and the ability to use the deferred tax expenses to offset operating income. Although realization is not assured, management believes it is more likely than not that all of the deferred tax will be realized through future taxable income.

The provision for income taxes differs from the amount computed using the federal statutory rate of 34% as a result of the following:

Period from April 12, 2005 (inception) to December 31, 2005

	As Reported	As Restated
Federal statutory rate	34.0%	(34.0)%
State and local income taxes, net of federal income tax benefit	11.8	1.7
Non deductible loss	—	38.9
	45.8%	6.6%

NOTE G—NOTES PAYABLE TO STOCKHOLDERS

The Company issued two $77,000 non-interest bearing unsecured promissory notes to two of the Founders of the Company on April 18, 2005. The notes where repaid in the accordance with their terms on October 25, 2005 from the proceeds of the Offering.

NOTE H—RELATED PARTY TRANSACTION

The Company has agreed to pay CM Equity Management, L.P., a company where certain of the Founders serve in executive capacities, an administrative fee of $7,500 per month for office space and general and administrative services from October 19, 2005 through the effective date of the acquisition of a target business. For the period from inception to December 31, 2005, the amount paid to this entity was $18,145.

Two of the Founders have agreed with the Company and the underwriters that if the Company liquidates prior to the consummation of a Business Combination, they may be personally liable to ensure that the proceeds of the Trust Account are not reduced by the claims of vendors or others entities that are owed money by the Company for services rendered or products sold to the Company or the claims of prospective target businesses.

NOTE I—COMMITMENTS

The Company has a commitment to pay to CRT Capital Group LLC a 2% fee of the gross offering proceeds, or $2,520,000, payable upon the Company’s consummation of a Business Combination.

The Company has engaged CRT Capital Group LLC, the underwriter, on a non-exclusive basis, as their agent for the solicitation of the exercise of the warrants. The Company has agreed to pay CRT Capital Group LLC a commission equal to 2% of the exercise price for each warrant exercised more than one year from October 19, 2005 if the exercise was solicited by CRT Capital Group LLC.

NOTE J—COMMON STOCK RESERVED FOR ISSUANCE

At December 31, 2005, 42,000,000 shares of common stock were reserved for issuance upon exercise of redeemable warrants.

NOTE K—FOUNDERS

One or more of the Founders agreed with the Company that during the 40 trading day period beginning 60 days after the end of the “restricted period” under Regulation M, they collectively would spend up to $2,000,000 to purchase warrants in the public marketplace at prices not to exceed $.65 per warrant. They have further agreed that any warrants purchased by them or their affiliates or designees would not be sold or transferred until the completion of a Business Combination. Subsequent to December 31, 2005, 3,699,528 warrants have been purchased by the Founders.

Annex A

STOCK PURCHASE AGREEMENT

BY AND AMONG

FEDERAL SERVICES ACQUISITION CORPORATION,

ADVANCED TECHNOLOGY SYSTEMS, INC.,

AND

SHAREHOLDERS OF ADVANCED TECHNOLOGY SYSTEMS, INC.

Effective April 19, 2006

TABLE OF CONTENTS

This Table of Contents is for convenience of reference only and is not intended to define, limit or describe the scope, intent or meaning of any provision of this Agreement.

SCHEDULES

Schedule	Title
3.1(b)	Jurisdictions where ATS is qualified or licensed to do business; good standing
3.1(c)	Acquired Subsidiaries; Jurisdictions where Acquired Subsidiaries are qualified as licensed to do business; Good Standing
3.3(a)	No Violation
3.4(a)	Consents - ATS
3.4(b)	Consents - Shareholders
3.5(c)	Undisclosed Liabilities
3.5(e)	Letters of Credit and Guarantees
3.5(f)	Contingent or Deferred Acquisition Expenses or Payments
3.6	Interest of Affiliates and Shareholders in Property or Contracts of ATS
3.9(a)	Cooperative Business Arrangements
3.9(b)	Letters of Intent and Non-Competition Agreements
3.9(c)	Non-Disclosure Arrangements
3.10(a)	Owners of Capital Stock of the Companies
3.10(b)	Holders of Options to Purchase Capital Stock of ATS
3.10(c)	Owners of Capital Stock of Affiliates of the Company
3.13	Assets-In General
3.14	Real Property Interests
3.15(a)	Personal Property, owned or leased
3.15(b)	UCC Financing Statements
3.16(a)	Commercial Software and Intellectual Property Rights
3.16(b)	Intellectual Property Rights used by, but not owned by ATS
3.16(c)	Rights of other Persons to Intellectual Property Rights or Intellectual Property
3.16(d)	No Infringement
3.16(f)	Government Data and Software Rights
3.17(a)	List of Scheduled Contracts
3.17(b)	Status of Scheduled Contracts
3.17(c)	List and Status of Bids, Proposals or Quotations
3.18(b)	List of ATS Government Contracts and ATS Government Subcontracts
3.18(c)	List of ATS Bids
3.18(d)	List of Teaming Agreements
3.18(e)	List of ATS Subcontracts
3.18(f)	List of Marketing Agreements
3.18(g)	Status of Government Contracts, Subcontracts and Bids
3.18(i)	Audits
3.18(j)	Financing Arrangements

3.18(k)	Protests
3.18(l)	Claims
3.18(m)	Multiple Award Schedules
3.18(n)	Government Furnished Property
3.18(o)	Former Government Officials
3.18(p)	Ethics Policy
3.18(q)	Timekeeping Policy
3.20	Backlog
3.23(a)	Permits
3.25(a)	Litigation Pending or Threatened
3.25(b)	Claims
3.25(c)	Indemnification Obligations
3.26(a)	List and Positions of Personnel
3.26(b)	Employee Bonuses
3.26(d)	Personnel Policies and Manuals
3.26(e)	Personnel Agreements
3.26(f)	Discontinuation of Employment
3.26(h)	Leased Employees/Independent Contractors
3.28(b)	List of Plans
3.28(g)	Filings Not Timely Made
3.28(j)	Time of Vesting or Payment
3.28(m)	Self Insured Plans
3.29	Tax Matters
3.30(a)	Insurance Policies
3.30(b)	Insurance Claims
3.31	Bank Accounts
3.34	Facility Clearances
3.35	No Unusual Transactions

EXHIBITS

A	Financial Statements
B-1	Balance Sheet Escrow Agreement
B-2	General Indemnity Escrow Agreement
B-3	Expense Escrow Agreement
B-4	Accounting Method Tax Escrow Agreement
C	Stockholders Electing to Receive Stock Consideration
D	Acquisition Agreement
E	Registration Rights Agreement
F	Promissory Note
G	Reserved
H	Reserved
I	Option Holder Release
J	Change In Control Release
K	Shareholders/ATS Closing Certificate
L	Tax Certificate
M	FSAC Closing Certificate

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (“Agreement”), dated April 19, 2006 (the “Effective Date”), by and among (i) Federal Services Acquisition Corporation, a Delaware corporation (“FSAC”); (ii) Advanced Technology Systems, Inc., a Virginia corporation (“ATS”); (iii) the holders of all of the outstanding shares of stock of ATS, which are listed on Schedule 3.10(a) of the Disclosure Schedules (each a “Shareholder” and collectively, the “Shareholders”); and (iv) Claude Rumsey in his capacity as the Shareholders’ Representative (as defined in Section 2.5(a)).

RECITALS:

R-1.   The Shareholders are the holders and owners of all of the issued and outstanding shares of “Capital Stock” (as hereinafter defined) of ATS (the “Shares”).

R-2.   FSAC desires to acquire all of the outstanding Shares and the Shareholders and ATS desire the same, upon the terms and subject to the conditions of this Agreement.

R-3.   Immediately following the closing of the transactions contemplated by this Agreement, all of the issued and outstanding options to purchase Capital Stock of ATS (the “Options”) will be deemed exercised or cancelled so that, following the closing of the transactions contemplated by this Agreement, FSAC will own, directly or indirectly, all of the issued and outstanding Capital Stock of ATS and no rights to obtain Capital Stock of ATS will be outstanding.

NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
Definitions and Rules of Construction

1.1        Definitions.

As used in this Agreement, the following terms shall have the meanings set forth:

“2007/2008 Additional Earn Out” has the meaning referred to in Section 2.2(c).

“2008 Additional Earn Out” has the meaning referred to in Section 2.2(c).

“2008 Additional Earn Out Payment” has the meaning referred to in Section 2.2(c).

“2008 Additional Earn Out Period EBITDA” has the meaning referred to in Section 2.2(c).

“2008 Additional Earn Out Threshold” has the meaning referred to in Section 2.2(c).

“Accounting Method Tax” has the meaning set forth in Section 5.23.

“Accounting Method Tax Escrow Deposit” has the meaning set forth in Section 2.2(a).

“Accounting Method Tax Distribution” has the meaning set forth in Section 5.23.

“Accounting Method Tax Escrow Account” has the meaning set forth in Section 2.2(a).

“Accounting Method Tax Escrow Agreement” has the meaning set forth in Section 2.2(a).

“Accounting Method Tax Escrow Funds” has the meaning set forth in Section 2.2(a).

“Acquired Business” means the collective operations and business activities of ATS and the Acquired Subsidiaries as conducted and existing as of the Closing Date.

“Acquired Subsidiaries” means and refers to all of ATS’ wholly owned subsidiaries (a list of which is shown on Schedule 3.1(c) of the Disclosure Schedules) and “Acquired Subsidiary” means and refers to any one of the Acquired Subsidiaries.

“Acquisition Agreement” has the meaning set forth in Section 2.2(b)(vi).

“Acquisition Proposal” has the meaning set forth in Section 5.9(a).

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agreement” has the meaning referred to in the Preamble.

“April 2007 Additional Earn Out Payment” has the meaning referred to in Section 2.2(c).

“April 2007 Additional Earn Out Period EBITDA” has the meaning referred to in Section 2.2(c).

“April 2007 Additional Earn Out Threshold” has the meaning referred to in Section 2.2(c).

“April 2007 Base Earn Out Payment” has the meaning referred to in Section 2.2(c).

“April 2007 Base Earn Out Period EBITDA” has the meaning referred to in Section 2.2(c).

“April 2007 Earn Out Notice” has the meaning referred to in Section 2.2(c).

“April 2008 Additional Earn Out Payment” has the meaning referred to in Section 2.2(c).

“April 2008 Additional Earn Out Period EBITDA” has the meaning referred to in Section 2.2(c).

“April 2008 Additional Earn Out Threshold” has the meaning referred to in Section 2.2(c).

“April 2008 Earn Out Notice” has the meaning referred to in Section 2.2(c).

“ATS” has the meaning referred to in the Preamble.

“ATS Accounting Practices” has the meaning set forth in Section 2.3(b).

“ATS Indemnitees” has the meaning set forth in Section 9.2(b)(i).

“Audited Financial Statements” means collectively the audited consolidated balance sheets and statements of income, changes in stockholders’ equity, and cash flow together with accompanying notes of ATS and the Acquired Subsidiaries as of October 31, 2000, October 31, 2001, October 31, 2002, October 31, 2003 and October 31, 2004 together with the October 2005 Financial Statements.

“Auditor” has the meaning referred to in Section 2.4.

“Average Share Value” shall mean the average closing price of a share of FSAC common stock on the Nasdaq OTC market for the ten (10) consecutive trading days ending on and including the trading date that is three (3) trading days prior to public announcement by FSAC of the contemplated purchase of the Shares pursuant to this Agreement.

“Balance Sheet Escrow Account” has the meaning referred to in Section 2.2(a)(ii).

“Balance Sheet Escrow Agreement” has the meaning referred to in Section 2.2(a)(ii).

“Balance Sheet Escrow Deposit” has the meaning referred to in Section 2.2(a) (ii).

“Balance Sheet Escrow Funds” has the meaning referred to in Section 2.2(a)(ii).

“Base Earn Out” has the meaning referred to in Section 2.2(c).

“Base Earn Out Threshold” has the meaning referred to in Section 2.2(c).

“Base Net Working Capital” means $12,800,000.

“Benefit Arrangement” has the meaning referred to in Section 3.28(a).

“Bid” has the meaning set forth in Section 3.18(a)(ii).

“Bonus Pool” has the meaning referred to in Section 3.26(b).

“Business Day” shall mean any day other than a Saturday, Sunday, or any Federal holiday. If any period expires on a day that is not a Business Day or any event or condition is required by the terms of this Agreement to occur or be fulfilled on a day that is not a Business Day, such period shall expire or such event or condition shall occur or be fulfilled, as the case may be, on the next succeeding Business Day.

“Capital Stock” of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) the equity (including without limitation common stock, preferred stock and limited liability company, partnership and joint venture interests) of such Person.

“Cash Consideration” has the meaning set forth in Section 2.3(a).

“Change in Control Agreement Release” and “Change in Control Agreement Releases” shall have the meanings set forth in Section 6.3(h).

“Change in Control Agreements” has the meaning referred to in Section 3.26(b).

“Change in Control Payments” has the meaning referred to in Section 3.26(b).

“City of Statesville Release” has the meaning referred to in Section 6.3(n).

“Claimant” has the meaning set forth in Section 11.11(a).

“Claims” means jointly all Third-Party Claims and Direct Claims.

“Closing” has the meaning set forth in Section 2.1.

“Closing Balance Sheet” has the meaning referred to in Section 2.3(d).

“Closing Consideration” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.1.

“Closing Net Working Capital” has the meaning referred to in Section 2.3(b).

“COC” has the meaning set forth in Section 3.18(m)(ii).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or corresponding provisions of subsequent superseding federal revenue Laws.

“Commercial Software” means commercially available Software licensed pursuant to a standard license agreement.

“Companies” means ATS and the Acquired Subsidiaries together.

“Consultant” means all persons who (i) are or have been engaged as consultants by ATS or any of the Acquired Subsidiaries or (ii) otherwise provide services to ATS or any Acquired Subsidiary under a contractual arrangement.

“Contemplated Transactions” means the transactions contemplated by this Agreement and the other Transaction Documents.

“Copyrights” means all United States and foreign copyright registrations and applications therefor.

“Cornell” has the meaning set forth in Section 5.9(b).

“Damages” has the meaning set forth in Section 2.5(b).

“D & O Indemnification Claims” has the meaning set forth in Section 3.25(a).

“Direct Claim” and “Direct Claims” mean any claim or claims (other than Third Party Claims) by an Indemnified Party against an Indemnifying Party for which the Indemnified Party may seek indemnification under this Agreement.

“Direct Claim Notice” has the meaning set forth in Section 9.2(d).

“Direct Claim Notice Period” has the meaning set forth in Section 9.2(d).

“Disclosure Schedule Update Losses” means Losses that may be sustained, suffered or incurred by FSAC Indemnitees and that are related to facts and circumstances reflected in the Updated Disclosure Schedules, but not in the Disclosure Schedules dated as of the date of this Agreement, but only to the extent that such Losses (a) are not reasonably expected to be reflected in either the (i) October 2006 Base Earn Out Period EBITDA, April 2007 Base Earn Out Period EBITDA, April 2007 Additional Earn Out Period EBITDA, April 2008 Additional Earn Out Period EBITDA or 2008 Additional Earn Out Period EBITDA or (ii) Closing Net Working Capital and (b) exceed $300,000 in the aggregate.

“Disclosure Schedules” has the meaning set forth in the definition of “Schedule.”

“Discontinued Business Line” has the meaning set forth in Section 5.16(a).

“Discontinued Products” has the meaning set forth in Section 5.16(a).

“Dispute Notice” has the meaning set forth in Section 11.11(a).

“Earn Out” has the meaning referred to in Section 2.2(c).

“EBITDA” has the meaning set forth in Section 2.2(c)(i)(C).

“Effective Date” has the meaning set forth in the Preamble.

“Employee Bonuses” has the meaning set forth in Section 3.26(b).

“Entity” means any general partnership, limited partnership, limited liability partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association, foreign trust or foreign business organization.

“Environmental Laws” means any and all Federal, state, local and foreign statutes, laws (including case or common law), regulations, ordinances, rules, judgments, orders, decrees, codes, injunctions, permits, concessions, grants, franchises, licenses, or agreements relating to human health, the environment or omissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, facilities, structures, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the investigation, clean-up or other remediation thereof. Without limiting the generality of the foregoing, “Environmental Laws” include: (a) the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., as amended; (b) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 26 U.S.C. § 4611 and 42 U.S.C. § 9601 et seq., as amended; (c) the Superfund Amendment and Reauthorization Act of 1984, as amended; (d) the Clean Air Act, 42 U.S.C. § 7401 et seq., as amended;

(e) the Clean Water Act, 33 U.S.C. 5 1251 et seq.; (f) the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; and (g) the Occupational Safety and Health Act of 1976, 29 U.S.C.A. § 651, as amended, and all rules and regulations promulgated thereunder.

“Environmental Liabilities” means all liabilities, whether vested or unvested, fixed or unfixed, actual or potential, that arise under or relate to Environmental Laws, as applied to the facilities and business of ATS or any of the Acquired Subsidiaries, including, without limitation: (i) the investigation, clean-up or remediation of contamination or environmental degradation or damage caused by or arising from the generation, use handling, treatment, storage, transportation, disposal, discharge, release or emission of Hazardous Substances; (ii) personal injury, wrongful death or property damage claims; or (iii) claims for natural resource damages.

“ERISA” has the meaning set forth in Section 3.28(a).

“ERISA Affiliate” has the meaning set forth in Section 3.28(a).

“Escrow Account” and “Escrow Accounts” have the meanings referred to in Section 2.2(a)(ii).

“Escrow Agent” means and refers to Citibank, N.A.

“Escrow Agreements” has the meaning referred to in Section 2.2(a)(ii).

“Escrow Deposits” has the meaning referred to in Section 2.2(a)(ii).

“Escrowed Funds” has the meaning referred to in Section 2.2(a)(ii).

“Estimated Closing Balance Sheet” has the meaning referred to in Section 2.3(b).

“Estimated Closing Cash Purchase Price” has the meaning referred to in Section 2.3(a).

“Expense Escrow Account” has the meaning referred to in Section 2.2(a)(ii).

“Expense Escrow Agreement” has the meaning referred to in Section 2.2(a)(ii).

“Expense Escrow Deposit” has the meaning referred to in Section 2.2(a)(ii).

“Expense Escrow Funds” has the meaning referred to in Section 2.2(a)(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

“Financial Statements” means collectively (i) the Audited Financial Statements and (ii) the Interim Financial Statements, copies of all of which are attached hereto as Exhibit A.

“Financing Statements” has the meaning set forth in Section 3.15(b).

“Form 5500” means the Internal Revenue Service Form 5500 Annual Return/ Report of Employee Benefit Plan.

“Founders” means Delmar Lewis and Claude Rumsey.

“Founders’ Proportionate Interests” means each of the Founders’ proportionate interest in ATS relative to the other Founder, as determined by the number of Shares held by each Founder on the Closing Date over the total number of Shares held by the Founders as of the Closing Date.

“Founders’ Transaction Costs” has the meaning set forth in Section 5.7.

“FSAC” has the meaning referred to in the Preamble.

“FSAC Indemnitees” has the meaning set forth in Section 9.2(b)(i).

“FSAC Securities” has the meaning set forth in Section 4.6.

“Fully Diluted Common Stock” means the sum of the number of shares of common stock of ATS outstanding immediately prior to the Closing plus the number of shares of common stock of ATS into which Options outstanding immediately prior to the Closing are exercisable, assuming such Options are fully vested and exercisable.

“GAAP” means generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, consistently applied by ATS in the preparation of the Audited Financial Statements.

“General Indemnity Escrow” means the escrow established under the General Indemnity Escrow Agreement to hold the General Indemnity Escrow Funds.

“General Indemnity Escrow Account” has the meaning referred to in Section 2.2(a)(ii).

“General Indemnity Escrow Funds” has the meaning referred to in Section 2.2(a)(ii).

“General Indemnity Escrow Agreement” has the meaning referred to in Section 2.2(a)(ii).

“General Indemnity Escrow Deposit” has the meaning referred to in Section 2.2(a)(ii).

“Governmental Authority” means any nation or government, any foreign or domestic Federal, state, county, municipal or other political instrumentality or subdivision thereof and any foreign or domestic entity or body exercising executive, legislative, judicial, regulatory, administrative or taxing functions of or pertaining to government.

“Government Contract” has the meaning set forth in Section 3.18(a)(iii).

“Government Contractor” means a prime contractor or subcontractor to a contract or subcontract, at any tier, as applicable, issued by a Governmental Authority.”

“Government Furnished Property” has the meaning set forth in Section 3.18(n).

“Government Subcontract” has the meaning set forth in Section 3.18(a)(iv).

“Hazardous Substances” means any substance that is toxic, ignitable, reactive, corrosive, radioactive, caustic, or regulated as a hazardous substance, contaminant, toxic substance, toxic pollutant, hazardous waste, special waste, or pollutant, including, without limitation, petroleum, its derivatives, by-products and other hydrocarbons, poly-chlorinated bi-phenyls and asbestos regulated under, or that is the subject of, applicable Environmental Laws.

“Hawaiian Office” has the meaning set forth in Section 5.16(d).

“Hawaiian Proposal” has the meaning set forth in Section 2.2(c)(ii).

“Indebtedness” means (a) indebtedness of any of the Companies for borrowed money (including, without limitation, any pre-payment penalties and costs associated with pre-payment of such indebtedness), (b) obligations of any of the Companies evidenced by bonds (excluding performance bonds with respect to any Government Contract, Government Subcontract or any other contract of the Companies (all of which performance bonds are shown on Schedule 1.1A of the Disclosure Schedules)), notes, debentures, bankers acceptances or similar instruments, (c) obligations of any of the Companies under installment sales, conditional sale, title retention or similar agreements or arrangements creating an obligation with respect to the deferred purchase price of property or services (other than customary trade credit), (d) obligations of any of the Companies secured by a Lien on any property, (e) guarantees by any of the Companies in respect of Indebtedness and (f) Accounting Method Excess Tax.

“Indemnified Party” means and refers to a party that has the right under Article IX to seek indemnification from an Indemnifying Party.

“Indemnifying Party” means and refers to a party that has the obligation under Article IX to indemnify an Indemnified Party.

“Intellectual Property” means Software and Technology.

“Intellectual Property Rights” means rights that exist under Laws respecting Copyrights, Patents, Trademarks and Trade Secrets.

“Interim Financial Statements” means the internally prepared unaudited consolidated interim balance sheets and related interim consolidated statements of operations, changes in shareholders equity and cash flows of ATS and the Acquired Subsidiaries for the period November 1, 2005 through January 31, 2006, a copy of which is included as part of the Financial Statements attached as Exhibit A hereto.

“IRS” means and refers to the Internal Revenue Service.

“Knowledge of ATS” means the actual knowledge of the Founders, Leon C. Perry, Harry Katrivanos, John Cherundolo, Eric Moe, Joe Mignogna, Doug Manning, Stan Weathers or Shannon Brown.

“Knowledge of FSAC” means the actual knowledge of Joel R. Jacks, Peter M. Schulte and Edward H. Bersoff.

“Laws” means (a) all constitutions, treaties, laws, statutes, codes, regulations, ordinances, orders, decrees, rules, or other requirements with similar effect of any Governmental Authority, (b) all judgments, orders, writs, injunctions, decisions, rulings, decrees and awards of any Governmental Authority, and (c) all provisions of the foregoing, in each case binding on or affecting the Person referred to in the context in which such word is used; “Law” means any one of them and the words “Laws” and “Law” include Environmental Laws.

“Lien” means any lien, statutory or otherwise, security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

“Losses” has the meaning set forth in Section 9.2(a)(i).

“Material Negotiations” has the meaning set forth in Section 5.9(b).

“Maximus Subcontract” has the meaning set forth in Section 5.16(b).

“Net Option Payment” means, with respect to an Option Holder’s Options, a cash amount equal to the excess, if any, of (i) the product of the Per Share Option Purchase Price times the number of shares of ATS common stock that may be purchased pursuant to such Options, over (ii) the aggregate exercise price of such Options.

“NOLs” means the aggregate net operating losses of the Companies.

“NOL Reduction” has the meaning set forth in Section 5.23.

“Non-Key Employees” has the meaning set forth in Section 5.10(a).

“Non-Threshold Indemnifications” has the meaning referred to in Section 9.2(f).

“October 2005 Balance Sheet” means the audited consolidated balance sheets of ATS and the Acquired Subsidiaries as of October 31, 2005 included in the October 2005 Financial Statements.

“October 2005 Financial Statements” means the audited consolidated balance sheets and statements of income, changes in stockholders’ equity, and cash flow together with accompanying notes of ATS and the Acquired Subsidiaries as of October 31, 2005, a copy of which is included in the Financial Statements attached as Exhibit A.

“October 2006 Base Earn Out Payment” has the meaning referred to in Section 2.2(c).

“October 2006 Base Earn Out Period EBITDA” has the meaning referred to in Section 2.2(c).

“October 2006 Earn Out Notice” has the meaning referred to in Section 2.2(c).

“October 2006 Base Earn Out Threshold” has the meaning referred to in Section 2.2(c).

“Option Holders” means the Persons identified on Schedule 3.10(b) of the Disclosure Schedules as holding Options.

“Option Holders Release” and “Option Holder Releases” have the meanings set forth in Section 3.10(c).

“Options” means the options to purchase ATS Capital Stock as set forth on Schedule 3.10(b) of the Disclosure Schedules.

“Patents” means issued patents, including United States and foreign patents and applications therefor; divisions, reissues, continuations, continuations-in-part, reexaminations, renewals and extensions of any of the foregoing; and utility models and utility model applications.

“Pension Plan” has the meaning set forth in Section 3.28(a).

“Permits” has the meaning set forth in Section 3.23(a).

“Per Share Option Purchase Price” means the quotient obtained by dividing (a) the sum of Eighty-Five Million Dollars ($85,000,000) plus the Total Exercise Price, by (b) the Fully Diluted Common Stock.

“Person” means any individual, person, Entity, or Governmental Authority, and the heirs, executors, administrators, legal representatives, successors and assigns of the “Person” when the context so permits.

“Personal Property” has the meaning set forth in Section 3.15(a).

“Personnel” has the meaning set forth in Section 3.26(a).

“Plan” has the meaning set forth in Section 3.28(a).

“Post-Closing Tax Period” has the meaning set forth in Section 5.11(b)(ii)(1).

“Pre-Closing Tax Period” has the meaning set forth in Section 5.11(b)(i).

“Prior Period Returns” has the meaning set forth in Section 5.11(a).

“Proposals” has the meaning referred to in Section 3.17(c).

“Proposed Transaction” has the meaning set forth in Section 5.9(b).

“Proxy Materials” has the meaning set forth in Section 5.19.

“Public Disclosure Documents” has the meaning set forth in Section 4.7(a).

“Purchase Consideration” has the meaning set forth in Section 2.2(a).

“Real Property Interests” has the meaning set forth in Section 3.14.

“Registration Rights Agreement” has the meaning set forth in Section 2.2(b)(vi).

“Respondent” has the meaning set forth in Section 11.11(a).

“Representative” has the meaning set forth in Section 5.9(a).

“Schedule” as used in this Agreement together with a numerical designation, means a schedule contained in the Disclosure Schedules of even date herewith delivered by ATS and/or the Shareholders in connection with the execution and delivery of this Agreement (the “Disclosure Schedules”).

“Scheduled Contract” has the meaning set forth in Section 3.17(a).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules promulgated thereunder.

“Self Insured Plan” and “Self Insured Plans” have the meaning set forth in Section 3.28(m).

“Shareholders” means individually and collectively the Persons identified on Schedule 3.10(a) of the Disclosure Schedules as holding Shares.

“Shareholders Indemnitees” has the meaning set forth in Section 9.2(a).

“Shareholders’ Proportionate Interests” shall mean each of the Shareholders’ proportionate interest in ATS as determined by the number of Shares held by each Shareholder on the Closing Date over the total number of issued and outstanding Shares as of the Closing Date (after giving effect to the exercise or cancellation of the Options) and as shown on Schedule 3.10(a) of the Disclosure Schedules.

“Shareholders’ Representative” has the meaning set forth in Section 2.5.

“Shares” means all of the issued and outstanding shares of Capital Stock of ATS.

“Software” means the manifestation, in tangible or physical form, including, but not limited to, in magnetic media, firmware, and documentation, of computer programs and databases, such computer programs and databases to include, but not limited to, management information systems, and personal computer programs. The tangible manifestation of such programs may be in the form of, among other things, source code, flow diagrams, listings, object code, and microcode. Software does not include any Technology.

“Standard Employee Documents” has the meaning set forth in Section 5.10(c).

“Stifel” refers to Stifel, Nicolaus & Company, Incorporated.

“Stifel Agreement” has the meaning set forth in Section 3.33.

“Stifel Fees” has the meaning set forth in Section 5.14.

“Stifel Release” has the meaning set forth in Section 5.14.

“Stock Consideration” has the meaning set forth in Section 2.2(b).

“Stock Consideration Amount” has the meaning set forth in Section 2.2(b).

“Straddle Period” and “Straddle Periods” have the meanings set forth in Section 5.11(b)(i).

“Subcontract” has the meaning set forth in Section 3.18(a)(iv).

“Subsidiary” means and refers to any corporation, association or other business entity of which more than fifty (50) percent of the issued and outstanding shares of capital stock or equity interests is owned or controlled, directly or indirectly, by ATS, or FSAC, as the case may be, and in which ATS or FSAC, as the case may be, has the power, directly or indirectly, to elect a majority of the directors.

“Survival Date” has the meaning set forth in Section 9.1.

“Surviving Representations” has the meaning set forth in Section 9.1.

“Tax” or “Taxes” means any Federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, ad valorem, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, custom, tariff, impost, levy, duty or other like assessment or charge.

“Taxpayer” and “Taxpayers” shall have the meaning set forth in Section 3.29.

“Tax Return” means any return, report, form or similar statement or document (including, without limitation, any related or supporting information or schedule attached thereto and any information return, claim for refund, amended return and declaration of estimated tax) that has been or is required to be filed with any Taxing Authority or that has been or is required to be furnished to any Taxing Authority in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.

“Taxing Authority” means any government or any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or other imposition of Taxes.

“Teaming Agreement” has the meaning set forth in Section 3.18(a)(vii).

“Technology” means all types of technical information and data, whether or not reduced to tangible or physical form, including, but not limited to: know-how; product definitions and designs; research and development, engineering, manufacturing, process, test, quality control, procurement, and service specifications, procedures, standards, and reports; blueprints; drawings; materials specifications, procedures, standards, and lists; catalogs; technical information and data relating to marketing and sales activity; and formulae. Technology does not include any Software.

“Third-Party Claims” means a claim made by an Indemnified Party against an Indemnifying Party in connection with any third party litigation, arbitration, action, suit, proceeding, claim or demand made upon the Indemnified Party for which the Indemnified Party may seek indemnification from the Indemnifying Party under the terms of this Agreement.

“Total Exercise Price” means the sum of the aggregate exercise price of Options outstanding immediately prior to the Closing.

“Trademarks” means all United States and foreign trademark and service mark registrations and applications therefor and unregistered trademarks and service marks.

“Trade Secrets” means information in any form that is considered to be proprietary information by the owner, is maintained on a confidential or secret basis by the owner, and is not generally known to other parties.

“Transaction Documents” has the meaning set forth in Section 3.2.

“Updated Disclosure Schedules” has the meaning set forth in Section 5.15(b).

“VEBA” has the meaning referred to in Section 3.28(d).

“Welfare Plan” has the meaning set forth in Section 3.28(a).

1.2        Rules of Construction.

Unless the context otherwise requires:

(a)        A capitalized term has the meaning assigned to it;

(b)        An accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)        References in the singular or to “him,” “her,” “it,” “itself,” or other like references, and references in the plural or the feminine or masculine reference, as the case may be, shall also, when the context so requires, be deemed to include the plural or singular, or the masculine or feminine reference, as the case may be;

(d)        References to Articles, Sections and Exhibits shall refer to articles, sections and exhibits of this Agreement, unless otherwise specified;

(e)        The headings in this Agreement are for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent, or intent of this Agreement or any provision thereof;

(f)         This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party that drafted and caused this Agreement to be drafted;

(g)        References to “best efforts” in this Agreement shall require commercially reasonable best efforts, and not commercially unreasonable expenditures of money, time or other resources; and

(h)        A monetary figure given in United States dollars shall be deemed to refer to the equivalent amount of foreign currency when used in a context that refers to or includes operations conducted principally outside of the United States.

ARTICLE II
Closing; Purchase Price; Adjustments; Escrow

2.1        Closing.

The closing (the “Closing”) of the Contemplated Transactions shall take place at the offices of Squire, Sanders & Dempsey L.L.P., 8000 Towers Crescent Drive, Tysons Corner, Virginia 22182-2700, at 10:00 A.M. local time on the third (3rd) Business Day after the conditions and deliveries referred to in Articles VI, VII and VIII have been satisfied, or at such other time, date and place that shall be mutually agreed upon by the parties hereto (the “Closing Date”). At the Closing, each of the Shareholders shall sell, transfer, convey or assign and deliver to FSAC, and FSAC shall purchase, acquire and accept from the Shareholders, the Shares, free and clear of any and all Liens or rights of any third party (and each of the Shareholders shall thereafter cease to have any as a shareholder in ATS other than any rights granted to the Shareholders pursuant to the terms of this Agreement and the other Transaction Documents) and FSAC shall deliver to the Shareholders’ Representative on behalf of the Shareholders the Stock Consideration and an amount equal to the Cash Consideration, and deliver to the Escrow Agent the Escrow Deposits pursuant to Section 2.2.

2.2        Purchase Consideration.

As payment in full for all of the Shares and termination of all of the Options, FSAC shall pay to the Shareholders’ Representative (a) at Closing the “Closing Consideration” that shall consist of (i) the “Cash Consideration” (as defined and calculated pursuant to Section 2.3(a) below) and (ii) the “Stock Consideration” (as defined in Section 2.2(b) below (to the extent the Shareholders exercise their rights pursuant to Section 2.2(b) to receive Stock Consideration)); and (b) after Closing the Earn Out to the extent that the Earn Out is earned pursuant to Section 2.2(c) below (clauses (a) and (b) of this paragraph collectively the “Purchase Consideration”).

(a)        Cash Consideration and Escrows.   At the Closing FSAC shall make the following payments to the Shareholders’ Representative and to the Escrow Agent:

(i)         Cash Consideration.   At the Closing cash in the amount of the Cash Consideration shall be paid by wire transfer of immediately available funds to an account or accounts designated by the Shareholders’ Representative. If, but only if, the Shareholders exercise their right under Section 2.2(b) to receive Stock Consideration as part of the Purchase Consideration, then Cash Consideration shall be reduced, dollar for dollar, for the “Stock Consideration Amount” (defined below). The Shareholders’ Representative shall be responsible for directing the distribution of the Cash Consideration first, to pay in full each Option Holders’ Net Option Payment as shown on Schedule 3.10(b) and then to the Shareholders (pro-rata in proportion to the Shareholders’ Proportionate Interests, as adjusted to reflect that the General Indemnity Escrow Deposit, the Expense Escrow Deposit and the Accounting Method Tax Escrow Deposit shall be made only from the Cash Consideration that would otherwise be payable at Closing to the Founders) and FSAC shall be entitled to fully rely on such directions.

(ii)       Escrows.   At the Closing, FSAC shall deposit with the Escrow Agent the following amounts (collectively the “Escrow Deposits”): (1) $500,000 (the “Balance Sheet Escrow Deposit”) to be held by the Escrow Agent in an escrow account (the “Balance Sheet Escrow Account”) pursuant to the terms of an escrow agreement substantially in the form of Exhibit B-1 (the “Balance Sheet Escrow Agreement”); (2) $5,000,000 (the “General Indemnity Escrow Deposit”) to be held by the Escrow Agent in an escrow account (the “General Indemnity Escrow Account”) pursuant to the terms of an escrow agreement substantially in the form of Exhibit B-2 (the “General Indemnity Escrow Agreement”); (3) $150,000 (the “Expense Escrow Deposit”) to be held in an escrow account (the “Expense Escrow Account”) by the Escrow Agent pursuant to the terms of an escrow agreement substantially in the form of Exhibit B-3 (the “Expense Escrow Agreement”) and (4) $5,400,000 (the “Accounting Method Tax Escrow Deposit”) to be held by the Escrow Agent in an escrow account (the “Accounting Method Tax Escrow Account”) pursuant to the terms of an Escrow Agreement in the form attached hereto as Exhibit B-4 (the “Accounting Method Tax Escrow Agreement” and together with the Balance Sheet Escrow Agreement, the General Indemnity Escrow Agreement, and the Expense Escrow Agreement collectively referred to as the “Escrow Agreements”). The escrow accounts set up by the Escrow Agent with respect to each of the Escrow Agreements are hereinafter individually referred to as an “Escrow Account” and collectively as the “Escrow Accounts.” The aggregate amount held in the Escrow Accounts by the Escrow Agent at any time and from time to time, together with any interest or appreciation thereon, shall be referred to as the “Escrowed Funds” with that portion of the Escrowed Funds held from time to time in the Balance Sheet Escrow Account being hereinafter sometimes referred to as the “Balance Sheet Escrow Funds”; that portion of the Escrowed Funds held from time to time in the General Indemnity Escrow Account being hereinafter sometimes referred to as the “General Indemnity Escrow Funds;” that portion of the Escrowed Funds held from time to time in the Expense Escrow Fund being hereinafter sometimes referred to as the “Expense Escrow Funds” and that portion of the Escrowed Funds held from time to time in the Accounting Method Tax Escrow Account being hereinafter sometimes referred to as the “Accounting Method Tax Escrow Funds.”

(A)       The Balance Sheet Escrow Funds shall be released and delivered to FSAC or the Shareholders’ Representative, as applicable, pursuant to Section 2.3(e).

(B)       The General Indemnity Escrow Funds shall be released and delivered to FSAC or the Shareholders’ Representative, as applicable, pursuant to Section 9.3.

(C)       The Expense Escrow Funds shall be released and delivered to the Founders pursuant to the terms of the Expense Escrow Agreement.

(D)       The Accounting Method Tax Escrow Funds shall be released and delivered to FSAC or the Shareholders’ Representative, as applicable, pursuant to Section 5.3.

(b)        Stock Consideration.

(i)         The Founders have elected to receive in the aggregate $1,000,000 of their share of the Shareholders’ Proportionate Interest of the Closing Consideration in the form of FSAC’s common stock (“Stock Consideration”) rather than in the form of Cash Consideration. The amount of the Closing Consideration that each such Founder has elected to receive in Stock Consideration is set forth opposite his name on Exhibit C (the “Stock Consideration Amount”), and the amount of the Cash Consideration otherwise payable to him pursuant to Section 2.2(a) shall be reduced by his Stock Consideration Amount.

(ii)       FSAC Shares Constituting Stock Consideration.   The number of FSAC shares of common stock to be issued as Stock Consideration shall be determined for each Founder on the Closing Date by dividing the Stock Consideration Amount for each Founder by the Average Share Value.

(iii)      Fractional Shares.   If the calculation of the number of shares of FSAC common stock to be received as Stock Consideration pursuant to Section 2.2(b)(ii) would result in the issuance of fractional shares, then the number of shares of FSAC common stock that the Founder would otherwise receive as Stock Consideration shall be rounded down to the nearest whole number of shares (which shall be the Stock Consideration payable to that Shareholder) and the Founder shall receive as Cash Consideration the amount attributable to the fractional interest.

(iv)       Delivery of Stock Certificates.   At the Closing, FSAC shall deliver, or shall cause to be delivered to the Shareholders’ Representative stock certificates for the Stock Consideration payable to each Founder.

(v)        Restricted Shares.   The shares of FSAC’s common stock to be issued pursuant to this Agreement as Stock Consideration (A) have not been, and will not be on or prior to Closing, registered under the Securities Act, and will be issued in a transaction that is exempt from the registration requirements of the Securities Act and (B) will be “restricted securities” under the federal securities laws and cannot be offered or resold except pursuant to registration under the Securities Act or an available exemption from registration. All certificates evidencing the Stock Consideration shall bear, in addition to any other legends required under applicable securities laws, the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION.”

(vi)       Acquisition Agreement; Registration Rights Agreement.   At the Closing, each Founder and FSAC will execute and deliver (A) an Acquisition Agreement in the forms attached hereto as Exhibit D-1 and D-2 (each an “Acquisition Agreement”) and (B) the Registration Rights Agreement in the form attached hereto as Exhibit E (the “Registration Rights Agreement”).

(c)        Contingent Payments.   Pursuant to the terms and conditions described below in this Section 2.2(c), the Shareholders shall be entitled to the earn out compensation (collectively the “Earn Out”) described in this Section 2.2(c).

(i)         Base Earn Out.   Depending on the “EBITDA” (as that term is defined below) of ATS and the Acquired Subsidiaries (excluding the Discontinued Business Line for all purposes under this Section 2.2(c)) for the period from November 1, 2005 through April 30, 2007, the Shareholders shall be entitled to an earn out (the “Base Earn Out”) of up to Fifteen Million Dollars ($15,000,000), consisting of the “October 2006 Base Earn Out Payment” and the “April 2007 Base Earn Out Payment” (as hereinafter defined), contingent upon the extent to which the terms and conditions of this Section 2.2(c)(i) are satisfied.

(A)       October 2006 Base Earn Out Period.   If during the period from November 1, 2005 through October 31, 2006, ATS and the Acquired Subsidiaries generate EBITDA (the “October 2006 Base Earn Out Period EBITDA”) in excess of Nine Million Dollars ($9,000,000) (the “Base Earn Out Threshold”); then the Shareholders shall be entitled to receive a payment (the “October 2006 Base Earn Out Payment”) in an amount equal Three and Three Thousand Three Hundred and Thirty-Three Ten Thousandths Dollars ($3.3333) for each dollar by which the October 2006 Base Earn Out Period EBITDA exceeds the Base Earn Out Threshold. Notwithstanding the foregoing, in no event shall the October 2006 Base Earn Out Payment exceed Five Million Dollars ($5,000,000).

(B)       April 2007 Earn Out Period.   If during the period from May 1, 2006 through April 30, 2007, ATS and the Acquired Subsidiaries generate EBITDA in excess of the Base Earn Out Threshold (the “April 2007 Base Earn Out Period EBITDA”); then the Shareholders shall be entitled to receive a payment (the “April 2007 Base Earn Out Payment”) calculated as follows:

(1)        If the April 2007 Base Earn Out Period EBITDA is greater than the Base Earn Out Threshold but does not exceed Ten Million Five Hundred Thousand Dollars ($10,500,000), then the Shareholders shall be entitled to receive as an April 2007 Base Earn Out Payment an amount equal to Four Dollars ($4.00) for each dollar by which the April 2007 Earn Out Period EBITDA exceeds the Earn Out Threshold; or

(2)        If the April 2007 Base Earn Out Period EBITDA is greater than Ten Million Five Hundred Thousand Dollars ($10,500,000); then the Shareholders shall be entitled to receive as the April 2007 Base Earn Out Payment an amount equal to (y) Six Million Dollars plus (z) One and Twenty-Five One Hundredths Dollars ($1.25) for each dollar by which the April 2007 Base Earn Out Period EBITDA exceeds Ten Million Five Hundred Thousand Dollars ($10,500,000); provided, however that in no event shall the April 2007 Earn Out Earn Out Payment calculated under this Section 2.2(c)(i)(B)(2) exceed Ten Million Dollars ($10,000,000).

(ii)       Additional Earn Out.   ATS has submitted a proposal (the “Hawaiian Proposal”) to the United States Air Force Pacific Rim Engineering Technical Service. If ATS is awarded the contract related to the Hawaiian Proposal on or before October 31, 2006 then the Shareholders shall be entitled to the “2007/2008 Additional Earn Out” (as hereinafter defined). If ATS is awarded the contract related to the Hawaiian Proposal after October 31, 2006, but prior to April 30, 2008, then ATS may be entitled to the “2008 Additional Earn Out” described below. If ATS is awarded the contract related to the Hawaiian Proposal after April 30, 2008, then ATS shall not be entitled to any additional earn out. In no event shall the aggregate 2007/2008 Additional Earn Out or the 2008 Additional Earn Out exceed Twenty Four Million Dollars ($24,000,000).

(A)       2007/2008 Additional Earn Out.   If ATS is awarded the contract related to the Hawaiian Proposal on or before October 31, 2006 then the Shareholders shall be entitled to receive an additional earn out for the period ending April 30, 2008 (the “2007/2008 Additional Earn Out”) calculated as follows:

(1)        If during the period from May 1, 2006 through April 30, 2007, ATS and the Acquired Subsidiaries generate EBITDA (the “April 2007 Additional Earn Out Period EBITDA”) in excess of Thirteen Million Seven Hundred Thousand Dollars ($13,700,000) (the “April 2007 Additional Earn Out Threshold”); then the Shareholders shall be entitled to receive a payment (the “April 2007 Additional Earn Out Payment”) in an amount equal to Six Dollars ($6.00) for each dollar by which the April 2007 Additional Earn Out Period EBITDA exceeds the April 2007 Additional Earn Out Threshold. Notwithstanding the foregoing, in no event shall the April 2007 Additional Earn Out Payment exceed Twelve Million Dollars ($12,000,000); and

(2)        If during the period from May 1, 2007 through April 30, 2008, ATS and the Acquired Subsidiaries generate EBITDA (the “April 2008 Additional Earn Out Period EBITDA”) in excess of Fourteen Million Dollars ($14,000,000) (the “April 2008 Additional Earn Out Threshold”); then the Shareholders shall be entitled to receive a payment (the “April 2008 Additional Earn Out Payment”) in an amount equal to Three Dollars ($3.00) for each dollar by which the April 2008 Additional Earn Out Period EBITDA exceeds the April 2008 Additional Earn Out Threshold. Notwithstanding the foregoing, in no event shall the April 2008 Additional Earn Out Payment exceed Twelve Million Dollars ($12,000,000);

(B)       2008 Additional Earn Out.   If (i) ATS is awarded the contract related to the Hawaiian Proposal after October 31, 2006, but prior to April 30, 2008 and (ii) during the period from May 1, 2007 through April 30, 2008, ATS and the Acquired Subsidiaries generate EBITDA (the “2008 Additional Earn Out Period EBITDA”) in excess of Fourteen Million Dollars ($14,000,000) (the “2008 Additional Earn Out Threshold”); then the Shareholders shall be entitled to receive a payment (the “2008 Additional Earn Out Payment”) in an amount equal to Six Dollars ($6.00) for each dollar by which the 2008 Additional Earn Out Period EBITDA exceeds the 2008 Additional Earn Out Threshold (the “2008 Additional Earn Out”). Notwithstanding the foregoing, in no event shall the 2008 Additional Earn Out Payment exceed Twenty Four Million Dollars ($24,000,000).

(iii)      Calculation of EBITDA.   For purposes of this Section 2.2(c) ”EBITDA” of ATS with respect to any fiscal year, or period, shall be obtained from the Companies’ consolidated annual audited income statements (so long as ATS prepares annual audited income statements or, if ATS does not prepare such statements and for other relevant periods, from ATS’ consolidated reviewed quarterly income statements or other regularly prepared income statements as approved by its Board of Directors being prepared consistent with previous audited financial statements and in accordance with GAAP) and shall be defined, plus or minus the following items, without duplication, to the extent they were used in calculating consolidated net income from operations with respect to the specified fiscal year, or period, as follows:

(a)                        Consolidated net income (or loss), as determined in accordance with GAAP;

(b)                       minus extraordinary and non-operating income and gains, plus extraordinary and non-operating expenses and losses, including, without limitation, any prepayment penalties resulting from the retirement of Indebtedness before its scheduled repayment date;

(c)                        minus gains, plus losses from discontinued operations;

(d)                       plus income taxes, minus income tax credits;

(e)                        minus gains, plus losses from the sale of assets other than write-offs in the ordinary course of business;

(f)                          plus interest expense;

(g)                        minus interest and dividend income;

(h)                       plus depreciation, amortization and other non-cash charges;

(i)                          plus fees and expenses of accountants and attorneys associated with the acquisition of ATS and other transaction costs associated with the acquisition of ATS and other non-ordinary course mergers and acquisitions;

(j)                           minus gains, plus losses from income on other investments and other miscellaneous income, below the operating income line;

(k)                       minus gains, plus losses resulting solely from adjustments to the Cash Consideration pursuant to Section 2.3 to the extent such adjustments to the Cash Consideration were reflected in consolidated net income (or loss) rather than purchase accounting adjustments; and

In addition to the above, without duplication, to the extent such expenses have not been added back above, and for periods prior to the Closing Date (where such expenses were recorded within such applicable period):

(l)                          plus any salary, benefits or other compensation or expenses payable to the Founders or on their behalf, including:

(i)                          all costs captured under Service Center G of the internally prepared financial statements, exclusive of allocations for Benefits Pool, Facilities Pool, HR/Payroll and rent;

(ii)                      all additional compensation of the Founders recorded as unallowable expenses;

(iii)                  key man insurance premiums;

(iv)                    other direct discretionary expenses of the Founders;

(m)                   plus $10,000 for one-time expenses in November 2005 related to the space formerly occupied by ATSI;

(n)                       plus any payments or charges related to the Appix phantom stock plan, including cash payments to buy participants out of the plan;

(o)                       plus fees and expenses (exclusive of allocations for HR/Payroll Pool, Facilities Pool, Group B Pool (accounting), Benefits Pool and general & administrative) of ATS Hawaii, net of any associated revenues;

(p)                       plus fees and expenses (exclusive of allocations for HR/Payroll Pool, Facilities Pool, Group B Pool (accounting), Benefits Pool and general & administrative) of ATS Public Safety (comprised of both Pyramid and Voyager (but in the case of Voyager for only the first six months of fiscal year 2006), to the extent not included in discontinued operations), net of any associated;

(q)                       plus fees and expenses (exclusive of allocations for HR/Payroll Pool, Facilities Pool, Group B Pool (accounting), Benefits Pool and general & administrative) of ATS Ventures, net of any associated revenues;

(r)                         plus all costs related to discretionary trade shows for ATSI, ATS Hawaii, or ATS Public Safety, otherwise not included in discontinued operations, in 2006, of $17,433 for the fiscal year ending October 31, 2006; and

In addition to the above, without duplication, to the extent such expenses have not been added back above, and for periods following the Closing Date (where such expenses were recorded within such applicable period):

(s)                         plus any expenses or losses to the extent indemnified by the Founders, pursuant to Section 5.16 of this Agreement.

For further clarity, the following table represents a calculation of EBITDA for the fiscal year ended October 2005:

($ in thousands)		Section 2.2(c)(iii)	$
(=)	Consolidated net loss	(a)	$(1,041.2)
(-/+)	Extraordinary non-operating income / losses	(b)	—
(+)	Plus loss from discontinued operations	(c)	1,065.0
(+)	Income taxes	(d)	10.4
(+)	Losses from the sale of assets	(e)	13.0
(+)	Interest expense	(f)	285.5
(-)	Interest and dividend income	(g)	(11.9)
(+)	Depreciation and amortization	(h)	1,201.3
(+)	ATS transaction costs	(i)	27.0
(-)	Other income below the operating income line	(j)	(100.8)
(-/+)	Purchase accounting income / losses related to Closing Net Working Capital payments, if any	(k)	—
(+)	Founders’ compensation and expenses, net of allocated expenses	(l)	3,044.1
(+)	Pro forma facilities savings from space related to ATSI	(m)	120.0
(+)	Payments or charges related to the Appix Phantom Stock Plan	(n)	113.5
(+)	Fees and expenses of ATS Hawaii, net of revenue and expense allocations	(o)	997.6
(+)	Fees and expenses of ATS Public Safety, net of revenue and expense allocations	(p)	2,465.8
(+)	Fees and expenses of ATS Ventures, net of revenue and expense allocations	(q)	36.7
(+)	Costs related to discretionary trade shows for ATSI, ATS Public Safety or ATS Hawaii	(r)	139.1
(=)	Subtotal		8,365.1
Adjustments for Fiscal Year Ended October 2005 Only (not applicable to periods after October 2005)
(-)	Allocations to ATSI that will remain with ATS after the sale	n/a	(48.0)
(+)	Pro forma facilities savings from space related to Pyramid	n/a	22.9
(+)	Severance payments related to reorganization of marketing function	n/a	55.0
(+)	New marketing collateral and branding campaign materials	n/a	144.7
(+)	Bonuses paid in fiscal year 2005 but related to fiscal year 2004	n/a	166.0
(+)	Late fees and other non-recurring expense items	n/a	34.3
(=)	Subtotal		374.9
(=)	Fiscal Year 2005 EBITDA		$8,740.0

n/a = not applicable

(iv)       Calculation and Payment of Earn Out.

(A)       Calculation.

(1)        October 2006 Earn Out Payment.   The amount of October 2006 Earn Out Payment, if any, due the Shareholders under this Section 2.2(c) shall be calculated by FSAC and such calculation, together with reasonably detailed support (the “October 2006 Earn Out Notice”) shall be delivered to the Shareholders’ Representative within twenty (20) days after receipt by FSAC of its review for the October 2006 Earn Out Period.

(2)        April 2007 and April 2007 Additional Earn Out Payments.   The amounts of the April 2007 and April 2007 Additional Earn Out Payments, if any, due the Shareholders under this Section 2.2(c) shall be calculated by FSAC and such calculation, together with reasonably detailed support (the “April 2007 Earn Out Notice”) shall be delivered to the Shareholders’ Representative within fifteen (15) days after filing of FSAC’s Form 10-Q with the SEC for the second quarter of 2007.

(3)        April 2008 Additional and 2008 Additional Earn Out Payments.   The amount of the April 2008 Additional Earn Out Payment or 2008 Additional Earn Out Payment, if any, due the Shareholders under this Section 2.2(c) shall be calculated by FSAC and such calculation, together with reasonably detailed support (the “April 2008 Earn Out Notice”) shall be delivered to the Shareholders’ Representative within fifteen (15) days after filing of FSAC’s Form 10-Q with the SEC for the second quarter of 2008.

(B)       Cash Payment.   If within twenty (20) days following delivery of the October 2006, April 2007 or April 2008 Earn Out Notice, as applicable, the Shareholders’ Representative has not given FSAC notice of his objection to the computation (which notice must contain a statement in reasonable detail of the basis of any such objection), then such computation shall be final. If the Shareholders’ Representative gives notice of an objection, the parties shall use their respective best efforts to resolve any dispute by negotiation. If such dispute cannot be settled by negotiation within fifteen (15) days after the Shareholders’ Representative’s notice, the dispute shall be resolved in accordance with the Financial Issue Resolution Process set forth in Section 2.4. As calculations of all or portions of the October 2006 Earn Out Payment, April 2007 Earn Out Payment, April 2007 Additional Earn Out Payment, April 2008 Additional Earn Out Payment and 2008 Additional Earn Out Payment, as applicable, become finalized (fifteen (15) days following delivery of the October 2006, April 2007 or April 2008 Earn Out Notice, as applicable, if there is no dispute, or following resolution of the dispute pursuant to the preceding sentence), payments of the October 2006, April 2007, April 2007 Additional, April 2008 Additional and 2008 Additional Earn Out Payments, as applicable, supported by those final calculations shall be made by FSAC to the Shareholders Representative within five (5) Business Days of the date those calculations are finalized. Notwithstanding anything to the contrary, payments of the October 2006, April 2007, April 2007 Additional, April 2008 Additional and 2008 Additional Earn Out Payments otherwise payable under this Section 2.2(c)(iv) are subject to FSAC’s offset rights as set forth in Section 9.2(g). All sums payable by FSAC to the Shareholders’ Representative under this Section 2.2(c)(iv) shall be paid by FSAC to an account or accounts designated by the Shareholders’ Representative. The Shareholders’ Representative shall be responsible for directing the distribution of the Earn Out to the Shareholders (pro-rata in proportion to the Shareholders’ Proportionate Interests) and FSAC shall be entitled to fully rely on such directions.

(C)       Promissory Note Option for April 2007 and April 2008 Additional Earn Out Payments.   Notwithstanding anything to the contrary contained in Section 2.2(c) above, FSAC, at its option may elect to pay up to twenty five percent (25%) of either the April 2007 Additional or April 2008 Additional Earn Out Payments by delivery of a Promissory Note payable to the Shareholders’ Representative in the form attached hereto as Exhibit F. The Shareholders’ Representative shall be responsible for directing the distribution of any and all payments on any such Promissory Note to the Shareholders (pro rata in proportion to the Shareholders’ Proportionate Interests) and FSAC shall be entitled to fully rely on such directions.

2.3        Cash Consideration and Net Working Capital Adjustments.

(a)        Cash Consideration.   The “Cash Consideration” shall be an amount equal to Eighty Five Million Dollars ($85,000,000) (the “Estimated Closing Cash Purchase Price”) as adjusted upward or downward pursuant to Sections 2.2 and 2.3 a portion of which shall be deposited into the Escrow Accounts in accordance with Section 2.2(a)(ii).

(b)        Estimated Closing Balance Sheet.   Not less than two (2) Business Days prior to the Closing Date, ATS shall deliver to FSAC an estimated, unaudited, consolidated balance sheet of ATS and the Acquired Subsidiaries (the “Estimated Closing Balance Sheet”) as of the Closing Date, together with all supporting documentation. The Estimated Closing Balance Sheet shall be prepared by ATS, in accordance with GAAP and in accordance with ATS’ accounting principles, policies, practices, classifications and methodologies as reflected in the preparation of the October 2005 Balance Sheet (“ATS Accounting Practices”); provided, however, that to the extent that any ATS Accounting Practices are not in compliance with GAAP, GAAP shall control for purposes of preparing the Estimated Closing Balance Sheet. The Estimated Closing Balance Sheet shall also include a calculation of the Closing Net Working Capital (hereinafter defined).

For purposes of this Agreement, “Closing Net Working Capital” shall mean the amount, as of the Closing Date and as shown by the Closing Balance Sheet, by which ATS’ current assets (which shall exclude cash and include accounts receivable, notes receivable, prepaid expense, inventories and other current assets) exceed its current liabilities (which for purposes of this definition shall exclude Indebtedness to the extent reflected in current liabilities). For the avoidance of doubt, current liabilities shall include any of the Founders’ Transaction Costs not paid or reimbursed by the Founders at or prior to the Closing pursuant to Section 5.8; provided that the Founders shall in no event bear more than 100% of the Founders’ Transaction Costs. Closing Net Working Capital shall be calculated (A) on a consolidated basis for ATS and the Acquired Subsidiaries using the accrual method of accounting and (B) in accordance with ATS Accounting Practices; provided, however, that to the extent that any ATS Accounting Practices are not in compliance with GAAP, GAAP shall control for purposes of preparing the Estimated Closing Balance Sheet.

(c)        Adjustments to Estimated Closing Cash Purchase Price.   The Estimated Closing Cash Purchase Price will be adjusted (i) downwards on a dollar-for-dollar basis to the extent that the Closing Net Working Capital, as shown on the Estimated Closing Balance Sheet, is below the Base Net Working Capital and (ii) upwards on a dollar-for-dollar basis to the extent that the Closing Net Working Capital is above the Base Net Working Capital.

(d)        Closing Balance Sheet and Closing Net Working Capital.   Promptly following the Closing, FSAC will cause RSM McGladrey (or an equivalent firm selected by FSAC) to review the Estimated Closing Balance Sheet, including the Closing Net Working Capital, the Closing Net Working Capital as reflected thereon. Based on such review, FSAC will deliver a proposed Closing Balance Sheet, prepared in a manner consistent with Section 2.3(b) above together with all related work papers, to the Shareholders’

Representative within thirty (30) Business Days after the later of (i) the Closing Date, or (ii) the date of receipt by FSAC of all information sufficient for FSAC to complete its review of all aspects of the Estimated Closing Balance Sheet (the “Proposed Closing Balance Sheet”). If within fifteen (15) Business Days following delivery of the Proposed Closing Balance Sheet, the Shareholders’ Representative has not given FSAC notice of his objection to the Proposed Closing Balance Sheet (which notice must contain a statement in reasonable detail of the basis of any such objection), then such Proposed Closing Balance Sheet shall constitute the “Closing Balance Sheet,” and the Closing Net Working Capital amount included therein shall constitute the “Closing Net Working Capital.” If the Shareholders’ Representative gives notice of an objection, the parties shall use their respective best efforts to resolve any dispute by negotiation. If such dispute cannot be settled by negotiation within thirty (30) days after receipt by FSAC of the Shareholders’ Representative’s notice, the dispute shall be resolved in accordance with the Financial Issue Resolution Process set forth in Section 2.4.

(e)        Final Adjustment to the Estimated Closing Cash Purchase Price.   If the Closing Net Working Capital is such that Sections 2.3(d) and/or 2.4 do not require an adjustment to the Estimated Closing Cash Purchase Price, then the Escrow Agent shall disburse to the Shareholders’ Representative the Balance Sheet Escrow within five (5) days after the finalization of the Closing Balance Sheet pursuant to Sections 2.3(d) and/or 2.4. If the Closing Net Working Capital is such that Sections 2.3(d) or 2.4 require an adjustment to the Estimated Closing Cash Purchase Price, any amount due to the Shareholders by FSAC in excess of the Balance Sheet Escrow shall be paid by FSAC to the Shareholders’ Representative, and any amount due to FSAC from the Shareholders shall be paid to FSAC by the Escrow Agent from the Escrow and, if the amount due FSAC is in excess of the Balance Sheet Escrow Funds, then such excess shall be paid to FSAC by the Shareholders within five (5) days after the finalization of the Closing Balance Sheet pursuant to Sections 2.3(d) and/or 2.4. In the event that the Shareholders for any reason fail to make the payment contemplated in the previous sentence, then FSAC may bring an indemnification claim under ARTICLE IX and the Founders shall be liable for that payment in accordance with ARTICLE IX. Any earnings on the Balance Sheet Escrow Funds, net of escrow expenses and taxes, shall be paid, pro rata, to the parties receiving distributions from the Balance Sheet Escrow Account. All sums payable by the Escrow Agent to the Shareholders’ Representative under this Section 2.3(e) shall be paid by the Escrow Agent to an account or accounts designated by the Shareholders’ Representative. The Shareholders’ Representative shall be responsible for directing the distribution of the Balance Sheet Escrow (pro-rata in proportion to the Shareholders’ Proportionate Interests) and the Escrow Agent shall be entitled to fully rely on such directions.

2.4        Financial Issue Resolution Process.

Disputes between FSAC and the Shareholders’ Representative, that cannot be resolved by negotiation within thirty (30) days after receipt by FSAC of the Shareholders’ Representative’s notice in accordance with Sections 2.2(c) or 2.3(d) shall be referred no later than such 30th day for decision to a nationally-recognized independent public accounting firm mutually selected by the Shareholders’ Representative and FSAC (which firm shall not be either (a) RSM McGladrey or (b) Grant Thornton LLP, and provided that each party discloses to the other parties any pre-existing relationships with any accounting firms prior to the mutual selection of an accounting firm) (the “Auditor”) who shall act as arbitrator and determine, based solely on presentations by the Shareholders’ Representative and FSAC and only with respect to the remaining differences so submitted. If such accounting firm cannot be identified within ten (10) business days after the identification of the need for dispute resolution, the dispute shall be resolved in accordance with Section 11.11. The Auditor shall deliver its written determination to FSAC and the Shareholders’ Representative no later than the 30th day after the remaining differences underlying the dispute are referred to the Auditor, or such longer period of time as the Auditor determines is necessary. The Auditor’s determination shall be conclusive and binding upon the parties. The fees and disbursements of the Auditor shall be allocated equally between FSAC and the

Shareholders’ Representative. FSAC and the Shareholders shall make readily available to the Auditor all relevant information, books and records and any work papers relating to the dispute and all other items reasonably requested by the Auditor. In no event may the Auditor’s resolution of any difference be for an amount that is outside the range of FSAC’s and the Shareholders’ Representative’s disagreement.

2.5        Shareholders’ Representative.

(a)        Claude Rumsey is hereby appointed as the Shareholders’ true and lawful representative, proxy, agent and attorney-in-fact (the “Shareholders’ Representative”) for a term that shall be continuing and indefinite and without a termination date except as otherwise provided herein, to act for and on behalf of the Shareholders in connection with or relating to the Transaction Documents and the Contemplated Transactions, including, without limitation, to give and receive notices and communications, to receive and accept service of legal process in connection with any proceeding arising under the Transaction Documents or in connection with the Contemplated Transactions, receive and deliver amounts comprising the Purchase Consideration, to authorize delivery of cash from each of the Escrow Accounts, to object to or accept any claims against or on behalf of the Shareholders pursuant to Article IX, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such amounts or claims, and to take all actions necessary or appropriate in the sole opinion of the Shareholders’ Representative for the accomplishment of the foregoing. Such agency may be changed at any time and from time to time by the action of Shareholders holding more than fifty percent (50%) of the issued and outstanding Shares just prior to the Closing, and shall become effective upon not less than thirty (30) days prior written notice to FSAC. Any change in the Shareholders’ Representative shall become effective only upon delivery of written notice of such change to FSAC. The Shareholders’ Representative shall not receive compensation for his or her services. Notices, deliveries or communications to or from the Shareholders’ Representative by or to any of the parties to the Transaction Documents shall constitute notices, deliveries or communications to or from the Shareholders.

(b)        The Shareholders’ Representative shall not be liable for any act done or omitted hereunder in his capacity as Shareholders’ Representative in the absence of gross negligence or willful misconduct on his or her part. The Founders shall jointly and severally indemnify the Shareholders’ Representative and hold the Shareholders’ Representative harmless from and against any and all damages, actions, proceedings, demands, liabilities, losses, taxes (excluding any taxes payable by the Shareholders’ Representative in respect of payments to him in connection with his acting as Shareholders’ Representative), fines, penalties, costs, claims and expenses (including, without limitation, reasonable fees of counsel) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) (“Damages”) that may be sustained or suffered by the Shareholders’ Representative in connection with the administration of its duties hereunder, except where such Damages arise from or are the result of the Shareholders’ Representative’s gross negligence or willful misconduct.

(c)        Any decision, act, consent or instruction taken or given by the Shareholders’ Representative pursuant to this Agreement shall be and constitute a decision, act, consent or instruction of the Shareholders and shall be final, binding and conclusive upon the Shareholders. The Escrow Agent and FSAC may rely upon any such decision, act, consent or instruction of the Shareholders’ Representative as being the decision, act, consent or instruction of the Shareholders and shall have no duty to inquire as to the acts and omissions of the Shareholders’ Representative. The Escrow Agent and FSAC are hereby relieved from any liability to any Person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders’ Representative.

(d)        Notices given to the Shareholders’ Representative in accordance with Section 11.2 shall constitute notice to the Shareholders for all purposes under this Agreement.

(e)        This Section 2.5 shall survive the termination or expiration of the Agreement or any one or more of the Escrow Agreements.

ARTICLE III
Representations and Warranties of the Shareholders and ATS

Except as set forth in the Disclosure Schedules, the Founders and ATS jointly and severally represent and warrant to FSAC that each of the statements contained in this ARTICLE III is true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date), and will be true and correct as of the Closing Date as though made on the Closing Date (or, if made as of a specified date, as of such date); provided, however, that where such representations and warranties are indicated to be made by the Shareholders in their several and not joint capacity, in which case the Founders and ATS shall be deemed not to make such representations and warranties:

3.1        Organization and Power.

(a)        Shareholders.   Each of the Shareholders severally and not jointly represents and warrants to FSAC that such Shareholder has the full power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to consummate the Contemplated Transactions.

(b)        ATS.   ATS (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia, (ii) has full power and authority to execute, deliver and perform this Agreement, (iii) has all requisite corporate power and authority to own or lease and to operate its properties and carry out the businesses in which it is engaged, and (iv) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction where its ownership of property, or the conduct of its business, requires such qualification, other than jurisdictions in which the failure to so qualify, individually or in the aggregate, would not have a material adverse effect on ATS. Schedule 3.1(b) of the Disclosure Schedules lists each of the jurisdictions in which ATS is qualified or licensed to do business as a foreign corporation. ATS is in good standing in each jurisdiction listed on Schedule 3.1(b) of the Disclosure Schedules.

(c)        Acquired Subsidiaries.   Schedule 3.1(c) of the Disclosure Schedules sets forth the name and jurisdiction of formation of each of the Acquired Subsidiaries. Other than as set forth on Schedule 3.1(c) of the Disclosure Schedules, ATS does not own, directly or indirectly, any Capital Stock of any corporation or have any direct or indirect equity or ownership interest in any business other than publicly traded securities constituting less than 5% of the outstanding equity of the issuing entity. Except as set forth on Schedule 3.1(c) of the Disclosure Schedules, each of the Acquired Subsidiaries (i) is a corporation, partnership, limited liability company or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on the businesses in which it is engaged and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction where its ownership of property or, the conduct of its business, requires such qualification, other than jurisdictions in which the failure to qualify would not, individually or in the aggregate, have a material adverse effect on ATS and the Acquired Subsidiaries.

3.2        Authorization and Enforceability.

(a)        This Agreement has been, and each of the other documents, agreements and instruments to be executed and delivered at Closing (collectively with this Agreement, the “Transaction Documents”) to be executed by ATS will be, duly authorized, executed and delivered by ATS and constitutes, or in the case of each Transaction Document other than this Agreement, as of the Closing Date will constitute a valid and legally binding agreement of ATS, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Contemplated Transactions have been duly authorized by the Board of Directors of ATS in accordance with all applicable Law and the Articles of Incorporation and Bylaws of ATS.

(b)        Each of the Shareholders severally and not jointly represents and warrants to FSAC that this Agreement has been, and each of the other Transaction Documents to be executed and delivered at Closing by such Shareholder will be, duly authorized, executed and delivered by such Shareholder and constitutes, or in the case of each Transaction Document other than this Agreement, as of the Closing Date will constitute, a valid and legally binding agreement of such Shareholder enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

3.3        No Violation.

(a)        Except as set forth on Schedule 3.3(a) of the Disclosure Schedules, neither the execution, delivery or performance of this Agreement or any of the other Transaction Documents by ATS nor the consummation of the Contemplated Transactions will:

(i)         conflict with or violate any provision of the certificate or articles of incorporation, any bylaw or any corporate charter or document of ATS or the Acquired Subsidiaries;

(ii)       result in the creation of, or require the creation of, any Lien upon any (i) Shares or (ii) property of ATS or any of the Acquired Subsidiaries;

(iii)      result in (A) the termination, cancellation, modification, amendment, violation, or renegotiation of any contract, agreement, indenture, instrument, or commitment pertaining to the business of ATS or any of the Acquired Subsidiaries, or (B) the acceleration or forfeiture of any term of payment pertaining to the business of ATS or any of the Acquired Subsidiaries;

(iv)       give any Person the right to (A) terminate, cancel, modify, amend, vary, or renegotiate any contract, agreement, indenture, instrument, or commitment pertaining to the business of ATS or any of the Acquired Subsidiaries, or (B) to accelerate or forfeit any term of payment pertaining to the business of ATS or any of the Acquired Subsidiaries; or

(v)        violate any Law applicable to ATS or any of the Acquired Subsidiaries or by which their properties are bound or affected.

(b)        Each of the Shareholders severally and not jointly represents and warrants to FSAC that neither the execution, delivery or performance of this Agreement or any of the other Transaction Documents by such Shareholder nor the consummation of the Contemplated Transactions will result in the creation of, or require the creation of, any Lien upon the Shares purported to be owned by such Shareholder.

3.4        Consents.

(a)                                        Except as set forth on Schedule 3.4(a) of the Disclosure Schedules, neither the execution, delivery or performance of this Agreement by ATS, nor the consummation of the Contemplated

Transactions or compliance with the terms of the Transaction Documents, will require (i) the consent or approval under any agreement or instrument or (ii) ATS, or any of the Acquired Subsidiaries to obtain the approval or consent of, or make any declaration, filing (other than administrative filings with Taxing Authorities, foreign companies registries and the like) or registration with, any Governmental Authority and all such consents or approvals have been obtained or waived.

(b)                                       Each of the Shareholders severally and not jointly represents and warrants to FSAC that, except as set forth on Schedule 3.4(b) of the Disclosure Schedules, neither the execution or delivery of this Agreement by such Shareholder, nor the consummation of the Contemplated Transactions or compliance with the terms of the Transaction Documents, will require such Shareholder to obtain the approval or consent of, or make any declaration, filing (other than administrative filings with Taxing Authorities, foreign companies registries and the like) or registration with, any Governmental Authority and all such consents or approvals have been obtained or waived.

3.5        Financial Statements.

(a)        In General.   The Audited Financial Statements were prepared in accordance with GAAP and the Interim Financial Statements and the Estimated Closing Balance Sheet were internally prepared by ATS in a manner consistent with past practices for such internally prepared unaudited financial statements. Throughout the periods involved, the Financial Statements fairly and accurately present, in all material respects, the consolidated financial position of ATS and the Acquired Subsidiaries, as of the dates thereof, and the consolidated statements of operations, changes in shareholders’ equity, and cash flows for the periods then ended.

(b)        Financial Books and Records.   The financial books and records of ATS and the Acquired Subsidiaries fairly and accurately reflect, in all material respects, and on a basis consistent with past periods and throughout the periods involved, (i) the financial position of ATS and the Acquired Subsidiaries and (ii) all transactions of ATS and the Acquired Subsidiaries. Neither ATS nor any of the Acquired Subsidiaries has received any advice or notification from its independent certified public accountants that ATS or any of the Acquired Subsidiaries has used any improper accounting practice that would have the effect of not reflecting or incorrectly reflecting in the books and records of ATS or any of the Acquired Subsidiaries any properties, assets, liabilities, revenues, or expenses.

(c)        No Undisclosed Liabilities;Etc.   Except as set forth on Schedule 3.5(c) of the Disclosure Schedules, neither ATS nor any of the Acquired Subsidiaries has any liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise), except for (i) amounts of liabilities or obligations reflected or reserved against in the Financial Statements, (ii) executory contract obligations under the Scheduled Contracts, Government Contracts and Government Subcontracts and (iii) liabilities or obligations arising in the ordinary course of business after the Effective Date.

(d)        Accounts Receivable.   All receivables (including intercompany and unbilled receivables) reflected in the Financial Statements or recorded on the books of ATS and each of the Acquired Subsidiaries resulted from the ordinary course of business, have been properly recorded in the ordinary course of business and subject to the reserves reflected in the Financial Statements, which reserves are adequate and determined in accordance with GAAP applied on a basis consistent with prior periods and throughout the periods involved, and are good and collectible in full without any discount, setoff or valid counterclaim (net of recovery from vendors or subcontractors), in amounts equal to not less than the aggregate face amounts thereof.

(e)        No Letters of Credit or Guarantees.   Except as reflected in the Financial Statements or as set forth on Schedule 3.5(e) of the Disclosure Schedules, neither ATS nor any of the Acquired Subsidiaries (i) has any letters of credit outstanding as to which ATS or the Acquired Subsidiaries has any actual or contingent reimbursement obligations; (ii) is a party to or bound, either absolutely or on a contingent basis, by any agreement of guarantee, indemnification or any similar commitment with respect to the liabilities or obligations of any other Person (whether accrued, absolute, or contingent); or (iii) is a party to any swap, hedge, derivative, or similar instrument.

(f)         Contingent or Deferred Acquisition Expenses or Payments.   Except as otherwise disclosed on Schedule 3.5(f) of the Disclosure Schedules, neither ATS, nor any of the Acquired Subsidiaries are obligated, or otherwise liable for the payment of any contingent or deferred acquisition payments relating to the direct or indirect acquisition of any business, enterprise, or combination.

3.6        Relationships with Affiliates.

Except as set forth on Schedule 3.6 of the Disclosure Schedules, no Shareholder or any Affiliate of any Shareholder, ATS or any of the Acquired Subsidiaries has, or has had, any interest in any property (real, personal, or mixed and whether tangible or intangible), used in or pertaining to the business of ATS or any of the Acquired Subsidiaries. No Shareholder or any Affiliate of any Shareholder, ATS or any of the Acquired Subsidiaries is, or has owned (of record or as a beneficial owner) an equity interest or any other financial or a profit interest in, a Person that has (a) had business dealings or a material financial interest in any transaction with ATS or any Acquired Subsidiary or (b) engaged in competition with ATS or any Acquired Subsidiary with respect to any line of the products or services of ATS or any Acquired Subsidiary in any market presently served by ATS or any of the Acquired Subsidiaries. Except as set forth on Schedule 3.6 of the Disclosure Schedules, and except for employment, consulting and other similar agreements, and the Change in Control Bonus Agreements, Change in Control Retention Agreements, Phantom Stock Unit Award Agreements, stock option agreements and confidentiality agreements, in each case reflected in the Disclosure Schedules, no Shareholder or any Affiliate of any Shareholder, ATS or any of the Acquired Subsidiaries is a party to any contract or agreement with ATS or any of the Acquired Subsidiaries.

3.7        Indebtedness to/from Officers, Directors, Shareholders and Employees.

Neither ATS nor any of the Acquired Subsidiaries is indebted, directly or indirectly, to any Person who immediately prior to the Closing was a Shareholder, officer or director of either ATS or any of the Acquired Subsidiaries in any amount whatsoever, other than for salaries for services rendered or reimbursable business expenses. No Shareholder, officer, director, or employee is indebted to either ATS or any of the Acquired Subsidiaries except for advances made to employees of either ATS or any of the Acquired Subsidiaries in the ordinary course of business to meet reimbursable business expenses anticipated to be incurred by such obligor.

3.8        No Adverse Change.

Since October 31, 2005, there has not been any material adverse change in the businesses, operations, properties or condition, financial or otherwise of either ATS or any of the Acquired Subsidiaries, nor has any event, condition or contingency occurred that is reasonably likely to result in such an adverse change.

3.9        Conduct of the Business.

(a)        Cooperative Business Arrangements.   Schedule 3.9(a) of the Disclosure Schedules sets forth, as of the Effective Date (or March 31, 2006 in the case of items in clause (i)), the business of ATS or the Acquired Subsidiaries that, since October 31, 2005, has been conducted through any (i) joint venture, teaming agreement or relationship, partnership or other entity, or (ii) any subcontract, agreement or other arrangement pursuant to which a third party manufactures or processes products for ATS or the Acquired

Subsidiaries, or performs services for customers of ATS or the Acquired Subsidiaries. Neither ATS nor any of the Acquired Subsidiaries nor any other party to such agreements is in material breach of any term of any such agreement.

(b)        Letters of Intent and Non-Competition Agreements.   Except as set forth in Schedule 3.9(b) of the Disclosure Schedules, neither ATS, nor any of the Acquired Subsidiaries, is a party to any letters of intent, memoranda of understanding, non-competition arrangements, or confidentiality agreements that remain in effect, other than as a provision in, or clause to, the agreements listed in Schedule 3.9(a) of the Disclosure Schedules.

(c)        Non-Disclosure Agreements.   Except as set forth in Schedule 3.9(c) of the Disclosure Schedules, or as included as a provision in, or clause to, the agreements listed in Schedule 3.9(a) of the Disclosure Schedules, there are no non-disclosure agreements entered into by ATS or any of the Acquired Subsidiaries other than non-disclosure agreements that either (i) are on the ATS form of non-disclosure agreement attached to Schedule 3.9(c) or (ii) otherwise contain non-disclosure provisions that (A) are customary and in the ordinary course and (B) do not materially restrict ATS’ or the Acquired Subsidiaries’ ability to conduct their respective businesses in the ordinary course.

3.10     Corporate and Capital Structure.

(a)        Capital Structure.   The capitalization and record owners of all of the Capital Stock of the Companies (other than Options) are as set forth on Schedule 3.10(a) of the Disclosure Schedules. The holders of all issued and outstanding options to purchase Capital Stock of ATS and the Acquired Subsidiaries are as set forth on Schedule 3.10(b) of the Disclosure Schedules (the “Options”). The capitalization and record owners of all the Capital Stock of Schedules 3.10(a) and 3.10(b) of the Disclosure Schedules accurately list the names of each of the Shareholders and the Option Holders, respectively, their principal addresses, and the number of Shares owned, and Options held, by each and in the case of Schedule 3.10(b) the exercise price of each Option, the exercise price per share of each Option, and Net Option Payment due each Option Holder (which when paid shall be net of applicable withholding, if any). The capitalization and record ownership of the Capital Stock of each of the Acquired Subsidiaries are set forth on Schedule 3.10(c) of the Disclosure Schedules. Schedules 3.10(a), 3.10(b) and 3.10(c) shall be updated as of immediately prior to Closing to reflect the exercise, termination or cancellation of any Options and the repurchase of any shares of ATS common stock by ATS.

(b)        All Capital Stock of ATS and the Acquired Subsidiaries previously issued and now cancelled was duly authorized and issued in compliance with the applicable Virginia law, the Securities Act of 1933, as amended, and any applicable state “Blue Sky” laws or exemptions therefrom and canceled in compliance with applicable Virginia law. All outstanding Capital Stock of ATS and the Acquired Subsidiaries is duly authorized has been validly issued and is fully paid and non-assessable, owned beneficially and of record by the Shareholders or ATS as the case may be, free and clear of any Lien, and was issued in compliance with the Securities Act of 1933, as amended, and any applicable state “Blue Sky” laws or exemptions therefrom and cancelled in compliance with applicable Virginia law. ATS has good and valid title to all of the issued and outstanding shares of Capital Stock of the Acquired Subsidiaries registered in its name, in each case free and clear of any Lien. Except as set forth on Schedule 3.10(a) of the Disclosure Schedules, the holders of ATS’ Capital Stock have no preemptive rights with respect to securities of ATS. None of the holders of ATS’ Capital Stock has granted any proxy, or entered into any voting trust, voting agreement or similar arrangement, with respect to his or her Shares. Except for the Options or as otherwise set forth on Schedules 3.10(a), 3.10(b) or 3.10(c) of the Disclosure Schedules, neither ATS, nor any of the Acquired Subsidiaries (i) has any outstanding securities convertible into or exchangeable or exercisable for any shares of their Capital Stock or (ii) has outstanding any rights to subscribe for or to purchase, or any agreements providing for the issuance (contingent or otherwise), of, or any calls against, commitments by or claims against it of any character relating to, any shares of its Capital Stock or any securities convertible into or exchangeable or exercisable for any shares of its Capital Stock.

3.11     Title to Shares.

(a)        Each of the Shareholders severally and not jointly represents and warrants to FSAC that (i) such Shareholder owns the Shares of record and beneficially in the Share amounts set forth on Schedule 3.10(a), free and clear of any Liens, and that (ii) upon completion of the Closing, FSAC will own all of such Shares free and clear of any Liens.

(b)        Upon completion of the Closing (i) FSAC will own all of the issued and outstanding Capital Stock of ATS, free and clear of any Liens, (ii) there will be no Options outstanding, and (iii) ATS will own all of the issued and outstanding Capital Stock of the Acquired Subsidiaries as set forth in Section 3.10(c) of the Disclosure Schedules, free and clear of any Liens.

3.12     Charter, Bylaws and Corporate Records.

Copies of the minute books and stock record books of ATS and the Acquired Subsidiaries (i) have been provided or made available to FSAC prior to the execution of this Agreement, and (ii) are complete and correct in all material respects. Such minute books contain a true and complete record of all actions taken at all meetings and by all written consents in lieu of meetings of the directors, stockholders and committees of the boards of directors of the ATS and the Acquired Subsidiaries from their respective dates of incorporation through the date hereof. ATS and the Acquired Subsidiaries have, prior to the execution of this Agreement, made available to FSAC true and complete copies of the certificate or articles of incorporation and bylaws (or similar organizational documents) of ATS and the Acquired Subsidiaries, as amended through the date hereof. Neither ATS, nor any of the Acquired Subsidiaries are in violation of any provisions of their respective certificates or articles of incorporation or bylaws.

3.13     Assets—In General.

Except as set forth on Schedule 3.13 of the Disclosure Schedules, the assets and rights of ATS and the Acquired Subsidiaries include (a) all of the assets and rights of ATS and the Acquired Subsidiaries that were used in the conduct of their businesses as of October 31, 2005, subject to such changes as have occurred in the ordinary course of business since October 31, 2005, and (b) all assets reflected in the October 2005 Financial Statements, subject to such changes as have occurred in the ordinary course of business since October 31, 2005. Except as set forth on Schedule 3.13 of the Disclosure Schedules, ATS and each of the Acquired Subsidiaries, has good and marketable title to all of their respective assets, free and clear of any Lien. Except as set forth on Schedule 3.13 of the Disclosure Schedules, all assets necessary for the conduct of the business of ATS and the Acquired Subsidiaries in accordance with past practice are (i) in good operating condition and repair, ordinary wear and tear excepted, (ii) not in need of maintenance or repair, except for ordinary routine maintenance or repairs that are not material in nature or cost, and (iii) adequate and sufficient for the continuing conduct of the businesses of ATS and the Acquired Subsidiaries as conducted prior to the date hereof.

3.14     Real Property Interests.

Except as set forth on Schedule 3.14 of the Disclosure Schedules, neither ATS nor any of the Acquired Subsidiaries now owns, or has ever owned, any real property. Schedule 3.14 of the Disclosure Schedules sets forth a list and summary description of all leases, subleases, or other occupancies used by ATS or any of the Acquired Subsidiaries or to which any of them is a party (the “Real Property Interests”). Except as set forth on Schedule 3.14 of the Disclosure Schedules, each of the Real Property Interests listed and described on Schedule 3.14 of the Disclosure Schedules is in full force and effect, and there is no default by ATS or any of the Acquired Subsidiaries under any such Real Property Interests.

3.15     Personal Property.

(a)        Set forth on Schedule 3.15(a) of the Disclosure Schedules is a list of all material equipment, machinery, motor vehicles, and other material tangible personal property owned or leased by ATS and the Acquired Subsidiaries (the “Personal Property”) as of the Effective Date. ATS and each of the Acquired Subsidiaries has good title to all of their respective Personal Property, free and clear of any Lien.

(b)        Schedule 3.15(b) of the Disclosure Schedules is a true and correct list of all of the Uniform Commercial Code Financing Statements filed and in force in the indicated jurisdictions with respect to ATS and the Acquired Subsidiaries (the “Financing Statements”). Except for those Financing Statements indicated on Schedule 3.15(b) that are with respect to Indebtedness that shall be repaid at Closing (and are to be terminated upon the repayment of that Indebtedness) the Financing Statements relate only to leased property. The only Financing Statements in force with respect to ATS and the Acquired Subsidiaries relate to leased property.

3.16     Intellectual Property Rights.

(a)        Schedule 3.16(a) of the Disclosure Schedules includes a true and complete list of all Commercial Software, having a suggested retail value in excess of $5,000 per copy, used by or in connection with the businesses of ATS and each of the Acquired Subsidiaries as of the Effective Date. Schedule 3.16(a) of the Disclosure Schedules also includes a true and complete list of (i) all registered or issued Copyrights, Patents and Trademarks of ATS and the Acquired Subsidiaries (other than those comprising or reflected in Commercial Software) directed to works of authorship, inventions, or marks used by or in connection with the businesses of ATS and each of the Acquired Subsidiaries and (ii) all pending applications for Copyrights, Patents and Trademarks filed by or on behalf of ATS or the Acquired Subsidiaries and used by or in connection with the businesses of ATS or the Acquired Subsidiaries as presently conducted. None of such rights is or has been the subject of an opposition proceeding or held unenforceable. Each of the aforesaid Intellectual Property Rights (other than those comprising or reflected in Commercial Software) is valid, subsisting and enforceable. Each of the registered or issued Intellectual Property Rights (other than those comprising or reflected in Commercial Software) is assigned to ATS or an Acquired Subsidiary, as appropriate, and such assignments have been duly recorded with the appropriate office or assignment branch to reflect such ownership.

(b)        Except as set forth on Schedule 3.16(b) of the Disclosure Schedules, the business of ATS and the Acquired Subsidiaries as presently conducted does not require or use any Intellectual Property Rights not owned by or licensed to ATS or the Acquired Subsidiaries. ATS and the Acquired Subsidiaries are the owners or have the right to use the Intellectual Property Rights listed on Schedule 3.16(a) of the Disclosure Schedules without making any payment to others or granting rights to others in exchange therefor, except as set forth on Schedule 3.16(b) of the Disclosure Schedules.

(c)        Except as set forth on Schedule 3.16(c) of the Disclosure Schedules, (i) no Person (other than ATS or the Acquired Subsidiaries) has any right to use any Intellectual Property Rights owned by ATS or the Acquired Subsidiaries and (ii) no shareholder, director, officer or employee of, or Consultant to, ATS or the Acquired Subsidiaries has any right to use, other than in connection with the business activities of ATS or the Acquired Subsidiaries as presently conducted, any of the Intellectual Property or Intellectual Property Rights.

(d)        The operation of (i) the business of ATS and each of the Acquired Subsidiaries in the normal course of business prior to the Effective Date does not, to the Knowledge of ATS, infringe, and (ii) the Discontinued Business Line and Discontinued Products prior to the Effective Date did not infringe, in any respect upon the Intellectual Property Rights of any Person, and no Person who does not have the right to use the Intellectual Property Rights has claimed or asserted the right to use any Intellectual Property Rights or to deny the right of ATS or any of the Acquired Subsidiaries the right to use same. Except as set forth in Schedule 3.16(d) of the Disclosure Schedules, no proceeding alleging infringement of the Intellectual Property Rights of any Person is pending or, to the Knowledge of ATS, threatened against ATS or any of the Acquired Subsidiaries.

(e)        With respect to each Trade Secret of ATS or of an Acquired Subsidiary, the documentation describing such Trade Secret is current, accurate and in sufficient detail and content to identify and explain it and allow its full and proper use without reliance on the knowledge or memory of any individual. ATS and the Acquired Subsidiaries have taken commercially reasonable precautions to protect the secrecy, confidentiality, and value of their respective Trade Secrets. To the Knowledge of ATS, such Trade Secrets are not part of the public knowledge or literature, and have not been used, divulged, or appropriated either for the benefit of any Person (other than ATS and the Acquired Subsidiaries) or to the detriment of ATS or the Acquired Subsidiaries.

(f)         Schedule 3.16(f) of the Disclosure Schedules includes a true and complete list of any rights (e.g. unlimited, limited, restrictive, government purpose license rights, and march-in) that any Governmental Authority has as of the Effective Date in any copyrights, patents, trademarks, Technology, or Software (other than Commercial Software) that ATS or any of the Acquired Subsidiaries use in their respective businesses. Except as set forth in Schedule 3.16(f) of the Disclosure Schedules, neither ATS nor any of the Acquired Subsidiaries has developed any item, component, process or software as a requirement of any Government Contract, or for which any Governmental Authority paid some or all of the cost of development.

3.17     Scheduled Contracts and Proposals.

(a)        Scheduled Contracts.   Schedule 3.17(a) of the Disclosure Schedules is a true and complete description of all “Scheduled Contracts” (as hereinafter defined) to which either ATS or an Acquired Subsidiary is a party, by which it is bound, or which otherwise pertain to the businesses of ATS and the Acquired Subsidiaries, in each case as of the Effective Date. For the purposes of this Section 3.17(a), the term “Scheduled Contracts” shall mean the following written or oral contracts, agreements, indentures, instruments, commitments and amendments thereof with suppliers, customers, producers, consumers, lenders of ATS and the Acquired Subsidiaries and other third parties that are currently in effect but excluding any agreement, contract or other document listed or required to be listed in any of Sections 3.18(b) through (f) of the Disclosure Schedules:

(i)         loan and credit agreements, revolving credit agreements, security agreements, guarantees, notes, agreements evidencing any lien, conditional sales agreements, factoring agreements, leasing agreements, sale and leaseback and synthetic lease agreements, or title retention agreements;

(ii)       hedging and similar agreements;

(iii)      sales orders and other contracts and commitments for the future sale by ATS or the Acquired Subsidiaries of goods, materials, supplies, services or equipment (other than Government Contracts) providing for annual payments greater than $25,000;

(iv)       purchase orders and other contracts and commitments providing for annual payments greater than $25,000 for the future purchase of materials, supplies, services or equipment by ATS or any of the Acquired Subsidiaries in excess of the requirements for normal operating inventories or for business now booked;

(v)        agreements (other than shrink wrap licenses) relating to Intellectual Property Rights listed on Schedule 3.16(a) of the Disclosure Schedules;

(vi)       contracts, agreements, indentures, instruments or commitments by and between ATS or any of the Acquired Subsidiaries and Persons with whom ATS or any of the Acquired Subsidiaries is not dealing at arm’s length;

(vii)     agreements listed on Schedule 3.9(a) of the Disclosure Schedules;

(viii)    franchise, distribution, license or consignment contracts or agreements;

(ix)       sales, agency or advertising contracts, agreements, or commitments providing for annual payments greater than $25,000;

(x)        leases under which ATS or any Acquired Subsidiary is the lessor or lessee other than operating leases that require future payments by ATS or any Acquired Subsidiary of less than $25,000 per annum;

(xi)       management or service contracts or agreements, and contracts (other than agreements with Consultants and agreements with independent contractors and sub-contractors) and commitments providing for annual payments greater than $25,000;

(xii)     contracts or agreements with Consultants to the extent not otherwise disclosed on Schedule 3.26(e) of the Disclosure Schedules;

(xiii)    agreements of any kind with any Affiliate of ATS or any of the Acquired Subsidiaries;

(xiv)     agreements of any kind relating to the business of ATS or any of the Acquired Subsidiaries to which employees of ATS or any Acquired Subsidiary, or entities controlled by them, are parties; and

(xv)      discount policies and practices, if any.

(b)        Status of Scheduled Contracts.   Except as otherwise disclosed on Schedule 3.17(b) of the Disclosure Schedules, as of the Effective Date, (x) each of the Scheduled Contracts is in full force and effect; (y) a true and complete copy of each written Scheduled Contract (and all amendments thereto) and a true and accurate summary of all provisions of each oral Scheduled Contract has been delivered or made available to FSAC; and (z) there are no oral modifications or amendments to any of the Scheduled Contracts. In addition:

(i)         All of the Scheduled Contracts have been legally awarded and are binding on the parties thereto, and ATS or the applicable Acquired Subsidiary, as the case may be, is in material compliance with all terms and conditions in such Scheduled Contracts;

(ii)       Neither ATS nor any of the Acquired Subsidiaries has received any written notice of deficient performance or administrative deficiencies relating to any Scheduled Contract;

(iii)      Neither ATS nor any of the Acquired Subsidiaries has received any notice of any stop work orders, terminations, cure notices, show cause notices or notices of default or breach under any of the Scheduled Contracts, nor, to the Knowledge of ATS, has any such action been threatened or asserted;

(iv)       Each Scheduled Contract was entered into in the ordinary course of business and, based upon assumptions that ATS’ or the applicable Acquired Subsidiaries’ management believes to be reasonable and subject to such assumptions being fulfilled, should be capable of being performed in accordance with its terms and conditions without a loss. There is no Scheduled Contract for which the most recent estimated total costs of completing, including any unexercised options, as estimated in good faith by ATS or the applicable Acquired Subsidiaries, indicates that such Scheduled Contract will be completed at a loss;

(v)        There are no Scheduled Contracts for the provision of goods or services by ATS or any of the Acquired Subsidiaries that include a liquidated damages clause or unlimited liability by ATS or any of the Acquired Subsidiaries, or liability for consequential damages;

(vi)       There are no Scheduled Contracts for the provision of goods or services by ATS or any of the Acquired Subsidiaries that require ATS or the applicable Acquired Subsidiaries to post a surety, performance or other bond or to be an account party to a letter of credit or bank guarantee;

(vii)     There are no written claims of any type, or requests for equitable adjustments outstanding or, to the Knowledge of ATS threatened under any Scheduled Contracts in process and no money presently due to ATS or to any Acquired Subsidiary on any Scheduled Contract has been withheld or set off or subject to attempts to withhold or setoff; and

(viii)    No party to a Scheduled Contract has notified either ATS, or any of the Acquired Subsidiaries that ATS or any of the Acquired Subsidiaries has breached or violated any Law or any certification, representation, clause, provision or requirement of any Scheduled Contract.

(c)        Proposals.   Schedule 3.17(c) of the Disclosure Schedules sets forth a true and accurate summary of all bids, proposals, offers, or quotations (other than a “Bid” as defined in Section 3.18(a)) made by ATS or any of the Acquired Subsidiaries that were outstanding as of the date of this Agreement (collectively the “Proposals”), true and complete copies of which have been made available to FSAC. Schedule 3.17(c) of the Disclosure Schedules identifies each Proposal by the party to whom such bid, proposal, or quotation was made, the subject matter of such bid, proposal, or quotation and the proposed price. Except as set forth on Schedule 3.17(c) of the Disclosure Schedules, none of the Proposals requires ATS or the applicable Acquired Subsidiaries to post a surety, performance or other bond or to be an account party to a letter of credit or bank guarantee.

3.18     Government Contracting.

(a)        Definitions.   The following capitalized terms, when used in this Section 3.18, shall have the respective meanings set forth below:

(i)         “Active”, whether or not capitalized, when used to modify any Government Contract, Government Subcontract or Subcontract, means that final payment has not been made on such Government Contract, Government Subcontract or Subcontract, and when used to modify any Teaming Agreement, “active” means that such Teaming Agreement has not terminated or expired.

(ii)       “ATS Subcontract” means any subcontract, basic ordering agreement, letter subcontract, purchase order, task order, delivery order, consulting agreement or other written agreement issued by ATS or entered into between ATS and any Person in support of ATS’ performance of a Government Contract or Government Subcontract.

(iii)      “Bid” means any bid, proposal, offer or quotation made by ATS or by a contractor team or joint venture, in which ATS is participating, that, if accepted, would result in the award of a Government Contract or a Government Subcontract.

(iv)       “Government Contract” means any prime contract, multiple award schedule contract, basic ordering agreement, letter contract, and otherwise to include any purchase order, task order or delivery order issued thereunder or other written agreement between ATS and either the U.S. Government or a State Government.

(v)        “Government Subcontract” means any subcontract issued to ATS by any prime contractor to either the U.S. Government or a State Government or any subcontractor with respect to a Government Contract, including any basic ordering agreement, letter subcontract, and otherwise any purchase order, task order or delivery order, or other written agreement between ATS.

(vi)       “State Government” means any state, territory or possession of the United States or any department or agency of any of the above with statewide jurisdiction and responsibility.

(vii)     “Teaming Agreement” has the same meaning as the term, “Contractor team arrangement,” as defined in Federal Acquisition Regulation (“FAR”) 9.601.

(viii)    “U.S. Government” means the United States Government or any department, agency or instrumentality thereof.

(b)        Government Contracts and Subcontracts.   Schedule 3.18(b) of the Disclosure Schedules separately lists and identifies, in each case as of the Effective Date:

(i)         Each active Government Contract and Government Subcontract, identified by contract number, customer and date of award (true and complete copies of which, including all modifications and amendments thereto, have been provided to FSAC);

(ii)       Each active Government Contract and Government Subcontract that was negotiated (or modification thereto was negotiated) based on cost and pricing data that ATS certified as being current, complete and accurate pursuant to the Truth in Negotiations Act (10 U.S.C. § 2306a; 41 U.S.C. § 256b).

(c)        Bids.   Schedule 3.18(c) of the Disclosure Schedules separately lists and identifies as of March 31, 2006 each outstanding Bid, identified by the Person to whom such Bid was made, the date submitted, the subject matter of such Bid, and, to the Knowledge of ATS, the anticipated award date and whether any such Bid is dependent, in whole or in part, on the “small business” or other status of ATS under Applicable Law (true and complete copies of which, including all modifications and amendments thereto, have been provided to or otherwise made available to FSAC).

(d)        Teaming Agreements.   Schedule 3.18(d) of the Disclosure Schedules separately lists and identifies each active Teaming Agreement as of March 31, 2006 entered into since October 31, 2005 to which ATS is a party (true and complete copies of which, including all modifications and amendments thereto, have been provided to or otherwise made available FSAC).

(e)        ATS Subcontracts.   Schedule 3.18(e) of the Disclosure Schedules separately lists and identifies each active ATS Subcontract as of the Effective Date (true and complete copies of which, including all modifications and amendments thereto, have been provided to or otherwise made available to FSAC).

(f)         Marketing Agreements.   Schedule 3.18(f) of the Disclosure Schedules separately lists and identifies as of the Effective Date each sales representation, consulting and other agreement regarding marketing and selling ATS’ products and services to the U.S. Government, any State Government or any foreign government (or department, agency or instrumentality thereof), to which ATS is (or has been at any time since October 31, 2003) a party (true and complete copies of which, including all modifications and amendments thereto, have been provided to or otherwise made available to FSAC).

(g)        Status.   Except as set forth on Schedule 3.18(g) of the Disclosure Schedules, as of the Effective Date:

(i)         To the Knowledge of ATS, each active Government Contract, Government Subcontract and ATS Subcontract is in full force and effect, has been legally awarded and is binding on ATS and the other party thereto.

(ii)       To the Knowledge of ATS, each active Teaming Agreement is in full force and effect and is binding on ATS and the other party thereto and no active Teaming Agreement is subject to any oral modifications or amendments.

(iii)      ATS has substantially complied with all material terms and conditions of each active Government Contract, Government Subcontract, ATS Subcontract and Teaming Agreement, including all clauses, provisions and requirements incorporated therein expressly, by reference or by operation of Applicable Law.

(iv)       All representations and certifications executed, acknowledged or set forth in or pertaining to any Bid submitted by ATS or to any Government Contract or Government Subcontract awarded to ATS, in each case since October 31, 2003, were current, accurate and complete in all material respects as of their respective effective dates, and ATS has complied in all material respects with all such representations and certifications.

(v)        Neither the U.S. Government, any State Government nor any prime contractor, subcontractor or other Person has notified ATS that ATS has breached or violated any Applicable Law or any certification or representation pertaining to any Bid, Government Contract or Government Subcontract.

(vi)       To the Knowledge of ATS, no active Government Contract was awarded to ATS pursuant to the Small Business Innovative Research (“SBIR”) program or any set-aside program (small business, small disadvantaged business, 8(a), woman owned business, etc.) or as a result of ATS’ “small business” or other status under Applicable Law.

(vii)     No Government Contract or Government Subcontract (or any modification thereto) with a contract value in excess of $100,000 and on which final payment was received after October 31, 2003 was negotiated by ATS based on certified cost and pricing data that was not current, complete and accurate at the time the certification was made as required by the Truth in Negotiations Act (10 U.S.C. § 2306a; 41 U.S.C. § 256b).

(viii)    [Intentionally Omitted]

(ix)       No active Government Contract or Government Subcontract or outstanding Bid includes a liquidated damages clause or any requirement to post a surety, performance or other bond or to be an account party to a letter of credit or bank guarantee.

(x)        The cost accounting practices that ATS is using (and has used since October 31, 2003) to estimate and record costs in connection with the submission of Bids and performance of Government Contracts and Government Subcontracts are (and have been) in substantial compliance with Applicable Law, including but not limited to, the FAR Cost Principles (48 C.F.R. Part 31) and Cost Accounting Standards (48 C.F.R. Chap. 99), and have been properly disclosed to the U.S. Government (if required to be disclosed by Applicable Law).

(xi)       To the Knowledge of ATS, neither ATS, nor any of its directors, officers or employees is (or has been at any time since October 31, 2003) suspended or debarred from doing business with the U.S. Government or any State Government, or is (or has been at any time since November 1, 2003) deemed nonresponsible or ineligible for U.S. Government or State Government contracting; and to the Knowledge of ATS, there are no circumstances that would warrant in the future the institution of suspension or debarment proceedings, criminal or civil fraud or other criminal or civil proceedings or a determination of nonresponsibility or ineligibility against ATS or any of its directors, officers or employees.

(xii)     Since October 31, 2003, no Government Contract or Government Subcontract has been terminated for convenience or default, no stop work order, cure notice, show cause notice or other notice threatening termination or alleging noncompliance with any material term has been issued to ATS with respect to any Government Contract or Government Subcontract, and to the Knowledge of ATS, no event, condition or omission has occurred or exists that would constitute grounds for any such action with respect to any active Government Contract or Government Subcontract.

(xiii)    No money presently due to ATS on any active Government Contract or Government Subcontract has been, or to the Knowledge of ATS threatened or likely to be, withheld or set off or subject to attempts to withhold or setoff.

(xiv)     ATS is not performing “at risk” under any anticipated Government Contract or Government Subcontract or any anticipated option exercise or modification thereof prior to award, option exercise or modification, or has made any expenditures or incurred costs or obligations in excess of any applicable limitation of government liability, limitation of cost, limitation of funds or other similar clause(s) limiting the U.S. Government’s liability on any active Government Contract or Government Subcontract.

(xv)      ATS and its respective employees hold such security clearances as are required to perform Government Contracts and Government Subcontracts of the type performed prior to the date of this Agreement by ATS; to the Knowledge of ATS, there are no facts or circumstances that could reasonably be expected to result in the suspension or termination of such clearances or that could reasonably be expected to render ATS ineligible for such security clearances in the future; and ATS has complied in all respects with all security measures required by the Government Contracts, Government Subcontracts or Applicable Law.

(xvi)     Each active Government Contract and Government Subcontract was entered into in the ordinary course of business and, based upon assumptions that ATS’ management believes to be reasonable and subject to such assumptions being fulfilled, should be capable of being performed in accordance with its terms and conditions without a loss. There is no active Government Contract or Government Subcontract, for which the most recent estimated total costs of completing, including any unexercised options, as estimated in good faith by ATS, indicates that such Government Contract or Government Subcontract will be completed at a loss.

(xvii)   As estimated in good faith by ATS (and based upon assumptions that ATS’ management believes to be reasonable and subject to such assumptions being fulfilled), each outstanding Bid can be performed in accordance with its terms and conditions without a loss.

(h)        Investigations.

(i)         To the Knowledge of ATS, neither ATS nor any of its directors, officers or employees or any of its agents or consultants is (or has been since October 31, 2003) under administrative, civil (including, but not limited to, claims made under the False Claims Act, 18 U.S.C.§ 287) or criminal investigation, indictment or information, audit or internal investigation with respect to any alleged irregularity, misstatement, act or omission arising under or relating to any Government Contract or Government Subcontract;

(ii)       ATS has not made a voluntary disclosure to the U.S. Government or any State Government with respect to any alleged irregularity, misstatement or omission arising under or relating to a Government Contract or Government Subcontract; and

(iii)      There is no irregularity, misstatement, act or omission arising under or relating to any Government Contract or Government Subcontract that has led or could reasonably be expected to lead, either before or after the Closing Date, to any of the consequences set forth in (i)-(ii) above, or to any other damage, penalty assessment, recoupment of payment, or disallowance of cost.

(i)         Audits.

(i)         Schedule 3.18(i) of the Disclosure Schedules lists and identifies as of the Effective Date each audit report, including without limitation reports issued by the Defense Contract Audit Agency and any inspector general, and each notice of cost disallowance received by ATS since January 1, 2000 relating to any Bid, Government Contract or Government Subcontract (true and complete copies of which have been provided to FSAC).

(ii)       Since October 31, 2003, no cost in excess of $25,000 or group, type or class of cost in excess of $50,000 in the aggregate and which was incurred or invoiced by ATS on any active Government Contract or Government Subcontract has been disallowed or is otherwise the subject of a formal dispute (excluding requests for clarification or back-up documentation, or correction of good faith invoice errors).

(iii)      ATS has not incurred any material costs on any active cost-reimbursable Government Contract or Government Subcontract that are not “allowable” costs pursuant to FAR § 31.201-2 (48 CFR § 31.201-2) and any other applicable law or regulation and that have not been properly recorded as such in ATS’ cost accounting books and records.

(iv)       The reserves established by ATS with respect to possible adjustments to the indirect and direct costs incurred by ATS on any active Government Contract or Government Subcontract are reasonable and are adequate to cover any potential adjustments resulting from audits of any such Government Contract or Government Subcontract.

(j)         Financing Arrangements.   Except as set forth on Schedule 3.18(j) of the Disclosure Schedules, there exist no financing arrangements (e.g., an assignment of moneys due or to become due) with respect to any active Government Contract or Government Subcontract.

(k)        Protests.   No outstanding Bid or active Government Contract or Government Subcontract as of the Effective Date is subject to any protest to a procuring agency, the United States Government Accountability Office, the United States Small Business Administration or any other agency or court (whether ATS is the protestor, an interested party or neither), and to the Knowledge of ATS, no outstanding Bid or active Government Contract or Government Subcontract will become subject to such a protest.

(l)         Claims.   Except as set forth on Schedule 3.18(l) of the Disclosure Schedules, as of the Effective Date:

(i)         ATS has no interest in any pending or potential claim or request for equitable adjustment against the U.S. Government, any State Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract, Government Subcontract, Bid or Teaming Agreement;

(ii)       There are no outstanding claims against ATS, either by the U.S. Government, any State Government or any prime contractor, subcontractor, vendor or other third party, arising out of or relating to any Government Contract, Government Subcontract, ATS Subcontract, Bid or

Teaming Agreement, and to the Knowledge of ATS, there are no facts that might give rise to or result in such a claim;

(iii)      There exist no disputes between ATS and the U.S. Government, any State Government, or any prime contractor, subcontractor, vendor or other third party, arising out of or relating to any active Government Contract, Government Subcontract, ATS Subcontract or Teaming Agreement or outstanding Bid, and to the Knowledge of ATS, there are no facts that might give rise to or result in such a dispute; and

(iv)       With respect to any active Government Contract or Government Subcontract which contains a cap on allowable costs, or fees, neither ATS, nor any of the Acquired Subsidiaries has submitted an invoice for, or received payment on an invoice containing costs in excess of the applicable cap other than invoices and payments on invoices where the applicable cap has been waived in writing by the applicable Governmental Authority for which a Governmental Authority could assert a claim for reimbursement.

(m)      Multiple Award Schedules.

(i)         With respect to each active multiple award schedule Government Contract as of the Effective Date, ATS (1) provided to the U.S. Government all information required by the applicable solicitation or otherwise requested by the Government; (2) submitted information that was current, accurate, and complete within the meaning of applicable Law and regulation; and (3) made all required disclosures of any changes in ATS’ commercial pricelist(s), discounts or discounting policies prior to the completion of negotiations with the U.S. Government.

(ii)       With respect to each active multiple award schedule Government Contract as of the Effective Date, Schedule 3.18(m) of the Disclosure Schedules identifies the basis of award, customer (or category of customer(s) (“COC”)) and the Government’s price or discount relationship to the identified COC as agreed to by GSA and ATS at time of award of such multiple award schedule Government Contract.

(iii)      ATS has complied with the notice and pricing requirements of the Price Reduction clause in each active multiple award schedule Government Contract, and, to the Knowledge of ATS, there are no facts or circumstances that could reasonably be expected to result in a demand by the U.S. Government for a refund based upon ATS’ failure to comply with the Price Reductions clause.

(iv)       ATS has filed all reports related to and paid all industrial funding fees required to be paid by ATS under any active multiple award schedule Government Contract.

(v)        ATS has not received notice nor otherwise has reason to believe that any active orders issued to ATS pursuant to each active multiple award schedule Government Contract are outside the scope of such Government Contract.

(n)        Government Furnished Property.   Schedule 3.18(n) of the Disclosure Schedules identifies as of the Effective Date all personal property, equipment and fixtures loaned, bailed or otherwise furnished to ATS by or on behalf of the U.S. Government for use in the performance of an active Government Contract or Government Subcontract (“Government-Furnished Property”) and the active Government Contracts or Government Subcontracts to which each item of Government-Furnished Property relates. To the Knowledge of ATS, ATS has complied in all material respects with all of its obligations relating to the Government-Furnished Property.

(o)        Former Government Employees.   To the Knowledge of ATS, no former “Government Employee” (as that term is defined in 5 C.F.R. § 2617.102 (2006)) who currently is employed by ATS in a key management position is in violation of any applicable post-government employment conflict of interest restriction or other prohibition in any statute or regulation solely as a result of his or her employment in, or performance of the duties incident to, such position for ATS.

(p)        Ethics Policy.   Attached hereto at Schedule 3.18(p) of the Disclosure Schedules is ATS’ Employee Policies and Procedures Manual regarding how its employees are required to conduct themselves and perform work including work under Government Contracts and Government Subcontracts. Each of ATS’ employees has been provided a copy of that manual and instructed to comply with it. To the Knowledge of ATS, each of its employees has conducted himself or herself in accordance with that policy.

(q)        Timekeeping.   ATS’ Employee Policies and Procedures Manual includes ATS’ policies regarding how its employees are to record their time and complete their time cards at C 206.4. To the best of the Knowledge of ATS, each of its employees has recorded his or her time and completed his or her time cards in accordance with C 206.4.

3.19     Clients.

Neither ATS nor any of the Acquired Subsidiaries has received any notice that any supplier, producer, consumer, financial institution or other party to any Scheduled Contract (and to the Knowledge of ATS there is no supplier, producer, consumer, financial institution or other party to any Scheduled Contract that) will not do business with ATS or any of the Acquired Subsidiaries on substantially the same terms and conditions subsequent to the Closing Date as before such date.

3.20     Backlog.

For informational purposes only, Schedule 3.20 of the Disclosure Schedules sets forth the following information for each “active” (as defined in Section 3.18) Government Contract and Government Subcontract of the Companies as of March 31, 2006 which information, to the Knowledge of ATS, is true and correct in all material respects:

(a)        the ATS Deltek tracking number;

(b)        the name of the Governmental Authority or Government Contractor which has awarded the Government Contract or Government Subcontract;

(c)        an identification of the funding type (i.e., firm- fixed-price, time and materials, or cost-reimbursement);

(d)        the award date;

(e)        the scheduled contract expiration date (assuming all options are exercised);

(f)         the ceiling amount as awarded or as modified;

(g)        the funded amount; and

(h)        work billed.

FSAC acknowledges that with respect to any Government Contract or Government Subcontractor listed in Schedule 3.20 of the Disclosure Schedules, the Governmental Authority or Government Contractor which awarded such contract may, at any time, modify or terminate such contract.

3.21     Compliance with Laws.

ATS and each of the Acquired Subsidiaries has been and is in compliance with each Law that is or was applicable to it or the conduct or operation of its business or the ownership or use of any of its assets, except where any such failure to be in compliance with such Law would not reasonably be expected to have a material adverse effect on ATS or any of the Acquired Subsidiaries. No event has occurred or circumstance exists that (with or without notice or lapse of time) (a) would constitute or result in a material violation by ATS or any of the Acquired Subsidiaries of (or failure on the part of ATS or any of the Acquired Subsidiaries to comply in all material respects with) any such applicable Law, or (b) would give rise to any obligation on the part of ATS or any of the Acquired Subsidiaries to undertake, or to bear all or any portion of the cost of, any material remedial action of any nature under any such applicable Law. Neither ATS nor any of the Acquired Subsidiaries has received, at any time during the past three years, any notice or other communication (whether oral or written) from any Governmental Authority regarding (a) any actual, alleged, or potential violation of, or failure to comply with, any such applicable Law, or (b) any actual, alleged, or potential obligation on the part of ATS or any of the Acquired Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature under any such applicable Law.

3.22     Environmental Matters.

ATS and each of the Acquired Subsidiaries has complied in all material respects with, and is in material compliance with, all applicable Environmental Laws and has no Environmental Liabilities.

3.23     Licenses and Permits.

(a)        ATS and each of the Acquired Subsidiaries has all licenses, permits and other authorizations from Governmental Authorities necessary for the conduct of their respective business as conducted in the normal course of business prior to and as of the date hereof (collectively “Permits”), except for where the failure to obtain such Permits would not have a material adverse effect on them. Schedule 3.23(a) of the Disclosure Schedules sets forth a list of all Permits held by ATS and each of the Acquired Subsidiaries.

(b)        Except as set forth on Schedule 3.23(a) of the Disclosure Schedules, (i) each of the Permits is in full force and effect, (ii) ATS and each of the Acquired Subsidiaries is in full compliance with the terms, provisions and conditions thereof, (iii) there are no outstanding violations, notices of noncompliance, judgments, consent decrees, orders or judicial or administrative actions, investigations or proceedings adversely affecting any of said Permits, and (iv) no condition (including, without limitation, this Agreement and the Contemplated Transactions) exists and no event has occurred that (whether with or without notice, lapse of time or the occurrence of any other event) would reasonably be expected to result in the suspension or revocation of any of said Permits other than by expiration of the term set forth therein, except in each case where such a suspension or revocation would not reasonably be expected to have a material adverse effect on ATS or any of the Acquired Subsidiaries.

3.24     Absence of Certain Business Practices.

None of ATS or the Acquired Subsidiaries, any officer, employee or agent of ATS or the Acquired Subsidiaries, or any other Person acting on their behalf has, directly or indirectly, since the formation of ATS and the Acquired Subsidiaries, given, offered, solicited or agreed to give, offer or solicit any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment, regardless of form and whether in money, property or services, to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder ATS or any of the Acquired Subsidiaries in connection with the design, development, manufacture, distribution, marketing, use, sale, acceptance, maintenance or repair of their respective products and services (or assist ATS or any of the Acquired Subsidiaries in connection with any actual or proposed transaction relating to the products and services of ATS or any of the Acquired Subsidiaries) (a) that subjected or might have subjected ATS or any of the Acquired Subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) that, if not given in the past, might have had a material adverse effect on the business of ATS or any of the Acquired Subsidiaries as it relates to the products and services of ATS or any of the Acquired Subsidiaries, (c) that, if not continued in the future, might have a material adverse effect on ATS or any of the Acquired Subsidiaries, or subject ATS or any of the Acquired Subsidiaries to suit or penalty in any private or governmental litigation or proceeding, (d) for any purposes described in Section 162(c) of the Code, or (e) for the purpose of establishing or maintaining any concealed fund or concealed bank account.

3.25     Litigation.

(a)        Except as set forth on Schedule 3.25(a) of the Disclosure Schedules, there are no:

(i)         actions, suits, claims, trials, written demands, investigations, arbitrations, or other proceedings (whether or not purportedly on behalf of the businesses of ATS or any of the Acquired Subsidiaries, but in all events including actions, suits, claims, trials, written demands, arbitrations, proceedings and actions relating to indemnification by ATS of any one or more of its officers or directors under the indemnification provisions of ATS’ Articles of Incorporation or otherwise (collectively, the “D & O Indemnification Claims”) pending or, to the Knowledge of ATS, threatened against or with respect to ATS or any of the Acquired Subsidiaries, or their respective properties or businesses;

(ii)       outstanding judgments, orders, decrees, writs, injunctions, decisions, rulings or awards against or with respect to ATS or any of the Acquired Subsidiaries, or their respective properties or businesses; or

(iii)      grounds or basis for any D & O Indemnification Claims.

(b)        Neither ATS nor any of the Acquired Subsidiaries (nor the businesses of any of them) are in default with respect to any judgment, order, writ, injunction, decision, ruling, decree or award of any Governmental Authority. To the Knowledge of ATS, except as set forth on Schedule 3.25(b) of the Disclosure Schedules, there is no reasonable basis for a claim against ATS or any of the Acquired Subsidiaries relating to defective design, material, or performance.

(c)        Except as otherwise described on Schedule 3.25(c)A of the Disclosure Schedules (which description shall include a description in reasonable detail of any such obligation for which the indemnitee has given notice of a claim or in connection with which, to the Knowledge of ATS, there exists any facts that would reasonably cause it to believe an indemnification claim will be made), none of the Companies has any indemnification obligations other than indemnification obligations made in the ordinary course of the Companies’ respective businesses (which obligations include, but are not limited to those indemnification obligations described on Schedule 3.25(c)B of the Disclosure Schedules.

3.26     Personnel Matters.

(a)        True, accurate, and complete lists of all of the directors, officers, and employees of ATS and each of the Acquired Subsidiaries, as of March 17, 2006 (collectively, “Personnel”) and their positions are included on Schedule 3.26(a) of the Disclosure Schedules. True and complete information concerning the respective salaries, wages, and other compensation paid by ATS, or the applicable Acquired Subsidiary, as the case may be, during 2004 and 2005 as well as dates of employment, and date and amount of last salary increase, of such Personnel has been provided previously to FSAC.

(b)        All bonuses and other compensation owed by the Companies to their respective employees and consultants for periods prior to October 31, 2005, have been paid in full and all compensation owed and due by the Companies to their respective employees and consultants for periods after October 31, 2005 is paid and current (other than bonuses and “Change in Control Payments” (hereinafter defined)). A bonus pool (the “Bonus Pool”) for fiscal year 2006 has been established (which is shown and accrued on the Interim Financials) from which bonuses are to be paid to certain employees of ATS if and when such bonuses are determined by ATS’ management at the end of the ATS’ 2006 fiscal year. The Companies have entered into Change in Control Retention Agreements and Change in Control Bonus Agreements (collectively the “Change in Control Agreements”) with certain employees and consultants as shown on Schedule 3.26(b) of the Disclosure Schedules, under the terms of which payments (as shown on Schedule 3.26(b)) are due upon the consummation of the Contemplated Transactions (the “Change in Control Payments”). Certain employees of the Acquired Subsidiaries are entitled to bonuses under the Appix bonus plan as described on Schedule 3.26(b) of the Disclosure Schedules and payments under the Appix Phantom Stock Plan as described on Schedule 3.10(b) of the Disclosure Schedules. The Estimated Closing Balance Sheet shall accurately reflect the reserves for the Bonus Pool.

(c)        There are no disputes, grievances, or disciplinary actions pending, or, to the Knowledge of ATS, threatened, by or between ATS or any of the Acquired Subsidiaries and any Personnel.

(d)        All personnel policies and manuals of ATS and the Acquired Subsidiaries are listed on Schedule 3.26(d) of the Disclosure Schedules, and true, accurate, and complete copies of all such written personnel policies and manuals have been provided to FSAC.

(e)        Except for the Employee Bonuses or as otherwise listed on Schedule 3.26(e) of the Disclosure Schedules, neither ATS nor any of the Acquired Subsidiaries is a party to any:

(i)         management, employment, consulting, or other agreement with any Personnel or other person providing for employment or payments over a period of time or for termination or severance benefits, whether or not conditioned upon a change in control of ATS or any of the Acquired Subsidiaries;

(ii)       bonus, incentive, deferred compensation, severance pay, profit-sharing, stock purchase, stock option, benefit, or similar plan, agreement, or arrangement, whether written or unwritten;

(iii)      collective bargaining agreement or other agreement with any labor union or other Personnel organization (and no such agreement is currently being requested by, or is under discussion by management with, any Personnel or others); or

(iv)       other employment contracts, non-competition agreement, or other compensation agreement or arrangement affecting or relating to Personnel or former Personnel of ATS or any of the Acquired Subsidiaries, whether written or unwritten.

(f)         To the Knowledge of ATS and except as otherwise disclosed on Schedule 3.26(f) of the Disclosure Schedules, there do not exist any facts that would give reasonable cause to believe that there will occur a discontinuation after the Closing Date of any currently existing employment situation of any executive and managerial Personnel with respect to either ATS or any of the Acquired Subsidiaries on the currently existing terms.

(g)        No officer, director, agent or employee of, or Consultant to, ATS or any of the Acquired Subsidiaries is bound by any contract or agreement that purports to limit the ability of such officer, director, agent, employee, or Consultant to (i) engage in or continue in any conduct, activity, or practice relating to the business of ATS or any of the Acquired Subsidiaries or (ii) assign to ATS or the appropriate Acquired Subsidiary or to any other Person any rights to any Intellectual Property or any Intellectual Property Right.

(h)        Except as set forth on Schedule 3.26(h) of the Disclosure Schedules, no leased employee, as defined in Code Section 414(n), or independent contractor performs service for ATS or any Acquired Subsidiary.

3.27     Labor Matters.

(a)        Neither ATS nor any of the Acquired Subsidiaries is obligated by, or subject to, any order of the National Labor Relations Board or other labor board or administration, or any unfair labor practice decision.

(b)        Neither ATS nor any of the Acquired Subsidiaries is a party or subject to any pending or, to the Knowledge of ATS, threatened labor or civil rights dispute, controversy or grievance or any unfair labor practice proceeding with respect to claims of, or obligations of, any employee or group of employees. Neither ATS nor any of the Acquired Subsidiaries has received any notice that any labor representation request is pending or is threatened with respect to any employees of ATS or any of the Acquired Subsidiaries.

(c)        ATS and each of the Acquired Subsidiaries is in compliance in all material respects with all applicable Laws and affirmative action programs respecting employment and employment practices, terms and conditions of employment and wages and hours, including but not limited to Executive Order 11246, as amended, the Workers’ Adjustment Retraining  Notification Act and the Service Contract Act. This Section 3.27 does not extend to “ERISA” as defined in Section 3.28.

(d)        No present or former employee of ATS or any of the Acquired Subsidiaries has made, or, to the Knowledge of ATS, threatened, any claim against ATS or any of the Acquired Subsidiaries (whether under Federal or state law, pursuant to any employment agreement, or otherwise) on account of, or for: (i) overtime pay, other than for the current payroll period; (ii) wages or salary (excluding bonuses and amounts accruing under any pension or profit-sharing plan, including but not limited to any Pension Plan or Welfare Plan (as such terms are defined in Section 3.28)) for a period other than the current payroll period; (iii) vacation, time off or pay in lieu of vacation or time off, other than vacation or time off (or pay in lieu thereof) earned in respect of the current or past fiscal year or accrued on the most recent balance sheet for ATS and the Acquired Subsidiaries, or (iv) payment under any applicable workers’ compensation law.

3.28     ERISA.

(a)        Capitalized terms used in this Section 3.28 that are not otherwise defined in this Agreement shall have the meanings set forth below:

(i)         “Benefit Arrangement” means any compensation or employment program (other than a Pension Plan or Welfare Plan), including but not limited to, any fringe benefit, incentive compensation, bonus, severance, deferred compensation and supplemental executive compensation plan that ATS or any ERISA Affiliate maintains or to which ATS or any ERISA Affiliate contributes or has any obligation to contribute, or with respect to which ATS or any ERISA Affiliate has any liability.

(ii)       “ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, as well as any rules and regulations promulgated thereunder by any Governmental Authority, as from time to time in effect.

(iii)      “ERISA Affiliate” means a corporation that is a member of a controlled group of corporations with ATS within the meaning of Code Section 414(b), a trade or business that is under common control with ATS within the meaning of Code Section 414(c), or a member of an affiliated service group with ATS within the meaning of Code Sections 414(m) or (o), including any such Entity that was an ERISA Affiliate at any time.

(iv)       “Pension Plan” means any employee pension benefit plan (as defined in ERISA Section 3(2)) ATS or an ERISA Affiliate maintains or to which ATS or an ERISA Affiliate contributes or has any obligation to contribute, or with respect to which ATS or an ERISA Affiliate has any liability.

(v)        “Plan” means any Pension Plan, any Welfare Plan, and any Benefit Arrangement.

(vi)       “Welfare Plan” means any employee welfare benefit plan (as defined in ERISA Section 3(1)) that ATS or an ERISA Affiliate maintains or to which ATS or an ERISA Affiliate contributes or has any obligation to contribute, or with respect to which ATS or an ERISA Affiliate has any liability.

(b)        Schedule 3.28(b) of the Disclosure Schedules sets forth a list of: (i) each Pension Plan; (ii) each Welfare Plan; and (iii) each Benefit Arrangement.

(c)        ATS and the Acquired Subsidiaries have delivered to FSAC true, accurate and complete copies of (i) the documents comprising each Plan (or, with respect to any Plan that is unwritten, a detailed written description of eligibility, participation, benefits, funding arrangements, assets and any other matters that relate to the obligations of ATS or any ERISA Affiliate); (ii) all trust agreements, insurance contracts or any other funding instruments related to the Plans; (iii) all rulings, determination letters, no-action letters or advisory opinions from the IRS, the U.S. Department of Labor, the PBGC or any other Governmental Authority that pertain to each Plan and any open requests therefor; (iv) the most recent actuarial and financial reports (audited and/or unaudited) and the annual reports filed with any Governmental Authority with respect to the Plans during the most recent three years; and (v) all summary plan descriptions, summaries of material modifications, and employee handbooks regarding the Plans.

(d)        Neither ATS nor any ERISA Affiliate has, at any time within six (6) years prior to the Effective Date, sponsored, maintained or contributed to a Pension Plan subject to Title IV of ERISA, a multiemployer plan (as defined in ERISA Section 3(37)), or a voluntary employees’ beneficiary association, as defined in Code Section 501(c)(9) (a “VEBA”).

(e)        Full payment has been made of all amounts that are required under the terms of each Plan to be paid as contributions with respect to all periods prior to the Effective Date and any such amounts that are not required to be so paid under any Welfare Plan, including any vacation pay plan, have been accrued on the Financial Statements.

(f)         No prohibited transaction within the meaning of ERISA Section 406 or Code Section 4975 has occurred with respect to any Pension Plan as of the date of this Agreement, other than a transaction to which a statutory or administrative exemption has been granted.

(g)        The form of each Pension Plan and Welfare Plan is in compliance in all material respects with the applicable terms of ERISA, the Code, and any other applicable laws, including, but not limited to, the Americans with Disabilities Act of 1990, the Family Medical Leave Act of 1993, the Health Insurance Portability and Accountability Act of 1996, the Uruguay Round Agreements Act, the Small Business Job Protection Act of 1996, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, the Community Renewal Tax Relief Act of 2000, and the Economic Growth and Tax Relief Reconciliation Act of 2001, and except as set forth on Schedule 3.28(g) of the Disclosure Schedules, such plans have been operated in compliance in all material respects with such laws and the written Plan documents. Neither ATS nor any of the Acquired Subsidiaries, nor, to the Knowledge of ATS, any fiduciary of a Pension Plan has violated the requirements of Section 404 of ERISA. Except as set forth on Schedule 3.28(g) of the Disclosure Schedules, all required reports and descriptions of the Plans (including Internal Revenue Service Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions and Summaries of Material Modifications) have been (when required) timely filed with the IRS, the U.S. Department of Labor or other Governmental Authority and distributed as required, and all notices required by ERISA or the Code or any other Laws with respect to the Pension Plans and Welfare Plans have been appropriately given.

(h)        Each Pension Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and to the Knowledge of ATS there are no circumstances that will or could reasonably be expected to result in revocation of any such favorable determination letter. Each trust created under any Pension Plan has been determined to be exempt from taxation under Section 501(a) of the Code, and, to the Knowledge of ATS, there is no circumstance that will or could reasonably be expected to result in a revocation of such exemption.

(i)         No charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand with respect to a Plan or to the administration or the investment of the assets of any Plan that ATS or any ERISA Affiliate maintains or has maintained, or to which ATS or any ERISA Affiliate contributes or has contributed, for the benefit of any current or former employee (other than routine claims for benefits) is pending or, to the Knowledge of ATS, threatened that could reasonably be expected to result in a material liability to ATS or any ERISA Affiliate or to such Plan or a fiduciary of such Plan.

(j)         Except as required by the Code or as otherwise set forth on Schedule 3.28(j) of the Disclosure Schedules, the consummation of the transactions contemplated by this Agreement will not accelerate the time of vesting or the time of payment, or increase the amount of compensation due to any director, employee, officer, former employee or former officer of ATS or an ERISA Affiliate.

(k)        No written or oral representations have been made to any employee, former employee, or director of ATS or any ERISA Affiliate at any time promising or guaranteeing any employer payment or funding for the continuation of medical, dental, life or disability coverage for any period of time (except to the extent of coverage required under COBRA or other applicable Law).

(l)         All nonqualified deferred compensation plans maintained by ATS or any of the Acquired Subsidiaries, to the extent such plans are maintained for the benefit of individuals that are subject to United States Taxes, satisfy the requirements of Section 409A of the Code.

(m)      Schedule 3.28(m) of the Disclosure Schedules identifies (i) all Welfare Plans that ATS or the Acquired Subsidiaries self insure (each a “Self Insured Plan” and collectively the “Self Insured Plans”); (ii) the administrator of each of the Self Insured Plans, (iii) the limits for each of the Self Insured Plans and (iv) the plan year for each of the Self Insured Plans.

(i)         Each of the Self Insured Plans has been maintained in compliance, in all material respects, with its terms.

(ii)       There are no actions, suits, or claims (other than routine claims for benefits in the ordinary course) pending or, to the Knowledge of ATS, threatened, and to the Knowledge of ATS, there are no facts that reasonably could be expected to give rise to any such claims.

(iii)      To the Knowledge of ATS, there are no benefit claims that either individually or in the aggregate are significantly greater than what ATS and the Acquired Subsidiaries generally experienced in the past.

(n)        No act or omission has occurred, with respect to any Plan that would result in any penalty, tax or liability of any kind imposed upon ATS under applicable Law, and to the Knowledge of ATS, no condition exists that reasonably could be expected to give rise to any such penalty, tax or liability.

3.29     Tax Matters.

Except as set forth Schedule 3.29 of the Disclosure Schedules:

(a)        ATS is not the successor by merger or consolidation to any other entity;

(b)        ATS and the Acquired Subsidiaries, and every member of an affiliated group (as defined in Section 1504 of the Code) (and any comparable group for state, local or foreign Tax purposes) that has included ATS or any of the Acquired Subsidiaries (for taxable periods in which ATS or any of the Acquired Subsidiaries was included in such group) (each such corporation, including ATS and each of the Acquired Subsidiaries, a “Taxpayer,” and collectively, the “Taxpayers”), have timely filed all Tax Returns required to have been filed by them, and have paid all Taxes shown to be due on those Tax Returns that were required to have been paid by them on or prior to the date hereof. Each of the Tax Returns filed with respect to the Taxpayers are true, correct and complete in all material respects;

(c)        None of such Tax Returns contains a disclosure statement with respect to ATS or any of the Acquired Subsidiaries under Section 6662 of the Code (or any predecessor statute) or any similar provision of state, local or foreign law;

(d)        No Taxpayer has received notice that the IRS or any other Taxing Authority has asserted against a Taxpayer any deficiency or claim for Taxes, and no issue has been raised by any Taxing Authority in any audit that would result in a proposed deficiency of any Taxpayer for any period not so examined. No claim has ever been made by a Taxing Authority with which any Taxpayer does not file Tax Returns that such Taxpayer is or may be subject to taxation by that Taxing Authority, nor, to the Knowledge of ATS, is there any factual basis or legal basis for such claim;

(e)        All Tax deficiencies asserted or assessed against the Taxpayers have been paid or finally settled with no remaining amounts owed;

(f)         There is no pending or, to the Knowledge of ATS, threatened action, audit, proceeding, or investigation with respect to the Taxpayers involving:  (i) the assessment or  collection of Taxes, or (ii) a claim for refund made by a Taxpayer with respect to Taxes previously paid;

(g)        All amounts that are required to be collected or withheld by a Taxpayer, have been duly collected or withheld, and all such amounts that are required to be remitted to any Taxing Authority have been duly remitted;

(h)        Neither ATS nor any of the Acquired Subsidiaries (i) has been included in an affiliated group (as defined in Section 1504 of the Code) with a Person other than ATS or an Acquired Subsidiary and (ii) has any liability for the Taxes of any Person (other than members of ATS’ affiliated group as defined in Section 1504 of the Code) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise;

(i)         There are no outstanding waivers of any statute of limitations with respect to the assessment of any Tax;

(j)         Accruals or reserves for current taxes and deferred tax liabilities as stated in the Audited Financial Statements, and the Interim Financial Statements are all in accordance with GAAP and fairly reflect current and deferred liabilities for Taxes as of their respective dates;

(k)        Except for Liens for Taxes not yet due and payable, there are no Liens for Taxes due and payable upon the assets of any Taxpayer;

(l)         No Taxpayer has participated in, or cooperated with, an international boycott within the meaning of Section 999 of the Code;

(m)      None of the Taxpayers has made nor become obligated to make, nor will any of the Taxpayers, as a result of any event connected with any transaction contemplated herein and/or any termination of employment related to such transaction, make or become obligated to make, any “excess parachute payment,” as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof);

(n)        There are no outstanding balances of deferred gain or loss accounts related to deferred intercompany transactions as described in Treasury Regulation Section 1.1502-13 (or predecessor regulations) or excess loss accounts described in Treasury Regulation Sections 1.1502-32 or 1.1502-19 (or predecessor regulations) or similar items, among any of the Taxpayers that will be recognized or otherwise taken into account as a result of the Contemplated Transactions;

(o)        There are no outstanding requests for extensions of time within which to file returns and reports in respect of any Taxes owed by any Taxpayers;

(p)        There are no elections, consents, or agreements as to Taxes in effect with respect to ATS or any of the Acquired Subsidiaries that will remain in effect following the Closing Date and that have had a material effect on the taxable income of ATS or any of the Acquired Subsidiaries prior to the Closing Date;

(q)        Neither ATS nor any of the Acquired Subsidiaries is a party to any tax-sharing agreement, or similar arrangement (whether express or implied), including any terminated agreement as to which it could have any continuing liabilities;

(r)        No Taxpayer has applied for a ruling relating to Taxes from any Taxing Authority or entered into any closing agreement with any Taxing Authority;

(s)        None of the assets of ATS or any of the Acquired Subsidiaries is or will be required to be treated as (i) owned by another person pursuant to the safe harbor leasing provisions of the Code or (ii) property subject to Section 168(f) or (g) of the Code;

(t)         Neither ATS nor any of the Acquired Subsidiaries is or has ever been a “United States real property holding corporation” within the meaning of Section 897 of the Code;

(u)        ATS has delivered to FSAC correct and complete copies of Federal income Tax Returns and has made available to FSAC state income Tax Returns filed on behalf of ATS and the Acquired Subsidiaries for the three previous taxable years;

(v)        No Person has been treated as an independent contractor of ATS or any of the Acquired Subsidiaries for Tax purposes who should have been treated as an employee for such purposes;

(w)       Neither ATS nor any of the Acquired Subsidiaries is or has been an “S” corporation within the meaning of Section 1361 of the Code;

(x)        None of the Capital Stock of ATS or of the Acquired Subsidiaries is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code;

(y)        The Contemplated Transactions, either by themselves or in conjunction with any other transaction that any of the Taxpayers may have entered into or agreed to, will not give rise to any federal income tax liability under Section 355(e) of the Code for which any of the Taxpayers may in any way be held liable;

(z)        None of the Taxpayers is a party to any “Gain Recognition Agreements” as such term is used in the Treasury Regulations promulgated under Section 367 of the Code;

(aa)      There are no joint ventures, partnerships, limited liability companies, or other arrangements or contracts to which any of the Taxpayers is a party and that could be treated as a partnership for federal income tax purposes;

(bb)     None of the Taxpayers has, nor has any of them ever had, a “permanent establishment” in any foreign country, as such term is defined in any applicable Tax treaty or convention between the United States and such foreign country, nor has any of them otherwise taken steps that have exposed, or will expose, it to the taxing jurisdiction of a foreign country; and

(cc)      Neither ATS, nor any Acquired Subsidiary has agreed, nor is required, to make any adjustment under Section 481 of the Code by reason of a change in accounting method, or otherwise, that will affect the liability of ATS or any Acquired Subsidiary for Taxes for any taxable period after the Closing Date.

3.30     Insurance.

(a)        ATS and the Acquired Subsidiaries maintain the types of insurance shown on Schedule 3.30(a) of the Disclosure Schedules. A list of all claims as of the Effective Date against such insurance since January 1, 2001 that individually exceed $5,000 in amount and the outcomes or status of such claims is set forth on Schedule 3.30 of the Disclosure Schedules.

(b)        ATS maintains life insurance on those persons in the amounts as indicated on Schedule 3.30(b) of the Disclosure Schedules. With respect to each of the foregoing life insurance policies (i) ATS is the designated beneficiary and (ii) all premiums are current as of the date hereof and there are no premiums due and unpaid as of the date hereof.

3.31     Bank Accounts.

Schedule 3.31 of the Disclosure Schedules sets forth (i) the name of each Person with whom ATS or any Acquired Subsidiary maintains an account or safety deposit box, (ii) the address where each such account or safety deposit box is maintained, and (iii) the names of all Persons authorized to draw thereon or to have access thereto.

3.32     Powers of Attorney.

(a)        Neither ATS, nor any of the Acquired Subsidiaries has given any irrevocable power of attorney (other than pursuant to Section 2.5 hereof or other than such powers of attorney given in the ordinary course of business with respect to routine matters or as may be necessary or desirable in connection with the consummation of the Contemplated Transactions) to any Person for any purpose whatsoever with respect to ATS or any of the Acquired Subsidiaries.

(b)        Each of the Shareholders severally and not jointly represents and warrants to FSAC that such Shareholder has not given any irrevocable power of attorney (other than pursuant to Section 2.5 hereof or other than such powers of attorney given in the ordinary course of business with respect to routine matters or as may be necessary or desirable in connection with the consummation of the Contemplated Transactions) to any Person for any purpose whatsoever with respect to ATS or any of the Acquired Subsidiaries.

3.33     No Broker.

(a)        Except for Stifel, which was retained by ATS under a fee agreement dated July 7, 2005 (the “Stifel Agreement”), neither the Shareholders, ATS, nor any of the Acquired Subsidiaries (or any of their respective directors, officers, employees or agents) has employed or incurred any liability to any broker, finder or agent for any brokerage fees, finder’s fees, commissions or other amounts with respect to this Agreement or the Contemplated Transactions.

(b)        Each of the Shareholders severally and not jointly represents and warrants to FSAC that such Shareholder has not employed or incurred any liability to any broker, finder or agent for any brokerage fees, finder’s fees, commissions or other amounts with respect to this Agreement or the Contemplated Transactions.

3.34     Security Clearances.

To the Knowledge of ATS, ATS and each of the Acquired Subsidiaries have the proper procedures to conduct business of a classified nature up to the level of their current clearances. The levels and locations of facility clearances are set forth on Schedule 3.34 of the Disclosure Schedules. Schedule 3.34 of the Disclosure Schedules identifies as of the Effective Date any employees whose security clearance, to the Knowledge of ATS, has been lost or downgraded in the last twenty-four (24) months. ATS and each of the Acquired Subsidiaries is in compliance in all material respects with applicable agency security requirements, as appropriate, and has in place proper procedures, practices and records to maintain security clearances necessary to perform their current contracts.

3.35     No Unusual Transactions.

Except as expressly contemplated by this Agreement, or as set forth in Schedule 3.35 of the Disclosure Schedules, since October 31, 2005, ATS and each of the Acquired Subsidiaries has conducted its business in the ordinary course and in a manner consistent with past practice and, without limiting the generality of the foregoing, neither ATS, nor any of the Acquired Subsidiaries has:

(a)        incurred or discharged any secured or any unsecured liability or obligation (whether accrued, absolute or contingent) other than liabilities and obligations disclosed in the October 2005 Balance Sheet or the Estimated Closing Balance Sheet and liabilities and obligations incurred since October 31, 2005 in the ordinary course of business and in a manner consistent with past practices;

(b)        waived or cancelled any claim, account receivable or trade account involving amounts in excess of $50,000 in the aggregate;

(c)        made any capital expenditures in excess of $50,000 in the aggregate;

(d)        sold or otherwise disposed of or lost any capital asset or used any of its assets other than, in each case, for proper corporate purposes and in the ordinary course of business and in a manner consistent with past practices;

(e)        issued any options to purchase any shares of its Capital Stock, or sold or otherwise disposed of any shares of its Capital Stock or any warrants, rights, bonds, debentures, notes or other corporate security;

(f)         entered into any transaction, contract, agreement, indenture, instrument or commitment involving amounts in excess of $25,000 in the aggregate other than in the ordinary course of business and in a manner consistent with past practices or in connection with the Contemplated Transactions;

(g)        suffered any extraordinary losses whether or not covered by insurance;

(h)        modified its charter, bylaws or capital structure;

(i)         reserved, declared, made or paid any dividend or redeemed, retired, repurchased, purchased, or otherwise acquired shares of its Capital Stock, options to purchase such stock, or any of its other corporate securities;

(j)         suffered any material shortage or any material cessation or interruption of inventory shipments, supplies or ordinary services;

(k)        entered into an employment agreement or made (i) (A) any increase in the rate or change in the form of compensation or remuneration payable to or to become payable to any of its directors or officers, or (B) any increase in the rate or change in the form of compensation or remuneration payable to or to become payable to any of its employees, licensors, licensees, franchisors, franchisees, distributors, agents, or suppliers, other than such increases or changes in the ordinary course of business and consistent with past practices, or (ii) any bonus or other incentive payments or arrangements with any of its, directors, officers, employees, licensors, licensees, franchisors, franchisees, distributors, agents, suppliers, or customers;

(l)         removed any director or terminated any officer except those directors and officers who will resign in accordance with Section 7.8;

(m)      entered into, terminated, cancelled, amended or modified any material contract, other than in the ordinary course of business or in connection with the Contemplated Transactions;

(n)        made any change in its accounting policies, practices and calculations as utilized in the preparation of the October 2005 Financial Statements;

(o)        voluntarily permitted any Person to subject the Shares or the properties of ATS to any additional Lien;

(p)        (i) made any loan or advance to, or (ii) assumed, guaranteed, endorsed or otherwise become liable with respect to the liabilities or obligations of, any Person;

(q)        purchased or otherwise acquired any corporate security or other equity interest in any Person;

(r)        changed its pricing, credit, or payment policies;

(s)        incurred any Indebtedness other than to trade creditors and financial institutions in the ordinary course of business and in a manner consistent with past practices;

(t)         except as otherwise required by Law, entered into, amended, modified, varied, altered, or otherwise changed any of the Plans;

(u)        changed its banking arrangements and signatories or granted any powers of attorney;

(v)        purchased, sold, leased, or otherwise disposed of any of its properties or any right, title or interest therein other than in the ordinary course of business;

(w)       failed to maintain its books in a manner that fairly and accurately reflects its income, expenses and liabilities in accordance with applicable accounting standards, including, without limitation, GAAP, and using accounting policies, practices and calculations applied on a basis consistent with past periods and throughout the periods involved;

(x)        failed to maintain in full force and effect insurance policies on all of its properties providing coverage and amounts of coverage comparable to the coverage and amounts of coverage provided under its policies of insurance in effect on October 31, 2005;

(y)        failed to perform duly and punctually in all material respects all of its contractual obligations in accordance with the terms thereof, except where the failure to do so would not have a material adverse effect on ATS;

(z)        failed to maintain and keep its properties in good condition and working order, except for ordinary wear and tear;

(aa)      materially modified or changed its business organization or materially and adversely modified or changed its relationship with its suppliers, customers and others having business relations with it; or

(bb)     authorized, agreed or otherwise committed to any of the foregoing.

3.36     Full Disclosure.

No representation or warranty in this ARTICLE III or in the related Schedules in the Disclosure Schedules, and no statement in the certificate contemplated by Section 7.1, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which such statements were made.

ARTICLE IV
Representations and Warranties of FSAC

FSAC represents and warrants to ATS and the Shareholders:

4.1        Organization and Power.

(a)        FSAC is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Contemplated Transactions.

(b)        FSAC has all requisite corporate power to own or lease and operate its properties.

4.2        Authorization and Enforceability.

FSAC’s Board of Directors has duly authorized and approved the execution and delivery of this Agreement and, subject to the approval of FSAC’s stockholders, the execution and delivery of the other Transaction Documents and the consummation of the Contemplated Transactions. As of the Closing Date (a) FSAC will have duly authorized the execution and delivery of and the performance of its obligations under the Transaction Documents and (b) the Transaction Documents will constitute the legal, valid and binding obligation of FSAC and shall be enforceable against FSAC in accordance with its and their terms, respectively, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4.3        No Violation.

None of the execution, delivery or performance of this Agreement or any of the other Transaction Documents by FSAC and the consummation of the Contemplated Transactions will:

(a)        conflict with or violate any provision of the certificate of incorporation, any bylaw or any corporate charter or document of FSAC;

(b)        result in the creation of, or require the creation of, any Lien upon any (i) shares of shares of stock of FSAC or (ii) property of FSAC;

(c)        result in (i) the termination, cancellation, modification, amendment, violation, or renegotiation of any contract, agreement, indenture, instrument, or commitment pertaining to the business of FSAC, or (ii) the acceleration or forfeiture of any term of payment;

(d)        give any Person the right to (i) terminate, cancel, modify, amend, vary, or renegotiate any contract, agreement, indenture, instrument, or commitment pertaining to the business of FSAC, or (ii) to accelerate or forfeit any term of payment; or

(e)        violate any Law applicable to FSAC or by which its properties are bound or affected.

4.4        Consents.

None of the execution, delivery or performance of this Agreement by FSAC, nor consummation of the Contemplated Transactions or compliance with the terms of the Transaction Documents will require (a) the consent or approval under any agreement or instrument or (b) FSAC to obtain the approval or consent of, or make any declaration, filing (other than administrative filings with Taxing Authorities, foreign companies registries and the like) or registration with, any Governmental Authority.

4.5        Authorization of Stock Consideration.

If, pursuant to Section 2.2(b), one or more Shareholders elect to receive Stock Consideration as part of the Purchase Consideration then the shares of FSAC common stock to be issued to such electing Shareholders as Stock Consideration, when issued sold and delivered at Closing in accordance with the terms of this Agreement, will (a) be duly authorized, validly issued, fully paid and nonassessable, (b) not be subject to preemptive rights created by statute, FSAC’s certificate of incorporation or bylaws or any agreement to which FSAC is a party or by which FSAC is bound and (c) be free of restrictions on transfer or Liens, other than restrictions on transfer under applicable state and federal securities laws or restrictions or Liens imposed thereon by the Shareholders after the Closing.

4.6        Capitalization.

The authorized capital stock of FSAC consists, and as of Closing will consist, of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock, par value $0.0001 per share, of which, (a) 26,250,000 shares of FSAC’s common stock were issued and outstanding, all of which were duly authorized, validly issued, fully paid and nonassessable, (b) no shares of FSAC common stock were held in the treasury of FSAC, and (c) no shares of FSAC’s preferred stock were outstanding. As of the Effective Date hereof, and as of Closing, except as described in this Section or on Schedule 4.6, (a) there are no outstanding (i) shares of capital stock or other voting securities of FSAC, (ii) securities of FSAC convertible into or exchangeable for shares of capital stock or voting securities of FSAC, (iii) options or other rights to acquire from FSAC, or obligations of FSAC to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of FSAC, and (iv) equity equivalents, interests in the ownership or earnings of FSAC or other similar rights (collectively “FSAC Securities”), and (b) there are no outstanding obligations of FSAC to repurchase, redeem or otherwise acquire any FSAC Securities.

4.7        Public Disclosure Documents.

(a)        FSAC has filed with, or furnished to, the SEC each form, proxy statement or report required to be filed with, or furnished to, the SEC by FSAC pursuant to the Exchange Act (collectively, with FSAC’s prospectus filed with the SEC on October 20, 2005, as amended to date, the “Public Disclosure Documents”). The Public Disclosure Documents, as amended prior to the date hereof, complied, as of the date of their filing with the SEC, as to form in all material respects with the requirements of the Exchange Act and Securities Act, as applicable. The information contained or incorporated by reference in the Public Disclosure Documents was true, complete and correct in all material respects as of the respective dates of the filing thereof with the SEC; and, as of such respective dates, the Public Disclosure Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent updated or superseded by any Public Disclosure Document subsequently filed by FSAC with the SEC prior to the date hereof.

(b)        The financial statements of FSAC included in the Public Disclosure Documents have been prepared in accordance with the published rules and regulations of the SEC and in conformity with GAAP applied on a consistent basis throughout the periods indicated therein, except as may be indicated therein or in the notes thereto, and presented fairly, in all material respects, the consolidated financial position of FSAC as of the dates indicated, and the consolidated results of the operations and cash flows of FSAC for the periods therein specified (except in the case of quarterly financial statements for the absence of footnote disclosure and subject, in the case of interim periods, to normal year-end adjustments).

4.8        Litigation.

Except as set forth in the Public Disclosure Documents, there is no action, suit, proceeding, arbitration, claim, investigation or inquiry pending or, to FSAC’s Knowledge, threatened by or before any governmental body or other forum against the FSAC that (i) would reasonably be expected to have a material adverse effect on FSAC, (ii) that questions the validity of this Agreement or (iii) that seeks to prohibit, enjoin or otherwise challenge the Contemplated Transactions.

4.9        Brokers.

FSAC has not entered into any contract or other understanding with any Person, which may result in the obligation of FSAC to pay any finder’s fee, commission or other like payment in connection with this Agreement and the Contemplated Transactions.

4.10     Financial Ability.

To the Knowledge of FSAC, no condition of FSAC exists, other than the approval by FSAC’s stockholders, and the related failure of public FSAC stockholders owning 20% or more of the FSCA public shares to both vote against the Contemplated Transactions and exercise their conversion or “put” rights, that could reasonably be expected to prevent FSAC from acquiring the funds necessary to finance the Contemplated Transactions.

4.11     No Questionable Payments.

Neither FSAC nor any director, officer, agent, employee, or other person associated with or acting on behalf of FSAC has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

ARTICLE V
Covenants

5.1        Conduct of ATS.

Except as contemplated by this Agreement, during the period from the Effective Date to the Closing Date, the Founders will cause ATS and the Acquired Subsidiaries to conduct their business and operations in the ordinary course and, to the extent consistent therewith, to use reasonable efforts to preserve their respective current relationships with customers, employees, suppliers and others having business dealings with them. Accordingly, and without limiting the generality of the foregoing, during the period from the date of this Agreement to the Closing Date, without the prior written consent of FSAC, ATS and the Founders will not take, and the Founders will not permit ATS to take, any action that would cause the representations set forth in Section 3.35 not to be true as of the Closing Date, except as expressly contemplated by this Agreement.

5.2        Access to Information Prior to the Closing; Confidentiality.

(a)        During the period from the Effective Date through the Closing Date, the Founders will cause ATS to give FSAC and its authorized representatives reasonable access during regular business hours to all offices, facilities, books and records of ATS and the Acquired Subsidiaries as FSAC may reasonably request; provided, however, that (i) FSAC and its representatives shall take such action as is deemed necessary in the reasonable judgment of ATS to schedule such access and visits through a designated officer of ATS and in such a way as to avoid disrupting the normal business of ATS, (ii) ATS shall not be required to take any action that would constitute a waiver of the attorney-client or other privilege and (iii) ATS need not supply FSAC with any information that, in the reasonable judgment of ATS is under a contractual or legal obligation not to supply, including, without limitation, as a result of any governmental or defense industrial security clearance requirement or program requirements of any Governmental Authority prohibiting certain persons from sharing information; provided, however, ATS will use its reasonable efforts to enable FSAC to receive such information.

(b)        FSAC will hold and will cause its employees, agents, affiliates, consultants, representatives and advisors to hold any information that it or they receive in connection with the activities and transactions contemplated by this Agreement in strict confidence in accordance with and subject to the terms of the Confidentiality Agreement dated as of December 7, 2005 between FSAC and ATS (the “Confidentiality Agreement”).

5.3        Best Efforts.

Subject to the terms and conditions of this Agreement, each of the parties hereto will use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement at the earliest practicable date. Without limiting the generality of the foregoing, FSAC hereby covenants and agrees (i) to cause FSAC’s accountants to review the October 2006 Earn Out Period promptly after the end of the October 2006 Earn Out Period and to (ii) to timely file FSAC’s Form 10-Q with the SEC for the second quarter of 2007.

5.4        Consents.

Without limiting the generality of Section 5.3 hereof, each of the parties hereto (other than Harry Katrivanos) will use its best efforts to obtain all licenses, permits, authorizations, consents and approvals of all third parties and governmental authorities necessary in connection with the consummation of the transactions contemplated by this Agreement prior to the Closing. Each of the parties hereto (other than Harry Katrivanos) will make or cause to be made all filings and submissions under laws and regulations applicable to it as may be required for the consummation of the transactions contemplated by this Agreement. FSAC, the Shareholders and ATS will coordinate and cooperate with each other in exchanging such information and assistance as any of the parties hereto may reasonably request in connection with the foregoing.

5.5        Access to Books and Records Following the Closing.

Following the Closing, FSAC shall permit the Shareholders and their authorized representatives, during normal business hours and upon reasonable notice, to have reasonable access to, and examine and make copies of, all books and records of ATS, the Acquired Subsidiaries and/or FSAC that relate to transactions or events occurring prior to the Closing or transactions or events occurring subsequent to the Closing that are related to or arise out of transactions or events occurring prior to the Closing; provided, however, (a) that the Shareholders and their representatives shall take such action as is deemed necessary in the reasonable judgment of FSAC and ATS to schedule such access and visits through a designated officer of ATS and in such a way as to avoid disrupting the normal business of FSAC and/or ATS, (b) neither FSAC nor ATS shall be required to take any action that would constitute a waiver of the attorney-client or other privilege and (c) neither FSAC nor ATS need supply the Shareholders, or their representatives, with any information which, in the reasonable judgment of FSAC or ATS, FSAC or ATS (as the case may be) is under a contractual or legal obligation not to supply, including, without limitation, as a result of any governmental or defense industrial security clearance requirement or program requirements of any Governmental Authority prohibiting certain persons from sharing information. FSAC agrees that it shall retain and shall cause ATS to retain all such books and records for a period of seven years following the Closing, or for such longer period following the Closing as may be required by applicable Law.

5.6        Founders’ Post-Closing Confidentiality Obligation.

Following the Closing, except as otherwise expressly provided in this Agreement or in other agreements delivered in connection herewith, the Founders shall, and shall cause their respective Affiliates, officers agents and representatives, as applicable to, (a) maintain the confidentiality of, (b) not use, and (c) not divulge, to any Person all confidential or proprietary information of ATS, except with the prior written consent of FSAC or to the extent that such information is required to be divulged by legal process, except as may reasonably be necessary in connection with the performance of any indemnification obligations under this Agreement or except as may be required by Law; provided, however, that the foregoing limitations shall not apply to information that (i) otherwise becomes lawfully available to the Founders, or their respective Affiliates, officers agents and representatives after the Closing Date on a nonconfidential basis from a third party who is not under an obligation of confidentiality to FSAC or ATS or (ii) is or becomes generally available to the public without breach of this Agreement by the Founders, or their respective Affiliates, officers agents and representatives.

5.7        Expenses.

(a)        Except as otherwise provided in this Section 5.7, each of the parties shall bear its own expenses related to the Contemplated Transactions. Notwithstanding the foregoing, all compensation due Stifel and other third-party costs of the Shareholders, ATS and the Acquired Subsidiaries with respect to the Contemplated Transactions including all payments to be made in connection with the Change In Control Releases and other the amounts referred to on Schedule 5.7 of the Disclosure Schedules (collectively, the “Founders’ Transaction Costs”) shall be the responsibility of the Founders and, to the extent payable at Closing, and not otherwise paid by the Founders, shall be paid at Closing in accordance with Section 5.8(a).

(b)        Notwithstanding the foregoing, the obligation to pay Taxes shall be allocated pursuant to Section 5.11 rather than this Section 5.7.

5.8        Certain Closing Payments.

(a)        The Founders shall be obligated to repay all Indebtedness of ATS and the Acquired Subsidiaries as of the Closing. In connection with the Closing, FSAC shall repay out of the Cash Consideration, on behalf of the Founders, (i) all Indebtedness of the ATS and the Acquired Subsidiaries remaining outstanding (other than intercompany indebtedness (if any)), and (ii) all Founders’ Transaction Costs. To the extent the amount of any such payment can be determined, and paid, at or prior to the Closing, then a downward adjustment shall be made in the Cash Consideration paid at Closing equal to such amount. In the event any such payment cannot be determined or paid at or prior to Closing, then (i) the parties to the Escrow Agreements shall instruct the Escrow Agent to pay any such amount (from the Balance Sheet Escrow to the extent of any Balance Sheet Escrow Funds and then from the General Indemnity Escrow) to FSAC within three (3) Business Days of determination (which may be through delivery of an invoice) and (ii) the Founders hereby agree and covenant that they shall be jointly and severally responsible for and shall immediately deposit in the General Indemnity Escrow cash in the amount of the distributions made from the Escrowed Funds to cover costs the Founders are responsible for under this Section 5.8.

(b)        It is the intent of the parties that all Shareholders shall be deemed to have repaid any and all loans outstanding and owing by any of the Shareholders to ATS or any of the Acquired Subsidiaries as of the Closing Date. Notwithstanding anything in this Agreement to the contrary, the Shareholders’ Representative shall be permitted to make, or direct, non-pro rata distributions of the Cash Consideration to the Shareholders in order to account for any such deemed repayments.

5.9        No Solicitation of Competitive Transactions.

(a)        From the date of this Agreement until the Closing, or, if earlier, the termination of this Agreement in accordance with its terms, ATS and each of the Founders agree that they will not, directly or indirectly, through any officer, director, employee, representative or agent or any of their affiliates, (i) solicit, initiate, entertain or encourage any inquiries or proposals that constitute, or could lead to, a proposal or offer for a merger, consolidation, business combination, recapitalization, sale of substantial assets, sale of a substantial percentage of shares of capital stock (including, without limitation, by way of a public offering or private placement), joint venture (other than teaming agreement or similar arrangements in the ordinary course of business) or similar transactions involving ATS or any of its subsidiaries, other than a transaction with FSAC and/or its affiliates (any of the foregoing inquiries or proposals being referred to herein as an “Acquisition Proposal”), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to, approve or recommend any Acquisition Proposal. ATS will notify FSAC immediately (and not later than twenty-four (24) hours) after receipt of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of ATS by any person or entity that informs ATS that it is considering making or has made an Acquisition Proposal. Such notice shall be made orally (and shall be confirmed in writing) and, subject to existing confidentiality, nondisclosure or other similar agreements, shall indicate the identity of the party making the proposal and the material terms and conditions of such proposal, inquiry or contract. ATS will prevent any of its directors, officers, affiliates, representatives or agents (each a “Representative”) from taking any action prohibited hereby if taken by ATS. If ATS learns of any such action taken by a Representative, ATS will immediately advise FSAC and provide the information specified herein.

(b)        From the date of this Agreement until the Closing, or, if earlier, the termination of this Agreement in accordance with its terms, FSAC, its affiliates or its Representatives engages in “Material Negotiations” (as hereinafter defined) concerning a merger, consolidation, business combination, recapitalization, purchase of substantial assets, purchase of shares of capital stock, joint venture or similar transactions involving a party other than ATS or any of its subsidiaries (each a “Proposed Transaction,” but not including Proposed Transactions initiated prior to the date of this letter)), FSAC shall promptly notify the Shareholders’ Representative or ATS’ representative, Daniel M. Cornell (“Cornell”), of the same. For purposes of this letter, the term “Material Negotiations” shall mean the delivery by FSAC to a third party of a term sheet or a letter of intent. Any notice of a Proposed Transaction (i) shall be made orally (and shall be confirmed in writing), (ii) shall identify the parties to, and the terms of the Proposed Transaction, and (iii) shall be subject to existing confidentiality, nondisclosure and other similar agreements. The Shareholders’ Representative and Cornell each agree, as a condition to receiving notices with respect to any Proposed Transaction, to execute and deliver to FSAC such additional non-disclosure, confidentiality or similar agreement as may be required by FSAC.

5.10     Personnel.

FSAC intends that all Personnel employed by any of the Companies as of the Closing Date shall have the opportunity to continue as an employee of the respective Companies following the Closing Date. This Section 5.10 shall not create any rights to continued employment.

5.11     Certain Tax Matters.

(a)        Tax Periods Ending on or Before the Closing Date.

FSAC shall prepare, or cause to be prepared, and file, or cause to be filed, on a timely basis (in each case, at its sole cost and expense) and on a basis reasonably consistent with past practice (unless FSAC is advised otherwise by its outside tax consultants), all Tax Returns with respect to ATS and the Acquired Subsidiaries for taxable periods ending on or prior to the Closing Date and required to be filed thereafter (the “Prior Period Returns”). FSAC shall provide a draft copy of such Prior Period Returns to the Shareholders’ Representative for its review at least fifteen (15) Business Days prior to the due date thereof. The Shareholders’ Representative shall provide its comments to FSAC at least five Business Days prior to the due date of such returns and FSAC shall make all changes requested by ATS in good faith (unless FSAC is advised in writing by its independent outside accountants or attorneys that such changes (i) are contrary to applicable Law, or (ii) will, or are likely to, have a material adverse effect on FSAC or any of its Affiliates (provided that FSAC agrees to make any such changes notwithstanding the application of this clause (ii) if the changes are consistent with applicable Law and past practices of the Companies)). Except as provided in Section 5.11(c), and only to the extent such Taxes have not been accrued or otherwise reserved for on the Closing Balance Sheets (and specifically reflected in Closing Net Working Capital), the Founders shall pay, or cause to be paid, all Taxes with respect to ATS and the Acquired Subsidiaries shown to be due on such Prior Period Returns. In the event that the Founders for any reason fail to make the payment contemplated in the previous sentence, then FSAC may bring an indemnification claim under ARTICLE IX.

(b)        Tax Periods Beginning Before and Ending After the Closing Date.

(i)         FSAC shall prepare or cause to be prepared and file or cause to be filed, on a basis reasonably consistent with past practice, any Tax Returns of ATS and the Acquired Subsidiaries for Tax periods that begin before the Closing Date and end after the Closing Date (collectively, the “Straddle Periods” and each a “Straddle Period”). FSAC shall permit the Shareholders’ Representative to review and comment on each such Tax Return described in the preceding sentence prior to filing, and FSAC shall make all changes reasonably requested by ATS in good faith (unless FSAC is (1) advised in writing by its independent outside accountants or attorneys that such changes are contrary to applicable Law or (2) will, or are likely to, have a material adverse effect on FSAC or any of its Affiliates (provided that FSAC agrees to make any such changes notwithstanding the application of this clause (2) if the changes are consistent with applicable Law and past practices of the Companies)). Within fifteen (15) days after the date on which FSAC pays any Taxes of ATS and the Acquired Subsidiaries with respect to any Straddle Period, the Founders shall, to the extent such Taxes have not been accrued or otherwise reserved for on the Closing Balance Sheets (and specifically reflected in the Closing Net Working Capital), pay to FSAC the amount of such Taxes that relates to the portion of such Straddle Period ending on the Closing Date (the “Pre-Closing Tax Period”). In the event that the Founders for any reason fail to make the payment contemplated in the previous sentence, then FSAC may bring an indemnification claim under Article IX.

(ii)       For purposes of this Agreement:

(1)        In the case of any gross receipts, income, or similar Taxes that are payable with respect to a Straddle Period, the portion of such Taxes allocable to (A) the Pre-Closing Tax Period and (B) the portion of the Straddle Period beginning on the day next succeeding the Closing Date (the “Post-Closing Tax Period”) shall be determined on the basis of a deemed closing at the end of the Closing Date of the books and records of ATS.

(2)        In the case of any Taxes (other than gross receipts, income, or similar Taxes) that are payable with respect to a Straddle Period, the portion of such Taxes allocable to the portion of the Straddle Period prior to the Closing Date shall be equal to the product of all such Taxes multiplied by a fraction the numerator of which is the number of days in the Straddle Period from the commencement of the Straddle Period through and including the Closing Date and the denominator of which is the number of days in the entire Straddle Period; provided, however, that appropriate adjustments shall be made to reflect specific events that can be identified and specifically allocated as occurring on or prior to the Closing Date (in which case the Founders shall be responsible for any Taxes related thereto) or occurring after the Closing Date (in which case, FSAC shall be responsible for any Taxes related thereto).

(iii)      FSAC shall be responsible for (A) any and all Taxes with respect to the Pre-Closing Tax Period of any applicable Straddle Period to (but only to) the extent such Taxes have been accrued or otherwise reserved for on the Closing Balance Sheet and (B) any Taxes with respect to the Post-Closing Tax Period of the Straddle Periods.

(c)        Cooperation on Tax Matters.

(i)         FSAC and the Founders shall cooperate fully, as and to the extent reasonably requested by any party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation, or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information reasonably relevant to any such audit, litigation, or other proceeding and making their respective employees, outside consultants and advisors available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. FSAC and the Founders agree (A) to retain all books and records with respect to Tax matters pertinent to ATS and the Acquired Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by FSAC or the Shareholders’ Representative, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other so requests, FSAC or the Founders, as the case may be, shall allow one of the others to take possession of such books and records.

(ii)       FSAC and the Founders further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

(iii)      FSAC and the Founders further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

(iv)       The Shareholders shall provide to FSAC for its review and approval all material related to the securing of shareholder approval under section 280G of the Code for the parachute payments identified on Schedule 3.29. Such material shall be provided to FSAC at least five business days prior to the obtaining of such shareholder approval. The Shareholders and FSAC agree that all documents related to such shareholder approval must be mutually agreed to by the Shareholders Representative and FSAC.

(d)        Certain Taxes.   All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the Contemplated Transactions (including any transfer or similar tax imposed by any governmental authority) shall be shared equally between FSAC on the one hand and the Founders on the other, and each shall be responsible for one-half of such Taxes. The party required by Law to do so will file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable Law, the other parties will join in the execution of any such Tax Returns and other documentation.

(e)        Indemnification and Tax Contests.   FSAC’s and the Founders’ indemnification obligations with respect to the covenants in this Section 5.11 together with the procedures to be observed in connection with any Tax Contest shall be governed by Article IX.

5.12     Public Announcements.

None of FSAC, ATS, any of the Acquired Subsidiaries or the Shareholders, will issue any press release or make any public statement with respect to this Agreement or the Contemplated Transactions, or disclose the existence of this Agreement to any Person or entity, prior to the Closing and, after the Closing, will not issue any such press release or make any such public statement without the prior consent of the other parties (which consent shall not be unreasonably withheld or delayed), subject to any applicable disclosure obligations pursuant to Applicable Law provided that if FSAC proposes to issue any press release or similar public announcement or communication in compliance with any such disclosure obligations and related to the Contemplated Transactions, FSAC shall use commercially reasonable efforts to consult in good faith with the Shareholders’ Representative before doing so.

5.13     Communications with Customers and Suppliers.

The Shareholders Representative and FSAC will mutually agree upon all communications with suppliers and customers of ATS relating to this Agreement and the Contemplated Transactions prior to the Closing Date.

5.14     Stifel Agreement.

All compensation due Stifel with respect to the Contemplated Transactions (collectively, the “Stifel Fees”), whether under the Stifel Agreement or otherwise, is the Founders’ responsibility. The Founders’ shall deliver to FSAC at the Closing a release signed by Stifel and in form reasonably satisfactory to FSAC (the “Stifel Release”) confirming that the Stifel Fees have been paid in full and releasing ATS, the Acquired Subsidiaries and FSAC from all liability with respect to the Stifel Agreement (other than indemnification claims that may be brought by Stifel against ATS or the Acquired Subsidiaries under the terms of the Stifel Agreement and other than with respect to 2.5% of any payments of the 2007/2008 or the 2008 Additional Earn Outs which shall be due and payable to Stifel). The Founders hereby agree to indemnify and hold FSAC harmless from and against any indemnification claims brought by Stifel (or any person or entity bringing an indemnification claim through Stifel) under or with respect to the Stifel Agreement.

5.15     Notification of Certain Matters; Update of Disclosure Schedules.

(a)        Notification of Certain Matters.   The Founders (and Harry Katrivanos to the extent of his individual representations and warranties made in this Agreement) and ATS shall give prompt notice to FSAC and FSAC shall give prompt notice to the Shareholders and ATS, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date, and (ii) any material failure of ATS, the Acquired Subsidiaries, the Shareholders, or FSAC, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, subject to Sections 5.15(b) and 9.2(f), that the delivery of any notice pursuant to this Section 5.15(a) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

(b)        Update of Disclosure Schedules.   The Shareholders and ATS may, at their option, but no later than three (3) Business Days prior to the Closing, deliver to FSAC the Disclosure Schedules updated to the date of Closing (the “Updated Disclosure Schedules”), except where the disclosures or information therein are as of a specified date which disclosures and information shall remain as of such date. Any Updated Disclosure Schedules shall be prepared in a manner such that the Updated Disclosure Schedules clearly indicates differences between the Disclosure Schedules as delivered on this date of this Agreement and the Updated Disclosure Schedules. If Updated Disclosure Schedules are delivered by ATS, such Updated Disclosure Schedules shall not alter the representations and warranties of the Shareholders and ATS as set forth in this Agreement and the Disclosure Schedules, provided, however, that liabilities under Section 9.2(b) in respect of representations and warranties that are affected by the Updated Disclosure Schedules shall be limited as set forth in Section 9.2(f).

5.16     Discontinued Business Line and Certain Other Matters

(a)        Discontinued Operations.   ATS has discontinued its ATSI business line (the “Discontinued Business Line”, and the products and services of the Discontinued Business Line, the “Discontinued Products”). The ATSI business lines is treated as discontinued operations in the Interim Financial Statements, in accordance with GAAP. The Founders and ATS jointly and severally represent and warrant to FSAC that the accounting for the Discontinued Business Line as discontinued operations, as reflected in the Interim Financial Statement, reflects, to the Knowledge of ATS, adequate reserves in relation to such operations (including all obligations under the Stock Purchase Agreement dated November 30, 2005 pursuant to which ATS sold its former subsidiary, ATSI, to NTMI Acquisition Co., and the indemnification obligations related to the warranty claim brought by the City of Statesville, North Carolina against ATSI), including, without limitation, appropriate estimates of expenses to be incurred in connection with the operations of such discontinued operations after the respective dates of treatment as discontinued operations through the respective dates of cessation of operations, in accordance with GAAP. The Estimated Closing Balance Sheet will also reflect such reserves, including such adjustments as may be required as of the Closing Date as a result of changes in circumstances and estimates since the date of the Interim Financial Statements.

(b)        Maximus Subcontract.   ATS has entered into a time and material price subcontract with Maximus, Inc. to provide certain software and services in support of Maximus’ prime contract with the State of Connecticut (the “Maximus Subcontract”). ATS’ performance of the Maximus Subcontract to date has been at a loss. The Founders and ATS jointly and severally represent and warrant to FSAC that the Interim Financial Statements reflect ATS’ good faith estimate to complete work under the Maximus Subcontract, and reserves in accordance with GAAP, such that, apart from the reserves reflected in the January 2006 Interim Financial Statements, ATS does not reasonably expect to incur additional losses under the Maximus Subcontract. The Estimated Closing Balance Sheet will also reflect such reserves, including such adjustments as may be required as of the Closing Date as a result of changes in circumstances and estimates since the date of the Interim Financial Statements. If the Maximus Subcontract is terminated prior to Closing upon terms and conditions reasonably acceptable to FSAC, this Agreement shall be amended to omit this Section 5.15(b).

(c)        Self Insured Plans.   The Estimated Closing Balance Sheet will reflect a reserve, estimated on the basis of past experience and experience through the Closing Date, which will reflect the estimated cost of ATS’ self-insurance under the Self Insured Plans through the Closing Date. ATS will fully disclose to FSAC the basis of the computation of the reserves for the Self Insured Plans reflected in the Estimated Closing Balance Sheet. ATS is in the process of replacing the Self Insured Plans with fully insured plans. In connection with this replacement, ATS will be required to purchase an insurance “tail” for run-off liability. The Founders shall jointly and severally indemnify FSAC, subject to the limitations set forth in ARTICLE IX on the indemnification obligations of the Founders, for the amount of medical claims and related administrative costs arising in respect of the run-off period to the extent they exceed accrued reserves therefor as of the Closing Date and are not covered by the “tail” or “stop loss” insurance. To the extent that medical claims and related administrative costs arising in respect of the run-off period that are not covered by the applicable insurance are less than the reserve therefor reflected on the Closing Balance Sheet, the excess shall be refunded to the Shareholders, pro rata in accordance with the Shareholders’ Proportionate Interests.

(d)        Hawaiian Proposal.   In connection with the submission of the Hawaiian Proposal, ATS has established an office in Honolulu, Hawaii (the “Hawaiian Office”). The Hawaiian Proposal was submitted on or about November 8, 2005. ATS intends to close the Hawaiian Office if the Hawaiian Proposal is not selected by the United States Air Force as the winning proposal. If the Hawaiian Proposal is not selected by the United States Air Force as the winning proposal, subject to the limitations set forth in ARTICLE IX on the indemnification obligations of the Founders, the Founders shall jointly and severally indemnify FSAC for all costs of closing the Hawaiian Office including, but not limited to all (i) rent and other expenses due during the balance of the term of the lease (expiring November 30, 2007) for the Hawaiian Office and (ii) reasonable actual costs of closing the Hawaiian Office.

5.17     Certain Transfers at Closing.

(a)        ATS currently leases certain automobiles for use by the Founders in connection with ATS’ business. As of the Closing, ATS shall transfer the leases of the automobiles to the Founders currently using the automobiles, and such Founder shall assume and be responsible for all payments and obligations under such lease from and after Closing.

(b)        ATS currently subscribes to season tickets for the Washington Redskins. After Closing ATS no longer will need such tickets for business purposes, and if Delmar Lewis wishes to use the tickets from and after Closing, FSAC agrees to cooperate with him to cause ATS to transfer or make available the tickets to him through the current term of the subscription; provided that he assumes and pays all costs associated with the tickets.

(c)        ATS currently maintains split-dollar life insurance policies on the lives of the respective Founders, as disclosed on Schedule 3.30(a) of the Disclosure Schedules. As of the Closing, ATS shall transfer such policies to the respective Founders upon whose lives the insurance is based, and each such Founder shall assume and be responsible for all payments and obligations under his respective insurance policy from and after Closing.

5.18     Certain Post Closing Covenants of FSAC.

(a)        Subject to the remainder of this Section 5.18, FSAC hereby covenants and agrees that during the various Earn Out periods set forth in Section 2.2(c) FSAC shall use reasonable efforts to continue the business and operations of ATS and the Acquired Subsidiaries in the ordinary course and, to the extent consistent therewith, to maintain ATS’ and the Acquired Subsidiaries’ respective relationships with customers, employees, suppliers, and others having business dealings with ATS and the Acquired Subsidiaries. Without limiting the generality of the preceding sentence, FSAC shall, during the various Earn Out periods set forth in Section 2.2(c), except as may otherwise be agreed upon in writing by the Shareholders’ Representative:

(i)         use commercially reasonable efforts to cause the Companies to enter into contracts in connection with their sales pipelines as of the Closing;

(ii)                      make available to the Companies capital sufficient, consistent with past practice, for working capital purposes and other business needs;

(iii)                  not take or permit to be taken any action that would result in it not being possible to account for the operations of the Companies in a manner consistent with paragraph (c) below;

(iv)                    not permit any or all of the Companies to be merged or otherwise combined with any other entity (except for one or more of the other Companies);

(v)                        not take any action to terminate or reduce the base compensation of Leon Perry, Doug Manning or Martin Gillepsie, it being recognized that FSAC intends to make such persons participants in an ATS key employee protection plan that will be put in effect immediately after the Closing; and

(vi)                    not, except on behalf of any of the Companies, solicit business of the type in which any of the Companies are engaged from any specific contracting unit of a Person that is or at any time during the preceding twelve (12) months was a customer of any of the Companies.

(b)        FSAC agrees and acknowledges that the Earn Out payments will be calculated in accordance with the methodology and procedures set forth in Section 2.2(c). In furtherance of such methodology and procedures, FSAC agrees that, except as may otherwise be agreed upon in writing by the Shareholders’ Representative, during the various Earn Out periods set forth in Section 2.2(c):

(i)                          the Companies will not be charged with any FSAC corporate overhead (except to the extent FSAC provides, or otherwise bears the cost of, services to the Companies) or any incremental costs not consistent with historical norms or past practices of the Companies prior to the Closing Date, provided that this clause (i) shall not be interpreted to (w) prohibit the replacement of personnel who do not remain with the Companies following the Closing or other actions reasonably designed to increase or maintain EBITDA levels, (x) prevent the recognition of increased costs due to changes in general cost levels related to the conduct of the Companies’ business, (y) prevent the recognition of uncontrollable increased costs that arise out of the conduct of the Companies’ business after the Closing, or (z) prohibit the incurrence of costs that may be passed on to customers or otherwise do not have a material effect on EBITDA;

(ii)       prior to the use by a business unit of FSAC or any of its Affiliates (other than any of the Companies) (each a “Business Unit”) of any employee of any of the Companies (other than incidental use that does not interfere with the performance of the employee’s normal duties) on a bid, proposal or other business development activity or a project of a Business Unit where the revenue therefrom would not otherwise be included in the calculation of EBITDA pursuant to Section 2.2(c), FSAC and the Shareholders’ Representative shall negotiate in good faith and agree as to the costs of such employee(s) of any of the Companies that will be reimbursed to the Companies, or the portion of revenue generated by the utilization of such employee(s) of any of the Companies (less applicable direct costs) on such Business Unit’s project would be attributable to the Companies, as the case may be, for purposes of the calculation of EBITDA pursuant to Section 2.2(c); and

(iii)      if any opportunity arises that is not covered by clause (ii) of this paragraph (b) and that could reasonably be allocated either to a Business Unit or any of the Companies, FSAC will give due consideration to the interests of the Companies and the Shareholders and will allocate the opportunity in a manner that is reasonable and fair to all parties.

(c)        FSAC recognizes that, in order to compute the amounts that may be due to the Shareholders as the October 2006 Earn Out Payment and the April 2007 Earn Out Payment, it will be necessary for FSAC to maintain accounting records with respect to the operations previously conducted by ATS and the Acquired Subsidiaries (other than the Discontinued Business Line) in a manner that permits FSAC to compute fairly the October 2006 Earn Out Payment and the April 2007 Earn Out Payment.

(d)        Subject to compliance with the covenants set forth herein, this Section 5.18 shall not be interpreted to prevent FSAC from making operational changes with respect to ATS and the Acquired Subsidiaries.

5.19     Cooperation in Connection with Proxy Materials.

ATS and the Founders will, and will cause their respective Representatives to, fully cooperate with FSAC in connection with the preparation of proxy materials, to be filed with the SEC and mailed to the stockholders of FSAC seeking approval of the Contemplated Transactions by the FSAC stockholders (such proxy materials, in the form mailed to the FSAC stockholders, the “Proxy Materials”). Without limiting the generality of the foregoing, ATS and the Founders and their respective Representatives shall review and provide information to FSAC for inclusion in the Proxy Materials describing the business and affairs of ATS and the Acquired Subsidiaries, including financial statements of ATS, and the Acquired Subsidiaries. Further, ATS will cause Grant Thornton, LLP to deliver to FSAC, as of the date of the Proxy Materials and at the expense of FSAC, letters, addressed to FSAC, in form and substance satisfactory to FSAC and consistent with SAS No. 72, containing statements and information of the type customarily included in auditors’ “comfort letters” with respect to the audited financial statements, unaudited interim financial statements, unaudited pro forma financial information and other financial information of ATS included in the Proxy Materials.

5.20     Delivery of Financial Statements.

From and after the Closing and until the earlier of the payment of the April 2007 Earn Out Payment and the final determination that no such payment is due, FSAC will provide to the Shareholders’ Representative, on behalf of the Shareholders, such unaudited financial statements as FSAC prepares, with respect to the operations conducted by ATS and the Acquired Subsidiaries (other than the Discontinued Product Line), prior to the Closing Date, in the ordinary course of business. The monthly financial information referenced in the previous sentence (i) will be prepared internally, (ii) may, or may not be prepared in accordance with, or otherwise be in conformity with GAAP, (iii) if not prepared in accordance with GAAP then will not be adjusted for GAAP and (iv) shall be made delivered to the Shareholders’ Representative within six (6) days after they are prepared.

5.21     Insurance Coverage for Founders and their Spouses.

From and after the Closing and until the fifth anniversary of the Closing Date, the Founders and their spouses shall be permitted to maintain coverage under the medical, dental, vision and other health insurance of ATS provided that (a) ATS enters into a health insurance plan permitting the same prior to the Closing Date and (b) all premiums and costs of every kind and nature are the responsibility of the Founder(s) electing to obtain this medical coverage, provided such aggregate premiums and costs shall not exceed the cost of such coverage if it were provided pursuant to Federal COBRA benefits.

5.22     Collection Efforts and Assignment of Receivables.

FSAC covenants and agrees with the Shareholders to use, or to cause ATS to use, best efforts to collect all receivables of ATS and each of the Acquired Subsidiaries. If and to the extent any one or more of the FSAC Indemnities makes a claim for indemnification pursuant to Section 9.2(b) with respect to such a receivable, FSAC shall, or shall cause ATS to, as applicable, assign to the Founders pro rata in accordance with the Founders’ Proportionate Interests) all right, title and interest (including all causes of action with respect thereto) in and to such receivable. In the event that any receivables are assigned by ATS to the Founders pursuant to this Section 5.22, the Founders agree to use reasonable efforts to coordinate any collection efforts with respect to collection of those receivables.

5.23     Accounting Method Taxes.

Effective as of November 1, 2004 the Companies changed their method of accounting from cash to accrual resulting in an associated tax liability of approximately Seven Million One Hundred Fifty Thousand Dollars ($7,150,000) payable in four installments of approximately One Million Seven Hundred Eighty-Seven Thousand Dollars ($1,787,000) each payable over the Companies’ tax years commencing in 2004, 2005, 2006 and 2007 (the “Accounting Method Tax”) of which approximately One Million Seven Hundred Eighty-Seven Thousand Dollars ($1,787,000) has been paid in connection with Companies’ Tax returns for the Tax year commencing in 2004 and of which approximately Five Million Three Hundred Sixty-Two Thousand Dollars ($5,362,000) remains outstanding. Pursuant to Section 2.2(a) the Accounting Method Tax Escrow has been established to pay the Accounting Method Tax. As and when installments of the Accounting Method Tax are due (which with respect to any such installment shall mean the date that is 2½ months after the fiscal year end with respect to which such installment is payable), FSAC and the Shareholders’ Representative shall cause to be distributed from the Accounting Method Tax Escrow to FSAC an amount (each distribution being hereinafter referred to as an “Accounting Method Tax Distribution”) equal to the Accounting Method Tax installment then payable for the current tax period as reduced, on a dollar for dollar basis, by the NOLs used by the Companies in the then current tax period (the amount by which Accounting Method Taxes are reduced by NOLs in any applicable tax period is hereinafter referred to as the “NOL Reduction”). As and when FSAC and the Shareholders’ Representative cause an Accounting Method Distribution to be made they shall also instruct the Escrow Agent to distribute from the Accounting Method Tax Escrow to the Shareholders’ Representative an amount equal to the applicable NOL reduction, if any, used to calculate the applicable Accounting Method Tax Distribution. Upon final payment of the Accounting Method Tax, the remaining balance in the Accounting Method Tax Escrow, if any shall be distributed to the account(s) designated by the Shareholders’ Representative in accordance with the Accounting Method Tax Escrow Agreement. The Shareholders’ Representative shall be responsible for directing the distribution of any Accounting Method Tax Distribution (pro-rata in proportion to the Founders’ Proportionate Interests) and the Escrow Agent shall be entitled to fully rely on such directions. Any earnings on the Accounting Method Tax Escrow Funds, net of  escrow expenses and taxes, shall be paid, pro rata to the Founders in accordance with their respective Founders’ Proportionate Interests. For the avoidance of doubt, notwithstanding anything in ARTICLE IX to the contrary, any Accounting Method Tax payable pursuant to this Section 5.23 shall first be paid from the Accounting Method Tax Escrow.

5.24     E-Mail Access Through ATS.

For a period of six (6) months following the Closing FSAC will cause ATS to make available to Rumsey the use of his existing e-mail account through the ATS network.

ARTICLE VI
Deliveries by All Parties at Closing

6.1        Conditions to All Parties Obligations.

The obligations of the parties to consummate the Contemplated Transactions are subject to the fulfillment prior to or at the Closing of each of the following conditions (any or all of which may be waived by the parties):

(a)        Injunctions.   There shall be no order or injunction of a foreign or United States federal or state court or other Governmental Authority of competent jurisdiction in effect precluding, restraining, enjoining or prohibiting consummation of the Contemplated Transactions or otherwise materially limiting or restricting ownership or the operation of the Acquired Business;

(b)        Statutes; Consents.   No statute, rule, order, decree or regulation shall have been enacted or promulgated after the date hereof by any Governmental Authority of competent jurisdiction which prohibits the consummation of the Contemplated Transactions or otherwise materially limits or restricts ownership or operation of the business of ATS or the Acquired Subsidiaries and all foreign or domestic governmental consents, orders and approvals required for the consummation of the Contemplated Transactions as set forth on Schedule 6.1(b) of the Disclosure Schedules, shall have been obtained and shall be in effect at the Closing and shall not materially limit or restrict ownership or the operation of the business of ATS and the Acquired Subsidiaries;

(c)        Escrow Agreements.   Each of the parties hereto, together with the Escrow Agent, shall have entered into the Escrow Agreements;

(d)        Litigation.   No litigation regarding this Agreement or the Contemplated Transactions shall have commenced or be pending or threatened; and

(e)        Hart-Scott-Rodino.   All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated.

6.2        Conditions to the Shareholders Obligations.

The obligations of the Shareholders to consummate the Contemplated Transactions are subject to the fulfillment at or prior to the Closing of each of the following conditions (any or all of which may be waived in whole or in part by the Shareholders’ Representative):

(a)        Representations and Warranties.   The representations and warranties of FSAC in this Agreement shall be true and correct in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date, except for changes permitted under or contemplated by this Agreement.

(b)        Performance.   FSAC shall have performed and complied with all agreements, obligations, covenants and conditions required by this Agreement to be so performed or complied with by FSAC at or prior to the Closing.

(c)        Deliveries.   The Shareholders shall have received the deliveries contemplated by Article VIII.

(d)        Certain Transfers.   The transfers contemplated by Section 5.17(c) shall have been completed.

6.3        Conditions to FSAC’s Obligations.

The obligations of FSAC to consummate the Contemplated Transactions are subject to the fulfillment at or prior to the Closing of each of the following conditions (any or all of which may be waived in whole or in part by FSAC):

(a)        Representations and Warranties.   The representations and warranties of the Shareholders and ATS in this Agreement shall be true and correct in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which will be true and correct in all material respects only as of such date), and except for changes permitted under or contemplated by this Agreement.

(b)        Performance.   The Shareholders and ATS shall have performed and complied with all agreements, obligations, covenants and conditions required by this Agreement to be so performed or complied with by the Shareholders and ATS at or prior to the Closing.

(c)        No Material Adverse Change.   From October 31, 2005 until the Closing Date, there shall have been no material adverse change, or the occurrence of an event that has resulted or can reasonably be expected to result in such a change, in the business, operations, properties, contracts, customer relations or condition, financial or otherwise, of ATS, other than changes expressly permitted under or contemplated by this Agreement.

(d)        Deliveries.   FSAC shall have received the deliveries contemplated by Article VII.

(e)        Matters Referred to in Disclosure Schedules.   All matters, if any, referred to in the Disclosure Schedules as being taken, in process, or intended to be taken shall have been completed to the reasonable satisfaction of FSAC.

(f)         Approval by FSAC Shareholders.   Approval of the Contemplated Transactions by the FSAC Shareholders.

(g)        No Outstanding Options, Warrants etc.   All of the outstanding Options shall be deemed exercised or cancelled immediately following the Closing and shall be of no further force or effect and each of the Option Holders shall have executed and delivered to FSAC an Option Holder Release in the form attached hereto as Exhibit I (each an “Option Holder Release” and collectively the “Option Holder Releases”). There shall be no outstanding subscriptions, options, warrants, conversion rights or other rights, securities, agreements or commitments relating to, or obligating ATS or any of the Acquired Subsidiaries to issue, sell or otherwise dispose of, shares of the Capital Stock of ATS or any of the Acquired Subsidiaries, or any securities or obligations convertible into, or exercisable or exchangeable for, any shares of the Capital Stock of ATS or any of the Acquired Subsidiaries.

(h)        Change in Control Releases.   All of the Change In Control Agreements are terminated and Change In Control Release in the forms attached as Exhibits J—1 through J-3 (each a “Change In Control Release” and collectively the “Change In Control Releases” shall have been executed and delivered to FSAC.

(i)         Certain Indebtedness.   All Indebtedness of the Companies and their Subsidiaries (including, but not limited to, Indebtedness owed by any one or more of the Companies to officers and directors of the Companies), and all Indebtedness owed by any officers and directors to the Companies, shall be paid in full.

(j)         Founders’ Transaction Costs.   Pursuant to Section 5.8, the Founders’ Transaction Costs shall be paid in full.

(k)        Comfort Letters.   FSAC shall have received “comfort letters,” in customary form, from Grant Thornton, LLP dated the date of the Proxy Materials and the Closing Date (or such other date or dates reasonably acceptable to FSAC) with respect to certain financial statements and other financial information included in the Proxy Statement as contemplated by Section 5.19.

(l)         City of Statesville Litigation.   A release in form reasonably satisfactory to FSAC to the effect that the litigation (the “City of Statesville Litigation”) brought by the City of Statesville, North Carolina against Advanced Technology Systems International, Inc., formerly a subsidiary of ATS, has been resolved (the “City of Statesville Release”) and the City of Statesville Litigation is dismissed with prejudice.

(m)      Stifel Release.   The execution and delivery to FSAC of the signed Stifel Release.

(n)        Letters of Credit of ATS and ATSI.   Terminations of the two letters of credit issued each in the amount of $158,208.00 in September of 2005 by United Bank for the account of Advanced Technology Systems International, Inc., a former wholly-owned subsidiary of ATS that was sold to NMTI in November of 2005, in a form reasonably satisfactory to FSAC.

(o)        ATSI GSA Schedule Contract.   ATS shall use its best efforts to cause ATSI to update the listing of ATSI’s Contract No. GS 25F 0078M in the General Services Administration Schedules e-Library website to reflect ATSI’s new address and not the address of ATS, and provide evidence of such update in a form reasonably satisfactory to FSAC.

(p)        Medical Insurance Claims.   Subject to applicable privacy requirements and to the extent such information is reasonably available, ATS shall provide a reasonably detailed description of its claims experience in respect of medical insurance since January 1, 2004.

ARTICLE VII
Deliveries by Shareholders and ATS at Closing

On the Closing Date, the Founders (and where specified, Harry Katrivanos) and/or ATS shall deliver or cause to be delivered to FSAC:

7.1        Founders’ and ATS’ Closing Certificate.

A certificate in the form attached hereto as Exhibit K, dated as of the Closing Date, signed by the Founders and ATS certifying that:

(i)         the Shareholders, ATS, and the all of the Acquired Subsidiaries respectively have performed and complied with all agreements, obligations, covenants and conditions required by this Agreement to be so performed or complied with by each of them, as applicable at or prior to the Closing;

(ii)       from the Effective Date until the Closing Date, there has been no material adverse change, or the occurrence of an event that has resulted or can reasonably be expected to result in such a change, in the business, operations, properties, contracts, customer relations or condition, financial or otherwise, or prospects of ATS and each of the Acquired Subsidiaries, other than changes expressly permitted under or contemplated by this Agreement;

(iii)      no suit, action, investigation or other proceeding is pending or threatened before any Governmental Authority that seeks to restrain, prohibit or obtain damages or other relief in connection with this Agreement or consummation of the Contemplated Transactions or that questions the validity or legality of such transactions;

(iv)       this Agreement, the execution and delivery of all of the Transaction Documents and the consummation of the Contemplated Transactions have been approved by all necessary shareholders and corporate actions on the part of ATS (with copies of all resolutions to be attached to the certificate and to be certified as true and correct in the certificate); and

(v)        the representations and warranties of ATS and the Shareholders set forth in this Agreement are true and correct as of the Closing Date (unless the representation or warranty by its terms is made as of a specific date).

7.2        Certificate of Shares.

Certificates representing all of the outstanding Shares duly endorsed in blank or accompanied by blank stock powers, by the Founders and Harry Katrivanos.

7.3        Consents.

Copies or other evidence reasonably satisfactory to Buyer of the consents and approvals referred to in Section 6.1(b).

7.4        Estimated Closing Balance Sheet.

The Estimated Closing Balance Sheet not less than two (2) Business Days prior to the Closing Date pursuant to Section 2.3(b).

7.5        Resignations of Directors and Officers.

Written resignations, dated as of the Effective Date, of all directors and officers of ATS and each of the Acquired Subsidiaries.

7.6        Termination of Credit Facility/Facilities.

Evidence satisfactory to FSAC that all amounts outstanding under any credit or loan agreements between United Bank and related agreements and notes have been paid in full or will be paid in full from proceeds of the Contemplated Transaction and that documentation providing for the release of all Liens on the assets of ATS and the Acquired Subsidiaries is available for filing immediately after the Closing.

7.7        Release of Liens.

Except as otherwise contemplated by Section 7.9, evidence satisfactory to FSAC that all Liens on ATS’ and each of the Acquired Subsidiaries’ assets have been released or terminated, as the case may be.

7.8        Certificate as to Certain Tax Matters (FIRPTA).

With respect to ATS and each of the Acquired Subsidiaries, statements, substantially in the form attached hereto as Exhibit L, that meet the requirements of Sections 1.1445-2(c)(3) and 1.897-2(h) of the Treasury Regulations and certify that such corporation is not and has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

7.9        Stock Consideration Election; Acquisition Agreement; and Registration Rights Agreement.

If either or both of the Founders elect to receive Stock Consideration then (a) an Acquisition Agreement executed and delivered by each such Founder receiving Stock Consideration and (b) the Registration Rights Agreement executed and delivered by each of the such Founder receiving Stock Consideration.

7.10     Option Holder Releases.

Delivery of the fully executed Option Holder Releases.

7.11     Change In Control Releases.

Delivery of the fully executed Change In Control Releases.

7.12     Comfort Letters.

Delivery of “Comfort letters” in customary form, from Grant Thornton, LLP dated the date of the Proxy Materials and the Closing Date (or such other date, or dates reasonably acceptable to FSAC) with respect to certain financial statements and other financial information included in the Proxy Statement as contemplated by Section 5.19.

7.13     City of Statesville Release.

Delivery of the fully executed City of Statesville Release.

7.14     Stifel Release.

Delivery of the fully executed Stifel Release.

7.15     Updated Disclosure Schedules.

At the option of the Shareholders, delivery of the Updated Disclosure Schedules pursuant to Section 5.15(b).

7.16     Further Instruments.

Such further instruments of assignments, conveyance or transfer or other documents of further assurance as FSAC may reasonably request.

ARTICLE VIII
Deliveries by FSAC at Closing

On the Closing Date, FSAC shall deliver or cause to be delivered to the Shareholders, or to the Escrow Agent, as applicable:

8.1        Officer’s Certificate.

A certificate in the form attached hereto as Exhibit M, dated as of the Closing Date, signed by a senior officer of FSAC certifying that:

(a)        FSAC has performed its obligations and complied to the extent applicable with all agreements, obligations, covenants and conditions required by this Agreement to be so performed or complied with by FSAC at or prior to the Closing;

(b)        no suit, action, investigation or other proceeding is pending or threatened before any Governmental Authority that seeks to restrain, prohibit or obtain damages or other relief in connection with this Agreement or consummation of the Contemplated Transactions or that questions the validity or legality of such transactions;

(c)        this Agreement, the execution and delivery of all of the Transaction Documents and the consummation of the Contemplated Transactions have been approved by FSAC’s board of directors (with copies of all resolutions to be attached to the certificate and to be certified as true and correct in the certificate); and

(d)        the representations and warranties of FSAC set forth in this Agreement are true and correct as of the Closing Date (unless the representation or warranty is made as of a specific date).

8.2        Closing Consideration and Escrow Deposits.

Pursuant to Section 2.2, the Closing Consideration shall be delivered to the Shareholders’ Representative and the Escrow Deposits shall be delivered to the Escrow Agent.

8.3        Registration Rights Agreement.

If some or all of the Shareholders elect to receive Stock Consideration, then the Registration Rights Agreement executed and delivered by FSAC.

8.4        Key Employee Employment Agreements.

Execution and delivery by FSAC of the Key Employee Employment Agreements.

8.5        Certain Transfers.

The transfers contemplated by Section 5.17(c) shall have been completed.

8.6        Further Instruments.

Such documents of further assurance as the Shareholders may reasonably request.

ARTICLE IX
Survival and Indemnification

9.1        Survival of Representations and Warranties.

(a)        Except for the Surviving Representations, the representations and warranties of the Shareholders and Founders, as applicable and ATS on the one hand, and FSAC, on the other hand, in this Agreement or in any certificate or document delivered on or before the Closing Date, and subsections (a), (b) and (c) of Section 5.16, shall survive any due diligence investigation by or on behalf of the parties hereto and the Closing and shall remain effective until April 30, 2008 (the “Survival Date”). After the expiration of such period, the representations and warranties shall expire and be of no further force and effect except to the extent that a claim or claims shall have been asserted by FSAC or the Shareholders, as the case may be, with respect thereto on or before the expiration of such period, provided however that the following representations and warranties (collectively the “Surviving Representations”) shall survive the Survival Date until the date specified below.

(i)         Claims for indemnification based on breaches of representations and warranties of the several Shareholders in Section 3.11(a) (Title to Shares) shall survive the Survival Date and claims for indemnification based on breaches of such representations and warranties may be made at any time following the Closing.

(ii)       Claims for indemnification based on breaches of representations and warranties of the Founders and ATS in Sections 3.21 (Compliance with Laws), 3.22 (Environmental Matters), 3.24 (Absence of Certain Business Practices), 3.28 (ERISA) and 3.29 (Tax Matters) shall survive the Survival Date and claims for indemnification based on breaches of such representations and warranties may be made up to the date that is three (3) months after the expiration of the applicable statute of limitations.

(iii)      Claims for indemnification based on breaches of representations and warranties of the Founders and ATS in Section 3.18 (Federal and State Government Contracts) with respect to cost reimbursable Government Contracts shall survive the Survival Date and claims based on breaches of such representations and warranties may be made up to the date thirty (30) days after the applicable Governmental Authority has agreed on final indirect cost rates for any fiscal year that began prior to the Closing Date.

(b)        The undersigned acknowledge and agree that the covenants contained in this Agreement, including, but not limited to the covenants contained in ARTICLE V above shall survive Closing and are unaffected by this Section 9.1.

(c)        Any claim for indemnification under Sections 9.2(a)(i)(A) or 9.2(b)(i)(A) after the expiration of the applicable survival period above, shall be null and void.

9.2        Indemnification.

(a)        By FSAC.

(i)         Subject to Section 9.2(g), FSAC shall protect, defend, indemnify and hold harmless the Shareholders and their respective agents, representatives, successors and assigns, estates and heirs (“Shareholders Indemnitees”) from and against any losses, damages and expenses (including, without limitation, except as provided in Section 9.2(d), reasonable counsel fees, costs and expenses incurred in investigating and defending against the assertion of such liabilities (collectively “Losses”)) that may be sustained, suffered or incurred by the Shareholders Indemnities, and that are related to (A) any breach by FSAC of its representations and warranties in this Agreement, (B) any breach by FSAC of its covenants, agreements or obligations in, or under, this Agreement (including, without limitation, payment of the Purchase Consideration), (C) Taxes as provided in paragraph (ii) of this Section 9.2(a) or (D) any liabilities of ATS or the Acquired Subsidiaries following the Closing other than those liabilities for which the Shareholders have agreed to indemnify FSAC pursuant to Section 9.2(b) of this Agreement.

(ii)       The obligations of FSAC under paragraph (i) of this Section 9.2(a) shall extend to (A) all Taxes with respect to taxable periods beginning after the Closing Date (including any Taxes with respect to transactions properly treated as occurring on the day after the Closing Date pursuant to Treasury Regulations Section 1.1502-76(b)(1)(ii)(B) or any similar provision of state, local or foreign law) and (B) all Taxes (other than federal income Taxes) with respect to Straddle Periods.

(b)        By the Founders and Shareholders.

(i)         Subject to Sections 9.2(e), 9.2(f), 9.2(h), 9.2(i) and 9.3 the Founders jointly and severally shall protect, defend, indemnify and hold harmless FSAC, ATS, the Acquired Subsidiaries and their respective Affiliates, and their officers, directors, employees, agents, representatives, successors and assigns (“FSAC Indemnitees”) from and against any Losses that may be sustained, suffered or incurred by FSAC Indemnitees and that are related to (A) any breach by the Founders or ATS of their respective representations and warranties in this Agreement, (B) any breach by the Founders or ATS of covenants and obligations in or under this Agreement, including, but not limited to the Founders obligations to make payments to FSAC pursuant to Section 2.3(e) and the Founders’ or ATS’ obligations pursuant to Article V (including but not limited to Founders’ obligations under Sections 5.7, 5.8, 5.11(a), 5.11(b) and 5.14) (C) Taxes as provided in paragraph (ii) of this Section 9.2(b), to the extent such Taxes have not been accrued or otherwise reserved for on the Closing Balance Sheet (it being the intent of the parties that all of the provisions of this Agreement shall be interpreted to avoid requiring the Shareholders to pay (or receive a reduction in the Purchase Consideration) twice for the same Tax).

(ii)       The obligations of the Founders under paragraph (i) of this Section 9.2(b) shall extend to (A) all Taxes with respect to taxable periods ending on or prior to the Closing Date and (B) all Taxes with respect to Straddle Periods to the extent that such Taxes (1) are allocable to the period prior to Closing pursuant to Section 5.11(b)(ii) and (2) have not been accrued or otherwise reserved for on the Closing Balance Sheet. The obligations of the Founders under paragraph (i) of this Section 9.2(b) shall also extend to any Accounting Method Tax, reduced on a dollar for dollar basis by the NOLs used by the Companies in the Tax period with respect to which such Accounting Method Tax is to be paid, in excess of the Accounting Method Tax Escrow Funds regardless of whether such Taxes are imposed for a taxable year beginning before, on, or after the Closing Date. Any FSAC Indemnitee upon which such Excess Accounting Method Tax is imposed shall be permitted, solely to the extent Accounting Method Tax Escrow Funds are no longer available, to recover such Taxes directly from the General Indemnity Escrow Account. Such obligations shall be without regard to whether there was any breach of any representation or warranty under Article III with respect to such Tax or any disclosures that may have been made with respect to Article III or otherwise. The indemnification obligations under this paragraph (ii) shall apply even if the additional Tax liability results from the filing of a return or amended return with respect to a pre-Closing Date transaction or period (or portion of a period) by FSAC. FSAC shall not cause or permit ATS or any Acquired Subsidiary to file an amended Tax Return with respect to any taxable period ending on or prior to the Closing Date or any Straddle Period unless (y) the Shareholders’ Representative consents in its sole discretion or (z) FSAC obtains a legal opinion (in form and content reasonably acceptable to the Shareholders’ Representative) from counsel reasonably acceptable to the Shareholders’ Representative that such amendment is legally required to be filed (provided, further, that such legal opinion may not assume any facts that are disputed in good faith by the Shareholders’ Representative). In the event of any conflict between the provisions of this Section 9.2(b)(ii) and any other provision of this Agreement, the provisions of this Section shall control.

(iii)      Subject to Sections 9.2(e), 9.2(f), 9.2(h), 9.2(i) and 9.3, each of the Shareholders severally and not jointly shall protect, defend, indemnify and hold harmless the FSAC Indemnitees from and against any Losses, that may be sustained, suffered or incurred by FSAC Indemnitees and that are related to any breach by such Shareholder of his or her representations and warranties in the following Sections of this Agreement: 3.1(a), 3.2(b), 3.3(b), 3.4(b), 3.11(a), 3.32(b) and 3.33(b).

(c)        Procedure for Third-Party Claims.

(i)         If any Third-Party Claims shall be commenced, or any claim or demand shall be asserted (other than audits or contests with Taxing Authorities relating to Taxes), in respect of which the Indemnified Party proposes to demand indemnification by Indemnifying Party under Sections 9.2(a) or 9.2(b), the Indemnified Party shall notify the Indemnifying Party in writing of such demand and the Indemnifying Party shall have the right to assume the entire control of the defense, compromise or settlement thereof (including the selection of counsel), subject to the right of the Indemnified Party to participate (with counsel of its choice), but the fees and expenses of such additional counsel shall be at the expense of the Indemnified Party. The Indemnifying Party will not compromise or settle any such action, suit, proceeding, claim or demand (other than, after consultation with Indemnified Party, an action, suit, proceeding, claim or demand to be settled by the payment of money damages and/or the granting of releases, provided that no such settlement or release shall acknowledge the Indemnified Party’s liability or obligate FSAC with respect to activities of ATS) without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, or delayed.

(ii)       Notwithstanding anything to the contrary contained in this Section 9.2(c), FSAC at its expense shall have the sole right to control and make all decisions regarding interests in any Tax audit or administrative or court proceeding relating to Taxes, including selection of counsel and selection of a forum for such contest, provided, however, that in the event such audit or proceeding relates to Taxes for which the Founders are responsible and have agreed to indemnify FSAC,

(A) FSAC, ATS, and the Shareholders shall cooperate in the conduct of any audit or proceeding relating to such period, (B) the Founders, acting through the Shareholders’ Representative, shall have the right (but not the obligation) to participate in all facets of such audit or proceeding at the Founders’ expense (including, but not limited to, the right to be present at all meetings and on all telephone conversations and to receive copies of all correspondence, emails and other forms of nonverbal communications related to the Taxes in question), (C) FSAC shall not enter into any agreement with the relevant taxing authority pertaining to such Taxes without the written consent of the Shareholders’ Representative, which consent shall not unreasonably be withheld, and (D) FSAC may, without the written consent of the Founders, enter into such an agreement provided that FSAC shall have agreed in writing to accept responsibility and liability for the payment of such Taxes and to forego any indemnification under this Agreement with respect to such Taxes.

(iii)      The parties will keep each other informed as to matters related to any audit or judicial or administrative proceedings involving Taxes for which indemnification may be sought hereunder, including, without limitation, any settlement negotiations. Refunds of Tax relating to periods ending prior to the Closing Date (or to that portion of a Straddle Period that is prior to Closing under the principles of Section 5.11(b)(ii)) shall be the property of the Shareholders, but only to the extent that such refunds are not attributable to (A) net operating loss or other carrybacks from periods ending after the Closing Date, or (B) refund claims that are initiated by FSAC (provided that FSAC gives the Shareholders’ Representative prior notice of such possible claim and the Shareholders decline to pursue such refund at its or their own expense); provided, however, that FSAC shall in no event have an obligation to file or cause to be filed a claim for refund with respect to any Taxes relating to any period.

(iv)       Any indemnity payment or payment of Tax by the Founders or its or their Affiliates as a result of any audit or contest shall be reduced by the present value of the correlative amount, if any, by which any Tax of FSAC or its Affiliates is or will be reduced for periods ending after the Closing Date as a result thereof.

(v)        The Indemnified Party shall cooperate fully in all respects with the Indemnifying Party in any defense, compromise or settlement, subject to this Section 9.2(c) including, without limitation, by making available all pertinent books, records and other information and personnel under its control to the Indemnifying Party.

(d)        Procedure for Direct Claims.

(i)         Any Direct Claim shall be asserted by written notice given by the Indemnified Party to the Indemnifying Party (each a “Direct Claim Notice”). The Indemnifying Party shall have a period of twenty (20) Business Days from the date of receipt (the “Direct Claim Notice Period”) within which to respond to a Direct Claim Notice. If the Indemnifying Party does not respond in writing within the Direct Claim Notice Period, then the Indemnifying Party shall be deemed to have accepted responsibility for the claimed indemnification and shall have no further right to contest the validity of that claim. If the Indemnifying Party does respond in writing within the Direct Claim Notice Period, and rejects the claim in whole or in part, the Indemnified Party shall be free to pursue all remedies under Section 11.11. To the extent that any FSAC Indemnitees prevail in a Direct Claim (or the Shareholders’ Representative concedes (on behalf of the Shareholders), or otherwise does not timely respond to a Direct Claim Notice made by FSAC) then the Direct Claim shall be satisfied from the General Indemnity Escrow (and the Escrow Agent shall pay to FSAC from the General Indemnity Escrow the amount of the Direct Claim) with no further action required by the Shareholders, or the Shareholders’ Representative. In the event that a Direct Claim is in excess of the General Indemnity Escrow, the Founders shall be and remain jointly and severally liable for any or all of such excess, subject to the limitations of this ARTICLE IX, including without limitation, Sections 9.2(e) and 9.2(f).

(ii)       Costs Related to Direct Claims.   Notwithstanding anything in this Section 9.2 to the contrary, except as otherwise may be ordered by a court of competent jurisdiction, the Shareholders Indemnitees and FSAC Indemnitees shall each bear their own costs, including counsel fees and expenses, incurred in connection with Direct Claims against FSAC and the Shareholders, respectively hereunder that are not based upon claims asserted by third parties.

(e)        Calculation of Amount of Claims and Losses.   The amount of any claims or losses subject to indemnification under Section 9.2(b) shall be calculated net of any amounts recovered by FSAC or its Affiliates (including ATS after the Closing) under applicable insurance policies held by FSAC or its Affiliates, and FSAC agrees to make or cause to be made all reasonable claims for insurance under such policies that may be applicable to the matter giving rise to the indemnification claim hereunder. The amount of any claims or losses subject to indemnification under Section 9.2(b) shall be calculated net of the present value of any Tax benefits to FSAC or its Affiliates (including ATS and the Acquired Subsidiaries after the Closing) resulting from the matter giving rise to the indemnification claim hereunder (computed at the highest effective marginal tax rates at which FSAC is then paying Taxes and limited to the extent that the Tax Benefits can be utilized by FSAC).

(f)         Limitations on Rights of FSAC Indemnitees.   Rights of FSAC Indemnitees to indemnification by the Founders and the several Shareholders for breaches of representations and warranties hereunder shall be subject to the limitations that (i) FSAC Indemnitees shall not be entitled to indemnification with respect to a claim or claims of breach of representation and warranty by the Founders or Shareholders unless the aggregate amount of all such claims made thereunder exceed $375,000, in which event the indemnity provided for in this Section 9.2 shall be effective with respect to the total amount of such damages in excess of $375,000, and (ii) the Shareholders’ aggregate maximum liability to FSAC Indemnitees under this Article IX shall not exceed Eleven Million Five Hundred Thousand Dollars $11,500,000; provided, however, that rights of FSAC Indemnitees to indemnification by the Founders and the several Shareholders, as applicable, for breaches of representations and warranties based on facts and circumstances reflected in the Updated Disclosure Schedules, if any, but not in the Disclosure Schedules dated as of the date of this Agreement, shall be effective only to the extent such Losses constitute Disclosure Schedule Update Losses, and such Disclosure Schedule Update Losses shall be subject to the limitations set forth in clauses (i) and (ii) of this sentence.

The aforementioned limitations shall not apply to the “Non-Threshold Indemnifications” as hereinafter defined. For purposes of this Agreement, the term “Non-Threshold Indemnifications” shall mean and refer collectively to indemnification liabilities of the Shareholders pursuant to claims based (i) on the breach of Sections 2.3(e), 5.7, 5.8, 5.11(a), 5.11(b), 5.14, or 5.16(d) (provided that claims based on a breach of Section 5.16(d) shall be subject to the $11,500,000 limitation set forth above); or (ii) the representations and warranties of the Shareholders and ATS pursuant to Section 3.11 (Title), Section 3.28 (ERISA), Section 3.29 (Taxes), D & O Indemnification Claims pursuant to Section 3.25 or clauses (B), or (C) of Section 9.2(b)(i); or (iii) claims based on fraud, intentional misrepresentation or criminal acts on the part of the Shareholders, ATS, the Acquired Subsidiaries and their respective officers, directors, agents, representative and trustees.

(g)        Limitations on Rights of Shareholders Indemnitees.   The rights of Shareholders Indemnitees to indemnification by FSAC for breaches of representations and warranties hereunder shall be subject to the limitation that Shareholders Indemnitees shall not be entitled to indemnification with respect to a claim or claims for a breach of representation and warranty by FSAC unless the aggregate of damages with respect to all such claims exceeds $100,000, in which event the indemnity provided for in this Section 9.2 shall be effective with respect to the amount of such damages. The aforementioned limitations shall not apply to the indemnification liabilities of FSAC with respect to claims based on fraud, intentional misrepresentation, or criminal acts on the part of FSAC.

(h)        Limitation on Rights of Shareholders.   Notwithstanding anything to the contrary, the Shareholders each acknowledge and agree that that they shall have no right to make a claim against ATS or any Acquired Subsidiaries pursuant to any indemnity provision or agreement or otherwise in respect of Claims of FSAC Indemnitees pursuant to Section 9.2(b).

(i)         Limitations on Remedies.   No party hereto shall be liable to the other for indirect, special, incidental, consequential or punitive damages claimed by such other party resulting from such first party’s breach of its obligations, agreements, representations or warranties hereunder, provided that nothing hereunder shall preclude any recovery by an Indemnitee against an Indemnitor for third party claims.

9.3        General Indemnity Escrow Account.

(a)        Pursuant to Section 2 and the General Indemnity Escrow Agreement, at the Closing, FSAC shall deliver to the Escrow Agent the General Indemnity Escrow Deposit and the Escrow Agent shall set up an escrow account pursuant to the terms of the General Indemnity Escrow Agreement to secure the Founders’ indemnification obligations under this Article IX. Within thirty (30) day following the first (1st) anniversary of the Closing Date (the “Initial Escrow Distribution Date”), the parties to the Escrow Agreement shall instruct the Escrow Agent, pursuant to the terms of the Escrow Agreement, to deliver to the accounts designated by the Shareholders’ Representative an amount equal to the Initial Escrow Distribution (as hereinafter defined), if any. For purposes of this Agreement, the term “Initial Escrow Distribution” shall mean the General Indemnity Escrow Deposit (including any undistributed earnings received thereon) less the sum of:  (i) Two Million Dollars ($2,000,000), (ii) any disbursements previously made from the General Indemnity Escrow to FSAC or the Escrow Agent, and (iii) an amount equal to the total of all then outstanding claims by FSAC Indemnitees. The remaining balance of the General Indemnity Escrow, if any, less the sum of the total of all then outstanding indemnity claims by FSAC Indemnitees (including amounts offset pursuant to Section 9.4 that have not been resolved), shall be delivered by the Escrow Agent to the Shareholders’ Representative on April 30, 2008 to the accounts designated by the Shareholders’ Representative in accordance with the terms of the General Indemnity Escrow Agreement. The Shareholders’ Representative shall be responsible for directing the distribution of the General Indemnity Escrow (pro-rata in proportion to the Founders’ Proportionate Interests) and the Escrow Agent shall be entitled to fully rely on such directions. Each of the parties hereto agrees that they shall promptly sign joint instructions (i) authorizing the Escrow Agent to release the appropriate funds on the Initial Escrow Distribution Date and April 30, 2008 and (ii) authorizing the Escrow Agent to release funds subject to outstanding claims (including funds held as a result of offsets under Section 9.4) as those claims are resolved pursuant to Section 11.11.

(b)        Any earnings on the General Indemnity Escrow Funds, net of escrow expenses and taxes, shall be paid, pro rata, to the parties receiving distributions from General Indemnity Escrow Account.

9.4        Right of Set Off.

In addition to its rights against the General Indemnity Escrow, if prior to the Survival Date, FSAC makes one or more claims under Section 9.2(b) that are in excess of the then balance of the General Indemnity Escrow and there remain funds due under the Earn Out then, payments of the Earn Out otherwise due the Founders can be withheld until those claims are resolved pursuant to Section 11.11 and if resolved in favor of FSAC can be set off against and satisfied from payment of the Earn Out that have been held pursuant to this Section 9.4 that are to be subsequently paid. Any portion of the Earn Out that is withheld by FSAC under this Section 9.4 shall be deposited by FSAC with Escrow Agent and held by

Escrow Agent in the General Indemnity Escrow until the claims giving rise to the offset are resolved pursuant to Section 11.11.

9.5        Effect of Investigation.

The right to indemnification or other remedies based on any representation, warranty, covenant or obligation of the Shareholders or ATS contained in or made pursuant to this Agreement or the Transaction Documents shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date occurs, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition to the obligation of FSAC to consummate the Contemplated Transactions, where such condition is based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification or other remedies based on such representation, warranty, covenant or obligation.

ARTICLE X
Termination

10.1     Termination.

This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

(a)        at any time, by mutual written agreement of the Shareholders and FSAC;

(b)        at any time after September 30, 2006, by either the Shareholders or FSAC upon five business days’ prior written notice to the other party, if the Closing shall not have occurred for any reason other than a breach of this Agreement by the terminating party;

(c)        by FSAC, if there has been a material violation or breach by the Shareholders of any agreement, representation or warranty contained in the Agreement, that has rendered the satisfaction of any condition to the obligations of FSAC impossible and such violation or breach has not been waived by FSAC;

(d)        by the Shareholders, if there has been a material violation or breach by FSAC of any agreement, representation or warranty contained in the Agreement, that has rendered the satisfaction of any condition to the obligations of the Shareholders impossible and such violation or breach has not been waived by the Shareholders; or

(e)        by either FSAC or the Shareholders if a court of competent jurisdiction shall have issued an order permanently restraining or prohibiting the transactions contemplated by the Agreement, and such order shall have become final and nonappealable.

10.2     Procedure and Effect of Termination.

In the event of the termination of this Agreement and the abandonment of the transactions contemplated hereby, written notice thereof shall be given by a terminating party to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by the Shareholders or FSAC. If this Agreement is terminated pursuant to Section 10.1:

(a)        FSAC shall upon written request from the Shareholders return all documents, work papers and other materials (and all copies thereof) obtained from the Shareholders or ATS relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same, and all confidential information received by FSAC with respect to ATS shall be treated in accordance with Section 5.2 and the Confidentiality Agreement referred to in such Section;

(b)        At the option of the Shareholders, all filings, applications and other submissions made pursuant to Sections 5.3 and 5.4 shall, to the extent practicable, be withdrawn from the agency or other Person to which made;

(c)        The obligations provided for in this Section 10.2, Sections 5.2 and 5.7, and in the Confidentiality Agreement shall survive any such termination of this Agreement; and

(d)        Notwithstanding anything in this Agreement to the contrary, the termination of this Agreement shall not relieve any party from liability for willful breach of this Agreement.

ARTICLE XI
Miscellaneous

11.1     Further Assurances.

At any time and from time to time after the Closing Date, the Shareholders, the Shareholders’ Representative, ATS and any or all of the Acquired Subsidiaries will, upon the request of FSAC, and FSAC will, upon the request of the Shareholders or the Shareholders’ Representative perform, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required by any of them, to effect or evidence the Contemplated Transactions.

11.2     Notices.

All necessary notices, demands and requests required or permitted to be given hereunder shall be in writing and addressed as follows:

If to Shareholder’s
Representative	Claude Rumsey
2021 George Washington Road
Vienna, Virginia 22182
Fax: None

With a copy to:	Jeffrey R. Houle, Esquire
Greenberg Traurig, LLP
1750 Tysons Boulevard
McLean, Virginia 22102
Fax: (703) 714-8336

If to FSAC:	Federal Services Acquisition Corporation
900 Third Avenue, 33rd Floor
New York, New York 10022
Attn: Peter M. Schulte
Fax: (212) 829-0553

and

James J. Maiwurm
Squire, Sanders & Dempsey L.L.P.
8000 Towers Crescent Drive, Suite 1400
Tysons Corner, VA 22182-2700
Fax: (703) 720-7801

Notices shall be delivered by a recognized courier service or by facsimile transmission and shall be effective upon receipt, provided that notices shall be presumed to have been received:

(a)        if given by courier service, on the second Business Day following delivery of the notice to a recognized courier service before the deadline for delivery on or before the second Business Day following delivery to such service, delivery costs prepaid, addressed as aforesaid; and

(b)        if given by facsimile transmission, on the next Business Day, provided that the facsimile transmission is confirmed by answer back, written evidence of electronic confirmation of delivery, or oral or written acknowledgment of receipt thereof by the addressee.

From time to time, either party may designate a new address or facsimile number for the purpose of notice hereunder by notice to the other party in accordance with the provisions of this Section 11.2.

11.3     Governing Law.

This Agreement shall in all respects be governed by, and construed in accordance with, the laws (excluding conflict of laws rules and principles) of the Commonwealth of Virginia applicable to agreements made and to be performed entirely within the Commonwealth of Virginia, including all matters of construction, validity and performance.

11.4     Entire Agreement.

This Agreement, together with the Exhibits and Schedules hereto and the other Transaction Documents, constitutes the entire agreement of the parties relating to the subject matter hereof and supersedes all prior contracts or agreements, whether oral or written. There are no representations, agreements, arrangements or understandings, oral or written, between or among the parties relating to the subject matter of this Agreement that are not fully expressed in this Agreement.

11.5     Severability.

Should any provision of this Agreement or the application thereof to any person or circumstance be held invalid or unenforceable to any extent: (a) such provision shall be ineffective to the extent, and only to the extent, of such unenforceability or prohibition and shall be enforced to the greatest extent permitted by Law; (b) such unenforceability or prohibition in any jurisdiction shall not invalidate or render unenforceable such provision as applied (i) to other persons or circumstances or (ii) in any other jurisdiction; and (c) such unenforceability or prohibition shall not affect or invalidate any other provision of this Agreement.

11.6     Amendment.

Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, or modification shall be sought.

11.7     Effect of Waiver or Consent.

No waiver or consent, express or implied, by any person to or of any breach or default by any party in the performance by such party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such party of the same or any other obligations of such party hereunder. No single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce any right or power, shall preclude any other or further exercise thereof or the exercise of any other right or power. Failure on the part of a party to complain of any act of any party or to declare any party in default, irrespective of how long such failure continues, shall not constitute a waiver by such person of its rights hereunder until the applicable statute of limitation period has run.

11.8     Rights and Remedies Cumulative.

(a)        Except where other remedies are expressly provided herein, indemnifications under ARTICLE IX shall constitute the sole remedy for Losses identifiable pursuant to Sections 9.2(a)(i), 9.2(b)(i), or 9.2(b)(iii) except with respect to fraud or intentional misconduct by a party. To the extent this Agreement provides for other remedies in addition to the indemnifications under ARTICLE IX, then such other remedies together with indemnifications under ARTICLE IX shall be cumulative, and the use of any one such right or remedy by any party shall not preclude or waive the right to use any or all other such remedies.

(b)        Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, and in addition to any other limitations on liability in this Agreement, in no event shall Harry Katrivanos have any liability under or pursuant to this Agreement except with respect to his individual representations and warranties under Sections 3.1(a) (Organization and Power), 3.2(b) (Authorization and Enforceability), 3.3(b) (No Violation), 3.4(b) (Consents), 3.11(a) (Title to Shares), 3.32(b) (Powers of Attorney) and 3.33(b) (No Broker), and his covenants and obligations set forth in Sections 5.3 (Best Efforts), 5.12 (Public Announcements) and 5.15(a) (Notification of Certain Matters).

11.9     Parties in Interest; Limitation on Rights of Others.

The terms of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective legal representatives, successors and assigns. Nothing in this Agreement, whether express or implied, shall be construed to give any person (other than the parties hereto and their respective legal representatives, successors and assigns and as expressly provided herein and to the extent provided in ARTICLE IX, the Indemnified Parties) any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein, as a third party beneficiary or otherwise.

11.10   Assignability.

This Agreement shall not be assigned by any party hereto without the prior written consent of the other party hereto, provided, however, that the prior written consent of the Shareholders’ Representative shall not be required with respect to (a) any assignment by FSAC of its rights and obligations under this Agreement to an Affiliate of FSAC so long as such assignment does not relieve FSAC of its obligations hereunder; or (b) any collateral assignment of FSAC’s rights and remedies under this Agreement to any lender under credit and collateral agreements, as such agreements may be amended, modified or replaced from time to time, so long as such lender does not have the right to exercise any of FSAC’s rights and remedies under this Agreement in the absence a default by FSAC under the applicable credit and collateral documents. Each of the Shareholders hereby agrees to execute and deliver (and authorize the Shareholders’ Representative to execute and deliver) such documents, instruments and agreements as such lender may reasonably require to confirm, reaffirm or perfect such collateral assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.11   Dispute Resolution and Arbitration.

In the event that any dispute arises among the parties pertaining to the subject matter of this Agreement, and the parties, through the senior management of FSAC and the Shareholders’

Representative, are unable to resolve such dispute within a reasonable time through negotiations and mediation efforts, such dispute shall be resolved as set forth in this Section 11.11.

(a)        The procedures of this Section 11.11 may be initiated by a written notice (“Dispute Notice”) given by one party (“Claimant”) to the other, but not before thirty (30) days have passed during which the parties have been unable to reach a resolution as described (unless any party would be materially prejudiced by such delay). The Dispute Notice shall be accompanied by (i) a statement of the Claimant describing the dispute in reasonable detail and (ii) documentation, if any, supporting the Claimant’s position on the dispute. Within twenty (20) days after the other party’s (“Respondent”) receipt of the Dispute Notice and accompanying materials, the parties shall submit the dispute to mediation in the Washington, D.C. area under the rules of the American Arbitration Association. All negotiations and mediation procedures pursuant to this paragraph (a) shall be confidential and treated as compromise and settlement negotiations and shall not be admissible in any arbitration or other proceeding.

(b)        If the dispute is not resolved as provided in paragraph (a) within sixty (60) days after the Respondent’s receipt of the Dispute Notice, the dispute shall be resolved by binding arbitration. Within the sixty-day period referred to in the immediately preceding sentence, the parties shall agree on a single arbitrator to resolve the dispute. If the parties fail to agree on the designation of an arbitrator within said sixty-day period, the American Arbitration Association in the Washington, D.C. area shall be requested to designate the single arbitrator. If the arbitrator becomes disabled, resigns or is otherwise unable to discharge the arbitrator’s duties, the arbitrator’s successor shall be appointed in the same manner as the arbitrator was appointed.

(c)        Except as otherwise provided in this Section 11.11, the arbitration shall be conducted in accordance with the Commercial Rules of the American Arbitration Association, which shall be governed by the United States Arbitration Act.

(d)        Any resolution reached through mediation and any award arising out of arbitration (i) shall be binding and conclusive upon the parties; (ii) shall be limited to a holding for or against a party, and affording such monetary remedy as is deemed equitable, just and within the scope of this Agreement; (iii) may not include special, incidental, consequential or punitive damages; (iv) may in appropriate circumstances include injunctive relief; and (v) may be entered in court in accordance with the United States Arbitration Act.

(e)        Arbitration shall not be deemed a waiver of any right of termination under this Agreement, and the arbitrator is not empowered to act or make any award other than based solely on the rights and obligations of the parties prior to termination in accordance with this Agreement.

(f)         The arbitrator may not limit, expand, or otherwise modify the terms of this Agreement.

(g)        The laws of the Commonwealth of Virginia shall apply to any mediation, arbitration, or litigation arising under this Agreement.

(h)        Each party shall bear its own expenses incurred in any mediation, arbitration or litigation, but any expenses related to the compensation and the costs of any mediator or arbitrator shall be borne equally by the parties to the dispute.

(i)         A request by a party to a court for interim measures necessary to preserve a party’s rights and remedies for resolution pursuant to this Section 11.11 shall not be deemed a waiver of the obligation to mediate or of the agreement to arbitrate.

(j)         The parties, their representatives, other participants and the mediator or arbitrator shall hold the existence, content and result of mediation or arbitration in confidence.

11.12   Jurisdiction; Court Proceedings; Waiver of Jury Trial.

Subject to the provisions of Section 11.11, any suit, action or proceeding against any party to this Agreement arising out of or relating to this Agreement shall be brought in any Federal or state court located in the Commonwealth of Virginia and each of the parties hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. A final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. To the extent that service of process by mail is permitted by applicable Law, each party irrevocably consents to the service of process in any such suit, action or proceeding in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for herein. Each party irrevocably agrees not to assert (a) any objection that it may ever have to the laying of venue of any such suit, action or proceeding in any Federal or state court located in the Commonwealth of Virginia and (b) any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each party waives any right to a trial by jury, to the extent lawful.

11.13   No Other Duties.

The only duties and obligations of the parties are as specifically set forth in this Agreement, and no other duties or obligations shall be implied in fact, law or equity, or under any principle of fiduciary obligation.

11.14   Reliance on Counsel and Other Advisors.

Each party has consulted such legal, financial, technical or other expert as it deems necessary or desirable before entering into this Agreement. Each party represents and warrants that it has read, knows, understands and agrees with the terms and conditions of this Agreement.

11.15   Waiver of Rights Against Company’s Trust Fund.

ATS and each of the Shareholders acknowledges that they have read FSAC’s Final Prospectus, dated October 19, 2005 (“Prospectus”) and understands that FSAC has established a trust fund, initially in an amount of $117,180,000, for the benefit of FSAC’s public stockholders and that FSAC may disburse monies from the trust fund only (a) to FSAC’s public stockholders in the event such stockholders elect to convert their shares, (b) to FSAC’s public stockholders upon its liquidation if FSAC fails to consummate a business combination or (c) after or concurrently with the consummation of a business combination. ATS and each of the Shareholders (i) hereby agrees that from the period commencing from the Effective Date through the Closing he, she or it do not have any right, title, interest or claim of any kind in or to any monies in the trust fund for so long as they have not been distributed or required to be distributed and (ii) will not seek recourse against monies in the trust fund consistent with clause (i) of this sentence. This Section shall survive the termination of this Agreement but shall terminate and be of no further force and effect upon Closing.

11.16   Counterparts.

This Agreement may be executed in several counterparts, all of which taken together shall be deemed one and constitute a single instrument. Any manual signature upon this Agreement that is faxed, scanned or photocopied shall for all purposes have the same validity effect and admissibility in evidence as an original signature and the parties hereby waive any objection to the contrary.

[Signatures on Following Page]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

FEDERAL SERVICES
ACQUISITION CORPORATION,
a Delaware corporation
By:	/s/ JOEL R. JACKS
Name:	Joel R. Jacks
Title:	Chairman and CEO
ADVANCED TECHNOLOGY
SYSTEMS, INC.,
a Virginia corporation
By:	/s/ CLAUDE RUMSEY
Name:	Claude Rumsey
Title:	Vice-Chairman
SHAREHOLDERS:
/s/ DELMAR LEWIS
Delmar Lewis
/s/ CLAUDE RUMSEY
Claude Rumsey
/s/ HARRY KATRIVANOS
Harry Katrivanos
Shareholders’ Representative:
/s/ CLAUDE RUMSEY
Claude Rumsey

Annex A-1

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (“First Amendment”) is made effective as of September 30, 2006, by and among (i) Federal Services Acquisition Corporation, a Delaware corporation (“FSAC”); (ii) Advanced Technology Systems, Inc., a Virginia corporation (“ATS”); (iii) Delmar Lewis, Claude Rumsey and Harry Katrivanos as all of the shareholders of ATS (collectively, the “Shareholders”); and (iv) Claude Rumsey in his capacity as the Shareholders’ Representative (the “Shareholders’ Representative”).

RECITALS:

R-1.   By the terms of a Stock Purchase Agreement dated April 19, 2006 by and among FSAC, ATS, the Shareholders and the Shareholders’ Representative (the “Stock Purchase Agreement”), FSAC agreed to purchase from the Shareholders and the Shareholders agreed to sell to FSAC all of the Shareholders respective shares of ATS “Capital Stock” (as defined in the Stock Purchase Agreement) pursuant to the terms and conditions contained therein.

R-2.   Section 10.1(b) of the Stock Purchase Agreement provides that either party may terminate the Stock Purchase Agreement if the “Closing” (as defined in the Stock Purchase Agreement) has not occurred by September 30, 2006 for any reason other than a breach of the Stock Purchase Agreement by the terminating party.

R-3.   The undersigned wish to amend the Stock Purchase Agreement by this First Amendment to extend from September 30, 2006 to November 30, 2006, the date specified in Section 10.1(b) of the Stock Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned do hereby agree as follows:

1.     The reference to “September 30, 2006” in Section 10.1(b) of the Stock Purchase Agreement is hereby deleted and replaced with “November 30, 2006.”

2.     This First Amendment shall in all respects be governed by, and construed in accordance with, the laws (excluding conflict of laws, rules and principles) of the Commonwealth of Virginia applicable to agreements made and to be performed entirely within the Commonwealth of Virginia, including all matters of construction, validity and performance.

3.     Except as specifically amended by this First Amendment, the Stock Purchase Agreement is unmodified and in full force and effect and is hereby ratified and affirmed by the undersigned.

This First Amendment may be executed in several counterparts, all of which taken together shall be deemed one and constitute a single instrument.  Any manual signature upon this First Amendment that is faxed, scanned or photocopied shall for all purposes have the same validity, effect and admissibility in evidence as an original signature and the parties hereby waive any objection to the contrary.

A1-1

IN WITNESS WHEREOF, each of the parties hereto has caused this First Amendment to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

FEDERAL SERVICES
ACQUISITION CORPORATION,
a Delaware corporation
By:	/s/ Peter M. Schulte
Name:	Peter M. Schulte
Title:	President
ADVANCED TECHNOLOGY
SYSTEMS, INC.,
a Virginia corporation
By:	/s/ Claude Rumsey
Name:	Claude Rumsey
Title:	Vice-Chairman
SHAREHOLDERS:
/s/ Delmar Lewis
Delmar Lewis
/s/ Claude Rumsey
Claude Rumsey
/s/ Harry Katrivanos
Harry Katrivanos

A1-2

SHAREHOLDERS’ REPRESENTATIVE:
/s/ Claude Rumsey
Claude Rumsey

A1-3

Annex A-2

SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT (“Second  Amendment”) is made effective as of the    day of November, 2006, by and among (i) Federal Services Acquisition Corporation, a Delaware corporation (“FSAC”); (ii) Advanced Technology Systems, Inc., a Virginia corporation (“ATS”); (iii) Delmar Lewis, Claude Rumsey and Harry Katrivanos as all of the shareholders of ATS (collectively, the “Shareholders”); and (iv) Claude Rumsey in his capacity as the Shareholders’ Representative (the “Shareholders’ Representative”).

RECITALS:

R-1.   By the terms of a Stock Purchase Agreement dated April 19, 2006 by and among FSAC, ATS, the Shareholders and the Shareholders’ Representative (the “Stock Purchase Agreement”), as amended by a First Amendment to Stock Purchase Agreement dated as of September 30, 2006 (jointly with the Stock Purchase Agreement, the “Amended Purchase Agreement”), FSAC agreed to purchase from the Shareholders and the Shareholders agreed to sell to FSAC all of the Shareholders’ respective shares of ATS “Capital Stock” (as defined in the Stock Purchase Agreement) pursuant to the terms and conditions contained therein.

R-2.   Pursuant to Section 5.23 of the Stock Purchase Agreement, FSAC and the Shareholders acknowledged and agreed that (i) the “Companies” (as defined in the Stock Purchase Agreement)  had  changed their method of accounting from cash to accrual effective as of November 1, 2004; (ii) the change in accounting treatment resulted in an associated “Accounting Method Tax” of approximately Seven Million One Hundred Fifty Thousand Dollars ($7,150,000) payable by the Companies during the tax years commencing in 2004, 2005, 2006 and 2007; and (iii) as of the date of the Stock Purchase Agreement approximately One Million Seven Hundred Eighty Seven Thousand Dollars ($1,787,000) of the Accounting Method Tax had been paid and approximately Five Million Three Hundred Sixty Two Thousand Dollars ($5,362,000) of the Accounting Method Tax remained to be paid.

R-3.   Pursuant to Section 2.2(a)(ii) of the Stock Purchase Agreement, FSAC and the Shareholders agreed that Five Million Four Hundred Thousand Dollars ($5,400,000) of the Cash Consideration otherwise payable at Closing would be held in escrow to pay the remaining Accounting Method Tax as and when due, subject to the terms and conditions of Section 5.23 of the Stock Purchase Agreement.

R-4.   Between the date of the Stock Purchase Agreement and the date of this Second  Amendment the Companies have made additional payments towards the Accounting Method Tax and the outstanding Accounting Method Tax that remains to be paid is now approximately $3,268,604.

R-5.   The undersigned wish to amend the Stock Purchase Agreement by this Second Amendment (i) to modify Sections 5.23 and 2.2(a)(ii) of the Stock Purchase Agreement so as to (A) reflect the additional payments made by the Companies towards the Accounting Method Tax (and the reduction of the remaining Accounting Method Tax remaining to be paid) and (b) to reduce the amount to be escrowed for the payment of the remaining Accounting Method Tax;  and (ii) to make certain other modifications.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned do hereby agree as follows:

1.      The first sentence of Section 5.23 of the Stock Purchase Agreement is hereby amended and modified to reflect that as of the effective date of this Second Amendment (a) $3,631,488 of the Accounting Method Tax has been paid in connection with the Companies’ Tax Returns for the Tax Year commencing in 2005 and (B) the remaining outstanding Accounting Method Tax to be paid is approximately $3,268,604.

A2-1

2.      The reference to “$5,400,000” in clause (4) of Section 2.2(a)(ii) of the Stock Purchase Agreement is hereby deleted and replaced with “$3,300,000.”

3.      The reference to “Section 5.3” in Section 2.2(a)(ii)(D) of the Stock Purchase Agreement is hereby deleted and replaced with “Section 5.23.”

4.      The reference in Section 5.21 of the Stock Purchase Agreement to the “fifth anniversary of the Closing Date” is hereby deleted and replaced with the “seventh anniversary of the Closing Date.”

5.      This Second Amendment shall in all respects be governed by, and construed in accordance with, the laws (excluding conflict of laws, rules and principles) of the Commonwealth of Virginia applicable to agreements made and to be performed entirely within the Commonwealth of Virginia, including all matters of construction, validity and performance.

6.      Except as specifically amended by this Second Amendment, the Amended Purchase Agreement is unmodified and in full force and effect and is hereby ratified and affirmed by the undersigned.

This Second Amendment may be executed in several counterparts, all of which taken together shall be deemed one and constitute a single instrument. Any manual signature upon this Second Amendment that is faxed, scanned or photocopied shall for all purposes have the same validity, effect and admissibility in evidence as an original signature and the parties hereby waive any objection to the contrary.

[Signatures on Following Page]

A2-2

IN WITNESS WHEREOF, each of the parties hereto has caused this Second Amendment to be duly executed and delivered in its name and on its behalf, all as of the day and year first above written.

FEDERAL SERVICES
ACQUISITION CORPORATION,
a Delaware corporation
By:	/s/ Joel R. Jacks
Name:	Joel R. Jacks
Title:	Chairman
ADVANCED TECHNOLOGY
SYSTEMS, INC.,
a Virginia corporation
By:	/s/ Claude Rumsey
Name:	Claude Rumsey
Title:	Vice-Chairman
SHAREHOLDERS:
/s/ Delmar Lewis
Delmar Lewis
/s/ Claude Rumsey
Claude Rumsey
Harry Katrivanos
Harry Katrivanos
SHAREHOLDERS’ REPRESENTATIVE:
/s/ Claude Rumsey
Claude Rumsey

A2-3

Annex B

ESCROW AGREEMENTS

[To be filed by amendment]

B-1

Annex C

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of the          day of                    , 2006, by and among Federal Services Acquisition Corporation, a Delaware corporation (the “Company”), and the undersigned parties listed under Stockholders on the signature page hereto (each, a “Stockholder” and collectively, the “Stockholders”).

WHEREAS, the Stockholders are parties to the Stock Purchase Agreement by and among the Company, Advanced Technology Systems, Inc., and the shareholders of Advanced Technology Systems, Inc., dated April 19, 2006 (the “ATS Stock Purchase Agreement”);

WHEREAS, pursuant to Section 2.2(b)(vi) of the ATS Stock Purchase Agreement, the Stockholders and the Company desire to enter into this Agreement to provide the Stockholders with certain rights relating to the registration of shares of Common Stock issued to the Stockholders pursuant to the terms and conditions of the ATS Stock Purchase Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          DEFINITIONS.   The following capitalized terms used herein have the following meanings:

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“ATS Stock Purchase Agreement” is defined in the recitals to this Agreement.

“Commission” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

“Company” is defined in the preamble to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form S-3” is defined in Section 2.2.

“Founding Investor Registration Rights Agreement” means that certain Registration Rights Agreement dated as of October 19, 2005 by and among the Company and the investors listed on the signature page thereto.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Maximum Number of Shares” means such maximum dollar amount or maximum number of shares as determined by the managing Underwriter or Underwriters for an underwritten offering that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering.

“Notices” is defined in Section 6.3.

“Piggy-Back Registration” is defined in Section 2.1.1.

“Register,” “registered” and “registration” means a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” mean the shares of Common Stock owned or held by those Stockholders that are identified on Exhibit C to the ATS Stock Purchase Agreement. Registrable Securities include any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such shares of Common Stock. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when:  (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding, or (d) the Securities and Exchange Commission makes a definitive determination to the Company that the Registrable Securities are salable under Rule 144(k).

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Stockholder” is defined in the preamble to this Agreement.

“Stockholder Indemnified Party” is defined in Section 4.1.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

2.          REGISTRATION RIGHTS.

2.1.       Piggy-Back Registration.

2.1.1.   Piggy-Back Rights.   If at anytime on or after the date of this Agreement the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company) other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than twenty (20) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within fifteen (15) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.1.2.   Reduction of Offering.   If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of shares of Common Stock which the Company desires to sell, taken together with shares of Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.1, and the shares of Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other shareholders of the Company, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

(i)         If the registration is undertaken for the Company’s account: (A) first, the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock, if any, including the Registrable Securities, as to which registration has been requested pursuant to written contractual piggy-back registration rights of security holders (pro rata in accordance with the number of shares of Common Stock which each such person has actually requested to be included in such registration, regardless of the number of shares of Common Stock with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Shares; and

(ii)       If the registration is a “demand” registration undertaken at the demand of persons other than the holders of Registrable Securities pursuant to written contractual arrangements with such persons, (A) first, the shares of Common Stock for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock as to which registration has been requested pursuant to written contractual piggy-back registration rights under the Founding Investor Registration Rights Agreement that can be sold without exceeding the Maximum Number of Shares; (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B), and (C), the Registrable Securities as to which registration has been requested under this Section 2.1 (pro rata in accordance with the number of shares of Registrable Securities held by each such holder) that can be sold without exceeding the Maximum

Number of Shares; and (E) fifth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B),(C) and (D), the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights which other shareholders desire to sell that can be sold without exceeding the Maximum Number of Shares.

2.1.3.   Withdrawal.   Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company may also elect to withdraw a registration statement at any time prior to the effectiveness of the Registration Statement. Notwithstanding any such withdrawal, the Company shall bear all costs and expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

2.2.       Demand Registrations on Form S-3.   The holders of Registrable Securities may at any time and from time to time on or after                     , 2007 [12 months after ATS closing], demand in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available at such time (“Form S-3”); provided, however, that the Company shall not be obligated to effect such demand through an underwritten offering. Upon receipt of such written request, the Company will promptly give written notice of the proposed registration to all other holders of Registrable Securities, and, as soon as practicable thereafter, effect the registration of all or such portion of such holder’s or holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other holder or holders joining in such demand as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 2.2: (i) if Form S-3 is not available for such offering; or (ii) if the holders of the Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $500,000.

3.          REGISTRATION PROCEDURES.

3.1.       Filings; Information.   Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method (s) of distribution thereof as expeditiously as practicable, provided, however, that the Company shall have the right to defer any Piggy-Back Registration for such period as may be applicable to the contractual terms of deferment of any demand registration to which such Piggy-Back Registration relates. In connection with any such request:

3.1.1.   Copies.   The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

3.1.2.   Amendments and Supplements.   The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement (which period shall not exceed the sum of one hundred eighty (180) days plus any period during which any such disposition is interfered with by any stop order or injunction of the Commission or any governmental agency or court) or such securities have been withdrawn.

3.1.3.   Notification.   After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) business days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such holders or their legal counsel shall object.

3.1.4.   State Securities Laws Compliance.   The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.1.4 or subject itself to taxation in any such jurisdiction.

3.1.5.   Agreements for Disposition.   The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement. No holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except as reasonably requested by the Company and, if applicable, with respect to such holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such holder’s material agreements and organizational documents, and with respect to written information relating to such holder that such holder has furnished in writing expressly for inclusion in such Registration Statement. Holders of Registrable Securities shall agree to such covenants and indemnification and contribution obligations for selling stockholders as are customarily contained in agreements of that type. Further, such holders shall cooperate fully in the preparation of the registration statement and other documents relating to any offering in which they include securities pursuant to Section 2 hereof. Each holder shall also furnish to the Company such information regarding itself, the Registrable Securities held by such holder, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities.

3.1.6.   Cooperation.   The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.7.   Records.   The Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.8.   Opinions and Comfort Letters.   The Company shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

3.1.9.   Earnings Statement.   The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act and make available to its shareholders,

as soon as practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.10. Listing.   The Company shall use its best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Registrable Securities included in such registration.

3.2.       Obligation to Suspend Distribution.   Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.3(iv), or, in the case of a resale registration on Form S-3 pursuant to Section 2.2 hereof, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information and such holder’s status would be as an “insider” under such program, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.3(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed or is inapplicable to such holder, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3.       Registration Expenses.   The Company shall bear all costs and expenses incurred in connection with any Piggy-Back Registration pursuant to Section 2.1, and any registration on Form S-3 effected pursuant to Section 2.2, all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation; (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.10; (vi) National Association of Securities Dealers, Inc. fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.8); (viii) the fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions or transfer taxes, if any, attributable to the Registrable Securities being sold by the holders thereof which underwriting discounts or selling commissions or transfer taxes, if any, shall be borne by such holders. Additionally, in an underwritten offering, all selling shareholders and the Company shall bear the expenses of the underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

3.4.       Information.   The holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with federal and applicable state securities laws.

4.          INDEMNIFICATION AND CONTRIBUTION.

4.1.       Indemnification by the Company.   The Company agrees to indemnify and hold harmless each Stockholder and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members and agents, and each person, if any, who controls a Stockholder and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, a “Stockholder Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Stockholder Indemnified Party for any legal and any other expenses reasonably incurred by such Stockholder Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

4.2.       Indemnification by Holders of Registrable Securities.   Each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any), and each other person, if any, who controls such selling holder or such underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds (after payment of all underwriting fees, discounts, commissions and taxes) actually received by such selling holder from the sale of Registrable Securities which gave rise to such indemnification obligation.

4.3.       Conduct of Indemnification Proceedings.   Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4.       Contribution.

4.4.1.   If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such

Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2.   The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1. The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of all underwriting fees, discounts, commissions and taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.          UNDERWRITING AND DISTRIBUTION.

5.1.       Rule 144.   The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar Rule or regulation hereafter adopted by the Commission.

6.          MISCELLANEOUS.

6.1.       Other Registration Rights.   The Company represents and warrants that no person, other than a holder of the Registrable Securities and the parties to the Founding Investor Registration Rights Agreement, has any right to require the Company to register any shares of the Company’s capital stock for sale or to include shares of the Company’s capital stock in any registration filed by the Company for the sale of shares of capital stock for its own account or for the account of any other person.

6.2.       Assignment: No Third Party Beneficiaries.   This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any transfer of Registrable Securities by any such holder. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and the permitted assigns of the Stockholder or holder of Registrable Securities or of any assignee of the Stockholder or holder of Registrable Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.2.

6.3.       Notices.   All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile, provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company:

Federal Services Acquisition Corporation
900 Third Avenue, 33rd Floor
New York, New York 10022
Attention: Chairman

with a copy to:

Squire, Sanders & Dempsey L.L.P.
14th Floor
8000 Towers Crescent Drive
Tysons Corner, Virginia 22182-2700
Attention: James J. Maiwurm, Esq.

To a Stockholder, to:

the addresses listed on Exhibit A hereto.

6.4.       Severability.   This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

6.5.       Counterparts.   This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6.6.       Entire Agreement.   This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

6.7.       Modifications and Amendments.   No amendment modification or termination of this Agreement shall be binding upon any party unless executed in writing by such party.

6.8.       Titles and Headings.   Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

6.9.       Waivers and Extensions.   Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

6.10.    Remedies Cumulative.   In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Stockholder or any other holder of Registrable Securities may proceed to protect and enforce his rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.11.    Governing Law.   This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed within the State of Delaware, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

6.12.    Waiver of Trial by Jury.   Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of any Stockholder in the negotiation, administration, performance or enforcement hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

FEDERAL SERVICES ACQUISITION
CORPORATION
A Delaware Corporation
By:
Name:
Title:
STOCKHOLDERS:

Delmar Lewis

Claude Rumsey

EXHIBIT A

Addresses of Stockholders

1.	Delmar Lewis
[
]
2.	Claude Rumsey
[
]

Annex D

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
ATS Corporation

Pursuant to Section 242 and 245 of the General Corporation Law of the State of Delaware, ATS Corporation, a Delaware corporation formed on April 12, 2005 as Federal Services Acquisition Corporation, hereby amends and restates its Certificate of Incorporation by its Chairman of the Board and Chief Executive officer and hereby certifies as follows:

FIRST:   Name.   The name of this corporation is ATS Corporation (the “Corporation”).

SECOND:   Registered Office and Agent.   The address of the Corporation’s registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, State of Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD:   Purpose.   The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law, as amended from time to time (the “DGCL”).

FOURTH:   Capital Stock.

Section 4.1.   Authorized Shares.   The total number of shares of stock which the Corporation shall have authority to issue is one hundred and one million (101,000,000), one hundred million (100,000,000) of which shall be shares of Common Stock with a par value of $.0001 per share and one million (1,000,000) of which shall be shares of Preferred Stock with a par value of $.0001 per share.

Section 4.2.   Common Stock.   Except as otherwise required by law or as otherwise provided in the terms of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, the holders of the Common Stock shall exclusively possess all voting power, and each share of Common Stock shall have one vote.

Section 4.3.   Preferred Stock.   The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide for the issue of all or any of the remaining shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is expressly authorized to increase or decrease the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding and not above the number of authorized shares of Preferred Stock. In case the number of shares of any series of Preferred Stock shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. In all cases, the foregoing provisions of this section 4.3 shall be subject to any other applicable provisions contained herein.

FIFTH:   Elimination of Certain Liability of Directors.   No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director; provided, however, that to the extent required by the provisions of Section 102(b)(7) of the DGCL or any successor statute, or any other laws of the State of Delaware, this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the date when this Article Fifth becomes effective. If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this Article Fifth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing as of the time of such repeal or modification

SIXTH:   Indemnification.

Section 6.1.   Right to Indemnification.   Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit, proceeding or alternative dispute resolution procedure, whether (a) civil, criminal, administrative, investigative or otherwise, (b) formal or informal or (c) to the extent permitted by Section 145(b) of the DGCL, by or in the right of the Corporation (collectively, a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, manager, officer, partner, trustee, employee or agent of another foreign or domestic corporation or of a foreign or domestic limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as such a director, officer, employee or agent of the Corporation or in any other capacity while serving as such other director, manager, officer, partner, trustee, employee or agent, shall be indemnified and held harmless by the Corporation against all judgments, penalties and fines incurred or paid, and against all expenses (including attorneys’ fees) and settlement amounts actually and reasonably incurred or paid, in connection with any such proceeding, except in relation to matters as to which the person did not act in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Until such time as there has been a final judgment to the contrary, a person shall be presumed to be entitled to be indemnified under this Section 6.1. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that (a) the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, (b) with respect to any criminal action or proceeding, the person had reasonable cause to believe that the person’s conduct was unlawful or (c) the person was not successful on the merits or otherwise in defense of the proceeding or of any claim, issue or matter therein. If the DGCL is hereafter amended to provide for indemnification rights broader than those provided by this Section 6.1, then the persons referred to in this Section 6.1 shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL as so amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior to such amendment).

Section 6.2.   Determination of Entitlement to Indemnification.   A determination as to whether a person who is a director or officer of the Corporation at the time of the determination is entitled to be indemnified and held harmless under Section 6.1 shall be made (a) by a majority vote of the directors who are not parties to such proceeding, even though less than a quorum, (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders. A determination as to whether a person who is not a director or officer of the Corporation at the time of the determination is entitled to be indemnified and held harmless under Section 6.1 shall be made by or as directed by the Board of Directors of the Corporation.

Section 6.3.   Mandatory Advancement of Expenses.   The right to indemnification conferred in this Article Sixth shall include the right to require the Corporation to pay the expenses (including attorneys’ fees) actually and reasonably incurred in defending any such proceeding in advance of its final disposition; provided, however, that an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer of the Corporation (but not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall be finally determined that such indemnitee is not entitled to be indemnified for such expenses under Section 6.1 or otherwise.

Section 6.4.   Non-Exclusivity of Rights.   The right to indemnification and the advancement of expenses conferred in this Article Sixth shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, any provision of this Second Amended and Restated Certificate of Incorporation or of any bylaw, agreement, or insurance policy or arrangement, or any vote of stockholders or disinterested directors, or otherwise. The Board of Directors is expressly authorized to adopt and enter into indemnification agreements with, and obtain insurance for, directors and officers.

Section 6.5.   Effect of Amendment.   Neither any amendment, repeal, or modification of this Article Sixth, nor the adoption or amendment of any other provision of this Second Amended and Restated Certificate of Incorporation or the bylaws of the Corporation inconsistent with this Article Sixth, shall adversely affect any right or protection provided hereby with respect to any act or omission occurring prior to the date when such amendment, repeal, modification, or adoption became effective.

SEVENTH:   Stockholder Action.   Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by stockholders pursuant to this Second Amended and Restated Certificate of Incorporation or under applicable law may be effected only at a duly called annual or special meeting of stockholders and with a vote thereat, and may not be effected by consent in writing. Except as otherwise required by law and subject to the rights of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called by the Board of Directors pursuant to a resolution approved by a majority of the members of the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the President and shall be called by the President or the Secretary upon the written request of the holders of a majority of the outstanding shares of Common Stock of the Corporation.

EIGHTH:   Miscellaneous.   The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating powers of the Corporation and its directors and stockholders:

Section 8.1   Classification, Election and Term of Office of Directors.   The Board of Directors shall consist of such number of directors as is determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors; provided, however, that in no event shall the number of directors be less than one nor more than fifteen. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The Board of Directors shall designate the initial class of each director currently serving. At the first annual meeting of stockholders following the initial classification of the Board of Directors, the term of office of the initial Class I directors shall expire and successors to the initial Class I directors shall be elected for a three-year term. At the second annual meeting of stockholders following such initial classification, the term of office of the initial Class II directors shall expire and successors to the initial Class II directors shall be elected for a three-year term. At the third annual meeting of stockholders following such initial classification, the term of office of the initial Class III directors shall expire and successors to the initial Class III directors shall be elected for a three-year term. At each succeeding annual meeting of shareholders beginning in 2006, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify. Any vacancy on the Board of Directors for any reason, and any directorships resulting from any increase in the number of directors of the Board of Directors, may be filled by a majority of the Board of Directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Second Amended and Restated Certificate of Incorporation applicable thereto, such directors so elected shall not be divided into classes pursuant to this Article Eighth, Section 8.1, and the number of such directors shall not be counted in determining the maximum number of directors permitted under the foregoing provision of this Section 8.1, unless expressly provided by such terms.

Section 8.2   Manner of Election of Directors.   Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

Section 8.3   Severability.   In the event any provision (or portion thereof) of this Second Amended and Restated Certificate of Incorporation shall be found to be invalid, prohibited, or unenforceable for any reason, the remaining provisions (or portions thereof) of this Second Amended and Restated Certificate of Incorporation shall be deemed to remain in full force and effect, and shall be construed as if such invalid, prohibited, or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the Corporation and its stockholders that each such remaining provision (or portion thereof) of this Second Amended and Restated Certificate of Incorporation remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, notwithstanding any such finding.

Section 8.4   Reservation of Right to Amend Second Amended and Restated Certificate of Incorporation.   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute or herein, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by Joel R. Jacks, Chairman of the Board of Directors and Chief Executive Officer, as of the              day of             , 2006.

By:	Joel R. Jacks
Title:	Chairman of the Board of Directors and Chief Executive Officer

Annex E

FEDERAL SERVICES ACQUISITION CORPORATION

2006 OMNIBUS INCENTIVE COMPENSATION PLAN

SECTION 1. Purpose.   The purpose of this Federal Services Acquisition Corporation 2006 Omnibus Incentive Compensation Plan is to promote the interests of Federal Services Acquisition Corporation, and its stockholders by (a) attracting and retaining exceptional directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of the Company and its Affiliates and (b) enabling such individuals to participate in the long-term growth and financial success of the Company.

SECTION 2. Definitions.   As used in the Plan, the following terms shall have the meanings set below:

“Affiliate” means any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and/or any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

“Award” means any award that is permitted under Section 6 and granted under the Plan.

“Award Agreement” means any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, require execution or acknowledgment by a Participant.

“Board” means the Board of Directors of the Company.

“Cash Incentive Award” shall have the meaning specified in Section 6(g).

“Change of Control” shall (a) have the meaning set forth in an Award Agreement or (b) if there is no definition set forth in an Award Agreement, mean the occurrence of any of the following events:

(i)         the dissolution or liquidation of the Company,

(ii)       a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company will not be the surviving or resulting corporation, or a sale of all or substantially all the assets of the Company to another person, or

(iii)      a reverse merger in which the Company is the surviving corporation but (a) the shares of the Company’s stock outstanding immediately preceding the merger are converted by virtue of the merger into other property or (b) the voting securities of the Company outstanding immediately prior to such event represent less than fifty percent (50%) of the total voting power represented by the voting securities of the Company surviving such event (a “Terminating Event”) (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

“Committee” means the compensation committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan.

“Company” means Federal Services Acquisition Corporation, a corporation organized under the laws of Delaware, together with any successor thereto.

“Disability” means generally the inability of a Participant to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more. A determination that a Participant is disabled shall be made by the Committee on the basis of such medical evidence as the Committee deems warranted under the circumstances except as otherwise may be required by Section 409A, in which case, “Disability” shall be defined as set forth in Section 409A.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute thereto.

“Exercise Price” means (a) in the case of Options, the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option or (b) in the case of SARs, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the Participant.

“Fair Market Value” means (a) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (b) with respect to the Shares, as of any date, (i) the mean between the high and low sales prices of the Shares (A) as reported by the NASDAQ for such date or (B) if the Shares are listed on a national stock exchange, as reported on the stock exchange composite tape for securities traded on such stock exchange for such date or, with respect to each of clauses (A) and (B), if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee and in compliance with applicable statutory and regulatory guidelines.

“Incentive Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6 of the Plan and (b) is intended to qualify for special Federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.

“Independent Director” means a member of the Board who is neither (a) an employee of the Company nor (b) an employee of any Affiliate, and who, at the time of acting, is a “NonEmployee Director” under Rule 16b-3.

“IRS” means the Internal Revenue Service or any successor thereto and includes the staff thereof.

“Misconduct” means any activity by a Participant that is determined by the Committee in its sole and absolute discretion to adversely affect the business or affairs of the Company or any Affiliate in a material manner, including but not limited to the following situations:

(a)        any act of embezzlement, fraud, or dishonesty by a Participant;

(b)        nonpayment of any obligation owed to the Company or any Affiliate;

(c)        breach of a fiduciary duty to the Company or any Affiliate;

(d)        deliberate disregard of Company rules or the rules of any Affiliate resulting in loss, damage, or injury to the Company or any Affiliate;

(e)        unauthorized disclosure or use of any Company or any Affiliate trade secret, proprietary data, or confidential information;

(f)         engagement in any unfair competition with the Company or any Affiliate;

(g)        the breach of a non-competition agreement;

(h)        inducement of any customer of the Company or Affiliate to breach a contract with the Company or any Affiliate;

(i)         inducement of any principal for whom the Company or any Affiliate acts as agent to terminate such agency relationship; and

(j)         gross Misconduct or criminal activity harmful to the Company or an Affiliate.

“Nonqualified Stock Option” means an option to purchase Shares from the Company that (a) is granted under Section 6 of the Plan and (b) is not an Incentive Stock Option.

“NASDAQ” means the NASDAQ National Market.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.

“Participant” means any director, officer, or employee of the Company or its Affiliates who is eligible for an Award under Section 5 and who is selected by the Committee to receive an Award under the Plan or who receives a Substitute Award pursuant to Section 4(c).

“Performance Compensation Award” means any Award designated by the Committee as a Performance Compensation Award pursuant to Section 6(e) of the Plan.

“Performance Criteria” means the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

“Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

“Performance Goal” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

“Performance Period” means the one or more periods of time as the Committee may select over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Compensation Award.

“Performance Unit” means an Award under Section 6(f) of the Plan that has a value set by the Committee (or that is determined by reference to a valuation formula specified by the Committee), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such Performance Goals during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter.

“Plan” means this Federal Services Acquisition Corporation 2006 Omnibus Incentive Compensation Plan, as in effect from time to time.

“Restricted Share” means a Share delivered under the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

“RSU” means a restricted stock unit Award that is designated as such in the applicable Award Agreement and that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.

“Rule 16b-3” means Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

“SAR” means a stock appreciation right Award that represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.

“SEC” means the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

“Section 409A” means Section 409A of the Code and any regulations, rulings, notices and guidance issued, thereunder.

“Shares” means shares of Class A Common Stock of the Company, $0.0001 par value, or such other securities of the Company (a) into which such shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (b) as may be determined by the Committee pursuant to Section 4(b).

“Subsidiary” means any entity in which the Company, directly or indirectly, possesses fifty percent (50%) or more of the total combined voting power of all classes of its stock.

“Substitute Awards” shall have the meaning specified in Section 4(c).

“Substituted Options” shall have the meaning specified in Section 6(c)(v).

“Substitution SARs” shall have the meaning specified in Section 6(c)(v).

SECTION 3. Administration.   (a) Composition of Committee. The Plan shall be administered by the Committee, which shall be composed of two or more directors, all of whom shall be Independent Directors and all of whom shall (i) qualify as “outside directors” under Section 162(m) of the Code and (ii) meet the independence requirements of the NASDAQ; provided, however, that, prior to the date of the consummation of the initial public offering of Shares, the Committee shall be composed of one or more members of the Board, as determined by the Board.

(b)        Authority of Committee.   Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have sole and plenary authority to administer the Plan, including, but not limited to, the authority to (i) designate Participants, (ii) determine the type or types of Awards to be granted to a Participant, (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards, (iv) determine the terms and conditions of any Awards, (v) determine the vesting schedules of Awards and, if certain performance criteria must be attained in order for an Award to vest or be settled or paid, establish such performance criteria and certify whether, and to what extent, such performance criteria have been attained, (vi) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended, (vii) interpret, administer, reconcile any inconsistency in, correct any default in and/or supply any omission in, the Plan and any instrument or agreement relating to, or Award made under, the Plan, (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards, (x) amend an outstanding Award or grant a replacement Award for an Award previously granted under the Plan if, in its sole discretion, the Committee determines that (A) the tax consequences of such Award to the Company or the Participant differ from those consequences that were expected to occur on the date the Award was granted or (B) clarifications or interpretations of, or changes to, tax law or regulations permit Awards to be granted that have more favorable tax consequences than initially anticipated and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)        Committee Decisions.   Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any stockholder.

(d)        Indemnification.   No member of the Board, the Committee or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Covered Person shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding, and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Restated Certificate of Incorporation or Restated Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Restated Certificate of Incorporation or Restated Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(e)        Delegation of Authority to Senior Officers.   The Committee may delegate, on such terms and conditions as it determines in its sole and plenary discretion, to one or more senior officers of the Company the authority to make grants of Awards to officers (other than executive officers), employees and consultants of the Company and its Affiliates (including any prospective officer, employee or consultant).

(f)         Awards to Independent Director.   Notwithstanding anything to the contrary contained herein, the Board may, in its sole and plenary discretion, at any time and from time to time, grant Awards to Independent Directors and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.

SECTION 4. Shares Available for Awards.   (a) Shares Available.   Subject to adjustment as provided in Section 4(b), (i) the aggregate number of Shares that may be issued or transferred pursuant to Awards granted under the Plan shall be 1,500,000, of which the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be 1,000,000 and (ii) the maximum number of Shares with respect to which Awards may be granted to any Participant in any fiscal year of the Company shall be 400,000. If, after the effective date of the Plan, any Award granted under the Plan is forfeited, or otherwise expires, terminates or is canceled without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or canceled Award shall again become available to be delivered pursuant to Awards under the Plan. If Shares issued upon exercise, vesting or settlement of an Award, or Shares owned by a Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least six months), are surrendered or tendered to the Company in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of an Award, in each case, in accordance with the terms and conditions of the Plan and any applicable Award Agreement, such surrendered or tendered Shares shall again become available to be delivered pursuant to Awards under the Plan; provided, however, that in no event shall such Shares increase the number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan.

(b)        Adjustments for Changes in Capitalization and Similar Events.   In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee shall, (i) in such manner as it may deem equitable or desirable, adjust any or all of (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including (1) the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan, as provided in Section 4(a) and (2) the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted to any Participant in any fiscal year of the Company and (B) the terms of any outstanding Award, including (1) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (2) the Exercise Price with respect to any Award or (ii) if deemed appropriate or desirable, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancellation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR may be canceled and terminated without any payment or consideration therefor).

(c)        Substitute Awards.   Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Affiliates or a company acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Affiliates through a merger or acquisition shall not be counted against the aggregate number of Shares available for Awards under the Plan; provided further, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding stock options intended to qualify for special tax treatment under Sections 421 and 422 of the Code that were previously granted by an entity that is acquired by the Company or any of its Affiliates through a merger or acquisition shall be counted against the aggregate number of Shares available for Incentive Stock Options under the Plan.

(d)        Sources of Shares Deliverable Under Awards.   Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

SECTION 5. Eligibility.   Any director, officer, or employee of the Company or any of its Affiliates shall be eligible to be designated a Participant.

SECTION 6. Awards.   (a) Types of Awards.   Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Shares, (iv) RSUs, (v) Performance Units, (vi) Cash Incentive Awards, and (vii) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards. No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is ineligible to receive an Incentive Stock Option under the Code.

(b)        Options.   (i) Grant.   Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, whether the Option will be an Incentive Stock Option or a Nonqualified Stock Option and the conditions and limitations applicable to the vesting and exercise of the Option. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan, provided that such Option (or portion thereof) otherwise complies with the requirements of the Plan relating to Nonqualified Stock Options. The Award Agreements relating to Incentive Stock Options shall restrict the amount of Incentive Stock Options that may be exercisable in any calendar year (under this Plan and any other plan of the Company or a Subsidiary granting incentive stock options) so that the aggregate Fair Market Value (determined at the time the Incentive Stock Option or other incentive stock option is granted) of the Shares with respect to which the Incentive Stock Options are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

(ii)       Exercise Price.   The Exercise Price of each Share covered by an Option shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted). Options are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code. Notwithstanding any other provision of the Plan to the contrary, the Exercise Price of each Share covered by an Incentive Stock Option granted to any Participant who at the time of grant owns (within the meaning of Section 424(d) of the Code) more than ten percent of the combined voting power of all classes of stock of the Company or a Subsidiary shall not be less than 110% of the Fair Market Value of such Share.

(iii)      Vesting and Exercise.   Each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Committee may, in its sole and plenary discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the applicable Award Agreement, an Option may only be exercised to the extent that it has already vested at the time of exercise. Except as otherwise specified by the Committee in the Award Agreement, Options shall become vested and exercisable with respect to one-fourth of the Shares subject to such Options on each of the first four anniversaries of the date of grant. An Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment pursuant to Section 6(b)(iv) for the Shares with respect to which the Award is exercised has been received by the Company. Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available for sale under the Option and, except as expressly set forth in Section 4(c), in the number of Shares that may be available for purposes of the Plan, by the number of Shares as to which the Option is exercised. The Committee may impose such conditions with respect to the exercise of Options, including, without limitation, any relating to the application of Federal or state securities laws, as it may deem necessary or advisable.

(iv)       Payment.   (A) No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company, and the Participant has paid to the Company an amount equal to any Federal, state, local and foreign income and employment taxes required to be withheld. Such payments may be made in cash (or its equivalent) or, in the Committee’s sole and plenary discretion, (1) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest and which have been owned by such Participant for at least six months) or (2) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Exercise Price, or by a combination of the foregoing; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate Exercise Price and the amount of any Federal, state, local or foreign income or employment taxes required to be withheld, if applicable.

(B)       Wherever in the Plan or any Award Agreement a Participant is permitted to pay the Exercise Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(v)        Buyout.   The Committee may, in its sole and plenary discretion, at any time buy out for a payment in cash or the delivery of Shares or other property (including another Award), an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the holder of the Option at the time that such offer is made. If the Committee so determines, the consent of the affected Participant shall not be required to effect such buyout.

(c)        SARs.   (i) Grant.   Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom SARs shall be granted, the number of Shares to be covered by each SAR, the Exercise Price thereof and the conditions and limitations applicable to the exercise thereof. SARs may be granted in tandem with another Award, in addition to another Award or freestanding and unrelated to another Award. SARs granted in tandem with, or in addition to, an Award may be granted either at the same time as the Award or at a later time.

(ii)       Exercise Price.   The Exercise Price of each Share covered by a SAR shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the SAR is granted). SARs are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code.

(iii)      Exercise.   A SAR shall entitle the Participant to receive an amount equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof. The Committee shall determine, in its sole and plenary discretion, whether a SAR shall be settled in cash, Shares, other securities, other Awards, other property or a combination of any of the foregoing.

(iv)       Other Terms and Conditions.   Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a SAR, the vesting criteria, term, methods of exercise, methods and form of settlement and any other terms and conditions of any SAR. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of SARs granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate or desirable.

(v)        Substitution SARs.   Only in the event the Company is not accounting for equity compensation under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, the Committee shall have the ability to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in Shares (or SARs settled in Shares or cash in the Committee’s discretion) (“Substitution SARs”) for outstanding Nonqualified Stock Options (“Substituted Options”); provided that (A) the substitution shall not otherwise result in a modification of the terms of any Substituted Option, (B) the number of Shares underlying the Substitution SARs shall be the same as the number of Shares underlying the Substituted Options and (C) the Exercise Price of the Substitution SARs shall be equal to the Exercise Price of the Substituted Options. If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, it shall be considered null and void.

(d)        Restricted Shares and RSUs.   (i) Grant.   Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Restricted Shares and RSUs shall be granted, the number of Restricted Shares and RSUs to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and RSUs may vest or may be forfeited to the Company and the other terms and conditions of such Awards.

(ii)       Transfer Restrictions.   Restricted Shares and RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement; provided, however, that the Committee may in its discretion determine that Restricted Shares and RSUs may be transferred by the Participant. Certificates issued in respect of Restricted Shares shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company or such other custodian as may be designated by the Committee or the Company, and shall be held by the Company or other custodian, as applicable, until such time as the restrictions applicable to such Restricted Shares lapse. Upon the lapse of the restrictions applicable to such Restricted Shares, the Company or other custodian, as applicable, shall deliver such certificates to the Participant or the Participant’s legal representative.

(iii)      Payment/Lapse of Restrictions.   Each RSU shall have a value equal to the Fair Market Value of a Share. RSUs shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the sole and plenary discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. If a Restricted Share or an RSU is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(e) must be satisfied in order for the restrictions applicable thereto to lapse.

(e)        Performance Compensation Awards.   (i) General.   The Committee shall have the authority, at the time of grant of any Award, to designate such Award (other than Options and SARs) as a Performance Compensation Award in order to qualify such Award as “qualified performance-based compensation” under Section 162(m) of the Code. Options and SARs granted under the Plan shall not be included among Awards that are designated as Performance Compensation Awards under this Section 6(e).

(ii)       Eligibility.   The Committee shall, in its sole discretion, designate within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 6(e). Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

(iii)      Discretion of Committee with Respect to Performance Compensation Awards.   With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply to the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and the Performance Formula. Within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(iv)       Performance Criteria.   Notwithstanding the foregoing, the Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and shall be limited to the following: (A) net income before or after taxes, (B) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (C) operating income, (D) earnings per share, (E) return on shareholders’ equity, (F) return on investment, (G) return on assets, (H) level or amount of acquisitions, (I) share price, (J) profitability/profit margins, (K) market share, (L) revenues or sales (based on units and/or dollars), (M) costs, (N) cash flow, (O) working capital and (P) completion of production or stages of production within specified time and/or budget parameters. Such performance criteria may be applied on an absolute basis and/or be relative to one or more peer companies of the Company or indices or any combination thereof. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of the applicable Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

(v)        Modification of Performance Goals.   The Committee is authorized at any time during the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under

Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such 90-day period (or such shorter period, if applicable) would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code), in its sole and plenary discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code (A) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company, or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal) or (B) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or the financial statements of the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

(vi)       Payment of Performance Compensation Awards.   (A) Condition to Receipt of Payment.   A Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. Notwithstanding the foregoing, in the discretion of the Committee, Performance Compensation Awards may be paid to Participants who have retired or whose employment has terminated after the beginning of the Performance Period for which a Performance Compensation Award is made, or to the designee or estate of a Participant who died prior to the last day of a Performance Period.

(B)       Limitation.   A Participant shall be eligible to receive payments in respect of a Performance Compensation Award only to the extent that (1) the Performance Goal(s) for such period are achieved and certified by the Committee in accordance with Section 6(e)(vi)(C) and (2) the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Participant’s Performance Compensation Award has been earned for the Performance Period.

(C)       Certification.   Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Compensation Award for the Performance Period and, in so doing, may apply negative discretion as authorized by Section 6(e)(vi)(D).

(D)       Negative Discretion.   In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may, in its sole and plenary discretion, reduce or eliminate the amount of the Award earned in the Performance Period, even if the applicable Performance Goal(s) has been attained.

(E)       Timing of Award Payments.   The Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively possible following completion of the certifications required by Section 6(e)(vi)(C), unless the Committee shall determine that any Performance Compensation Award shall be deferred.

(F)       Discretion.   In no event shall any discretionary authority granted to the Committee by the Plan be used to (1) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goal(s) for such

Performance Period has not been attained, (2) increase a Performance Compensation Award for any Participant at any time after the first 90 days of the Performance Period (or, if shorter, the maximum period allowed under Section 162(m)) or (3) increase a Performance Compensation Award above the maximum amount payable under Sections 4(a) or 6(g) of the Plan.

(f)         Performance Units.   (i) Grant.   Subject to the provisions of the Plan, the Committee shall have sole and plenary authority to determine the Participants to whom Performance Units shall be granted.

(ii)       Value of Performance Units.   Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Committee shall set the Performance Goal(s) in its discretion which, depending on the extent to which they are met during a Performance Period, will determine the number and/or value of Performance Units that will be paid out to the Participant.

(iii)      Earning of Performance Units.   Subject to the provisions of the Plan, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number and value of Performance Units earned by the Participant over the Performance Period, to be determined by the Committee, in its sole and plenary discretion, as a function of the extent to which the corresponding Performance Goal(s) has been achieved.

(iv)       Form and Timing of Payment of Performance Units.   Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, may pay earned Performance Units in the form of cash or in Shares (or in a combination thereof) that has an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions in the applicable Award Agreement deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the applicable Award Agreement. If a Performance Unit is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(e) must be satisfied in order for a Participant to be entitled to payment.

(g)        Cash Incentive Awards.   Subject to the provisions of the Plan, the Committee, in its sole and plenary discretion, shall have the authority to grant Cash Incentive Awards. The Committee shall establish Cash Incentive Award levels to determine the amount of a Cash Incentive Award payable upon the attainment of the Performance Goal(s). No Cash Incentive Award under the Plan shall exceed $500,000 during any Performance Period. If a Cash Incentive Award is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, all requirements set forth in Section 6(e) must be satisfied in order for a Participant to be entitled to payment.

(h)        Other Stock-Based Awards.   Subject to the provisions of the Plan, the Committee shall have the sole and plenary authority to grant to Participants other equity-based or equity-related Awards (including, but not limited to, fully-vested Shares) in such amounts and subject to such terms and conditions as the Committee shall determine, provided that any such Awards must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law.

(i)         Dividend Equivalents.   In the sole and plenary discretion of the Committee, an Award, other than an Option or SAR or a Cash Incentive Award, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole and plenary discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional Shares, Restricted Shares or other Awards.

SECTION 7. Expiration of Awards.   (a) In General.   Except as otherwise set forth in the applicable Award Agreement and in the event the Participant’s employment with the Company or one of its Affiliates is terminated for Misconduct or Disability, each Option or SAR shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the Option or SAR is granted and (B) 90 days after the date the Participant who is holding the Option or SAR ceases to be a director, officer, or employee of the Company or one of its Affiliates. In no event may an Option or SAR be exercisable after the tenth anniversary of the date the Option or SAR is granted. Notwithstanding any other provision of the Plan to the contrary, an Incentive Stock Option granted to any Participant who at the time of grant owns (within the meaning of Section 424(d) of the Code) more than ten percent of the combined voting power of all classes of stock of the Company or a Subsidiary shall not be exercisable after the fifth anniversary of the date the Incentive Stock Option is granted.

(b)        Termination of Employment due to Misconduct.   If a Participant’s employment with the Company or an Affiliate is terminated for Misconduct or if a Participant engages in Misconduct after the termination date, any Award held by such Participant shall expire upon the Company dispatching notice or advice to the Participant either that the Participant has been terminated due to Misconduct or the Participant has engaged in Misconduct after the termination date. Subject to the laws of the relevant jurisdiction, the Committee shall be the sole judge of whether the Participant’s employment is terminated for Misconduct or the Participant engages in Misconduct. If an allegation of Misconduct by a Participant is made to the Committee, the Committee, in its discretion, may suspend the vesting or the Participant’s ability to exercise his or her Award or SAR for up to two (2) months to permit the investigation of such allegation.

(c)        Termination of Employment due to Disability.   If a Participant’s employment with the Company or an Affiliate is terminated due to Disability, then the Participant may exercise his or her Award or SAR for a period of twelve (12) months after the termination date, or such shorter or longer time period as may be determined by the Board, only to the extent that such Award or SAR is vested on the termination date.

SECTION 8. Amendment and Termination.   (a) Amendments to the Plan.   Subject to any government regulation, to any requirement that must be satisfied if the Plan is intended to be a shareholder approved plan for purposes of Section 162(m) of the Code and to the rules of the NASDAQ or any successor exchange or quotation system on which the Shares may be listed or quoted, the Plan may be amended, modified or terminated by the Board without the approval of the stockholders of the Company except that stockholder approval shall be required for any amendment that would (i) increase the maximum number of Shares for which Awards may be granted under the Plan or increase the maximum number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan; provided, however, that any adjustment under Section 4(b) shall not be increases for purposes of this Section 8(a) or (ii) change the class of employees or other individuals eligible to participate in the Plan. No modification, amendment or termination of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, materially and adversely affect the rights of such Participant (or his or her transferee) under such Award, unless otherwise provided by the Committee in the applicable Award Agreement. Specifically, and in addition to the foregoing, the Plan may be amended, to the extent necessary, to comply with Section 409A.

(b)        Amendments to Awards.   The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any Award theretofore granted, prospectively or retroactively; provided, however, that, except as set forth in Section 6(e)(vi)(D), unless otherwise provided by the Committee in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the impaired Participant, holder or beneficiary.

(c)        Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.   The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof or the occurrence of a Change of Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Committee, in its sole and plenary discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event and (ii) if deemed appropriate or desirable by the Committee, in its sole and plenary discretion, by providing for a cash payment to the holder of an Award in consideration for the cancellation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancellation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR may be canceled and terminated without any payment or consideration therefor).

SECTION 9. Change of Control.   Unless otherwise provided in the applicable Award Agreement, in the event of a Change of Control after the date of the adoption of the Plan, unless provision is made in connection with the Change of Control for (a) assumption of Awards previously granted or (b) substitution for such Awards of new awards covering stock of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and the Exercise Prices, if applicable, (i) any outstanding Options or SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control, (ii) all Performance Units and Cash Incentive Awards shall be paid out as if the date of the Change of Control were the last day of the applicable Performance Period and “target” performance levels had been attained and (iii) all other outstanding Awards (i.e., other than Options, SARs, Performance Units and Cash Incentive Awards) then held by Participants that are unexercisable, unvested or still subject to restrictions or forfeiture, shall automatically be deemed exercisable or vested and all restrictions and forfeiture provisions related thereto shall lapse as of immediately prior to such Change of Control.

SECTION 10. General Provisions.   (a) Nontransferability.   Except as otherwise specified in the applicable Award Agreement, during the Participant’s lifetime each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that (i) the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance and (ii) the Board or the Committee may permit further transferability, on a general or specific basis, and may impose conditions and limitations on any permitted transferability; provided, however, that Incentive Stock Options granted under the Plan shall not be transferable in any way that would violate Section 1.422-2(a)(2) of the Treasury Regulations. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.

(b)        No Rights to Awards.   No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

(c)        Share Certificates.   All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations and other requirements of the SEC, the NASDAQ or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d)        Withholding.   (i) Authority to Withhold.   A Participant may be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes. (ii) Alternative Ways to Satisfy Withholding Liability. Without limiting the generality of clause (i) above, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least six months) having a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option or SAR, or the lapse of the restrictions on any other Awards (in the case of SARs and other Awards, if such SARs and other Awards are settled in Shares), a number of Shares having a Fair Market Value equal to such withholding liability.

(e)        Award Agreements.   Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including, but not limited to, the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(f)         No Limit on Other Compensation Arrangements.   Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares and other types of equity-based awards (subject to stockholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(g)        No Right to Employment.   The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Company or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(h)        No Rights as Stockholder.   No Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Shares, except as provided in the applicable Award Agreement, the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares. Except as otherwise provided in Section 4(b), 8(c) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.

(i)         Governing Law.   The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(j)         Severability.   If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(k)        Other Laws.   The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole and plenary discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole and plenary discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal and any other applicable securities laws.

(l)         No Trust or Fund Created.   Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other Person, on the other. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(m)      No Fractional Shares.   No fractional Shares shall be issued or delivered pursuant to the Plan or any Award and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(n)        Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision.   No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make such an election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the IRS or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.

(o)        Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.   If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days of such disposition.

(p)        Compliance with Section 409A.

(a)        To the extent applicable, it is intended that the Plan and any Awards granted hereunder comply with the provisions of Section 409A. The Plan and any Awards granted hereunder shall be administrated in a manner consistent with this intent, and any provision that would cause the Plan or any Award granted made hereunder to fail to satisfy Section 409A shall have no force and effect unless and until amended to comply with Section 409A (which amendment may be retroactive to the extent permitted by Section 409A and may be made by the Company without the consent of Participants).

(b)        In order to determine for purposes of Section 409A whether a Participant is in the service of a member of the Company’s controlled group of corporations under Section 414(b) of the Code (or by a member of a group of trades or businesses under common control with the Company under Section 414(c) of the Code) and, therefore, whether the Shares that are or have been purchased by or awarded under the Plan to the Participant are shares of “service recipient” stock within the meaning of Section 409A:

(i)         In applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining the Company’s controlled group under Section 414(b) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Section 1563(a)(1), (2) and (3) of the Code; and

(ii)       In applying Treas. Reg. Section 1.414(c)-2 for purposes of determining trades or businesses under common control with the Company for purposes of Section 414(c) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Treas. Reg. Section 1.414(c)-2.

(q)     Headings.   Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 11. Term of the Plan. (a) Effective Date.   The Plan shall be effective as of the date of its adoption by the Board; provided, however, that no Incentive Stock Options may be granted under the Plan unless it is approved by the Company’s stockholders within twelve (12) months before or after the date the Plan is adopted.

(b)        Expiration Date.   No Award shall be granted under the Plan after the tenth anniversary of the date the Plan is approved under Section 11(a). Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, nevertheless continue thereafter.

Annex F

HOULIHAN LOKEY HOWARD & ZUKIN
INVESTMENT BANKING SERVICES

www.hlhz.com

May 18, 2006

Board of Directors
Federal Services Acquisition Corporation
900 third Avenue, 33rd Floor
New York, New York 10022-4775

Dear Members of the Board of Directors:

We understand that Federal Services Acquisition Corporation (the “Company”) has entered into a definitive stock purchase agreement (the “Stock Purchase Agreement”) to acquire Advanced Technology Systems, Inc. (“Target”). The purchase price is $84 million in cash, plus $1 million in stock of the Company and up to $39 million in contingent cash payments based on future operating results. Such transaction is referred to herein as the “Transaction.”

You have requested that Houlihan Lokey Howard & Zukin Financial Advisors, Inc. (“Houlihan Lokey”) provide an opinion (the “Opinion”) as to whether, as of the date hereof, the consideration to be paid by the Company in the Transaction is fair to the Company from a financial point of view.

In connection with this Opinion, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

1.                              reviewed the Company’s annual report to shareholders on Form 10-K for the fiscal year ended December 31, 2005 and quarterly report to shareholders on Form 10-Q for the quarter ended March 31, 2006, which the Company’s management has identified as being the most current financial statements available;

2.                              reviewed the Company’s Amended Form S-1 Registration Statement dated October 6, 2005;

3.                              reviewed the Company’s Rule 424(b)(4) Prospectus dated October 19, 2005;

4.                              reviewed the underwriting agreement between the Company and CRT Capital Group LLC dated October 19, 2005;

5.                              reviewed the Target’s audited financial statements for the fiscal years ended October 31, 2005, October 31, 2004 and October 31, 2003 and unaudited quarterly financial statements for the period ended January 31, 2006, which the Target’s and the Company’s management has identified as being the most current financial statements available;

6.                              spoken with certain members of the management of the Company regarding the operations, financial condition, future prospects and projected operations and performance of the Target and regarding the Transaction;

7.                              spoken with certain members of the management of the Target regarding the operations, financial condition, future prospects and projected operations and performance of the Target and regarding the Transaction, and spoken with representatives of the Target’s investment bankers regarding the Transaction and related matters;

8.                              visited the Target’s headquarters in McLean, VA;

9.                              reviewed the following agreements and documents:

F-1

a.                               the Stock Purchase Agreement between the Company and the Target dated April 19, 2006;

b.                              the Target’s Fall 2005 Confidential Descriptive Memorandum prepared by Stifel Nicolaus;

c.                               the Target’s Winter 2006 Management Presentation to FSAC prepared by Stifel Nicolaus;

d.                              the Company’s Amended and Restated Certificate of Incorporation; and

e.                               the Company’s draft Proxy Statement dated May 16, 2006;

10.                       reviewed financial forecasts and projections prepared by the management of the Company with respect to the Target for the fiscal years ended October 31, 2006 through 2010 as well as the analyses and forecasts of adjustments related to owners’ compensation, certain cost savings, non-recurring expenses and other addbacks expected by management of the Company and the Target (the “Addbacks”);

11.                       reviewed FSAC’s certificate dated May 18, 2006 regarding the Addbacks addressed to Houlihan Lokey;

12.                       reviewed the Target’s organizational chart and biographies of the Target’s management team;

13.                       reviewed the Company’s April 20, 2006 press release regarding the Transaction;

14.                       reviewed the historical market prices and trading volume for the Company’s publicly traded securities since its inception on October 20, 2005;

15.                       reviewed certain other publicly available financial data for certain companies that we deemed relevant and publicly available transaction prices and premiums paid in other change of control transactions that we deemed relevant for companies in related industries to the Target; and

16.                       conducted such other financial studies, analyses and inquiries as we have deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. In addition, management of the Target and the Company has advised us, and we have assumed, that the financial forecasts and projections furnished, or otherwise made available to us, discussed with or reviewed by us, or publicly available, have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial results and condition of the Target, and we express no opinion with respect to such forecasts and projections or the assumptions on which they are based. Furthermore, upon the advice of the management of the Company, we have assumed that the Addbacks have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Company and the Target and that the Addbacks will be realized in the amounts and the time periods indicated thereby. We have relied upon and assumed, without independent verification, that there has been no material change in the assets, liabilities, financial condition, results of operations, business or prospects of the Target since the date of the most recent financial statements provided to us, and that there is no information or facts that would make the information reviewed by us incomplete or misleading. We have also assumed that the Target is not a party to any material pending transaction, including, without limitation, any external financing, recapitalization, acquisition or merger, divestiture or spin-off (other than the Transaction).

F-2

We have relied upon and assumed, without independent verification, that (a) the representations and warranties of all parties to the agreements identified in item 9 above and all other related documents and instruments that are referred to therein are true and correct, (b) each party to all such agreements will perform all of the covenants and agreements required to be performed by such party, (c) all conditions to the consummation of the Transaction will be satisfied without wavier thereof, and (d) the Transaction will be consummated in a timely manner in accordance with the terms described in the agreements provided to us, without any amendments or modifications thereto or any adjustment to the aggregate consideration (through offset, reduction, indemnity claims, post-closing purchase price adjustments or otherwise). We have also relied upon and assumed, without independent verification, that all governmental, regulatory, and other consents and approvals necessary for the consummation of the Transaction will be obtained and that no delay, limitations, restrictions or conditions will be imposed that would result in the disposition of any material portion of the assets of the Company or the Target, or otherwise have an adverse effect on the Company or the Target or the expected benefits of the Transaction.

Furthermore, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company, the Target or any other party, nor were we provided with any such appraisal or evaluation.

We have not been requested to, and did not, (a) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Transaction or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, or (c) advise the Board of Directors or any other party with respect to alternatives to the Transaction. This Opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information furnished to us or publicly available to us as of, the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this Opinion, or otherwise comment on or consider events occurring after the date hereof. We have not considered, nor are we expressing any opinion herein with respect to, the prices at which the common stock of the Company has traded or may trade subsequent to the disclosure or consummation of the Transaction. We have assumed that the common stock to be issued in the Transaction to certain shareholders of the Target will continue to be listed on the Over-the-Counter market.

This Opinion is furnished for the use and benefit of the Board of Directors of the Company in connection with, and for the purpose of, its consideration of the Transaction. This Opinion is not intended to be, and does not constitute, a recommendation to any security holder as to how such security holder should vote with respect to the Transaction.

In the ordinary course of business, certain of our affiliates may acquire, hold or sell, long or short positions, or trade or otherwise effect transactions, in debt, equity, and other securities and financial instruments (including bank loans and other obligations) of the Company, the Target and any other party that may be involved in the Transaction.

We have not been requested to opine as to, and this Opinion does not address: (i) the underlying business decision of the Company, the Target, their respective security holders or any other party to proceed with or effect the Transaction, (ii) the fairness of any portion or aspect of the Transaction not expressly addressed in this Opinion, (iii) the fairness of any portion or aspect of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company or the Target, or any other party other than those set forth in this Opinion, (iv) the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company, the Target or any other party or the effect of any other transaction in which the Company, the Target or any other party might engage, (v) the tax or legal consequences of the Transaction to either the Company, the Target, their respective security holders, or any other party, or (vi) the fairness of any portion or aspect of the

F-3

Transaction to any one class or group of the Company’s or any other party’s security holders vis-à-vis any other class or group of the Company’s or such other party’s security holders. Furthermore, no opinion, counsel or interpretation is intended or provided in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained by the Company, the Target or their respective security holders from the appropriate professional sources. Furthermore, we have relied, with your consent, on advice of the outside counsel and the independent accountants to the Company and the Target, and on the assumptions of the management of the Company and the Target, as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company, the Target and the Transaction.

Based upon and subject to the foregoing, and in reliance thereon, it is our opinion that, as of the date hereof, the consideration to be paid by the Company in the Transaction is fair to the Company from a financial point of view.

/s/ HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.
HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

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Annex G

FEDERAL SERVICES ACQUISITION CORPORATION

AUDIT COMMITTEE CHARTER

Adopted May     , 2006

A.                             STATEMENT OF POLICY

The Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibilities to the Company, its stockholders, the investment community, and others by reviewing the financial reports and related financial information provided by the Company to governmental agencies or the general public, the Company’s systems of internal and disclosure controls and the effectiveness of its control structure, the Company’s compliance with designated laws and regulations, and the Company’s accounting, internal and external auditing, and financial reporting processes.

The Audit Committee’s function is one of oversight only; both management and the independent auditor have more knowledge of, and detailed information concerning, the Company than do Audit Committee members. Consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work. The existence and functioning of the Audit Committee do not relieve the Company’s management from its responsibility for preparing financial statements that accurately and fairly present the Company’s financial results and condition, or the independent auditor from its responsibilities relating to the audit or review of financial statements.

In discharging its responsibilities, the Committee shall:

•       serve as an independent and objective party to monitor the Company’s financial reporting process and internal control and disclosure control systems;

•       review any request of any of the directors and executive officers for any deviation or waiver from the Company’s Code of Ethics and, if appropriate, approve such request;

•       review, evaluate and, if appropriate, approve all “related party transactions” as that term is defined in Securities and Exchange Commission (“SEC”) regulations;

•       review and evaluate the audit procedures and results of the Company’s independent auditor and internal auditors;

•       approve, engage, and/or terminate the independent auditor;

•       review and evaluate the independent auditor’s qualifications, performance, and independence;

•       review, evaluate, and approve in advance any non-audit services the independent auditor may perform for the Company and disclose such approved non-auditor services in periodic reports to stockholders;

•       inquire of senior management of known or potential instances of non-compliance with applicable laws, regulatory policies (including SEC reporting requirements), and the Company’s Code of Ethics as they relate to the functions and responsibilities of the Committee;

•       be informed by the Company’s counsel of material litigation in which the Company is involved or in which management believes involvement of the Company is reasonably likely;

•       periodically inquire about and review the Company’s policies and procedures regarding the review of officers’ expense reports and perquisites for compliance with proper reporting, accounting and tax treatment;

•       maintain free and open means of communication between the Board, the independent auditor, the internal auditors, and the management of the Company;

•       at least annually, review and update this charter for consideration by the Board and perform an evaluation of the Committee performance and function, and report to the Board the results of such evaluation (such report may be written or oral); and

•       such additional duties or responsibilities as the Board may determine from time to time.

B.                            ORGANIZATION

The members of the Committee shall be appointed by the Board and may be removed only by the Board. The Committee will have a minimum of three members. The Committee may consult or retain its own outside legal, accounting or other advisors and shall determine the degree of independence from the Company required from said advisors. The Committee shall meet at least four times per year and report directly to the full Board on any issues that arise with respect to the quality and integrity of the Company’s financial statements, the Company’s compliance with legal and/or regulatory requirements, the performance and independence of the Company’s independent auditor, or the performance of the internal audit function. The Committee may also meet periodically by itself to discuss matters it determines require private Committee or Board attention. Further, the Committee shall meet separately with management, with the internal auditors or others performing the internal audit function, and with the independent auditor. Half of the members of the Committee shall be a quorum to transact business. The Committee shall maintain minutes of each meeting and shall report on matters considered at Committee meetings to the Board at its next regularly scheduled Board meeting.

C.                            QUALIFICATIONS

Except as otherwise permitted on a transition basis under Nasdaq rules, the Committee shall be composed entirely of independent directors, determined in accordance with the Securities Exchange Act of 1934, SEC regulations and application Nasdaq criteria. The members of the Committee, as determined by the Board, shall be “financially literate” in accordance with applicable SEC regulations and Nasdaq criteria, and at least one member shall have accounting or related financial management expertise. Upon the departure of a Committee member with accounting or related financial management expertise, the Company will use its best efforts to identify a replacement with accounting/financial management expertise within ninety (90) days. Each Committee member shall satisfy the experience requirements of Nasdaq.

D.                           INDEPENDENT AUDITOR

The Committee will be directly responsible for the appointment, compensation, retention and oversight of the work of any independent auditor engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The independent auditor shall be engaged by and accountable to the Committee and the Board and shall report directly to the Committee. The Committee shall have the sole authority to engage and terminate the independent auditor, to approve all audit engagement fees and terms, to review with the independent auditor the nature and scope of any disclosed relationships or professional services, and to take, or recommend that the Board take, appropriate action to ensure the continuing independence of the auditor. The Committee shall also set clear policies and standards relating to the Company’s hiring of employees or former employees of the independent auditor to ensure continued independence.

The Committee shall, on an annual basis, obtain from the independent auditor a written disclosure delineating all of its relationships and professional services as required by applicable professional standards. The Committee will also obtain and review a report of the independent auditor describing its internal quality-control procedures, material issues raised by the most recent internal quality-control review of the independent auditor or an inquiry or investigation by a governmental authority involving one or more audits carried out by the independent auditor in the preceding five years, and any steps or procedures taken to deal with any such issues. After reviewing the independent auditor’s report, the Committee shall evaluate the auditor’s qualifications, performance, and independence. The Committee may consider the opinions of the Company’s management and internal audit function in making such evaluation. As required by law, the Committee shall assure the regular rotation of the lead and concurring audit partner, and consider whether there should be a regular rotation of the independent auditor itself.

The independent auditor shall ascertain that the Committee is made aware of, and timely report to the Committee, and upon receipt thereof, the Committee shall review, all necessary accounting policies and practices to be used, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and the risks of using such alternative treatments, and inform the Committee of other material written communications between the independent auditor and management.

E.                            FINANCIAL REPORTING OVERSIGHT

In discharging its responsibilities to oversee governmental and public reporting of financial information, the Committee shall:

•       review and discuss the annual audited financial statements, footnotes and related disclosures included in the Company’s annual report to stockholders and its annual report on Form 10-K with financial management, the independent auditor, and the internal auditors prior to the release and filing of such documents (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations”) (this review shall cover discussion of all items required by generally accepted auditing standards regarding required communications with Committees);

•       review with the independent auditor the results of its annual examination of the financial statements, including their report thereon, and determine its satisfaction with the disclosures and content of the financial statements (this review shall cover discussion of all items required by generally accepted auditing standards regarding required communications with Committees);

•       ascertain that the results of any internal audit activity or regulatory reports were appropriately considered in preparing the financial statements;

•       review and discuss the quarterly financial results and information and the disclosures with financial management, the independent auditor, and the internal auditors to determine that the independent auditor does not take exception to the disclosure and content of the financial statements included in quarterly reports on Form 10-Q (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations”), to determine that the results of any internal audit activity or regulatory reports were appropriately considered in preparing the financial statements, and to discuss any other matters required to be communicated to the Committee by the independent auditor;

•       review and discuss the types of presentation and information to be included in earnings press releases (particularly, any use of “pro forma” or “adjusted” non-GAAP information), and any additional financial information and earning guidance generally provided to analysts and rating agencies;

•       inquire of management, the internal auditors, and the independent auditor about significant risks or exposures to risk and discuss guidelines and policies to govern the steps management has taken to minimize such risk to the Company;

•       review the effect of regulatory or accounting initiatives, including off-balance sheet structures and transactions, on the financial statements of the Company;

•       review and discuss the form and content of the certification documents for the quarterly reports on Form 10-Q and the annual report on Form 10-K with the internal audit function, the independent auditor, the chief financial officer, and the chief executive officer;

•       review the basis for the disclosures made in the annual report to stockholders under the heading “Management’s Report on Internal Controls” regarding the control environment of the Company; and

•       consider, produce and approve the annual proxy disclosure regarding the activities and report of the Committee for the year.

F.                             LINES OF COMMUNICATION

The internal auditors and the independent auditors shall have the ability to communicate directly with the Chairman of the Committee if necessary or desired. The Committee shall provide sufficient opportunity at its meetings for the independent auditors and the internal auditors to meet with the members of the Audit Committee without members of management present.

The Company’s counsel shall report directly to the Committee about legal compliance. The Committee may directly contact any employee in the Company, and any employee may inform the Committee of matters involving questionable, illegal, or improper practices or transactions. The Company’s Code of Ethics shall ensure a confidential and anonymous complaint process. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

The Committee shall establish and maintain free and open means of communication between employees and the Committee for the processing of complaints received by the Company regarding questionable accounting or auditing matters, including suspicions of fraudulent activity.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

FEDERAL SERVICES ACQUISITION CORPORATION
900 Third Avenue, 33rd Floor
New York, New York 10022-4775

SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF FEDERAL SERVICES ACQUISITION CORPORATION

The undersigned appoints Peter M. Schulte and Joel R. Jacks, and each of them, with full power to act without the other, as proxies, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Federal Services Acquisition Corporation (“FSAC”) held of record by the undersigned on November     , 2006, at the Special Meeting of Stockholders to be held on December    , 2006, or any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL NOT BE VOTED EITHER FOR OR AGAINST PROPOSAL NUMBER 1, BUT WILL BE VOTED “FOR” PROPOSAL NUMBERS 2, 3, 4 AND 5.

THE FSAC BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH PROPOSAL SHOWN ON THE REVERSE SIDE.

(Continued and to be signed on reverse side)

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL NOT BE VOTED EITHER FOR OR AGAINST PROPOSAL NUMBER 1, BUT WILL BE VOTED “FOR” PROPOSAL NUMBERS 2, 3, 4 AND 5. THE BOARD OF DIRECTORS OF FSAC UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS.

1. To approve the acquisition of Advanced Technology Systems, Inc. and its subsidiaries substantially on the terms set forth in the Stock Purchase Agreement dated April 19, 2006, as amended, by and among FSAC, Advanced Technology Systems, Inc., the shareholders of Advanced Technology Systems, Inc. and Claude Rumsey, as the shareholders’ representative

	FOR ☐	AGAINST ☐	ABSTAIN ☐

If you voted “AGAINST” Proposal Number 1 and you hold shares of FSAC common stock issued in FSAC’s initial public offering, you may exercise your conversion rights and demand that FSAC convert your shares of common stock into a pro rata portion of the trust account by marking the “Exercise My Conversion Rights” box to the right. If you exercise your conversion rights, then you will be exchanging your shares of FSAC common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the acquisition is completed and you continue to hold these shares through the effective time of the acquisition and tender your stock certificate to FSAC. Failure to (a) vote against proposal Number 1, (b) check the “Exercise My Conversion Rights” box to the right and (c) submit this proxy in a timely manner, will result in the loss of your conversion rights.

	I HEREBY EXERCISE MY CONVERSION RIGHTS		☐

2. To amend and restate FSAC’s Amended and Restated Certificate of Incorporation to change FSAC’s name from “Federal Services Acquisition Corporation” to “ATS Corporation” and to remove certain provisions only applicable to FSAC prior to its completion of a business combination

	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. To approve the 2006 Omnibus Incentive Compensation Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐
4. Election of Class I Director
Nominee: Dr. Edward H. Bersoff	FOR nominee listed at left ☐		WITHHOLD authority to vote for nominee listed at left ☐

5. To approve any adjournments or postponements of the special meeting for the purpose of soliciting additional proxies	FOR ☐	AGAINST ☐	ABSTAIN ☐

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer.